AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996.

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                       THE MAY DEPARTMENT STORES COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                            5311                           43-1742586
(State or other jurisdiction of     (Primary standard industrial            (I.R.S. Employer
 incorporation or organization)     classification code number)           Identification No.)

                              -------------------

                                611 OLIVE STREET
                         ST. LOUIS, MISSOURI 63101-1799
                                 (314) 342-6300
    (Address, including zip code, and telephone number including area code, of Registrant's Principal Executive Offices)
                              -------------------

                            LOUIS J. GARR, JR., ESQ.
                       THE MAY DEPARTMENT STORES COMPANY
                                611 OLIVE STREET
                         ST. LOUIS, MISSOURI 63101-1799
                                 (314) 342-6348
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                        COPIES OF ALL COMMUNICATIONS TO:

             J. MICHAEL SCHELL, ESQ.                              DONALD A. SCOTT, ESQ.
       SKADDEN, ARPS, SLATE, MEAGHER & FLOM                    MORGAN, LEWIS & BOCKIUS LLP
                 919 THIRD AVENUE                                 2000 ONE LOGAN SQUARE
             NEW YORK, NY 10022-3897                           PHILADELPHIA, PA 19103-6993
                  (212) 735-3000                                      (215) 963-5000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the purchase by the Registrant of certain assets of the department stores division of Strawbridge & Clothier and the assumption by the Registrant of certain liabilities thereof (the "Department Stores Sale").

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE

[CAPTION]

      TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
            SECURITIES                AMOUNT TO BE       OFFERING PRICE PER         AGGREGATE             REGISTRATION
         TO BE REGISTERED             REGISTERED(1)             UNIT            OFFERING PRICE(2)            FEE(3)
Common Stock, par value $.50 per
 share (including Preferred Stock
 Purchase Rights)                       4,781,760               N.A.               $225,938,160            $77,909.71

(1) Based upon the estimated maximum number of shares of Registrant common stock, par value $.50 per share (the "May Common Stock") that may be issued in connection with the Department Stores Sale. Each share of May Common Stock being registered hereby includes an associated preferred stock purchase right of Registrant. Prior to the occurrence of certain events, such preferred stock purchase rights will not be exercisable or evidenced separately from the May Common Stock, and no separate consideration will be received for such preferred stock purchase rights.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(c): $47.25, the average of the high and low sales price of a share of May Common Stock reported on the New York Stock Exchange Composite Tape on June 3, 1996 multiplied by 4,781,760, the maximum number of shares of May Common Stock estimated to be issued by Registrant in connection with the Department Stores Sale.

(3) Pursuant to Rule 457(b) under the Securities Act, $41,947.50 of the registration fee was paid on May 2, 1996 in connection with the filing of preliminary proxy materials.
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       THE MAY DEPARTMENT STORES COMPANY

              CROSS-REFERENCE SHEET SHOWING LOCATION OR CAPTION IN
            PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

ITEM NO.            TITLE OF FORM S-4 ITEM            LOCATION IN PROSPECTUS/PROXY STATEMENT
- ---------  ----------------------------------------  ----------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
ITEM 1.    Forepart of Registration Statement and
           Outside Front Cover Page of
           Prospectus..............................  Outside Front Cover Page
ITEM 2.    Inside Front and Outside Back Cover
           Pages of Prospectus.....................  Available Information; Incorporation of
                                                     Certain Documents by Reference; Table of
                                                     Contents
ITEM 3.    Risk Factors, Ratio of Earnings to Fixed
           Charges and Other Information...........  Summary; The Annual Meeting; The Asset
                                                     Sales and Liquidation Transactions
ITEM 4.    Terms of the Transaction................  Summary; The Asset Sales and Liquidation
                                                     Transactions; Comparison of Rights of
                                                     Shareowners of May and Shareholders of
                                                     Strawbridge & Clothier
ITEM 5.    Pro Forma Financial Information.........  Not Applicable
ITEM 6.    Material Contacts with the Company Being
           Acquired................................  Summary; The Asset Sales and Liquidation
                                                     Transactions
ITEM 7.    Additional Information Required for
           Reoffering by Persons and Parties Deemed
           to be Underwriters......................  Not Applicable
ITEM 8.    Interests of Named Experts and
           Counsel.................................  Experts; Legal Opinions
ITEM 9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities.............................  Not Applicable

B. INFORMATION ABOUT THE REGISTRANT
ITEM 10.   Information With Respect to S-3
           Registrants.............................  Incorporation of Certain Documents by
                                                     Reference
ITEM 11.   Incorporation of Certain Information by
           Reference...............................  Incorporation of Certain Documents by
                                                     Reference
ITEM 12.   Information With Respect to S-2 or S-3
           Registrants.............................  Not Applicable
ITEM 13.   Incorporation of Certain Information by
           Reference...............................  Not Applicable
ITEM 14.   Information With Respect to Registrants
           Other Than S-2 or S-3 Registrants.......  Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
ITEM 15.   Information With Respect to S-3
           Companies...............................  Incorporation of Certain Documents by
                                                     Reference
ITEM 16.   Information With Respect to S-2 or S-3
           Companies...............................  Not Applicable
ITEM 17.   Information With Respect to Companies
           Other Than S-2 or S-3 Companies.........  Not Applicable

D. VOTING AND MANAGEMENT INFORMATION
ITEM 18.   Information if Proxies, Consents or
           Authorizations Are to be Solicited......  Incorporation of Certain Documents by
                                                     Reference; Summary; The Annual Meeting;
                                                     The Asset Sales and Liquidation
                                                     Transactions; Proxy Solicitation
                                                     Expenses
ITEM 19.   Information if Proxies, Consents or
           Authorizations Are to be Solicited in an
           Exchange Offer..........................  Not Applicable

                             STRAWBRIDGE & CLOTHIER
                               801 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19107-3199

                                                                    June 7, 1996

DEAR SHAREHOLDER OF STRAWBRIDGE & CLOTHIER:

    You are cordially invited to attend the annual meeting of shareholders of Strawbridge & Clothier on Monday, July 15, 1996, at which you will be asked to approve, among other things, a Plan of Reorganization and Liquidation (the "Liquidation") involving certain transactions with The May Department Stores Company and Kimco Realty Corporation and the subsequent dissolution of the company. The accompanying Proxy Statement/Prospectus provides you with detailed information concerning the annual meeting, the proposed Liquidation and certain other information. Please give this information your careful attention.

    For the reasons described in the Proxy Statement/Prospectus, your Board, by unanimous vote, has determined that the terms of the Liquidation are in the best interests of the shareholders of Strawbridge & Clothier, and recommends that you vote FOR the proposal to approve the Liquidation. This decision was reached only after more than six months of extended evaluation of the strategic alternatives available to the company. Our preferred alternative was "staying the course," continuing to maintain the independence of Strawbridge & Clothier. However, our analysis indicated that even with dramatic cost reduction and consolidation programs, in light of the economic and competitive conditions in the retail market we serve, the proposed Liquidation will produce greater value for our shareholders. We express our deep, heart-felt appreciation to our shareholders for your support of the company for so many years.

    Please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible.



                                   Sincerely,

      /s/ FRANCIS R. STRAWBRIDGE, III                   /s/ PETER S. STRAWBRIDGE
      FRANCIS R. STRAWBRIDGE, III                       PETER S. STRAWBRIDGE
               Chairman                                       President

- --------------------------------------------------------------------------------

                             STRAWBRIDGE & CLOTHIER
- --------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 15, 1996
- --------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF
STRAWBRIDGE & CLOTHIER:

    The Annual Meeting of Shareholders of Strawbridge & Clothier, a Pennsylvania corporation, will be held at 11:00 a.m., local time, on Monday, July 15, 1996, on the 8th Floor of Strawbridge & Clothier's Main Store, 801 Market Street, Philadelphia, Pennsylvania, for the following purposes:

    (1) to approve the voluntary dissolution of Strawbridge & Clothier (the "Liquidation") in accordance with the following resolution unanimously adopted by the Board of Directors of Strawbridge & Clothier:

       "RESOLVED, that Strawbridge & Clothier be voluntarily dissolved pursuant to the Plan of Reorganization and Liquidation approved by the Board of Directors and in accordance with Subchapter H of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and Section 368(a) of the Internal Revenue Code of 1986, as amended; provided, however, the Board of Directors may determine to proceed under Section 1975 of the PBCL rather than Subchapter H prior to the time when articles of dissolution are filed in the Pennsylvania Department of State, notwithstanding the adoption by the shareholders of this resolution."

A copy of the Plan of Reorganization and Liquidation of Strawbridge & Clothier is attached to the accompanying Proxy Statement/Prospectus as Annex A (the "Plan
      of Reorganization and Liquidation").

The Liquidation will be effected pursuant to the asset disposition transactions contemplated by:

       (a) the Asset Purchase Agreement, dated as of April 4, 1996, between The May Department Stores Company, a New York corporation ("May New York") and a wholly owned subsidiary of The May Department Stores Company, a Delaware corporation ("May"), and Strawbridge & Clothier, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Annex B, pursuant to which Strawbridge & Clothier will sell and May New York will acquire the Department Store Assets and the Disposition Proceeds (as such terms are defined in the accompanying Proxy Statement/Prospectus), and May will issue to Strawbridge & Clothier 4,200,000 shares of common stock, par value $.50 per share (including the associated preferred stock purchase rights), of May, subject to adjustment, plus, to the extent there are Disposition Proceeds, the Second Closing Stock Consideration (as defined in the accompanying Proxy Statement/Prospectus), and May New York will assume the Assumed Department Store Liabilities (as defined in the accompanying Proxy Statement/Prospectus); and

       (b) the Asset Purchase Agreement, dated as of May 3, 1996, between Kimco Realty Corporation, a Maryland corporation ("Kimco"), and Strawbridge & Clothier, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Annex C, pursuant to which Strawbridge & Clothier will sell and Kimco will acquire the Clover Store Assets (as defined in the accompanying Proxy Statement/Prospectus), and Kimco will pay to Strawbridge & Clothier $40,000,000, subject to adjustment, and will assume the Assumed Clover Stores Liabilities (as defined in the accompanying Proxy Statement/Prospectus).

    (2) to elect four directors.

    (3) to approve the designation of the firm of Ernst & Young LLP, independent auditors, to audit the books and accounts of Strawbridge & Clothier for the fiscal year ending February 1, 1997.

    (4) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement/Prospectus accompanying this Notice which you are urged to read carefully.

    Approval of the Liquidation will constitute approval by Strawbridge & Clothier shareholders in accordance with Section 1974 of the PBCL of the dissolution of Strawbridge & Clothier and adoption of the Plan of Reorganization and Liquidation.

    Only holders of record of Strawbridge & Clothier's Series A Common Stock and Series B Common Stock at the close of business on June 3, 1996 will be entitled to vote at the Annual Meeting.

    Shareholders will not be entitled to dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

    Please sign, date and return, in the envelope provided, the enclosed form(s) of proxy, which are being solicited by the Strawbridge & Clothier Board of Directors. The proxies show the form in which your shares are registered. Your signature should be in the same form.



                                          By order of the Board of Directors.

                                               STEVEN L. STRAWBRIDGE
                                                      Secretary

Philadelphia, PA
June 7, 1996

        THE MAY DEPARTMENT STORES COMPANY        STRAWBRIDGE & CLOTHIER
                           PROXY STATEMENT/PROSPECTUS
                              -------------------

    This Proxy Statement/Prospectus is being furnished to the shareholders of Strawbridge & Clothier, a Pennsylvania corporation, in connection with the solicitation by the Board of Directors of Strawbridge & Clothier of proxies for use at the annual meeting of shareholders of Strawbridge & Clothier to be held at 11:00 a.m., local time, on Monday, July 15, 1996, on the 8th Floor of Strawbridge & Clothier's Main Store, 801 Market Street, Philadelphia, Pennsylvania.

    This Proxy Statement/Prospectus also constitutes a prospectus of The May Department Stores Company, a Delaware corporation ("May"). In May 1996, May effected a share exchange in which it acquired all outstanding shares of The May Department Stores Company, a New York corporation ("May New York"), the shares of which were listed and traded on the New York Stock Exchange, Inc. (the "NYSE"), which resulted in changing the state of incorporation of the publicly traded company from New York to Delaware. As used herein, except as otherwise specified, references to May in a time period prior to May 24, 1996, the effective date of the reincorporation transaction, mean May New York and its consolidated subsidiaries.

    At the annual meeting of shareholders (including any adjournments and postponements thereof, the "Annual Meeting"), shareholders of Strawbridge & Clothier will have the opportunity to consider and vote upon the following proposals: (1) the voluntary dissolution of Strawbridge & Clothier (the "Liquidation") pursuant to the Plan of Reorganization and Liquidation, a copy of which is attached to this Proxy Statement/Prospectus as Annex A, and in accordance with Subchapter H of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended, and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Liquidation Proposal"), which Liquidation will be effected pursuant to the asset disposition transactions contemplated by (a) the Asset Purchase Agreement, dated as of April 4, 1996, between May New York and Strawbridge & Clothier (the "May Asset Purchase Agreement"), a copy of which is attached to this Proxy Statement/Prospectus as Annex B, pursuant to which Strawbridge & Clothier will sell and May New York will acquire the Department Store Assets and the Disposition Proceeds (as such terms are hereinafter defined) (the "Department Stores Sale"), and May will issue to Strawbridge & Clothier 4,200,000 shares of common stock, par value $.50 per share (including the associated preferred stock purchase rights), of May, subject to adjustment, plus, to the extent there are Disposition Proceeds, the Second Closing Stock Consideration (as hereinafter defined), and May New York will assume the Assumed Department Store Liabilities (as hereinafter defined); and (b) the Asset Purchase Agreement, dated as of May 3, 1996, between Kimco Realty Corporation, a Maryland corporation ("Kimco"), and Strawbridge & Clothier, a copy of which is attached to this Proxy Statement/Prospectus as Annex C, pursuant to which Strawbridge & Clothier will sell and Kimco will acquire the Clover Store Assets (as hereinafter defined) (the "Clover Stores Sale"), and Kimco will pay to Strawbridge & Clothier $40,000,000, subject to adjustment, and will assume the Assumed Clover Stores Liabilities (as hereinafter defined); (2) the election of four directors; (3) the designation of the firm of Ernst & Young LLP, independent auditors, to audit the books and accounts of Strawbridge & Clothier for the fiscal year ending February 1, 1997; and (4) the transaction of such other business as may properly come before the Annual Meeting.

    As a result of the Liquidation, holders of Strawbridge & Clothier Common Stock (as hereinafter defined) will receive shares of common stock, par value $.50 per share, of May (together with the associated

                                                               (cover continued)

                              -------------------

THE SHARES OF MAY COMMON STOCK TO BE ISSUED PURSUANT TO THE MAY ASSET PURCHASE
      AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OF
                THIS PROXY STATEMENT/PROSPECTUS. ANY
                    REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL OFFENSE.

          The date of this Proxy Statement/Prospectus is June 7, 1996.

preferred stock purchase rights, the "May Common Stock") in one or more distributions, which are intended to be tax-free to Strawbridge & Clothier shareholders. Strawbridge & Clothier presently intends to make an initial partial distribution to its shareholders (the "Initial Distribution") of approximately 75% of the shares of May Common Stock received in the Department Stores Sale promptly after the final determination of the First Closing Stock Consideration (as hereinafter defined). The remaining shares of May Common Stock not distributed to shareholders of Strawbridge & Clothier in the Initial Distribution will be held by Strawbridge & Clothier and may be converted to cash for the purpose of paying or making provision for all of its remaining outstanding liabilities and obligations to the extent that the net cash proceeds from the disposition of all other assets of Strawbridge & Clothier, including the Clover Store Assets, are insufficient to pay or provide for all such liabilities and obligations. Strawbridge & Clothier intends to make a subsequent distribution to its shareholders (the "Second Distribution") of shares of May Common Stock at the time of the transfer to the Liquidating Trust (as hereinafter defined) of any remaining assets of Strawbridge & Clothier and a final distribution to shareholders (the "Final Distribution") of shares of May Common Stock, if any, at the termination of the Liquidating Trust. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--The Plan of Reorganization and Liquidation." Assuming the approval of the Liquidation Proposal by the shareholders of Strawbridge & Clothier at the Annual Meeting, Strawbridge & Clothier currently anticipates that (i) the First Closing will occur on or about July 18, 1996, (ii) the final determination of the First Closing Stock Consideration and the Initial Distribution will occur by November 22, 1996, (iii) the Second Distribution will occur by July 18, 1997, and (iv) the Final Distribution, if any, will occur by July 31, 1999.

    Because the consideration to be received by Strawbridge & Clothier shareholders in the Liquidation will be, in part, a function of the number of shares of May Common Stock delivered to Strawbridge & Clothier in the Department Stores Sale pursuant to the formula established in the May Asset Purchase Agreement and, in part, a function of the adequacy of the total cash proceeds generated by the Clover Stores Sale and the liquidation of the Other Clover Store Assets (as hereinafter defined) and the Remaining Assets (as hereinafter defined) to satisfy or provide for all outstanding liabilities and obligations of Strawbridge & Clothier which are not being assumed by May New York or Kimco, it is not possible to predict with certainty the per share amount to be distributed to Strawbridge & Clothier shareholders in the Liquidation. The number of shares of May Common Stock to be received by Strawbridge & Clothier in the Department Stores Sale is primarily dependent upon the amount of net working capital and the amount attributed to non-current assets as of the Effective Time (as hereinafter defined) included in the Department Store Assets and the Assumed Long-Term Liabilities Amount (as hereinafter defined).

    The following table sets forth management's best estimate of the fraction of a share of May Common Stock shareholders may receive for each share of Strawbridge & Clothier Common Stock in the Initial Distribution, the Second Distribution and the Final Distribution. In addition, in connection with the preparation of the foregoing estimate, the management of Strawbridge & Clothier performed a number of sensitivity analyses which included alternative assumptions that would be less favorable to shareholders. Assuming such less favorable assumptions were to occur, the table also sets forth management's alternative estimate (the "Alternative Estimated Liquidation Ratio") of the fraction of a share of May Common Stock shareholders may receive for each share of Strawbridge & Clothier Common Stock in the Initial Distribution, the Second Distribution and the Final Distribution. Management's best estimate is based in part on the assumption that 4,781,760 shares of May Common Stock may be received by Strawbridge & Clothier in the Department Stores Sale and that 75% of such shares (3,586,320 shares) will be distributed to shareholders in the Initial Distribution. The Alternative Estimated Liquidation Ratio assumes that 4,342,112 shares of May Common Stock may be received by Strawbridge & Clothier in the Department Stores Sale and that 75% of such shares (3,256,584 shares) will be distributed to shareholders in the Initial Distribution. The Strawbridge & Clothier management estimates that 80% of the shares of May Common Stock remaining after the Initial Distribution will be distributed to shareholders in the Second Distribution and that the shares of May Common Stock remaining after the Second Distribution will be distributed in the Final Distribution. The foregoing estimates are forward-looking statements and are based on a number of assumptions which are set forth under "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions." The actual consideration received by Strawbridge & Clothier shareholders may be materially higher or lower than these amounts because the

                                      (ii)
assumptions underlying the estimates (many of which are outside Strawbridge & Clothier's control) may not prove to be correct. For a discussion of the Strawbridge & Clothier management's best estimate of the fraction of a share of May Common Stock that will be distributed to Strawbridge & Clothier shareholders in the Liquidation, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions."

                                                                    FRACTION OF SHARE OF MAY COMMON STOCK PER SHARE
                                                                        OF STRAWBRIDGE & CLOTHIER COMMON STOCK
                                                                    -----------------------------------------------
                                          ESTIMATED DISTRIBUTION    ALTERNATIVE ESTIMATED    MANAGEMENT'S ESTIMATED
                                                   DATE               LIQUIDATION RATIO        LIQUIDATION RATIO
                                          ----------------------    ---------------------    ----------------------
Initial Distribution...................         By 11/22/96                  0.31                     0.34
Second Distribution....................         By  7/18/97                  0.08                     0.09
Final Distribution.....................         By  7/31/99                  0.02                     0.02
                                                                              ---                      ---
      Total............................                                      0.41                     0.45

    BECAUSE THE PER SHARE CONSIDERATION TO BE RECEIVED BY STRAWBRIDGE & CLOTHIER SHAREHOLDERS IN THE LIQUIDATION IS A FUNCTION OF A NUMBER OF FACTORS, INCLUDING THOSE DISCUSSED ABOVE, ITS EXACT AMOUNT CANNOT BE DETERMINED UNTIL AFTER THE ANNUAL MEETING. STRAWBRIDGE & CLOTHIER'S SHAREHOLDERS WILL NOT HAVE ANOTHER OPPORTUNITY TO VOTE ON THE LIQUIDATION PROPOSAL AFTER THE NUMBER OF SHARES OF MAY COMMON STOCK (1) TO BE RECEIVED BY STRAWBRIDGE & CLOTHIER IN THE DEPARTMENT STORES SALE AND (2) WHICH ARE AVAILABLE FOR DISTRIBUTION TO STRAWBRIDGE & CLOTHIER SHAREHOLDERS FOLLOWING THE SATISFACTION OF OR PROVISION FOR ALL OUTSTANDING LIABILITIES AND OBLIGATIONS OF STRAWBRIDGE & CLOTHIER WHICH ARE NOT BEING ASSUMED BY MAY NEW YORK OR KIMCO HAVE BEEN DETERMINED.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED LIQUIDATION AND THE TRANSACTIONS CONTEMPLATED BY THE MAY ASSET PURCHASE AGREEMENT ARE COMPLEX TRANSACTIONS. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.

    The shares of May Common Stock are listed for trading on the NYSE under the symbol "MA." The shares of Series A Common Stock, par value $1.00 per share, of Strawbridge & Clothier (the "Series A Common Stock"), the only equity securities of Strawbridge & Clothier that are publicly traded, are quoted on the Nasdaq National Market under the symbol "STRWA." On October 27, 1995, the last full trading day prior to Strawbridge & Clothier's public announcement that it had retained Peter J. Solomon Company Limited to explore strategic alternatives, including a possible sale of the company, the last reported sale price per share of the Series A Common Stock on the Nasdaq National Market was $15.00. On April 3, 1996, the last full trading day prior to the execution and announcement of the May Asset Purchase Agreement, the last reported sale prices per share of the May Common Stock on the NYSE and the Series A Common Stock on the Nasdaq National Market were $47.875 and $19.125, respectively. On May 4, 1996, May distributed pro rata to May shareowners all the outstanding common stock of its then wholly owned subsidiary Payless ShoeSource, Inc. ("Payless") on the basis of .16 share of Payless for each outstanding share of May. In lieu of receiving shares of common stock of Payless in the Liquidation, Strawbridge & Clothier shareholders will receive additional shares of May Common Stock in accordance with the terms of the May Asset Purchase Agreement. On June 6, 1996, the last full trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale prices per share of the May Common Stock on the NYSE and the Series A Common Stock on the Nasdaq National Market were $47.75 and $18.25, respectively. On June 6, 1996, the last reported sale price per share of Payless on the NYSE was $28.375.

    This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Strawbridge & Clothier on or about June 11, 1996.

                                     (iii)

    This Proxy Statement/Prospectus also constitutes the Prospectus of May filed as part of a Registration Statement on Form S-4 (together with all amendments, documents incorporated by reference and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering a maximum of 4,781,760 shares of May Common Stock that may be issuable in connection with the Department Stores Sale.

    All information contained in this Proxy Statement/Prospectus relating to May has been supplied by May, and all information relating to Strawbridge & Clothier has been supplied by Strawbridge & Clothier.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MAY OR STRAWBRIDGE & CLOTHIER. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY ISSUANCE OR SALE OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MAY OR STRAWBRIDGE & CLOTHIER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

    May and Strawbridge & Clothier are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of this material should also be available on-line through EDGAR and can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by May can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and material filed by Strawbridge & Clothier can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

    May has filed the Registration Statement under the Securities Act with the Commission covering shares of May Common Stock issuable in connection with the Department Stores Sale. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to May and the securities offered hereby. Statements made in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus, as to the contents of any contract or other document referred to herein or therein, are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in its entirety by such reference.

                                      (iv)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by May and Strawbridge & Clothier, respectively, pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

         1.  May's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.
         2.  May's Proxy Statement, dated April 22, 1996, for the 1996 Annual Meeting of
             Shareowners.
         3.  May's Current Report on Form 8-K, dated April 24, 1996.
         4.  May's Current Report on Form 8-K, dated May 29, 1996.
         5.  The descriptions of the May Common Stock and the associated preferred stock purchase rights set forth in the Registration Statement on Form 8-B, dated May
             21, 1996.
         6.  Strawbridge & Clothier's Annual Report on Form 10-K for the fiscal year ended
             February 3, 1996.

    All documents and reports filed by May or Strawbridge & Clothier pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the shares of May Common Stock to which the Registration Statement relates shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. A copy of any or all documents incorporated by reference herein (other than exhibits thereto which are not specifically incorporated by reference herein) will be provided without charge to each person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon oral or written request to, in the case of documents relating to May: The May Department Stores Company, 611 Olive Street, St. Louis, Missouri 63101-1799, Attention: Corporate Treasurer, telephone number (314) 342-6300, and in the case of documents relating to Strawbridge & Clothier: Strawbridge & Clothier, 801 Market Street, Philadelphia, Pennsylvania 19107-3199, Attention: Steven L. Strawbridge, Secretary, telephone number (215) 629-6000. In order to ensure timely delivery of the documents, any such request should be made not later than June 30, 1996.

                                      (v)

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
SUMMARY...............................................................................     1
  The Companies.......................................................................     1
  The Annual Meeting..................................................................     2
  The Asset Sales and Liquidation Transactions........................................     4
SELECTED HISTORICAL FINANCIAL INFORMATION.............................................    18
  The May Department Stores Company...................................................    18
  Strawbridge & Clothier..............................................................    19
COMPARATIVE PER SHARE DATA............................................................    20
COMPARATIVE MARKET PRICE DATA.........................................................    21
THE ANNUAL MEETING....................................................................    23
  Date, Time and Place of Meeting.....................................................    23
  Matters to be Considered at the Meeting.............................................    23
  Record Date; Voting at the Meeting..................................................    23
  Required Vote.......................................................................    24
THE ASSET SALES AND LIQUIDATION TRANSACTIONS..........................................    24
  General.............................................................................    24
  Background of the Asset Sales and Liquidation.......................................    25
  Recommendation of Strawbridge & Clothier's Board of Directors; Reasons for the Asset
Sales and Liquidation.................................................................    27
  Opinions of Strawbridge & Clothier's Financial Advisors.............................    28
  The Department Stores Sale..........................................................    42
  The Clover Stores Sale..............................................................    50
  The Liquidation.....................................................................    54
    Strawbridge & Clothier's Estimate of Liquidation Distributions....................    57
  Certain Federal Income Tax Consequences.............................................    61
  Accounting Treatment................................................................    64
  Absence of Dissenters' Rights of Appraisal..........................................    64
  Regulatory Matters..................................................................    64
COMPARISON OF RIGHTS OF SHAREOWNERS OF MAY AND SHAREHOLDERS OF STRAWBRIDGE &
CLOTHIER..............................................................................    66
ELECTION OF DIRECTORS.................................................................    76
THE BOARD OF DIRECTORS AND COMMITTEES.................................................    77
EXECUTIVE COMPENSATION................................................................    78
  General.............................................................................    78
  Employment Agreements and Consulting Arrangement....................................    78
  Deferred Compensation Plan..........................................................    79
  Stock Option Grants and Exercises...................................................    79
  Report of the Compensation Committee on Executive Compensation......................    80
  Stock Price Performance Graph.......................................................    82
BENEFICIAL OWNERSHIP OF VOTING SECURITIES.............................................    83
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934..................    84
APPROVAL OF DESIGNATION OF AUDITORS...................................................    85
EXPERTS...............................................................................    85
LEGAL OPINIONS........................................................................    85
PROXY SOLICITATION EXPENSES...........................................................    85
SHAREHOLDER PROPOSALS.................................................................    85
OTHER MATTERS.........................................................................    86

                                      (vi)

                               TABLE OF CONTENTS
                                  (CONTINUED)

Annex A     -- Strawbridge & Clothier Plan of Reorganization and Liquidation.........   A-1
Annex B     -- Asset Purchase Agreement, dated as of April 4, 1996, between The May
               Department Stores Company and Strawbridge & Clothier..................   B-1
Annex C     -- Asset Purchase Agreement, dated as of May 3, 1996, between Strawbridge
               & Clothier and Kimco Realty Corporation...............................   C-1
Annex D     -- Opinion of Lehman Brothers Inc., dated June 6, 1996...................   D-1
Annex E     -- Opinion of Peter J. Solomon Company Limited, dated June 7, 1996.......   E-1
Annex F     -- Opinion of Houlihan, Lokey, Howard & Zukin, Inc., dated June 7,
            1996.....................................................................   F-1

                                     (vii)

                                    SUMMARY

    The following summary includes certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. Shareholders of Strawbridge & Clothier are urged to read this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety.

THE COMPANIES
    THE MAY DEPARTMENT STORES COMPANY

    The May Department Stores Company, a Delaware corporation ("May"), is one of the nation's largest retailing companies. May's eight department store divisions operate 347 department stores in 30 states and the District of Columbia under the following trade names and headquartered in the following cities: Lord & Taylor, New York City; Hecht's, Washington, D.C.; Foley's, Houston; Robinsons-May, Los Angeles; Kaufmann's, Pittsburgh; Filene's, Boston; Famous-Barr and L.S. Ayres, St. Louis; and Meier & Frank, Portland, Oregon.

    Following the acquisition of the Strawbridge & Clothier department stores by The May Department Stores Company, a New York corporation ("May New York") and a wholly owned subsidiary of May, pursuant to the Department Stores Sale (as hereinafter defined), May anticipates that, in addition to the acquired stores, certain of its Hecht's stores in Philadelphia and the surrounding area (including its stores at King of Prussia Plaza, Roosevelt Mall, Moorestown Mall, Montgomery Mall, Springfield Mall, Lehigh Valley Mall, Deptford Mall, Berkshire Mall and Oxford Valley Mall) will also operate under the name "Strawbridge's" as part of the Hecht's department store division, which is May's largest division.

    As of May 4, 1996, May employed approximately 106,000 people in 30 states, the District of Columbia and eight offices overseas. May's principal office is at 611 Olive Street, St. Louis, Missouri 63101-1799, and May's telephone number is 314-342-6300.

    STRAWBRIDGE & CLOTHIER

    Strawbridge & Clothier, a Pennsylvania corporation, operates 13 department stores and one home furnishings store in Philadelphia and in the surrounding Delaware Valley area of Pennsylvania, New Jersey and Delaware. The stores to be acquired by May New York pursuant to the Department Stores Sale are located in downtown Philadelphia at Market East, in the surrounding area at Willow Grove Park, the Court at King of Prussia Plaza, Exton Square Mall, Springfield Park, Plymouth Meeting Mall, Neshaminy Mall and Suburban Square, in New Jersey at the Cherry Hill Mall, Echelon Mall and Burlington Center and in New Castle County, Delaware at the Concord Mall and Christiana Mall (collectively, the "Department Stores").

    Strawbridge & Clothier also operates 26 discount stores under the Clover name in the same market area as its department stores as well as in the Lehigh Valley area of Pennsylvania (collectively, the "Clover Stores").

    As of February 3, 1996, Strawbridge & Clothier employed approximately 4,260 full-time employees, 2,790 part-time employees and 5,870 contingent employees who are scheduled as needed. Strawbridge & Clothier's principal office is at 801 Market Street, Philadelphia, Pennsylvania 19107-3199, and Strawbridge & Clothier's telephone number is 215-629-6000.

THE ANNUAL MEETING
    DATE, TIME AND PLACE OF THE MEETING

    The annual meeting of shareholders of Strawbridge & Clothier will be held at 11:00 a.m., local time, on Monday, July 15, 1996, on the 8th Floor of Strawbridge & Clothier's Main Store, 801 Market Street, Philadelphia, Pennsylvania.

    MATTERS TO BE CONSIDERED AT THE MEETING

    At the annual meeting of shareholders (including any adjournments and postponements thereof, the "Annual Meeting"), shareholders of Strawbridge & Clothier will have the opportunity to consider and vote upon the following proposals:

        (1) The voluntary dissolution of Strawbridge & Clothier (the "Liquidation") in accordance with the following resolution unanimously adopted by the Board of Directors of Strawbridge & Clothier (the "Liquidation Proposal"):

           "RESOLVED, that Strawbridge & Clothier be voluntarily dissolved pursuant to the Plan of Reorganization and Liquidation approved by the Board of Directors and in accordance with Subchapter H of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and Section 368(a) of the Internal Revenue Code of 1986, as amended; provided, however, the Board of Directors may determine to proceed under Section 1975 of the PBCL rather than Subchapter H prior to the time when articles of dissolution are filed in the Pennsylvania Department of State, notwithstanding the adoption by the shareholders of this resolution."

        A copy of the Plan of Reorganization and Liquidation of Strawbridge & Clothier is attached to this Proxy Statement/Prospectus as Annex A (the "Plan of Reorganization and Liquidation").

        The Liquidation will be effected pursuant to the asset disposition transactions contemplated by:

           (a) the Asset Purchase Agreement, dated as of April 4, 1996, between May New York and Strawbridge & Clothier (the "May Asset Purchase Agreement"), a copy of which is attached to this Proxy Statement/Prospectus as Annex B, pursuant to which Strawbridge & Clothier will sell and May New York will acquire the Department Store Assets and the Disposition Proceeds (as such terms are hereinafter defined) (the "Department Stores Sale"), and May will issue to Strawbridge & Clothier 4,200,000 shares of common stock, par value $.50 per share (including the associated preferred stock purchase rights), of May, subject to adjustment, plus, to the extent there are Disposition Proceeds, the Second Closing Stock Consideration (as hereinafter defined), and May New York will assume the Assumed Department Store Liabilities (as hereinafter defined); and

           (b) the Asset Purchase Agreement, dated as of May 3, 1996, between Kimco Realty Corporation, a Maryland corporation ("Kimco"), and Strawbridge & Clothier (the "Kimco Asset Purchase Agreement"), a copy of which is attached to this Proxy Statement/Prospectus as Annex C, pursuant to which Strawbridge & Clothier will sell and Kimco will acquire the Clover Store Assets (as hereinafter defined) (the "Clover Stores Sale" and together with the Department Stores Sale, the "Asset Sales"), and Kimco will pay to Strawbridge & Clothier $40,000,000, subject to adjustment, and will assume the Assumed Clover Stores Liabilities (as hereinafter defined).

           If the resolution set forth above is adopted by the shareholders of Strawbridge & Clothier, the Plan of Reorganization and Liquidation authorizes Strawbridge & Clothier (i) to consummate the Asset Sales, (ii) to file articles of dissolution in the Pennsylvania Department of State as promptly as practicable after adoption of the Plan of Reorganization and Liquidation by the shareholders of Strawbridge & Clothier, (iii) to notify potential claimants of the dissolution, (iv) to sell, liquidate or otherwise dispose of all assets not purchased by May

       New York or Kimco, including the Other Clover Store Assets and the Remaining Assets (as such terms are hereinafter defined), (v) to pay any and all existing liabilities that are not assumed by May New York or Kimco (the "Retained Liabilities"), (vi) to post security in an agreed amount for contingent liabilities or as ordered by the Court of Common Pleas of Philadelphia County, and (vii) to distribute to its shareholders as soon as practicable any Stock Consideration (as hereinafter defined) remaining after the settlement of or provision for all Strawbridge & Clothier liabilities not assumed by May New York in the Department Stores Sale or Kimco in the Clover Stores Sale.

        (2) The election of four directors (the "Election of Directors
    Proposal").

        (3) The designation of the firm of Ernst & Young LLP, independent auditors, to audit the books and accounts of Strawbridge & Clothier for the fiscal year ending February 1, 1997 (the "Auditors Proposal").

        (4) The transaction of such other business as may properly come before the Annual Meeting.

    Approval of the Liquidation Proposal will constitute approval by Strawbridge & Clothier shareholders in accordance with Section 1974 of the PBCL of the dissolution of Strawbridge & Clothier and the adoption of the Plan of Reorganization and Liquidation.

    RECORD DATE; VOTING AT THE MEETING

    The record date for the Annual Meeting is June 3, 1996 (the "Record Date"). Only shareholders of Strawbridge & Clothier whose names appeared on the books of Strawbridge & Clothier at the close of business on that date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, Strawbridge & Clothier had outstanding 7,709,841 shares of Series A Common Stock, par value $1.00 per share (the "Series A Common Stock"), and 2,904,680 shares of Series B Common Stock, par value $1.00 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Strawbridge & Clothier Common Stock"). Each holder of Series A Common Stock will have the right to one vote for each share held, and each holder of Series B Common Stock will have the right to ten votes for each share held. Accordingly, the holders of the Series A Common Stock will be entitled to cast a total of 7,709,841 votes, and the holders of the Series B Common Stock will be entitled to cast a total of 29,046,800 votes. The total number of votes of both series of Strawbridge & Clothier Common Stock entitled to be cast at the Annual Meeting is 36,756,641 where the Series A and Series B Common Stock vote together without regard to series. The holders of record of shares entitled to cast a majority of such votes must be present in person or represented by proxy in order to constitute a quorum for the holding of the Annual Meeting.

    REQUIRED VOTE

    Under the PBCL and the Restated Articles of Strawbridge & Clothier (the "Strawbridge & Clothier Charter"), approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting separately as a series, and the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting together without regard to series. The election of directors pursuant to the Election of Directors Proposal requires the affirmative vote of a plurality of the votes cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting together without regard to series. Approval of the Auditors Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting together without regard to series.

    As of the Record Date, the directors and executive officers of Strawbridge & Clothier beneficially owned 68,539 shares of Series A Common Stock (less than 1% of the outstanding shares of Series A Common Stock) entitled to vote at the Annual Meeting and 1,574,376 shares of Series B Common Stock (54.2% of the outstanding shares of Series B Common Stock) entitled to vote at the Annual

Meeting, representing 43.0% of the outstanding shares of Strawbridge & Clothier Common Stock entitled to vote without regard to series at the Annual Meeting. Each of such directors and executive officers has informed Strawbridge & Clothier that such person intends to vote all shares beneficially owned by such holder in favor of the Liquidation Proposal, the Election of Directors Proposal and the Auditors Proposal. For further information regarding the ownership of Strawbridge & Clothier Common Stock, including ownership by directors and executive officers of Strawbridge & Clothier, see "BENEFICIAL OWNERSHIP OF VOTING SECURITIES." For information as to the effect of abstentions and broker "non-votes" on voting results, see "THE ANNUAL MEETING--Record Date; Voting at the Meeting."

THE ASSET SALES AND LIQUIDATION TRANSACTIONS
GENERAL

    If the Liquidation Proposal is adopted by the requisite vote of Strawbridge & Clothier shareholders, (i) as promptly as practicable after the Annual Meeting
(a) Strawbridge & Clothier will sell and May New York will acquire the Department Store Assets, and May will deliver to Strawbridge & Clothier 4,200,000 shares of May Common Stock, subject to adjustment, and May New York will assume the Assumed Department Store Liabilities (the date of the closing of such sale being hereinafter referred to as the "First Closing Date"), (b) Strawbridge & Clothier will sell and Kimco will acquire the Clover Store Assets, and Kimco will pay to Strawbridge & Clothier $40,000,000, subject to adjustment, and will assume the Assumed Clover Stores Liabilities, and (c) Strawbridge & Clothier will sell, liquidate or otherwise dispose of all assets not purchased by May New York or Kimco, including the Other Clover Store Assets and the Remaining Assets, and will pay or provide for liabilities and obligations that are not assumed by May New York or Kimco, (ii) to the extent there are Disposition Proceeds, no sooner than 30 days after the First Closing Date nor later than the business day preceding the first anniversary of the First Closing Date, Strawbridge & Clothier will sell and May New York will acquire the Second Closing Cash Amount (as hereinafter defined), and May will deliver to Strawbridge & Clothier the Second Closing Stock Consideration, and (iii) Strawbridge & Clothier will effect the Liquidation pursuant to which it will distribute in complete liquidation in a series of distributions, subject to the terms of the Plan of Reorganization and Liquidation, to the holders of Strawbridge & Clothier Common Stock its assets, including the shares of May Common Stock received from May as consideration for the Department Stores Sale, remaining after the sale of any assets necessary to satisfy in full all Retained Liabilities. The "Second Closing Cash Amount" will be the amount of Disposition Proceeds Strawbridge & Clothier delivers to May New York in exchange for additional shares of May Common Stock. For a discussion of Strawbridge & Clothier's estimation of the amount of May Common Stock and other assets to be distributed to holders of Strawbridge & Clothier Common Stock in the Liquidation, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions."

RECOMMENDATION OF STRAWBRIDGE & CLOTHIER'S BOARD OF DIRECTORS; REASONS FOR THE ASSET SALES AND LIQUIDATION

    The Board of Directors of Strawbridge & Clothier has unanimously (i) adopted the resolution providing for the Liquidation, (ii) approved the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement, and (iii) determined that the Asset Sales and the Liquidation are advisable and fair to and in the best interests of the shareholders of Strawbridge & Clothier. THE STRAWBRIDGE & CLOTHIER BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE LIQUIDATION IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF STRAWBRIDGE & CLOTHIER AND RECOMMENDS THAT SHAREHOLDERS OF STRAWBRIDGE & CLOTHIER VOTE IN FAVOR OF THE LIQUIDATION PROPOSAL.

    The decision of the Strawbridge & Clothier Board of Directors to approve the Liquidation, including the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement, and to recommend approval of the transactions contemplated thereby by the shareholders of Strawbridge & Clothier, was based upon a number of factors, including without limitation, the following:

           (i) the Strawbridge & Clothier Board of Directors' understanding of the position of the company in the present and anticipated environment in the retail industry and in particular the department store and discount store industry in its trading markets, the strategic options available to Strawbridge & Clothier and the potential for further consolidation within the industry which could adversely affect Strawbridge & Clothier's competitive position;

           (ii) the Strawbridge & Clothier Board of Directors' consideration of, among other things, information concerning the financial condition, results of operations, prospects and businesses of Strawbridge & Clothier, including management's belief that over the course of the next two years revenues and net income would increase modestly only with dramatic cost reduction and consolidation programs;

           (iii) the Strawbridge & Clothier Board of Directors' consideration of, among other things, current industry, economic and market conditions;

           (iv) the Strawbridge & Clothier Board of Directors' consideration of, among other things, historical financial, business and dividend information about May;

           (v) the Strawbridge & Clothier Board of Directors' understanding of management's estimate of the amount of the Liquidating Distribution (as hereinafter defined) (see "THE ASSET SALES AND LIQUIDATION
       TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions");

           (vi) the Strawbridge & Clothier Board of Directors' understanding, based upon the opinion of its outside legal counsel, that the Liquidation can be accomplished on a tax-free basis to shareholders of Strawbridge & Clothier;

           (vii) the Strawbridge & Clothier Board of Directors' review of presentations from, and discussions with, senior executives of Strawbridge & Clothier, representatives of its outside legal counsel and representatives of Peter J. Solomon Company Limited ("PJSC") regarding the business, financial, accounting and legal due diligence with respect to the terms and conditions of the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement; and

           (viii) the Strawbridge & Clothier Board of Directors' receipt of the fairness opinions from Lehman Brothers Inc. ("Lehman Brothers"), PJSC and Houlihan, Lokey, Howard & Zukin, Inc. ("HLH&Z") described herein. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Opinions of Strawbridge & Clothier's Financial Advisors."

    The Strawbridge & Clothier Board of Directors did not assign relative weights to the factors discussed above.

    OPINIONS OF STRAWBRIDGE & CLOTHIER'S FINANCIAL ADVISORS

    Lehman Brothers. Lehman Brothers has been retained by Strawbridge & Clothier to render an opinion to the Strawbridge & Clothier Board of Directors with respect to the fairness, from a financial point of view, of the consideration that the management of Strawbridge & Clothier has estimated will be received by the holders of Strawbridge & Clothier Common Stock pursuant to the Liquidation. Prior to rendering its oral opinion on April 4, 1996, to the Strawbridge & Clothier Board of Directors, the management of Strawbridge & Clothier advised Lehman Brothers that after satisfying or making provision for all Retained Liabilities of Strawbridge & Clothier, the management estimated that

Strawbridge & Clothier would distribute to its shareholders 0.407 share of May Common Stock for each share of Strawbridge & Clothier Common Stock based on management's estimate of the net amounts it would receive in the Asset Sales and a closing per share price of the May Common Stock on April 3, 1996 of $47.875 (the "Initial Posited Exchange Ratio"). On April 4, 1996, in connection with the evaluation of the May Asset Purchase Agreement, a draft of the Kimco Asset Purchase Agreement and the Liquidation contemplated by the Strawbridge & Clothier Board of Directors, Lehman Brothers delivered its oral opinion, which was subsequently confirmed in a written opinion, dated April 4, 1996, to the Strawbridge & Clothier Board of Directors to the effect that, as of the date of such opinion and subject to assumptions, factors and limitations set forth in such written opinion, the Initial Posited Exchange Ratio of shares of May Common Stock that the management of Strawbridge & Clothier estimated at that time would be distributed to the Strawbridge & Clothier shareholders was fair to such shareholders from a financial point of view. On June 6, 1996, Lehman Brothers updated its April 4 opinion to reflect, among other things, certain revisions to the estimates of the management of Strawbridge & Clothier including, in particular, management's Alternative Estimated Liquidation Ratio of .41 (the "Revised Posited Exchange Ratio" and together with the Initial Posited Exchange Ratio, the "Posited Exchange Ratios"). The full text of the Lehman Brothers' June 6, 1996 opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering such opinion, is attached to this Proxy Statement/Prospectus as Annex D and should be read carefully in its entirety. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Opinions of Strawbridge & Clothier's Financial Advisors--Lehman Brothers."

    Peter J. Solomon Company Limited. PJSC acted as exclusive financial advisor to Strawbridge & Clothier in connection with the transactions contemplated by the May Asset Purchase Agreement and delivered its written opinion, dated April 4, 1996, to the Strawbridge & Clothier Board of Directors to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration to be received by Strawbridge & Clothier from May in respect of the Department Store Sale pursuant to the May Asset Purchase Agreement is fair from a financial point of view to Strawbridge & Clothier. PJSC has confirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus. The full text of the PJSC opinion dated the date of this Proxy Statement/Prospectus, which sets forth a description of the assumptions made, matters considered, limitations on and scope of the review by PJSC in rendering such opinion, is attached to this Proxy Statement/Prospectus as Annex E and should be read carefully in its entirety. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Opinions of Strawbridge & Clothier's Financial Advisors--Peter J. Solomon Company Limited."

    Houlihan, Lokey, Howard & Zukin, Inc. HLH&Z was retained by Strawbridge & Clothier to analyze the fairness from a financial point of view of the consideration to be received by Strawbridge & Clothier in connection with the Clover Stores Sale. HLH&Z delivered its written opinion, dated April 4, 1996, to the Strawbridge & Clothier Board of Directors to the effect that, based upon and in reliance on the matters stated therein, the consideration to be received by Strawbridge & Clothier in connection with the Clover Stores Sale is fair from a financial point of view. HLH&Z has confirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus. The full text of the HLH&Z opinion dated the date of this Proxy Statement/Prospectus, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken by HLH&Z in rendering such opinion, is attached to this Proxy Statement/Prospectus as Annex F and should be read carefully in its entirety. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Opinions of Strawbridge & Clothier's Financial Advisors--Houlihan, Lokey, Howard & Zukin, Inc."

    THE DEPARTMENT STORES SALE

    THE MAY ASSET PURCHASE AGREEMENT. The May Asset Purchase Agreement provides for the acquisition by May New York, subject to the satisfaction or waiver of all of the conditions thereto, of the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by May New York of the Assumed Department Store Liabilities and the issuance and delivery by May of the Stock Consideration (as hereinafter defined).

    The May Asset Purchase Agreement provides that the Department Stores Sale will be completed in two steps. First, at the initial closing (the "First Closing"), Strawbridge & Clothier will sell to May New York all of the Department Store Assets in exchange for the assumption by May New York of the Assumed Department Store Liabilities and the issuance and delivery by May to Strawbridge & Clothier of 4,200,000 shares of May Common Stock, subject to adjustment (as so adjusted, the "First Closing Stock Consideration"). For a description of the calculation of the First Closing Stock Consideration, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--The Stock Consideration." The "Department Store Assets" include, among other things, the amount of cash actually held in the Department Stores at the Effective Time (as hereinafter defined), customer accounts receivable, all equipment, machinery, fixtures and files and records of the Department Stores, all intellectual property associated with the Department Stores, all inventory for the Department Stores (other than damaged merchandise, inventory held for return or on lay-away and merchandise owned by third parties), all rights to $9.2 million relating to a condemnation award, the good will of the business and all other property and assets reflected in the pro forma balance sheet of the Department Stores division of Strawbridge & Clothier as of February 3, 1996 or that are acquired in the ordinary course of business after February 3, 1996 and prior to the Effective Time other than the Excluded Assets (as defined in the May Asset Purchase Agreement). The "Assumed Department Store Liabilities" include, among other things, Strawbridge & Clothier's 9.2% Series A Senior Notes due 2004, 9.0% Series B Senior Notes due 1999, 7.04% Senior Notes due 1997, 10.0% Mortgage Note due 2007, 8.75% S&C Echelon Mortgage Note due 1997, 6.625% Notes due 2003, the amount of any payment necessary to cause the customer accounts receivable to be transferred to May New York free and clear of all liens, the present value of all rental payments under the leases for the Department Stores and certain other liabilities associated with the Department Stores division of Strawbridge & Clothier including certain accounts payable, accrued occupancy costs, accrued interest in respect of all assumed long-term liabilities, liabilities associated with the redemption of gift certificates and similar media and customer returns, and certain liabilities in respect of accrued vacation pay, the employee pension benefit plan and the supplemental employee retirement plan (the"Rabbi Trust"). The "Assumed Department Store Liabilities" will also include, if required by Strawbridge & Clothier, liabilities in respect of consulting contracts, the retiree medical plan and prefunding of the Rabbi Trust. The "Effective Time" of the Department Stores Sale is the close of business of the First Closing Date. Strawbridge & Clothier has notified May New York that it will not require May New York to assume liabilities under the retiree medical plan or to prefund the Rabbi Trust and that none of the 18 current executive officers of Strawbridge & Clothier have indicated that they will enter into consulting agreements with May New York. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Store Sale--The May Asset Purchase Agreement--Employees and Employee Plans." The May Asset Purchase Agreement provides that May New York will not assume or otherwise be liable for any liabilities or obligations of Strawbridge & Clothier, the Department Stores division or the Clover Stores division other than the Assumed Department Store Liabilities.

    Subject to the continued satisfaction of the conditions to the obligations of May New York and Strawbridge & Clothier under the May Asset Purchase Agreement and the existence of any Disposition Proceeds, a second closing (the "Second Closing") will occur no sooner than 30 days following the First Closing Date nor later than the business day preceding the first anniversary of the First Closing Date (the "Second Closing Date"), at which time Strawbridge & Clothier will sell to May New York that amount of the cash proceeds (the Second Closing Cash Amount) generated from the sale (the "Disposition") of the properties and assets of Strawbridge & Clothier not constituting the Department Store Assets (the "Disposition Proceeds") determined by Strawbridge & Clothier not to be required to satisfy the Retained Liabilities, and in consideration therefor May will deliver to Strawbridge & Clothier that number of shares of May Common Stock (the "Second Closing Stock Consideration") determined by dividing the Second Closing Cash Amount by the average of the daily per share closing prices of the May Common Stock on the 20 consecutive trading days immediately preceding the Second Closing Date. The First Closing Stock Consideration and the Second Closing Stock Consideration are referred to herein as the "Stock Consideration."

    Conditions to Consummation of the Department Stores Sale. The respective obligations of each party to effect the Department Stores Sale shall be subject to the fulfillment at or prior to the First Closing Date of the following conditions, among others: (i) the shareholders of Strawbridge & Clothier shall have approved the Department Stores Sale and the Liquidation by the requisite vote, (ii) all waiting periods applicable to the consummation of the Department Stores Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been earlier terminated, (iii) no preliminary or permanent injunction or other governmental order or any statute, rule or regulation shall be in effect which would prevent the consummation of the Department Stores Sale, (iv) the Registration Statement shall be effective under the Securities Act, and no "stop order" shall have been issued with respect to the Registration Statement, and no proceeding for such purpose shall have been commenced, (v) the Stock Consideration shall have been approved for listing by the NYSE, subject to official notice of issuance, (vi) all licenses, permits, consents, waivers and orders in respect of any contracts or leases of Strawbridge & Clothier or any of its subsidiaries necessary in connection with the consummation of the Department Stores Sale shall have been obtained, and
(vii) Strawbridge & Clothier shall have received the written opinion of Morgan, Lewis & Bockius LLP to the effect that the transactions contemplated in the May Asset Purchase Agreement qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (a "Reorganization"). See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Certain Federal Income Tax Consequences." All of the conditions to the parties' obligations must also be satisfied or waived prior to the Second Closing. For a description of the respective conditions to May New York's and Strawbridge & Clothier's obligations to consummate the Department Stores Sale, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale-- The May Asset Purchase Agreement." The waiting period under the HSR Act expired at 11:59 p.m. on May 19, 1996, with respect to the transactions contemplated under the May Asset Purchase Agreement and the Option Agreement (as hereinafter defined).

    THE OPTION AGREEMENT. As a condition to May New York's willingness to enter into the May Asset Purchase Agreement, May New York required Strawbridge & Clothier and two of its subsidiaries (collectively, the "Option Sellers") to enter into the Asset Option Agreement, dated as of April 4, 1996 (the "Option Agreement"), a copy of which is attached as Exhibit A to the May Asset Purchase Agreement. Pursuant to the Option Agreement the Option Sellers have granted May New York an irrevocable option (the "Option") to purchase the assets (the "Option Store Assets") of any or all of four stores--the Strawbridge & Clothier department stores at Willow Grove Park, the Cherry Hill Mall and the Concord Mall and the home furnishings store at the Concord Mall (individually, an "Option Store" and collectively, the "Option Stores"). In consideration for purchasing the Option Store Assets, May New York is obligated to deliver to the Option Sellers, if the Option is exercised in full, $56,240,000 less the present value (using an annual discount rate of 9%) of all rental payments required under the leases for two of the Option Stores. If the Option is not exercised in full, May New York is obligated to deliver to the Option Sellers the amounts specified in the Option Agreement with respect to the individual stores as to which the Option is exercised (such amount in the aggregate or as to each Option Store separately is referred to herein as the "Purchase Price"). For a discussion of the respective Purchase Prices for the Option Stores, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The Option Agreement--General." In addition, May New

York will assume the liabilities, obligations and duties of the Option Sellers arising after the closing of the purchase of the Option Store(s) pursuant to the Option (the "Option Store Closing") under the Department Store Contracts (as defined in the May Asset Purchase Agreement) relating to the particular Option Store(s) purchased (the "Option Store Liabilities").

    Exercise of Option. May New York is entitled to exercise the Option as to any or all of the Option Stores upon the occurrence of one or more of the following events: (i) the acquisition of the beneficial ownership by any person, entity or group (as such terms are used in the Exchange Act) other than May New York or any of its affiliates of 25% or more of the voting power of the outstanding shares of Strawbridge & Clothier Common Stock on a fully diluted basis; or (ii) the execution by the Option Sellers of an agreement relating to, or the consummation of, a merger, consolidation or other similar business combination of the Option Sellers; or (iii) the termination of the May Asset Purchase Agreement pursuant to clauses (ii), (v) or (vi) set forth under "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement-- Termination."

    Termination. The Option expires on the earlier of the Effective Time, the date the May Asset Purchase Agreement is terminated by mutual consent of Strawbridge & Clothier and May New York or by Strawbridge & Clothier due to a material violation or breach by May New York or at certain other specified times following certain other events or following the termination of the May Asset Purchase Agreement as a result of other occurrences.

    THE CLOVER STORES SALE

    The Kimco Asset Purchase Agreement provides for the acquisition by Kimco, subject to the satisfaction or waiver of all of the conditions thereto, of the Clover Store Assets in exchange for the assumption by Kimco of the Assumed Clover Stores Liabilities and the payment by Kimco to Strawbridge & Clothier of $40,000,000, subject to adjustment. Kimco is a publicly traded company which has specialized in shopping center acquisitions, development and management during the past 30 years.

    The Kimco Asset Purchase Agreement allows Kimco to assign its right to acquire ownership of one or more of the Clover Store Properties to certain Permitted Designees (as defined therein). Kimco has thus far elected to assign to Kohl's Department Stores, Inc., a Delaware corporation ("Kohl's"), Kimco's right to acquire five Clover Store Properties, and Kimco presently intends to lease or sublease six additional Clover Store Properties to Kohl's (collectively, the "Kohl's Properties"). Kohl's currently operates 136 department stores in 13 states and is headquartered in Menomonee Falls, Wisconsin.

    The Kimco Asset Purchase Agreement provides that the Clover Stores Sale may be completed in multiple closings based on the satisfaction of certain closing conditions with respect to each Clover Store Property (as hereinafter defined) to be sold. An initial closing (the "First Clover Closing") will take place on the later of July 15, 1996 or the first business day following the approval of the Liquidation Proposal by the shareholders of Strawbridge & Clothier (the "First Clover Closing Date"); provided, however, that the First Clover Closing Date will be adjourned until a date five business days after all closing conditions have been met or waived with respect to at least two-thirds of the Clover Store Properties (including at least all but two of the Kohl's Properties) as to which no third party has exercised a valid right of first refusal or other right with respect to the sale of the property. Subsequent closings (the date of each such closing a "Clover Closing Date") will occur on a property-by-property basis on the fifth business day following the date on which the closing conditions are met or waived as to each Clover Store Property unless such property is a Kohl's Property and such fifth business day occurs after October 15, 1996, then the closing will occur on the 30th day following the satisfaction or waiver of all such conditions. The "Clover Store Assets" consist of (i) the Clover Store Properties, (ii) the leases of space by Strawbridge & Clothier to third parties (the "Clover Space Leases"), and (iii) certain fixtures, licenses, permits, guaranties and warranties associated with the Clover Store Properties. The

Clover Store Assets constitute substantially all of the real estate and related rights used in connection with the Clover Stores division of Strawbridge & Clothier other than the real estate and related rights pertaining to the warehouse and distribution center located in Howell Township, New Jersey and a parcel of land in Burlington Township, New Jersey, and also exclude the inventory and merchandise associated with the Clover Stores and cash, customer accounts receivable, certain furniture and fixtures, tax refunds and certain insurance policies associated with the Clover Stores division (all of such excluded assets being referred to herein as the "Other Clover Store Assets"). The Clover Store Properties consist of (i) the Clover Stores sites owned in fee simple by Strawbridge & Clothier (the "Clover Fee Properties") and (ii) the Clover Stores sites leased from third parties (the "Clover Leased Properties"). The "Assumed Clover Stores Liabilities" consist of the liabilities and obligations of Strawbridge & Clothier arising from and after each Clover Closing Date under (i) the leases establishing Strawbridge & Clothier's tenancy for the Clover Leased Properties (the "Clover Leases"), (ii) the Clover Space Leases and
(iii) certain contracts, agreements and commitments of Strawbridge & Clothier in respect of the Clover Store Assets and the Assumed Clover Stores Liabilities set forth in the Kimco Asset Purchase Agreement. The Kimco Asset Purchase Agreement provides that Kimco will not assume or otherwise be liable for any obligations of Strawbridge & Clothier other than the Assumed Clover Stores Liabilities.

    Strawbridge & Clothier and Kimco have agreed that until June 12, 1996 Kimco will have a due diligence period (the "Due Diligence Period"), during which it will be entitled to conduct surveys, environmental assessments and other evaluations of the Clover Store Properties that Kimco deems necessary. Kimco has the right to terminate the Kimco Asset Purchase Agreement in the event that the cost to cure all of the defects in the Clover Store Properties identified during the Due Diligence Period exceeds $1,000,000, as reasonably determined by Kimco and Strawbridge & Clothier, unless Strawbridge & Clothier agrees in writing to a reduction in the purchase price equal to the excess of the total cost of such cure over $1,000,000.

    Conditions to the Consummation of the Clover Stores Sale. The obligation of Kimco to consummate the Clover Stores Sale is subject to the fulfillment at or prior to the Clover Closing Date (as to each Clover Store Property) of the following conditions, among others: (i) the representations and warranties of Strawbridge & Clothier shall be true and correct in all material respects at the Clover Closing Date, (ii) the absence of any preliminary or permanent injunction or other order, decree or ruling issued by a court or governmental entity and any statute, rule or regulation that would prevent the consummation of the transactions contemplated by the Kimco Asset Purchase Agreement, (iii) the receipt of a legal opinion of Strawbridge & Clothier's counsel, (iv) Kimco's receipt of (a) consents, authorizations, waivers and estoppels from landlords under the Clover Leases and from other parties to reciprocal easement and operating or similar agreements, (b) consents and waivers required to permit Kimco to suspend operations at certain designated Clover Store Properties, (c) releases of any third party rights of first refusal, recapture or other options on the Clover Store Properties, and (d) a title insurance policy for each Clover Store Property, (v) the absence of any termination of any Clover Space Leases, and (vi) the expiration or earlier termination of all applicable waiting periods under the HSR Act. The parties to the Kimco Asset Purchase Agreement have determined that the HSR Act is not applicable to the Clover Stores Sale.

    The obligation of Strawbridge & Clothier to consummate the Clover Stores Sale is subject to the fulfillment at or prior to the Clover Closing Date (as to each Clover Store Property) of the following conditions: (i) the representations and warranties of Kimco shall be true and correct in all material respects at the Clover Closing Date, (ii) the absence of any preliminary or permanent injunction or other order, decree or ruling issued by a court or governmental entity and any statute, rule or regulation that would prevent the consummation of the transactions contemplated by the Kimco Asset Purchase Agreement, (iii) the receipt of a legal opinion of Kimco's counsel, (iv) the approval by Strawbridge & Clothier's shareholders of the Liquidation in conformity with the requirements of the PBCL, the Strawbridge & Clothier Charter and the Strawbridge & Clothier By-Laws (as hereinafter defined), (v) the closing of the Department Stores Sale, and (vi) the expiration or earlier termination of all applicable waiting periods under the HSR Act.

    There can be no assurance that all necessary consents, authorizations, waivers and estoppels can be obtained with respect to each of the Clover Store Properties. Kimco has the right to terminate the Kimco Asset Purchase Agreement with respect to any Clover Store Property for which a required consent, authorization, waiver or estoppel has not been obtained, in which case there will be an adjustment to the aggregate purchase price for the Clover Store Assets. Certain landlords and parties to reciprocal easement and similar agreements have raised questions with respect to the requested consents and Strawbridge & Clothier and Kimco are conducting discussions with these parties. There can be no assurance that necessary consents will be obtained from all such parties.

    SALE OF OTHER CLOVER STORE ASSETS

    Strawbridge & Clothier intends to sell, liquidate or otherwise dispose of all the Other Clover Store Assets, and in connection with the disposition of the inventory included in the Other Clover Store Assets, Strawbridge & Clothier is currently in negotiations to engage the services of one or more liquidators to effect such sale. Pursuant to the Kimco Asset Purchase Agreement, at each Clover Closing Date, Kimco or a Permitted Designee of Kimco will enter into a short-term lease (each, an "Interim Lease") with Strawbridge & Clothier to enable Strawbridge & Clothier to sell the Other Clover Store Assets at the Clover Stores. Each Interim Lease shall commence on the respective Clover Closing Date and shall expire on October 1, 1996, subject to Strawbridge & Clothier's right to extend such term for a limited period in certain circumstances.

    THE LIQUIDATION

    THE PLAN OF REORGANIZATION AND LIQUIDATION. Pursuant to the Plan of Reorganization and Liquidation, Strawbridge & Clothier will effect the Liquidation in accordance with and pursuant to the provisions of the PBCL and
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Subchapter H of Chapter 19 of the PBCL ("Subchapter H"), Strawbridge & Clothier will file Articles of Dissolution in the Pennsylvania Department of State at which time the corporate existence of Strawbridge & Clothier will cease except for the continuation of the company to wind up its affairs.

    During the winding up period, Strawbridge & Clothier will sell, liquidate or otherwise dispose of all assets not purchased by May New York or Kimco and not included in the Other Clover Store Assets (the "Remaining Assets"). The proceeds from the Clover Stores Sale, the sale of the Remaining Assets and the sale of the Other Clover Store Assets (the Disposition Proceeds) will first be used to pay all existing liabilities of Strawbridge & Clothier that are not assumed by May New York or Kimco. Any cash proceeds remaining after the payment or other satisfaction of all such liabilities and obligations will be delivered by Strawbridge & Clothier to May New York (the Second Closing Cash Amount) in consideration for the Second Closing Stock Consideration.

    The Plan of Reorganization and Liquidation provides that Strawbridge & Clothier shall distribute pro rata to the holders of Series A Common Stock and Series B Common Stock that portion of the shares of May Common Stock remaining after making provision for all of its known or ascertainable liabilities (the "Liquidating Distribution"). It is currently anticipated that the Liquidating Distribution will be made in a series of distributions and is intended to be made in shares of May Common Stock but may be in cash or other assets, or any combination thereof, in such manner and at such time or times as the Board of Directors in its absolute discretion may determine.

    Strawbridge & Clothier presently intends to make an initial partial distribution of approximately 75% of the shares of May Common Stock received in the Department Stores Sale promptly after the final determination of the amount of the First Closing Stock Consideration (the "Initial Distribution"). The remaining shares of May Common Stock not distributed to Strawbridge & Clothier shareholders in the Initial Distribution will be held by Strawbridge & Clothier and may be converted to cash for the purpose of paying or making provision for all of its remaining known or ascertainable liabilities to the extent that the Disposition Proceeds are insufficient to pay or provide for all such liabilities. Strawbridge & Clothier intends to make a subsequent distribution to shareholders (the "Second Distribution") of shares of May Common Stock at the time of the transfer to the Liquidating Trust (as hereinafter defined) of any remaining assets of Strawbridge & Clothier, as described below, and a final distribution (the "Final Distribution") of the remaining shares of May Common Stock, if any, and the remaining cash or other assets, if any, at the termination of the Liquidating Trust. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--The Plan of Reorganization and Liquidation." Assuming the approval of the Liquidation Proposal, Strawbridge & Clothier currently anticipates that (i) the First Closing will occur on or about July 18, 1996, (ii) the final determination of the First Closing Stock Consideration and the Initial Distribution will occur by November 22, 1996, (iii) the Second Distribution will occur by July 18, 1997, and (iv) the Final Distribution, if any, will occur by July 31, 1999. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--The Stock Consideration" and "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions."

    The Liquidating Distribution will be made in complete redemption and cancellation of all outstanding shares of Strawbridge & Clothier Common Stock. The Plan of Reorganization and Liquidation provides that the Strawbridge & Clothier Board of Directors may direct that the Strawbridge & Clothier stock transfer books be closed at the close of business on the record date for the Initial Distribution or any subsequent installment of any Liquidating Distribution. It is the present intention of the Strawbridge & Clothier Board of Directors that the stock transfer books will not be closed until the Second Distribution. At that time, Strawbridge & Clothier shareholders will be required to deliver their stock certificates in exchange for receipt of that distribution. Prior to that time, the shares of Strawbridge & Clothier Common Stock will continue to be transferable, and the Series A Common Stock will be traded on the Nasdaq National Market, so long as the listing requirements of the Nasdaq National Market are met.

    Subchapter H provides that if, after distributions to the Strawbridge & Clothier shareholders, the assets of Strawbridge & Clothier are insufficient to pay all of its liabilities, a Strawbridge & Clothier shareholder will be liable for any claim in an amount equal to the lesser of such shareholder's pro rata share of such claim or the amount distributed to such shareholder.

    The liquidation of Strawbridge & Clothier must be completed within one year from the First Closing Date. Accordingly, prior to the expiration of this period, the remaining assets of Strawbridge & Clothier will be transferred, subject to the remaining liabilities, to the Liquidating Trust.

    THE LIQUIDATING TRUST AGREEMENT. If it is necessary in order to complete the liquidation and distribution of Strawbridge & Clothier's assets to its shareholders, the Board of Directors of Strawbridge & Clothier may at any time transfer to the Liquidating Trust under a Liquidating Trust Agreement (substantially in the form attached as Annex 1 to the Plan of Reorganization and Liquidation) any remaining assets of Strawbridge & Clothier which are held as a contingency reserve. The Liquidating Trust, if any, will succeed to all of the then remaining assets of Strawbridge & Clothier, including such contingency reserve, and any liabilities of Strawbridge & Clothier. The sole purpose of the Liquidating Trust will be to liquidate on terms satisfactory to the liquidating trustee(s) and to distribute the assets formerly owned by Strawbridge & Clothier, if any, to the Beneficiaries (as hereinafter defined) after paying any remaining liabilities of Strawbridge & Clothier.

    The Liquidating Trust Agreement provides for two individual trustees, who may be directors or officers of Strawbridge & Clothier. The powers, duties and authority of the trustees will include holding title to the assets of the Liquidating Trust, the disposition or preservation of such assets, the prosecution or collection of any claim or contingent right of the Liquidating Trust, the collection of proceeds and income from time to time accruing to or otherwise payable in respect of the assets of the Liquidating Trust and the payment of debts, liabilities and expenses. The trustees will be required to distribute a report to the Beneficiaries as soon as practicable after the end of each fiscal year, providing them with information concerning Liquidating Trust income for use in preparation of their tax returns.

    The "Beneficiaries" of the Liquidating Trust will be the shareholders of Strawbridge & Clothier at the time of the establishment of the Liquidating Trust as they appear in the records of the Liquidating Trust from time to time. The beneficial interests in the Liquidating Trust will be evidenced only by the trust's records, and there will be no certificates representing such interests. The beneficial interests will not be transferable except pursuant to the laws of descent and distribution or by operation of law.

    No Beneficiary shall be liable for any claim against the Liquidating Trust, and a Beneficiary shall be entitled to pro rata indemnity from the trust corpus if, contrary to the provisions of the Liquidating Trust Agreement, the Beneficiary shall be held to any such personal liability.

    The Liquidating Trust will continue until the first to occur of (i) the complete distribution of the Liquidating Trust's assets or (ii) the expiration of two years from the date of transfer of Strawbridge & Clothier's assets to the Liquidating Trust. At the end of such period, the Liquidating Trust will be terminated and any remaining assets will be distributed to the Beneficiaries after payment of, or provision for, any remaining debts, liabilities and expenses. After the termination of the Liquidating Trust and for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the trustees shall continue as such until their duties have been fully performed.

STRAWBRIDGE & CLOTHIER'S ESTIMATE OF LIQUIDATION DISTRIBUTIONS

    The table below sets forth management's best estimate of the calculations that will be necessary to determine the fraction of a share of May Common Stock that will be distributed to Strawbridge & Clothier shareholders in the Liquidation in exchange for each share of Strawbridge & Clothier Common Stock they own. Because the number of shares of May Common Stock that a Strawbridge & Clothier shareholder will receive in the Liquidation will be, in part, a function of the number of shares of May Common Stock delivered to Strawbridge & Clothier in the Department Stores Sale pursuant to a formula established in the May Asset Purchase Agreement and, in part, a function of the adequacy or inadequacy of the total cash proceeds generated by the Clover Stores Sale and the liquidation of the Other Clover Store Assets and the Remaining Assets to satisfy or provide for all outstanding liabilities and obligations of Strawbridge & Clothier which are not being assumed by May New York or Kimco, it is not possible to predict the per share amount to be distributed to Strawbridge & Clothier shareholders in the Liquidation with certainty. If such cash proceeds exceed the amount of the liabilities and obligations to be satisfied, then the excess will be available to be exchanged for additional shares of May Common Stock (the Second Closing Stock Consideration). If the Disposition Proceeds are less than the amount of the liabilities and obligations required to be satisfied, then prior to distributing all the Stock Consideration to shareholders, Strawbridge & Clothier will need to sell enough shares of May Common Stock in the market at then current market prices to obtain the cash necessary to satisfy the shortfall.

    The number of shares of May Common Stock to be received by Strawbridge & Clothier in the Department Stores Sale is primarily dependent upon the amount of net working capital (i.e., certain short-term assets minus certain short-term liabilities and certain other specified obligations) and the amount attributed to non-current assets as of the Effective Time included in the Department Store Assets and the Assumed Long-Term Liabilities Amount (the amount of the specified long-term liabilities being assumed as of the Effective Time). Accordingly, the number of shares of May Common Stock delivered at the First Closing for the Department Store Assets will be based upon an estimate of the number of shares of May Common Stock issuable by May, and it is currently anticipated that the actual number of shares of May Common Stock required to be delivered by May pursuant to the May

Asset Purchase Agreement (the First Closing Stock Consideration) will be determined by November 22, 1996. For a description of the calculation of the First Closing Stock Consideration, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--The Stock Consideration." Strawbridge & Clothier intends to make the Initial Distribution of approximately 75% of the shares of May Common Stock received in the Department Store Sale promptly after the final determination of the First Closing Stock Consideration. Strawbridge & Clothier intends to make the Second Distribution at the time of the transfer to the Liquidating Trust of any remaining assets of Strawbridge & Clothier which is anticipated to occur by July 18, 1997 and the Final Distribution, if any, at the termination of the Liquidating Trust which is anticipated to occur by July 31, 1999.

    The table below sets forth (i) the contractual formula for determining the total number of shares of May Common Stock to be issued by May in exchange for the Department Store Assets and the Second Closing Cash Amount (the Stock Consideration) (followed in such case by a parenthetical reference to the section or sections of, or schedule or schedules to, the May Asset Purchase Agreement in which such item is set forth or established), (ii) the calculation that will estimate whether cash proceeds from other asset sales will be adequate to discharge the Retained Liabilities, and (iii) the calculation necessary to ascertain the fraction of a share of May Common Stock Strawbridge & Clothier has estimated to be received by a Strawbridge & Clothier shareholder in exchange for one share of Strawbridge & Clothier Common Stock in the Liquidation (the "Estimated Liquidation Ratio"). As explained in the notes to the table below, the amounts used to prepare these calculations are subject to assumptions and variables which may prove to be more or less favorable to the Strawbridge & Clothier shareholders.

    The figures in the right-hand column of the table have been provided by management of Strawbridge & Clothier and represent its best estimate of the range of such figures likely to exist as of the Effective Time. It is Strawbridge & Clothier management's best estimate that shareholders may receive
0.45 share of May Common Stock for each share of Strawbridge & Clothier Common Stock in the Liquidation (the Estimated Liquidation Ratio). In connection with the preparation of this estimate, the management of Strawbridge & Clothier performed a number of sensitivity analyses in order to assess what effect fluctuations in the items identified in footnote (1), interest rates, the net cash proceeds received from the Clover Stores Sale and the disposition of the Other Clover Store Assets and the Remaining Assets, the amount of the Retained Liabilities and the amount of the costs and expenses incurred in connection with winding up the business and operations of Strawbridge & Clothier in connection with the Liquidation could have on management's best estimate. The left-hand column of the table sets forth alternative assumptions for the Estimated Liquidation Ratio which are less favorable to shareholders than management's best estimate indicated in the right-hand column of the table. These alternative assumptions are not intended to indicate a "worst case" but rather the relative volatility of the variables and assumptions described above and, taken together, would indicate an Alternative Estimated Liquidation Ratio of 0.41 share of May Common Stock for each share of Strawbridge & Clothier Common Stock.

    The table below and other information set forth herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There are a number of important factors that could cause actual results to differ materially from those set forth in the table including (i) the failure of Strawbridge & Clothier to achieve its business plan for operations up to the First Closing Date due to economic and weather conditions, (ii) the level and valuation of the inventory and customer accounts receivable to be acquired by May New York in the case of the Department Stores and the inventory to be liquidated in the case of the Clover Stores,
(iii) the amounts of liabilities to be paid in the Liquidation, and (iv) the amount to be received with respect to the assets not being sold to May or Kimco. Accordingly, there can be no assurance that the figures included in the table below will actually reflect the amount of May Common Stock which Strawbridge & Clothier shareholders will ultimately be entitled to receive.

                                                       ALTERNATIVE ESTIMATED    MANAGEMENT'S BEST ESTIMATED
                                                         LIQUIDATION RATIO           LIQUIDATION RATIO
                                                       ---------------------    ---------------------------
                                                              ($ IN MILLIONS, EXCEPT SHARE AMOUNTS)
DEPARTMENT STORES SALE
Add:           Closing Balance Sheet Net Working
               Capital Amount at Effective Time
               (Sec. 1.15)(1).......................        $     161.6                 $     167.6
Plus:          Consideration attributable to non-
               current assets (Sec. 1.56)...........              301.5                       301.5
                                                            -----------                 -----------
               Subtotal.............................              463.1                       469.1
Deduct:        Assumed Long-Term Liabilities Amount
               (Sec.Sec. 1.6, 1.56)(2)..............             (271.0)                     (263.5)
Equals:        Aggregate Net Consideration Payable
               (Sec. 1.56)..........................        $     192.1                 $     205.6
                                                            -----------                 -----------
                                                            -----------                 -----------
Divide by:     Signing date May Common Stock price
               (Sec. 1.56)..........................        $    47.875                 $    47.875
Equals:        Shares issuable by May (Sec. 1.56)...          4,012,533                   4,294,517
Plus:          Additional Payless Spin-off
               Equivalent Shares (Sec. 1.56)(3).....            385,538                     412,632
                                                            -----------                 -----------
Equals:        (A) Estimated number of May shares
                   issuable for the Department Store
                   Assets (Sec. 1.56)...............          4,398,071                   4,707,149
                                                            -----------                 -----------
                                                            -----------                 -----------

OTHER CASH SOURCES (USES)
Estimated net cash proceeds from disposition of all
other assets (including Clover Stores division).....        $     140.0                 $     142.8
Deduct:        Payment or provision for all
               liabilities not assumed by May New
               York or Kimco(4)(5)..................             (142.7)                     (139.2)
                                                            -----------                 -----------
Equals:        (Liabilities to be satisfied by sale
               of May Common Stock)/Additional cash
               to exchange for May Common Stock
               (Sec.Sec.1.17, 1.79)(4)(6)...........        $      (2.7)                $       3.6
                                                            -----------                 -----------
                                                            -----------                 -----------
Divide by:     May Common Stock price for additional
               shares (Sec. 1.81)(7)................        $     48.25                 $     48.25

Equals:        (B) Estimated number of shares of May
                   Common Stock (to be sold to
                   satisfy liabilities)/to be issued
                   for Second Closing Cash Amount at
                   the Second Closing(4)............            (55,959)                     74,611
                                                            -----------                 -----------

ESTIMATED PER SHARE CONSIDERATION
(A)+(B)(4):    Estimated total number of shares of
               May Common Stock issuable............          4,342,112                   4,781,760
                                                            -----------                 -----------
                                                            -----------                 -----------
Divide by:     Shares of Strawbridge & Clothier
               Common Stock estimated to be
               outstanding at the Effective Time....         10,614,521                  10,614,521

Equals:        Fraction of one share of May Common
               Stock estimated to be issuable in
               exchange for each outstanding share
               of Strawbridge & Clothier Common
               Stock (Estimated Liquidation
               Ratios)..............................               0.41                        0.45

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------
(1) Represents Strawbridge & Clothier management's estimates of the Closing Balance Sheet Net Working Capital Amount at the Effective Time as defined in
    Section 1.15 of the May Asset Purchase Agreement as adjusted to reflect certain obligations to be assumed by May New York. The actual Closing Balance Sheet Net Working Capital Amount will fluctuate with Strawbridge & Clothier's operating performance through the Effective Time, the age of the inventory and the aging and collectability of the customer accounts receivable. The value of inventory and customer accounts receivable will be calculated in accordance with the May Asset Purchase Agreement based upon a physical inventory and analysis of customer accounts receivable at the Effective Time.

(2) Includes Strawbridge & Clothier management's estimates of the aggregate principal amount as of the Effective Time of certain long-term debt and other amounts to be assumed by May New York, any payment necessary to transfer customer accounts receivable to May New York free and clear of all liens and the net present value of the operating leases for the Department Stores. The actual Assumed Long-Term Liabilities Amount will fluctuate with interest rate changes and operating performance.

(3) Represents the adjustment to the number of shares of May Common Stock issuable by May to Strawbridge & Clothier to account for May's spin-off of Payless on May 4, 1996. The adjustment consists of the spin-off ratio (.16) multiplied by the "Shares issuable by May" which is then valued at the last reported sales price per share of Payless on the first day of regular way trading ($28.75) and then converted into May shares at the signing date May Common Stock price ($47.875).

(4) If net cash proceeds received from the disposition of the assets not being purchased by May New York or Kimco are insufficient to pay all liabilities and obligations not assumed by May New York or Kimco, then Strawbridge & Clothier will have to sell enough shares of May Common Stock in the market at then current market prices to obtain the cash necessary to satisfy the shortfall. The Alternative Estimated Liquidation Ratio assumes that all such shares of May Common Stock are sold, in which event no Second Closing would occur.

(5) This amount includes Strawbridge & Clothier management's estimates of the costs and expenses to be incurred in connection with winding up the business and operations of Strawbridge & Clothier in connection with the Liquidation.

(6) Represents Strawbridge & Clothier management's estimates of its portion of the Disposition Proceeds that will constitute the Closing Cash Transfer (Sec.1.17) and the Second Closing Cash Amount (Sec.1.79). The actual portion of the Disposition Proceeds so used will fluctuate with (a) the finalization of amounts received in the Clover Stores Sale and the disposition of the Other Clover Store Assets and the Remaining Assets and (b) the final satisfaction of and provision for all outstanding liabilities and obligations of Strawbridge & Clothier which are not being assumed by May New York or Kimco. (Also see note (4) above.)

(7) This is an assumed stock price. The actual per share price that would be used in determining additional shares of May Common Stock that may be issued would be the average daily per share closing prices for the May Common Stock on the NYSE Composite Tape for the 20 consecutive trading days immediately preceding the Second Closing Date. The price in the table is the closing sales price on the NYSE on June 5, 1996.
                          ---------------------------

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is a condition to the consummation of the Department Stores Sale that Strawbridge & Clothier receive an opinion from its tax counsel, Morgan, Lewis & Bockius LLP, that, among other things, the Department Stores Sale and the Liquidation will constitute a Reorganization within the meaning of Section 368(a)(1)(C) of the Code, and therefore, generally no gain or loss will be recognized for U.S. federal income tax purposes by Strawbridge & Clothier or any holder of Strawbridge & Clothier Common Stock upon the consummation of the Department Stores Sale and the Liquidation, except to the extent that a Strawbridge & Clothier shareholder receives, or is deemed to receive, property other than May Common Stock in the Liquidation. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Certain Federal Income Tax Consequences."

    ACCOUNTING TREATMENT

    The Department Stores Sale, if consummated, will be treated as a purchase of the Department Store Assets by May under generally accepted accounting principles ("GAAP") under which the identifiable net assets and liabilities would be recorded in the consolidated financial statements of May at their respective fair market values at the time of consummation of the Department Stores Sale.

    ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

    Under the PBCL, the holders of Strawbridge & Clothier Common Stock are not entitled to dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

    REGULATORY MATTERS

    May and Strawbridge & Clothier are not aware of any governmental or regulatory requirements relating to the consummation of the Department Stores Sale or the Clover Stores Sale other than compliance with the applicable federal and state securities laws and the HSR Act. On April 18, 1996, May New York filed a notification and report form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). Strawbridge & Clothier filed its notification and report form with the FTC and the Antitrust Division on April 19, 1996. The waiting period under the HSR Act with respect to the Department Stores Sale expired at 11:59 p.m. on May 19, 1996. The parties to the Kimco Asset Purchase Agreement have determined that the HSR Act is not applicable to the Clover Stores Sale. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Regulatory Matters."

                   SELECTED HISTORICAL FINANCIAL INFORMATION

THE MAY DEPARTMENT STORES COMPANY

    The selected historical financial information presented below for the fiscal years ended February 3, 1996, January 28, 1995, January 29, 1994, January 30, 1993 and February 1, 1992 and as of the end of each such fiscal year is derived from the consolidated financial statements of May, which have been audited by Arthur Andersen LLP, independent public accountants, and should be read in conjunction with the information and audited consolidated financial statements contained in May's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, which is incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." All of the financial information presented below has been restated to reflect the distribution by May on May 4, 1996 of all of the shares of common stock of its then wholly owned subsidiary Payless to owners of May Common Stock.

                                                                 FISCAL YEAR ENDED(1)
                                        -----------------------------------------------------------------------
                                        FEBRUARY 3,    JANUARY 28,    JANUARY 29,    JANUARY 30,    FEBRUARY 1,
                                           1996           1995           1994           1993           1992
                                        -----------    -----------    -----------    -----------    -----------
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS
Revenues.............................     $10,952        $10,107        $ 9,562        $ 9,362        $ 9,068
Net Earnings from Continuing
 Operations..........................         700            650            578            472            404
FINANCIAL POSITION
Total Assets(2)......................     $ 9,369        $ 8,443        $ 7,953        $ 7,805        $ 8,035
Long-Term Debt, Preferred and
 Preference Stock....................       3,701          3,240          3,192          3,256          4,299
PER SHARE OF COMMON STOCK
Net Earnings per Share from
 Continuing Operations...............     $  2.61        $  2.43        $  2.15        $  1.76        $  1.52
Cash Dividends per Share.............       1.115           1.01          0.898          0.825          0.805
Book Value per Share(3)..............       15.40          13.45          11.99          10.52           9.11

- ------------

(1) May's fiscal year ends on the Saturday closest to January 31. Fiscal year ended February 3, 1996 included 53 weeks.

(2) Total Assets before the restatement to reflect the distribution of the shares of Payless to the owners of May Common Stock are: $10,122, $9,237, $8,614, $8,376 and $8,566 as of February 3, 1996, January 28, 1995, January
    29, 1994, January 30, 1993 and February 1, 1992, respectively.

(3) Book Value per Share before the restatement to reflect the distribution of the shares of Payless to the owners of May Common Stock are: $18.42, $16.65, $14.65, $12.82 and $11.26 as of February 3, 1996, January 28, 1995, January
    29, 1994, January 30, 1993 and February 1, 1992, respectively.

STRAWBRIDGE & CLOTHIER

    The selected historical financial information presented below for the fiscal years ended February 3, 1996, January 28, 1995, January 29, 1994, January 30, 1993 and February 1, 1992 and as of the end of each such fiscal year is derived from the consolidated financial statements of Strawbridge & Clothier, which have been audited by Ernst & Young LLP, independent auditors, and should be read in conjunction with the information and audited consolidated financial statements contained in Strawbridge & Clothier's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, which is incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                 FISCAL YEAR ENDED(1)
                                        -----------------------------------------------------------------------
                                        FEBRUARY 3,    JANUARY 28,    JANUARY 29,    JANUARY 30,    FEBRUARY 1,
                                           1996           1995           1994           1993           1992
                                        -----------    -----------    -----------    -----------    -----------
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS
Net Sales............................     $   981        $ 1,004         $ 985          $ 968          $ 968
Net Earnings (Loss) from Continuing
 Operations..........................          (9)            20            18              1(2)          14
FINANCIAL POSITION
Total Assets.........................     $   576        $   640         $ 663          $ 654          $ 632
Long-Term Debt, Long-Term Capital
  Lease Obligations and Redeemable
Preferred Stock......................         165            202           206            224            212
PER SHARE OF COMMON STOCK
Net Earnings (Loss) per Share from
 Continuing Operations...............     $ (0.83)       $  1.92         $1.71          $0.11(2)       $1.34
Cash Dividends per Share of Series A
 Common Stock........................        1.10           1.10          1.09           1.07           1.03
Cash Dividends per Share of Series B
 Common Stock........................        1.00           1.00          0.99           0.96           0.92
Book Value per Share.................       23.09          25.08         24.28          23.68          24.66

- ------------

(1) Strawbridge & Clothier's fiscal year ends on the Saturday closest to January
    31. Fiscal year ended February 3, 1996 included 53 weeks.

(2) Includes cumulative effect adjustments relating to accounting changes for income taxes (an increase in net earnings of $10; $0.95 per share) and retiree health care benefits ($27 after-tax charge; $2.60 per share) and reduced cost of sales of $4 as a result of a change in LIFO accounting method, resulting in an after-tax benefit of $3 or $.26 per share.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth historical per share data for May and Strawbridge & Clothier, pro forma per share data for May giving effect to the Department Stores Sale as a purchase of the Department Store Assets under GAAP and equivalent pro forma per share data for Strawbridge & Clothier. The information presented should be read in conjunction with the historical financial statements and related notes thereto of May and Strawbridge & Clothier and the selected historical financial data including the notes thereto, each incorporated in or included elsewhere in this Proxy Statement/Prospectus. Comparative pro forma data have been included for comparative purposes only and do not purport to be indicative of (i) the results of operations or financial position which actually would have been obtained if the Department Stores Sale had been completed at the beginning of the period or as of the date indicated or
(ii) the results of operations or financial position which may be obtained in the future.

                                                                                           EQUIVALENT
                                                                                          STRAWBRIDGE &
                                                                               MAY          CLOTHIER
                                                          STRAWBRIDGE &     PRO FORMA       PRO FORMA
                                                MAY(1)     CLOTHIER(2)     COMBINED(3)     COMBINED(4)
                                                ------    -------------    -----------    -------------
NET EARNINGS (LOSS) PER COMMON SHARE FROM
  CONTINUING OPERATIONS
  Year ended February 3, 1996(5).............   $ 2.61       $ (0.83)        $  2.56          $1.15

CASH DIVIDENDS PER COMMON SHARE
  Year ended February 3, 1996................   $1.115       $  1.10(6)      $ 1.115          $0.50
                                                                1.00(7)
BOOK VALUE PER COMMON SHARE(8)
  As of February 3, 1996.....................   $15.40       $ 23.09         $ 16.02          $7.21

- ------------

(1) Reflects the historical operations of May as restated to adjust for the distribution on May 4, 1996 by May of all of the shares of common stock of its then wholly owned subsidiary Payless to owners of May Common Stock.

(2) Reflects Strawbridge & Clothier's consolidated per share data at February 3, 1996 and for the fiscal year then ended.

(3) Reflects the historical operations of May (restated as indicated in note (1) above) and the Strawbridge & Clothier Department Stores division adjusted to reflect the impact of purchase accounting by May and the issuance of the Stock Consideration (assumed to be 4,781,760 shares of May Common Stock based on the Strawbridge & Clothier management's estimate. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions.").

(4) The equivalent Strawbridge & Clothier pro forma per share amounts are calculated by multiplying the May pro forma combined per share amounts by the Estimated Liquidation Ratio (0.45). Using the Alternative Estimated Liquidation Ratio (0.41), the pro forma per share amounts for net earnings from continuing operations, cash dividends and book value would be $1.05, $0.46, $6.57, respectively. For a discussion of Strawbridge & Clothier's calculation of the Estimated Liquidation Ratio and the Alternative Estimated Liquidation Ratio, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions."

(5) Fiscal year ended February 3, 1996 included 53 weeks.

(6) Reflects the amount of the annual dividend paid on the Series A Common
    Stock.

(7) Reflects the amount of the annual dividend paid on the Series B Common
    Stock.

(8) Book value per share is computed by dividing common shareholders' equity by the number of shares of common stock outstanding at February 3, 1996. Pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at February 3, 1996.

                         COMPARATIVE MARKET PRICE DATA

    The shares of May Common Stock are listed on the NYSE under the symbol "MA." The shares of Series A Common Stock are quoted on the Nasdaq National Market under the symbol "STRWA." The following tables set forth for the periods indicated, the reported high and low per share sale prices of shares of May Common Stock on the NYSE and shares of Series A Common Stock on the Nasdaq National Market and dividends paid on such shares. The information has been derived from published financial sources.

THE MAY DEPARTMENT STORES COMPANY

                                                                HIGH        LOW      DIVIDENDS
                                                               -------    -------    ---------
Fiscal Year Ended January 28, 1995
    First Quarter...........................................   $ 45.13    $ 38.00    $ 0.23
    Second Quarter..........................................     41.88      37.38    $ 0.26
    Third Quarter...........................................     42.00      36.50    $ 0.26
    Fourth Quarter..........................................     39.88      32.25    $ 0.26
Fiscal Year Ended February 3, 1996
    First Quarter...........................................   $ 38.00    $ 33.50    $ 0.26
    Second Quarter..........................................     44.25      35.25    $ 0.285
    Third Quarter...........................................     45.38      37.00    $ 0.285
    Fourth Quarter..........................................     46.25      38.38    $ 0.285
Fiscal Year Ended February 1, 1997
    First Quarter...........................................   $ 51.88    $ 43.38    $ 0.285
    Second Quarter (through June 6, 1996)...................     52.25      45.25(1) $ 0.29(2)

STRAWBRIDGE & CLOTHIER

                                                                HIGH        LOW      DIVIDENDS
                                                               -------    -------    ---------
Fiscal Year Ended January 28, 1995
    First Quarter...........................................   $ 23.50    $ 20.00    $ 0.275
    Second Quarter..........................................     21.75      19.50    $ 0.275
    Third Quarter...........................................     23.50      20.75    $ 0.275
    Fourth Quarter..........................................     23.25      20.75    $ 0.275
Fiscal Year Ended February 3, 1996
    First Quarter...........................................   $ 22.75    $ 19.00    $ 0.275
    Second Quarter..........................................     21.50      18.50    $ 0.275
    Third Quarter...........................................     19.75      14.13    $ 0.275
    Fourth Quarter..........................................     25.25      18.00    $ 0.275
Fiscal Year Ended February 1, 1997
    First Quarter...........................................   $ 28.25    $ 17.75    $ 0.275
    Second Quarter (through June 6, 1996)...................     18.69      17.75       --

- ------------

(1) On May 4, 1996, May distributed pro rata to May shareowners all the outstanding common stock of its then wholly owned subsidiary Payless on the basis of .16 share of Payless for each outstanding share of May Common Stock. Regular way trading of the Payless common stock began on May 9, 1996, on which date the reported high and low per share sale prices of the Payless common stock were $30.25 and $28.50, respectively, and the reported high and low per share sale prices of the May Common Stock were $46.75 and $45.25, respectively.

(2) On February 26, 1996, the Board of Directors of May declared the second quarter cash dividend of $.29 per share payable on June 15, 1996 to shareowners of record on June 1, 1996.

    On October 27, 1995, the last full trading day prior to Strawbridge & Clothier's public announcement that it had retained PJSC to explore strategic alternatives, including a possible sale of the company, the last reported sale price per share of the Series A Common Stock on the Nasdaq National Market was $15.00. On April 3, 1996, the last full trading day prior to the first public announcement by May and Strawbridge & Clothier of the execution of the May Asset Purchase Agreement, the last reported sale prices per share of the May Common Stock on the NYSE and the Series A Common Stock on the Nasdaq National Market were $47.875 and $19.125, respectively, and the equivalent per share market value for Series A Common Stock, reflecting the Estimated Liquidation Ratio and the Alternative Liquidation Ratios, was $21.54 and $19.63, respectively. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions." On June 6, 1996, the last full trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale prices per share of the May Common Stock on the NYSE and the Series A Common Stock on the Nasdaq National Market were $47.75 and $18.25, respectively, and the equivalent per share market value for the Series A Common Stock, reflecting the Estimated Liquidation Ratio and the Alternative Estimated Liquidation Ratio, was $21.49 and $19.58, respectively. On June 6, 1996, the last reported sale price per share of Payless on the NYSE was $28.375.

                               THE ANNUAL MEETING

DATE, TIME AND PLACE OF MEETING

    The Annual Meeting will be held at 11:00 a.m., local time, on Monday, July 15, 1996, on the 8th Floor of Strawbridge & Clothier's Main Store, 801 Market Street, Philadelphia, Pennsylvania.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Annual Meeting, shareholders of Strawbridge & Clothier will have the opportunity to consider and vote upon (i) the Liquidation Proposal; (ii) the Election of Directors Proposal; (iii) the Auditors Proposal; and (iv) such other business as may properly come before the Annual Meeting.

RECORD DATE; VOTING AT THE MEETING

    The Board of Directors has fixed the close of business on June 3, 1996 as the Record Date for the Annual Meeting. Only holders of Strawbridge & Clothier Common Stock whose names appeared on the books of Strawbridge & Clothier at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, Strawbridge & Clothier had outstanding 7,709,841 shares of Series A Common Stock and 2,904,680 shares of Series B Common Stock.

    The Series A Common Stock and the Series B Common Stock are the only securities entitled to vote at the Annual Meeting. Each holder of Series A Common Stock will have the right to one vote for each share held, and each holder of Series B Common Stock will have the right to ten votes for each share held. Accordingly, the holders of the Series A Common Stock will be entitled to cast a total of 7,709,841 votes, and the holders of the Series B Common Stock will be entitled to cast a total of 29,046,800 votes. The total number of votes of both series of Strawbridge & Clothier Common Stock entitled to be cast at the Annual Meeting is 36,756,641 where the Series A Common Stock and the Series B Common Stock vote together without regard to series. The holders of record of shares entitled to cast a majority of such votes must be present in person or represented by proxy in order to constitute a quorum for the holding of the Annual Meeting.

    Under the rules of the NASD, brokers who hold shares in "street name" for customers who are beneficial owners of such shares have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive such instructions are entitled to vote on the Election of Directors Proposal and the Auditors Proposal. With respect to the Election of Directors Proposal and the Auditors Proposal, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the Liquidation Proposal, abstentions and broker non-votes will be considered present and will have the effect of a vote against the Liquidation Proposal.

    Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Strawbridge & Clothier, before the polls are closed with respect to a vote, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Strawbridge & Clothier Common Stock and delivering it to the Secretary of Strawbridge & Clothier, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy in accordance with clause (i) above should be sent to Strawbridge & Clothier, 801 Market Street, Philadelphia, Pennsylvania 19107-3199, Attention: Mr. Steven L. Strawbridge, Secretary. In addition, both proxies and revocations may be given by facsimile transmission to Georgeson & Co. (212/440-9009) of both sides of an executed form of proxy or a notice of revocation bearing a later date than the proxy, before the close of business on the day before the Annual Meeting.

REQUIRED VOTE

    Under the PBCL and the Strawbridge & Clothier Charter, approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting separately as a series, and the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting together without regard to series. The election of directors pursuant to the Election of Directors Proposal requires the affirmative vote of a plurality of the votes cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting together without regard to series. Approval of the Auditors Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Series A Common Stock and the Series B Common Stock entitled to vote thereon, voting together without regard to series.

    The executive officers and directors of Strawbridge & Clothier beneficially owned as of the Record Date 68,539 shares of Series A Common Stock (less than 1% of the outstanding shares of Series A Common Stock) entitled to vote at the Annual Meeting and 1,574,376 shares of Series B Common Stock (54.2% of the outstanding shares of Series B Common Stock) entitled to vote at the Annual Meeting, representing 43.0% of the outstanding shares of Strawbridge & Clothier Common Stock entitled to vote without regard to series at the Annual Meeting. Each of such executive officers and directors has informed Strawbridge & Clothier that such person intends to vote all shares beneficially owned by such holder in favor of the Liquidation Proposal, the Election of Directors Proposal and the Auditors Proposal. For further information regarding the ownership of Strawbridge & Clothier Common Stock, including ownership by directors and executive officers of Strawbridge & Clothier, see "BENEFICIAL OWNERSHIP OF VOTING SECURITIES."

                  THE ASSET SALES AND LIQUIDATION TRANSACTIONS

GENERAL

    If the Liquidation Proposal is adopted by the requisite vote of Strawbridge & Clothier shareholders, (i) as promptly as practicable after the Annual Meeting
(a) Strawbridge & Clothier will sell and May New York will acquire the Department Store Assets, and May will deliver to Strawbridge & Clothier 4,200,000 shares of May Common Stock, subject to adjustment and May New York will assume the Assumed Department Store Liabilities, (b) Strawbridge and Clothier will sell and Kimco will acquire the Clover Store Assets, and Kimco will pay to Strawbridge & Clothier $40,000,000, subject to adjustment, and will assume the Assumed Clover Stores Liabilities, and (c) Strawbridge & Clothier will sell, liquidate or otherwise dispose of all assets not purchased by May New York or Kimco, including the Other Clover Store Assets and the Remaining Assets, and will pay or provide for existing liabilities and obligations that are not assumed by May New York or Kimco, (ii) to the extent there are Disposition Proceeds, no sooner than 30 days after the First Closing Date nor later than the business day preceding the first anniversary of the First Closing Date, Strawbridge & Clothier will sell and May New York will acquire the Second Closing Cash Amount, and May will deliver to Strawbridge & Clothier the Second Closing Stock Consideration, and (iii) Strawbridge & Clothier will effect the Liquidation pursuant to which it will distribute in complete liquidation in a series of distributions, subject to the terms of the Plan of Reorganization and Liquidation, to the holders of Strawbridge & Clothier Common Stock its assets, including the shares of May Common Stock received from May as consideration for the Department Stores Sale, remaining after the sale of any assets necessary to satisfy in full all Retained Liabilities. Strawbridge & Clothier currently anticipates that (i) the First Closing will occur on or about July 18, 1996,
(ii) the final determination of the First Closing Stock Consideration and the Initial Distribution will occur by November 22, 1996, (iii) the Second Distribution will occur by July 18, 1997, and (iv) the Final Distribution, if any, will occur by July 31, 1999. For a discussion of Strawbridge & Clothier's estimation of the amount of May Common Stock to be distributed to holders of Strawbridge & Clothier Common Stock in the Liquidation, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions."

BACKGROUND OF THE ASSET SALES AND LIQUIDATION

    In the past several years Strawbridge & Clothier has experienced periods of general softness in the retail environment as well as steadily increasing competition in its trading area, including from major national department store companies. In light of these factors as well as anticipated further increases in competition, Strawbridge & Clothier's management and Board of Directors has periodically reviewed the company's strategic alternatives and investigated efforts to increase sales, stem the loss of gross margin and reduce expenses. Management's preferred alternative was to remain a successful independent retailer. As a result of its search for strategic alternatives, in August 1995 the company participated in a group bid to purchase the assets of Woodward & Lothrop, Incorporated ("Woodward & Lothrop") in a bankruptcy court-sponsored auction. Strawbridge & Clothier's participation in the group bid contemplated that it would acquire six John Wanamaker, Philadelphia department stores (the "John Wanamaker stores") owned by Woodward & Lothrop in the Philadelphia metropolitan area. The group in which Strawbridge & Clothier participated was not successful, however, and another group that included May acquired certain assets of Woodward & Lothrop, including the John Wanamaker stores. In September 1995 two of the major debt rating services, Moody's Investors Service and Standard & Poor's, downgraded the company's senior debt.

    At Strawbridge & Clothier's regularly scheduled Board of Directors meeting on September 20, 1995, representatives of PJSC were invited to address the Board on the subject of possible strategic alternatives available to the company in light of the unsuccessful bid for the John Wanamaker stores. The Board also reviewed and discussed the senior debt downgrade by the two rating agencies. In the course of its discussion the Board reflected on a number of matters, including trends and conditions in the department store and discount store industries, continued softness in the retail industry in general and economic uncertainty in the Strawbridge & Clothier trading market. The Board was especially concerned about the implications of, and accordingly discussed at length with PJSC, the recent bankruptcy filings of Bradlees, Inc. and The Caldor Corporation and outside factors that contributed to them. The Board of Directors requested PJSC to make a further presentation at the October Board meeting.

    PJSC's presentation at the October Board meeting outlined various strategic alternatives available to Strawbridge & Clothier. These included maintaining its independence as a public company through an internal program of cost-cutting, margin improvement and sales increases to improve the status quo, through pursuit of an acquisition strategy or through divestiture of one of the two divisions of the company. The alternatives included surrendering independence in order to maximize shareholder value through a sale of control of the company or a merger with a comparable company. These alternatives were thoroughly discussed with the Board, and at the conclusion of the meeting the Board authorized management to engage PJSC as a financial advisor to pursue the strategic alternatives outlined in their presentation.

    Late in October 1995 a representative of May visited a representative of Strawbridge & Clothier and suggested that May might be willing to propose a business combination transaction with Strawbridge & Clothier. The May representative proposed that the two companies promptly commence substantive discussions concerning such a transaction and mentioned some of the benefits that May believed could result therefrom. The Strawbridge & Clothier representative informed the May representative that the proposal would be reported to the Board of Directors.

    On Monday, October 30, 1995, the Strawbridge & Clothier Board of Directors held a special meeting to discuss May's invitation to negotiate a business combination, as well as the preceding

Friday's heavy trading volume and share price drop which had precipitated an inquiry from the NASD. The Board authorized a press release announcing that Strawbridge & Clothier had engaged PJSC to help it explore strategic alternatives, including a possible sale of the company, and that it was expecting to report a third quarter loss due to continued softening in the retail market.

    During the course of the next five months, PJSC held discussions with third parties, including May, with respect to possible strategic alternatives involving the Department Stores division, the Clover Stores division and Strawbridge & Clothier as a whole. Potential strategic and financial buyers were contacted to determine whether such parties would be interested in merging with, being acquired by, acquiring or forming a joint venture with Strawbridge & Clothier or one or both of its divisions. PJSC contacted more than 20 potential parties, of which 20 executed confidentiality agreements with Strawbridge & Clothier and received confidential information about the company. Approximately ten of these parties subsequently submitted preliminary indications of interest in transactions of various types involving Strawbridge & Clothier or a portion of its assets. Throughout this period, PJSC worked closely with management in this process and reported to the Board of Directors at each of the monthly board meetings. During this period, Strawbridge & Clothier engaged Ernst & Young LLP as consultants to assist Strawbridge & Clothier in implementing expense reduction measures in both divisions.

    On December 13, 1995, May and its financial advisor Gleacher NatWest, Inc. ("Gleacher NatWest") communicated May's initial indication of interest to PJSC regarding a transaction to acquire the assets of the Department Stores division. For several weeks thereafter, PJSC held discussions from time to time with Gleacher NatWest, as well as other potential parties, about a possible transaction.

    On January 23, 1996, officers, financial advisors and legal representatives of Strawbridge & Clothier and May met to discuss, among other things, the possible structure of a purchase of the assets of the Department Stores division by May in a tax-free transaction and related legal issues. The structure contemplated a first closing relating to the sale of the assets of the Department Stores division, followed by the sale of the company's remaining assets, the satisfaction of liabilities and ultimate dissolution of the company. Subsequent meetings were held by the parties' representatives to refine a structure for the proposed transaction and to negotiate forms of agreement.

    On February 9, 1996, Kimco indicated an initial interest in acquiring the real estate utilized in the Clover Stores division. In the meantime and thereafter, PJSC continued to meet with other parties to discuss various alternative transactions and possible transactions that could complement the May proposal, including a transaction with Kimco.

    On March 22, 1996, May submitted to Strawbridge & Clothier a revised proposal to acquire the assets of the Department Stores division. Meetings occurred at this time between the managements of Strawbridge & Clothier and May as well as financial, accounting and legal advisors of each company.

    At the regularly scheduled meeting of the Strawbridge & Clothier Board of Directors on March 27, 1996, a presentation by PJSC and management was made to the Board regarding a possible sale of the assets of the Department Stores division to May pursuant to the terms of May's revised proposal. Representatives of legal counsel and Strawbridge & Clothier's outside auditors were also present and participated. The presentation to and discussion by the Board of Directors was wide ranging and included, among other things, a review of (a) management's current view of the financial condition and prospects of Strawbridge & Clothier over the period encompassed by the company's planning process; (b) the strategic alternatives available to Strawbridge & Clothier and their possible implications in light of management's objectives; and (c) the current state of the retail industry consolidation and local opportunities and trends in the foreseeable future. A review of May's organization, businesses, management and financial statements was provided to the Board of Directors, together with a discussion of the potential benefits to shareholders of an asset sale to May. In addition, the Board of Directors approved the engagement of Lehman Brothers and HLH&Z to provide the fairness opinions discussed herein.

    Discussions continued by Strawbridge & Clothier management and PJSC with each of May and Kimco during the following week, and the Board of Directors held special meetings on April 3rd and 4th where the foregoing matters were fully discussed. At the special meetings, management reviewed with the Board the strategic alternative reviews which had occurred since the early fall of 1995, the chronology of the discussions with May and Kimco and other parties and the reasons for and benefits of a tax-free transaction with May. Management also reviewed with the Board certain issues relating to the proposed transactions with May and Kimco. Representatives of PJSC and outside legal counsel reviewed with the Board of Directors the status of the negotiations with May and separately with Kimco and the provisions of the proposed agreements, including but not limited to the ultimate dissolution of the company. Each of Lehman Brothers, PJSC and HLH&Z reviewed the financial analysis and valuation it conducted with respect to the proposed transactions. On the basis of these and other analyses, the financial advisors delivered their opinions, confirmed later by written opinions, with respect to the Liquidation and the Asset Sales that are described elsewhere herein. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Opinions of Strawbridge & Clothier's Financial Advisors." After extended discussion, the Strawbridge & Clothier Board of Directors unanimously approved the May Asset Purchase Agreement, the principal terms of the Clover Stores Sale which were included in the Kimco Asset Purchase Agreement and the Liquidation.

RECOMMENDATION OF STRAWBRIDGE & CLOTHIER'S BOARD OF DIRECTORS; REASONS FOR THE ASSET SALES AND LIQUIDATION

    The Board of Directors of Strawbridge & Clothier has unanimously (i) adopted the resolution providing for the Liquidation, (ii) approved the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement, and (iii) determined that the Asset Sales and the Liquidation are advisable and fair to and in the best interests of the shareholders of Strawbridge & Clothier. THE STRAWBRIDGE & CLOTHIER BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE LIQUIDATION IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF STRAWBRIDGE & CLOTHIER AND RECOMMENDS THAT SHAREHOLDERS OF STRAWBRIDGE & CLOTHIER VOTE IN FAVOR OF THE LIQUIDATION PROPOSAL.

    The decision of the Strawbridge & Clothier Board of Directors to approve the Liquidation, including the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement, and to recommend approval of the transactions contemplated thereby by the shareholders of Strawbridge & Clothier, was based upon a number of factors, including without limitation, the following:

        (i) the Strawbridge & Clothier Board of Directors' understanding of the position of the company in the present and anticipated environment in the retail industry and in particular the department store and discount store industry in its trading markets, the strategic options available to Strawbridge & Clothier and the potential for further consolidation within the industry which could adversely affect Strawbridge & Clothier's competitive position;

        (ii) the Strawbridge & Clothier Board of Directors' consideration of, among other things, information concerning the financial condition, results of operations, prospects and businesses of Strawbridge & Clothier, including management's belief that over the course of the next two years revenues and net income would increase modestly only with dramatic cost reduction and consolidation programs;

        (iii) the Strawbridge & Clothier Board of Directors' consideration of, among other things, current industry, economic and market conditions;

        (iv) the Strawbridge & Clothier Board of Directors' consideration of, among other things, historical financial, business and dividend information about May;

        (v) the Strawbridge & Clothier Board of Directors' understanding of management's estimate of the amount of the Liquidating Distribution (see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions");

        (vi) the Strawbridge & Clothier Board of Directors' understanding, based upon the opinion of its outside legal counsel, that the Liquidation can be accomplished on a tax-free basis to shareholders of Strawbridge & Clothier;

        (vii) the Strawbridge & Clothier Board of Directors' review of presentations from, and discussions with, senior executives of Strawbridge & Clothier, representatives of its outside legal counsel and representatives of PJSC regarding the business, financial, accounting and legal due diligence with respect to the terms and conditions of the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement; and

        (viii) the Strawbridge & Clothier Board of Directors' receipt of the fairness opinions from Lehman Brothers, PJSC and HLH&Z described herein. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Opinions of Strawbridge & Clothier's Financial Advisors."

    The Strawbridge & Clothier Board of Directors did not assign relative weights to the factors discussed above.

OPINIONS OF STRAWBRIDGE & CLOTHIER'S FINANCIAL ADVISORS
    LEHMAN BROTHERS

    Strawbridge & Clothier has engaged Lehman Brothers to render its opinion with respect to the fairness, from a financial point of view, to Strawbridge & Clothier's shareholders of the Posited Exchange Ratios of shares of May Common Stock that the management of Strawbridge & Clothier has estimated will be distributed to such shareholders in the Liquidation.

    On April 4, 1996, in connection with the evaluation of the May Asset Purchase Agreement, the Kimco Asset Purchase Agreement, the Liquidation and the transactions contemplated thereby by the Board of Directors of Strawbridge & Clothier, Lehman Brothers delivered its oral opinion, which opinion was subsequently confirmed in a written opinion dated April 4, 1996, that, as of the date of such opinion, and subject to the assumptions, factors and limitations set forth in such written opinion as described below, the Initial Posited Exchange Ratio of shares of May Common Stock that the management of Strawbridge & Clothier estimated at that time would be distributed to the Strawbridge & Clothier shareholders in the Liquidation was fair, from a financial point of view, to the shareholders of Strawbridge & Clothier.

    Subsequently, on June 6, 1996, Lehman Brothers delivered an updated opinion in writing that, as of the date of such opinion, and subject to the assumptions, facts and limitations set forth in such opinion as described below, the Revised Posited Exchange Ratio of shares of May Common Stock that the management of Strawbridge & Clothier estimated at that time would be distributed to the Strawbridge & Clothier shareholders in the Liquidation was fair, from a financial point of view, to the shareholders of Strawbridge & Clothier.

    THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS DATED JUNE 6, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING SUCH OPINION, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D AND IS INCORPORATED BY REFERENCE HEREIN. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    Except as described below, no limitations were imposed by Strawbridge & Clothier on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinions. Lehman Brothers was not requested to and did not make any recommendation to the Board of Directors of Strawbridge & Clothier as to the form or amount of the consideration to be received by Strawbridge & Clothier in the Department Stores Sale, which was determined through arm's-length negotiations between Strawbridge & Clothier and May, or in the Clover Stores Sale, which was determined through arm's-length negotiations between Strawbridge & Clothier and Kimco, in both cases upon advice of Strawbridge & Clothier's other financial advisors and legal advisors. Lehman Brothers was also not requested to and did not render any advice to Strawbridge & Clothier as to the form or amount of consideration which management of Strawbridge & Clothier has estimated would be distributed to Strawbridge & Clothier's shareholders in the Liquidation. In arriving at its opinions, Lehman Brothers did not ascribe a specific range of values to Strawbridge & Clothier, but made its determination as to the fairness, from a financial point of view, in the case of the April 4, 1996 opinion, of the Initial Posited Exchange Ratio and, in the case of the June 6, 1996 opinion, of the Revised Posited Exchange Ratio, of shares of May Common Stock that the management of Strawbridge & Clothier estimated would be received by the shareholders of Strawbridge & Clothier on the basis of the financial and comparative analyses described below. Lehman Brothers' opinions are addressed to the Board of Directors of Strawbridge & Clothier and were rendered to the Board of Directors in connection with its consideration of the Liquidation and do not constitute a recommendation to any shareholder of Strawbridge & Clothier as to how such shareholder should vote with respect to the Liquidation Proposal at the Annual Meeting. Lehman Brothers was not requested to opine as to, and its opinions do not in any manner address, Strawbridge & Clothier's underlying business decision to proceed with or effect the Department Stores Sale, the Clover Stores Sale or the Liquidation or the number or value of the shares of May Common Stock or the amount or value of any other consideration that actually will be distributed to Strawbridge & Clothier's shareholders in the Liquidation.

    In arriving at its opinions, Lehman Brothers reviewed and analyzed: (i) the May Asset Purchase Agreement, the Kimco Asset Purchase Agreement (a draft which was reviewed at the time of the April 4, 1996 opinion), the proposals regarding the discount store inventory and the specific terms of the transactions contemplated thereby and the proposed Liquidation, (ii) publicly available information concerning Strawbridge & Clothier which Lehman Brothers believed to be relevant to its inquiry, (iii) financial and operating information with respect to the businesses, operations and prospects of Strawbridge & Clothier (including financial projections for the years 1996 through 1998) furnished to Lehman Brothers by Strawbridge & Clothier, (iv) the trading history of the Series A Common Stock from January 1991 to the date of the relevant opinion and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (v) a comparison of the historical financial results and present financial condition of Strawbridge & Clothier and its divisions with those of other companies that Lehman Brothers deemed relevant, (vi) publicly available information concerning May which Lehman Brothers believed to be relevant to its inquiry, (vii) financial and operating information with respect to the business, operations and prospects of May (including financial projections for the years 1996 through 1998 furnished to Lehman Brothers by
May), (viii) the trading history of the May Common Stock from January 1991 to the date of the relevant opinion and a comparison of the May Common Stock price and valuation multiples with those of other companies that Lehman Brothers deemed relevant, (ix) research analysts' reports and earnings estimates regarding the business, financial condition and future financial performance of May, (x) a comparison of the financial terms of the Liquidation with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant, (xi) an analysis prepared by the management of Strawbridge & Clothier regarding the manner in which the amount of the Retained Liabilities and, in the case of the April 4, 1996 opinion, the Initial Posited Exchange Ratio and, in the case of the June 6, 1996 opinion, the Revised Posited Exchange Ratio had been estimated, and (xii) real estate appraisals performed by an independent third party valuing the real estate assets of Strawbridge & Clothier's Clover Stores division. In addition, Lehman Brothers had discussions with the management of Strawbridge & Clothier concerning its business, operations, assets, liabilities, financial condition, credit and liquidity situation and prospects, and with the managements of May and Kimco concerning their respective businesses, operations, financial conditions and prospects. Lehman Brothers also had discussions with representatives of PJSC regarding the market testing process undertaken by such representatives on behalf of Strawbridge & Clothier to solicit indications of interest or proposals from third parties with respect to an acquisition of Strawbridge & Clothier, the Department Stores division of Strawbridge & Clothier or the Clover Stores division of Strawbridge & Clothier or its real estate properties and with respect to the results of such process. Lehman Brothers also undertook such other studies, analyses and investigations as it deemed appropriate.

    In arriving at its opinions, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinions without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of Strawbridge & Clothier that they were not aware of any facts that would make such information inaccurate or misleading. Lehman Brothers also assumed and relied upon the accuracy of the estimates of the management of Strawbridge & Clothier as to the amount of each Retained Liability, the amount of the Posited Exchange Ratios and the timing of the distribution of the shares of May Common Stock to Strawbridge & Clothier's shareholders without assuming any responsibility for independent verification or calculation thereof, and further assumed that the foregoing were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Strawbridge & Clothier. With respect to the financial projections of Strawbridge & Clothier provided to Lehman Brothers by the management of Strawbridge & Clothier, upon advice of Strawbridge & Clothier, Lehman Brothers assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Strawbridge & Clothier as to the future financial performance of Strawbridge & Clothier and that Strawbridge & Clothier would perform substantially in accordance with such projections. With respect to the financial projections of May provided to Lehman Brothers by the management of May, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of May as to the future financial performance of May and that May would perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Strawbridge & Clothier and did not make or obtain any evaluation or appraisal of the assets or liabilities of Strawbridge & Clothier other than the appraisal of the real estate assets of the Clover Stores division referred to above. In addition, Lehman Brothers was not authorized to and did not solicit any indications of interest from any third party with respect to the purchase of all or a part of Strawbridge & Clothier's businesses or assets and relied entirely on the results of the process conducted by representatives of PJSC in this regard. Upon advice of Strawbridge & Clothier and its legal and accounting advisors, Lehman Brothers assumed that the Liquidation will qualify as a "C" reorganization within the meaning of Section 368(a) of the Code and therefore as a tax-free transaction to Strawbridge & Clothier and its shareholders. Each Lehman Brothers' opinion states that it was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

    In arriving at its opinions, Lehman Brothers assumed at Strawbridge & Clothier's direction that in the case of the April 4, 1996 opinion, shareholders of Strawbridge & Clothier would receive 0.407 share of May Common Stock and, in the case of the June 6, 1996 opinion, shareholders would receive 0.41 share of May Common Stock, in each case in exchange for each share of Strawbridge & Clothier Common Stock in the Liquidation, that such shares would be distributed to Strawbridge & Clothier's shareholders by the dates estimated by the management of Strawbridge & Clothier, and that the amount of such distribution would not be reduced by the claims of creditors of Strawbridge & Clothier. However, Lehman Brothers' opinions note that the exact number of shares of May Common Stock that will be distributed to Strawbridge & Clothier's shareholders and the specific timing of the distributions will be affected by the amount and timing of the resolution of the Retained Liabilities, and there can be no assurance that Strawbridge & Clothier's shareholders will actually receive 0.407 or 0.41 share of May Common Stock for each share of Strawbridge & Clothier Common Stock in the Liquidation or that the distributions of such shares will occur by such estimated dates. Lehman Brothers expressed no opinion as to (i) the number of shares of May Common Stock that actually will be distributed to Strawbridge & Clothier's shareholders in the Liquidation or when such shares of May Common Stock actually will be distributed to Strawbridge & Clothier's shareholders or (ii) whether the receipt of any lesser number of shares of May Common Stock for each share of Strawbridge & Clothier Common Stock or the receipt of such shares at a later date would be fair, from a financial point of view, to Strawbridge & Clothier's shareholders. Lehman Brothers also expressed no opinion as to the prices at which May Common Stock will trade at any time prior to or following the distribution of the shares of May Common Stock to Strawbridge & Clothier's shareholders in the Liquidation.

    In connection with its presentation to Strawbridge & Clothier's Board of Directors on April 4, 1996, advising Strawbridge & Clothier's Board of Directors of its opinion on April 4, 1996, Lehman Brothers performed certain financial and comparative analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions, the markets in which Strawbridge & Clothier operates and other matters, many of which are beyond the control of Strawbridge & Clothier. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    Based upon initial estimates of management of Strawbridge & Clothier that holders of Strawbridge & Clothier Common Stock would receive 0.407 share of May Common Stock for each share of Strawbridge & Clothier Common Stock in the Liquidation, management's estimate of the timing of the distributions of such shares and using the three-year Treasury rate of 5.89% at April 3, 1996 as the discount rate, Lehman Brothers estimated that the exchange ratio implied by calculating the present value of the future distributions of such shares would be 0.396 share of May Common Stock for each share of Strawbridge & Clothier Common Stock.

    Based upon revised alternative estimates of management of Strawbridge & Clothier that holders of Strawbridge & Clothier Common Stock would receive 0.41 share of May Common Stock for each share of Strawbridge & Clothier Common Stock in the Liquidation, management's estimate of the timing of the distributions of such shares and using the three-year Treasury rate of 6.30% at June 6, 1996 as the discount rate, Lehman Brothers estimated that the exchange ratio implied by calculating the present value of the future distributions of such shares would be 0.39 share of May Common Stock for each share of Strawbridge & Clothier Common Stock.

    The analyses described below, which were performed prior to the April 4, 1996 opinion, were updated by Lehman Brothers prior to the June 6, 1996 opinion.

    Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, Lehman Brothers compared selected financial data of Strawbridge & Clothier with similar data of selected publicly-traded department and discount stores engaged in businesses considered by Lehman Brothers to be comparable to those of Strawbridge & Clothier. Specifically, Lehman Brothers included in its review of department stores Bon-Ton Stores Inc., Carson, Pirie Scott & Company ("Carson, Pirie"), Gottschalks, Inc., Jacobson Stores Inc. and Proffitt's Inc. ("Proffitt's") (collectively, the "Department Store Group"). Lehman Brothers also reviewed selected publicly-traded discount stores which included Ames Department Stores Inc., Bradlees Inc., The Caldor Corporation, Hills Stores Co., ShopKo Stores Inc., Value City Department Stores Inc. and Venture Stores Inc. (collectively, the "Discount Store Group").

    For each of the companies identified above, Lehman Brothers analyzed the current market price per share as a multiple of (i) latest twelve months ("LTM") earnings per share ("EPS"), (ii) 1996 estimated EPS, (iii) 1997 estimated EPS and (iv) book value, which, for the Department Store Group, yielded median multiples of 15.1x, 13.8x, 11.8x and 0.90x, respectively, and mean multiples of 15.1x, 12.7x, 11.1x and 1.04x, respectively, and for the Discount Store Group, yielded median multiples of 11.9x, 10.6x, 10.1x and 0.50x, respectively, and mean multiples of 10.6x, 11.4x, 9.7x and 0.65x, respectively. Lehman Brothers also calculated total equity market value plus net debt ("Firm Value") as multiples of (i) net sales, (ii) earnings before interest and taxes ("EBIT"),
(iii) earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iv) assets less cash, which, for the Department Store Group, yielded median multiples of 0.44x, 9.4x, 7.1x and 0.67x, respectively, and mean multiples of 0.49x, 9.4x, 7.1x and 0.73x, respectively, and for the Discount Store Group, yielded median multiples of 0.18x, 10.0x, 5.5x and 0.48x, respectively, and mean multiples of 0.25x, 9.7x, 5.5x and 0.52x, respectively. The 1996 and 1997 earnings estimates were based on the mean of publicly available earnings estimates made by research analysts as provided by First Call Investor Service. The multiples resulting from the analysis of the Department Store Group and the Discount Store Group were applied to the corresponding results (and estimated 1996 and 1997 results) of Strawbridge & Clothier, and, based on both the quantitative results of this analysis and qualitative judgments as further described below, implied a range of values for the shares of Strawbridge & Clothier Common Stock of approximately $11.00 to $16.00 per share.

    Because of the lack of truly comparable companies due to the two separate lines of business of Strawbridge & Clothier and the inherent differences between the businesses, operations and prospects of Strawbridge & Clothier and the businesses, operations and prospects of the companies included in the respective comparable groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of Strawbridge & Clothier and the companies in each of the respective comparable groups that would affect the public trading values of Strawbridge & Clothier and such other companies.

    Analysis of Selected Comparable Transactions. Using publicly available information, Lehman Brothers compared selected financial data (including total equity market value ("Equity Value")) as a multiple of LTM net income and book value, and Firm Value as a multiple of LTM revenues, LTM EBIT, LTM EBITDA and assets less cash for Strawbridge & Clothier with similar data for six selected transactions in the department store industry and one in the discount store industry. Transactions reviewed by Lehman Brothers in the department store industry included the acquisition of Younkers, Inc. by Proffitt's, the acquisition of Woodward & Lothrop by May and J.C. Penney Company, the acquisition of Broadway Stores, Inc. by Federated Department Stores Inc. ("Federated"), the acquisition of certain stores of Carson, Pirie by Dayton Hudson Corporation, the acquisition of Joseph Horne Company by Federated and the acquisition of McRae Industries, Inc. by Proffitt's and, in the discount store industry, the proposed acquisition by Fred's, Inc. of Rose's Stores, Inc. Such analysis yielded the following multiples with respect to department store transactions: (i) a range of 10.7x to 22.3x with a median of 16.4x for the ratio of Equity Value to LTM net income; (ii) a range of 1.20x to 2.24x with a median of 1.37x for the ratio of Equity Value to book value; (iii) a range of 0.53x to 0.87x with a median of 0.74x for the ratio of Firm Value to LTM revenues; (iv) a range of 8.1x to 10.6x with a median of 8.7x for the ratio of Firm Value to LTM EBIT; (v) a range of 6.2x to 8.2x with a median of 7.1x for the ratio of Firm Value to LTM EBITDA; and (vi) a range of 0.9x to 1.0x with a median of 0.9x for the ratio of Firm Value to assets less cash. With respect to the Discount Store transaction, the analysis yielded multiples of 0.56x for the ratio of Equity Value to Book Value, 0.12x for the ratio of Firm Value to LTM revenues, 13.0x for the ratio of Firm Value to LTM EBIT and 0.37x for the ratio of Firm Value to assets less cash.

    Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Strawbridge & Clothier and the acquired businesses analyzed, including, in particular, the two separate lines of business of Strawbridge & Clothier and the existence of only one comparable discount store transaction, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Liquidation. Lehman Brothers believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Liquidation that would affect the acquisition values of Strawbridge & Clothier and such acquired companies.

    Discounted Cash Flow Analysis. Lehman Brothers calculated the present value of the future streams of unleveraged after-tax cash flows that each of Strawbridge & Clothier, as a whole on a consolidated basis, and the Department Stores and Clover Stores divisions, both separately and combined, could be expected to produce over a three-year period. The analysis of Strawbridge & Clothier utilized projections provided by management of Strawbridge & Clothier. Lehman Brothers calculated terminal values of Strawbridge & Clothier based on different multiple ranges ("Terminal Value Multiples") of projected fiscal 1998 EBITDA. Lehman Brothers used Terminal Value Multiples of 5.0x to 7.0x (total Strawbridge & Clothier valuation), 4.0x to 6.0x (Clover Stores division) and 6.0x to 8.0x (Department Stores division) fiscal 1998 EBITDA and discount rates ranging from 9% to 13%, 10% to 14% and 9% to 13%, respectively. Such multiples and rates were determined on the basis of an analysis of comparable companies and on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risks of Strawbridge & Clothier and the cost of capital. Based on Lehman Brothers' judgment as to the appropriate multiples and discount rates to be applied to Strawbridge & Clothier, the foregoing analyses implied a range of values for the Strawbridge & Clothier Common Stock of approximately $14.00 to $19.00 per share.

    Leveraged Buyout Analysis. Lehman Brothers estimated the purchase price of Strawbridge & Clothier assuming that Strawbridge & Clothier was purchased by an investor in a hypothetical leveraged acquisition seeking a target return on its equity investment in the range of 25% to 30% through a resale of the entity after five and seven years, respectively. This analysis used the same financial operating assumptions for Strawbridge & Clothier that were used in the discounted cash flow analysis described above and extrapolations of the projections prepared by the management of Strawbridge & Clothier. In addition, the analysis was performed in a manner which satisfied a number of conditions determined by Lehman Brothers to represent the current market requirements for such a transaction. These conditions included (i) a targeted capital structure with at least 25% equity; (ii) the repayment of bank debt within seven years; and (iii) targeted financial ratios, specifically the ratio of EBITDA to total interest of at least 2.5x and total debt to EBITDA of not more than 4.0x. Using the financial projections provided by management of Strawbridge & Clothier, Lehman Brothers selected a series of assumed purchase prices for Strawbridge & Clothier using a targeted capital structure with at least 25% equity. Lehman Brothers then tested each scenario to determine whether the hypothetical leveraged acquisition met the constraints outlined above for the target equity return, debt repayment and financial ratios. Based on a series of calculations using extrapolations of the projections prepared by management of Strawbridge & Clothier and purchase prices necessary to generate five and seven year equity returns of 25% to 30%, respectively, Lehman Brothers arrived at an implied range of values for the Strawbridge & Clothier Common Stock of approximately $6.00 to $11.00 per share.

    Share Price Analysis. Lehman Brothers calculated the present value of the shares of Strawbridge & Clothier Common Stock based on the present value of EPS in 2000 at discount rates of 12% to 16% and price earnings ratios of 11.0x to 15.0x, using management estimates for 1996 through 1998, and growth rates for Strawbridge & Clothier for 1999 through 2000 provided by Institutional Broker Estimate System ("IBES"). The foregoing analyses implied a range of values for Strawbridge & Clothier's share price of approximately $9.00 to $15.00.

    Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board of Directors of Strawbridge & Clothier selected Lehman Brothers because of its expertise, reputation and familiarity with the merchandising industry in general.

    As compensation for its services in connection with the Liquidation, Strawbridge & Clothier has paid Lehman Brothers a fee of $750,000, and will pay Lehman Brothers an additional $400,000 prior to the Liquidation. In addition, Strawbridge & Clothier has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Strawbridge & Clothier and the rendering of its opinions.

PETER J. SOLOMON COMPANY LIMITED

    PJSC acted as exclusive financial advisor to Strawbridge & Clothier in connection with the transactions contemplated by the May Asset Purchase Agreement and delivered its written opinion, dated April 4, 1996, to the Strawbridge & Clothier Board of Directors with respect to the fairness to Strawbridge & Clothier from a financial point of view of the consideration to be received by Strawbridge & Clothier from May in respect of the Department Store Sale and the transfer to and assumption (the "Assumption") by May New York of the Assumed Department Store Liabilities, in each case pursuant to the May Asset Purchase Agreement. PJSC has confirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus.

    In addition to the Assumption, May will pay to Strawbridge & Clothier, as consideration in respect of the Department Stores Sale, shares of May Common Stock, the number of which shares (such shares, together with the Assumption, the "Consideration") will be calculated, pursuant to the May Asset Purchase Agreement, in the manner described under "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--The Stock Consideration."

    On April 4, 1996, in connection with the evaluation of the May Asset Purchase Agreement and the transactions contemplated thereby by the Board of Directors of Strawbridge & Clothier, PJSC made a presentation to the Board with respect to such transactions and delivered its opinion that, as of the date of such opinion, based upon and subject to assumptions, factors and limitations as described below, the Consideration to be received by Strawbridge & Clothier from May in respect of the Department Store Sale is fair from a financial point of view to Strawbridge & Clothier. THE FULL TEXT OF THE WRITTEN OPINION OF PJSC DATED THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND SCOPE OF THE REVIEW BY PJSC IN RENDERING SUCH OPINION, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX E AND IS INCORPORATED BY REFERENCE HEREIN. THE SUMMARY OF SUCH OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STRAWBRIDGE & CLOTHIER SHAREHOLDERS ARE ENCOURAGED TO READ THIS OPINION IN ITS ENTIRETY.

    No limitations were imposed by Strawbridge & Clothier on the scope of PJSC's investigation or the procedures to be followed by PJSC in rendering its opinion. PJSC was not requested to and did not make any recommendation to the Board of Directors of Strawbridge & Clothier as to the form or amount of the Consideration to be paid to Strawbridge & Clothier by May for the Department Stores Sale, which was determined through arm's-length negotiations between Strawbridge & Clothier and May, in which PJSC assisted. In arriving at its opinion, PJSC did not ascribe a specific range of values to the Department Store Assets or the Assumed Department Store Liabilities, but made its determination as to the fairness, from a financial point of view, of the Consideration to be received by Strawbridge & Clothier from May in respect of the Department Store Sale on the basis of the financial and comparative analyses summarized below. PJSC's opinion is addressed to the Board of Directors of Strawbridge & Clothier and does not constitute a recommendation to any Strawbridge & Clothier shareholder as to how such shareholder should vote with respect to the Liquidation Proposal at the Annual Meeting. PJSC did not express an opinion concerning the Option Agreement. In addition, PJSC was not requested to opine as to, and its opinion does not in any manner address, the transactions contemplated by the Kimco Asset Purchase Agreement, the Liquidation or Strawbridge & Clothier's underlying business decision to proceed with or effect the transactions contemplated by the May Asset Purchase Agreement.

    In arriving at its opinion, PJSC: (i) reviewed the May Asset Purchase Agreement; (ii) analyzed certain publicly available financial statements and other information of Strawbridge & Clothier and May, respectively; (iii) reviewed certain internal financial statements and other financial and operating data concerning Strawbridge & Clothier prepared by the management of Strawbridge & Clothier; (iv) reviewed certain financial projections for Strawbridge & Clothier and May prepared by the management of Strawbridge & Clothier and May, respectively; (v) reviewed with Strawbridge & Clothier management its estimates (the "Estimates") of (a) the Closing Balance Sheet Net Working Capital Amount (as defined in the May Asset Purchase Agreement) and the Assumed Long-Term Liabilities Amount (as hereinafter defined) and (b) the amount of the Assumed Department Store Liabilities; (vi) reviewed with Strawbridge & Clothier management its calculation of the Payless Spin-Off Equivalent Shares (as defined in the May Asset Purchase Agreement); (vii) discussed the past and current operations and financial condition and the prospects of Strawbridge & Clothier and May with senior executives of Strawbridge & Clothier and May, respectively;
(viii) reviewed the reported prices and trading activity for the May Common Stock; (ix) compared the financial performance of Strawbridge & Clothier and May and the prices and trading activity of the May Common Stock with that of certain other comparable publicly traded companies and their securities; and (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions deemed relevant by PJSC. In addition, PJSC participated in discussions with management of Strawbridge & Clothier, May and their respective representatives and legal advisors, and performed such other analyses as PJSC deemed appropriate.

    PJSC assumed and relied without independent verification upon the accuracy and completeness of the information reviewed by it for the purposes of its opinion. PJSC also assumed and relied upon the accuracy of the Estimates without assuming any responsibility for independent verification or calculation thereof. The Estimates of the Closing Balance Sheet Net Working Capital Amount and the Assumed Long-Term Liabilities Amount and the number of Payless Spin-Off Equivalent Shares taken into account by PJSC for purposes of its opinion are the same as the corresponding figures included in the right-hand column of the table set forth under "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions." With respect to the Estimates and with respect to financial projections for Strawbridge & Clothier, PJSC assumed that such Estimates and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Strawbridge & Clothier. With respect to financial projections for May, PJSC assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of May. In arriving at its opinion, PJSC did not make any independent valuation or appraisal of the

Department Store Assets or the Assumed Department Store Liabilities or the assets or liabilities of May. PJSC's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to PJSC as of, the date of its opinion.

    In connection with its presentation to the Board of Directors of Strawbridge & Clothier and advising the Board of its opinion on April 4, 1996, PJSC performed certain financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, PJSC did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, PJSC believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, PJSC compared selected financial data of Strawbridge & Clothier with similar data of selected publicly traded companies engaged in businesses considered by PJSC to be comparable to those of the operations of the Department Stores division of Strawbridge & Clothier. Specifically, PJSC included in its review Bon-Ton Stores, Inc., Carson, Pirie, Gottschalks, Inc., Jacobson Stores Inc. and Proffitt's (the "Comparable Regional Department Store Group"). PJSC also included in its review, for reference purposes, similar data with respect to selected publicly traded companies with national department store operations, although such national businesses were not considered by PJSC, in its analysis, to be comparable to those of the operations of the Department Stores division of Strawbridge & Clothier. PJSC calculated and compared various financial multiples and ratios, including, among other things, the market price per share as of April 3, 1996 (the "Market Price") as a multiple of the LTM EPS, and fiscal year 1996 and 1997 estimated EPS. The 1996 and 1997 EPS estimates were based on the median of publicly available earnings estimates made by research analysts as of April 3, 1996, as provided by IBES. PJSC also calculated Equity Value as a multiple of tangible book value, as well as enterprise value (which represents total equity value plus book values of total debt, preferred stock and minority interests less cash) ("Enterprise Value") as a multiple of each of LTM net sales, EBIT and EBITDA. The results of these calculations were used to impute a range of values for the operations of the Department Stores division of Strawbridge & Clothier by applying the multiples derived from such calculations to Strawbridge & Clothier's financial data.

    With respect to the Comparable Regional Department Store Group, the analysis yielded the following: (i) a range of 11.3x to 13.6x with a median of 12.5x and a mean of 12.5x for the ratio of Market Price to LTM EPS; (ii) a range of 10.5x to 24.4x with a median of 13.1x and a mean of 15.3x for the ratio of Market Price to 1996 EPS estimate; (iii) a range of 9.3x to 14.8x with a median of 11.9x and a mean of 12.0x for the ratio of Market Price to 1997 EPS estimate;
(iv) a range of 0.7x to 1.8x with a median of 0.9x and a mean of 1.1x for the ratio of Equity Value to tangible book value; (v) a range of 36.6% to 68.2% with a median of 44.7% and a mean of 48.0% for the ratio of Enterprise Value to LTM net sales; (vi) a range of 6.9x to 26.4x with a median of 10.2x and a mean of 14.5x for the ratio of Enterprise Value to LTM EBIT; and (vii) a range of 6.0x to 16.1x with a median of 11.0x and a mean of 11.6x for the ratio of Enterprise Value to LTM EBITDA.

    The above multiples were applied to certain of the corresponding results of the operations of the Department Stores division of Strawbridge & Clothier. In particular, among other things, PJSC applied (i) a range of multiples (40%-70%) based on the range of multiples of Enterprise Value to LTM net sales derived for the Comparable Regional Department Store Group and (ii) a range of multiples (7.0x to

12.0x) based on the range of multiples of Enterprise Value to LTM EBIT derived for the Comparable Regional Department Store Group, to the 1995 net sales and 1995 EBIT, respectively, for the operations of the Department Stores division of Strawbridge & Clothier in order to calculate a range of values for such operations based on such multiples. PJSC's analysis yielded: (i) a range of $225 million to $375 million, based on 1995 net sales of $545.1 million; and (ii) a range of $50 million to $90 million, based on 1995 EBIT of $7.4 million. PJSC also recalculated such value ranges by adding a 35% control premium to such values (which control premium reflects the median premium to market prices one week prior to the announcement of a control-acquisition transaction paid over the past five years by acquirors of public companies in transactions with equity values in excess of $100 million and with enterprise valuations between $200 million and $1,000 million). The control premium data was compiled by Securities Data Company. Based on the application of a 35% control premium, PJSC's analysis yielded: (i) a range of $304 million to $506 million, based on 1995 net sales of $545.1 million; and (ii) a range of $68 million to $122 million, based on 1995 EBIT of $7.4 million.

    Because of the lack of a sufficient number of independent comparable companies and the inherent difference between the business, operations and prospects of Strawbridge & Clothier and the businesses, operations and prospects of the companies included in the Comparable Regional Department Store Group, PJSC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of Strawbridge & Clothier and the companies included in the Comparable Regional Department Store Group that would affect the valuations of Strawbridge & Clothier and such comparable companies.

    Analysis of Selected Comparable Transactions. Using publicly available information, PJSC compared selected financial data (including Equity Value as a multiple of LTM net income and tangible book value, and Enterprise Value as a multiple of LTM net sales, LTM EBIT and LTM EBITDA) for Strawbridge & Clothier with similar data for 19 selected transactions involving department store companies (both regional and national) (the "Comparable Transactions"). Using the same methodology as that which was utilized in the analysis of the Comparable Regional Department Store Group, the multiples derived from this analysis were used to impute a range of values for the operations of the Department Stores division of Strawbridge & Clothier by applying the multiples derived from such calculations to Strawbridge & Clothier's financial data.

    The analysis yielded the following: (i) a range of 5.9x to 17.3x with a median of 10.6x and a mean of 11.3x for the ratio of Equity Value to LTM net income; (ii) a range of 1.0x to 3.8x with a median of 1.4x and a mean of 1.8x for the ratio of Equity Value to tangible book value; (iii) a range of 21.9% to 120.6% with a median of 73.1% and a mean of 66.4% for the ratio of Enterprise Value to LTM net sales; (iv) a range of 5.3x to 15.9x with a median of 10.5x and a mean of 10.3x for the ratio of Enterprise Value to LTM EBIT; and (v) a range of 4.2x to 29.4x with a median of 12.3x and a mean of 13.5x for the ratio of Enterprise Value to LTM EBITDA.

    The above multiples were applied to certain of the corresponding results of the operations of the Department Stores division of Strawbridge & Clothier. In particular, among other things, PJSC applied (i) a range of multiples (50%-85%) based on the range of multiples of Enterprise Value to LTM net sales derived for the Comparable Transactions; and (ii) a range of multiples (8.0x to 15.0x) based on the range of multiples of Enterprise Value to LTM EBIT derived for the Comparable Transactions, to the 1995 net sales and 1995 EBIT, respectively, for the Department Stores operations of Strawbridge & Clothier in order to calculate a range of values for such operations based on such multiples. PJSC's analysis yielded: (i) a range of $275 million to $465 million, based on 1995 net sales of $545.1 million; and (ii) a range of $60 million to $110 million, based on 1995 EBIT of $7.4 million.

    Because the reasons for the circumstances surrounding each of the Comparable Transactions were specific to each transaction and because of the inherent differences between the business, operations and prospects of Strawbridge & Clothier and the businesses, operations and prospects of the selected acquired companies in the Comparable Transactions, PJSC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of the Comparable Transactions and the Department Stores Sale and the assumption by May New York of the Assumed Depart-ment Store Liabilities that would affect the acquisition values of Strawbridge & Clothier's Department Store Assets and such acquired companies.

    Discounted Cash Flow Analysis. PJSC calculated the present value of the future streams of unleveraged after-tax cash flows that the operations of the Department Stores division of Strawbridge & Clothier could be expected to produce over a three-year period. The analysis utilized financial projections through 1998 provided by management of Strawbridge & Clothier and relied on certain assumptions with respect to Strawbridge & Clothier's future business and operations beyond such date reviewed by and discussed with management of Strawbridge & Clothier. After-tax cash flows were calculated as the after-tax EBIT plus depreciation and amortization less capital expenditures plus (or less) changes in net working capital. PJSC calculated terminal values ("Terminal Value") for the operations of the Department Stores division of Strawbridge & Clothier by applying to projected sales a range of multiples based on the analysis of the trading multiples of the Comparable Regional Department Store Group, analysis of the Comparable Transactions and on PJSC's general experience in mergers and acquisitions. The cash flow streams and Terminal Values were then discounted to present values using a range of discount rates of 8.0% to 12.0%, which were chosen based on several assumptions including the weighted average cost of capital of Strawbridge & Clothier. PJSC's analysis yielded values ranging from (i) $341.1 million (based on an assumed ratio of Terminal Value to 1998 projected sales of 60.0% and an assumed 12.0% discount rate) to (ii) $437.4 million (based on an assumed ratio of Terminal Value to 1998 projected sales of 80.0% and an assumed 8.0% discount rate).

    Historical May Common Stock Price and Operating Data Analysis. PJSC considered various data concerning historical trading prices and volumes for the May Common Stock for the period from March 29, 1991 to March 29, 1996 (the latest week ended prior to PJSC's presentation to the Board of Directors of Strawbridge & Clothier) and the relationship between price and volume movements of the May Common Stock and the relative price performance of May as compared to the composite index (the "National Department Store Index") comprised of Dayton Hudson Corporation, Dillard Department Stores, Inc., Federated, Mercantile Stores Company, Inc. and Nordstrom, Inc. and the S&P 400 Index. During this period, the closing price of the May Common Stock increased by 81.2% as compared to an increase of 71.5% for the S&P 400 and an increase of 41.1% for the National Department Store Index. The closing stock price data was compiled by IDD Information Services.

    PJSC also considered various other financial information and operating data of May as well as capital stock ownership of May's significant shareowners.

    As part of its investment banking activities, PJSC is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate and other purposes. The Board of Directors of Strawbridge & Clothier selected PJSC because of its expertise, reputation and familiarity with Strawbridge & Clothier and the department store industry in general.

    Pursuant to an engagement letter dated October 30, 1995 (the "PJSC Engagement Letter"), PJSC was retained by Strawbridge & Clothier as its exclusive financial advisor in connection with strategic planning, long range financial advice, financing and capital alternatives and similar matters, including transactions of the type contemplated by the May Asset Purchase Agreement. Under the PJSC Engagement Letter, Strawbridge & Clothier has paid PJSC a retainer fee of $175,000 and is required to pay PJSC quarterly in advance from and after February 1, 1996, additional retainer fees of $75,000 until such time as the PJSC Engagement Letter is terminated. Pursuant to the PJSC Engagement Letter, Strawbridge & Clothier has agreed to pay PJSC an additional fee upon consummation of the Department Stores Sale in an amount equal to 1% of the aggregate consideration (including debt) paid or payable in respect thereof (calculated as provided in the PJSC Engagement Letter), which will be paid at the closing of the Department Stores Sale. Strawbridge & Clothier will be entitled to credit the amount of the retainer fees which it paid against the additional fee to be paid to PJSC in connection with the Department Stores Sale. Strawbridge & Clothier has also agreed to reimburse PJSC for reasonable expenses incurred by PJSC and to indemnify PJSC against certain liabilities, including liabilities under the federal securities law.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

    HLH&Z delivered its written opinion, dated April 4, 1996, to the Strawbridge & Clothier Board of Directors with respect to the fairness to Strawbridge & Clothier from a financial point of view of the consideration to be received by Strawbridge & Clothier in connection with the Clover Stores Sale. HLH&Z has confirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies followed by HLH&Z. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by HLH&Z or a complete description of its presentation. HLH&Z believes, and so advised Strawbridge & Clothier, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

    In connection with its opinions HLH&Z has, among other things, (i) reviewed Strawbridge & Clothier's annual reports to shareholders and Forms 10-K for the fiscal years ended January 30, 1993, January 29, 1994, January 28, 1995, and February 3, 1996, including all financial statements contained therein; (ii) reviewed unaudited internal financial statements of the Clover Stores division for the fiscal year ended February 3, 1996, which Strawbridge & Clothier management identified as being the most current financial statements then available; (iii) reviewed the Kimco Asset Purchase Agreement; (iv) met with certain members of the senior management of Strawbridge & Clothier and the Clover Stores division to discuss the operations, financial condition, future prospects and projected operations and performance of the Clover Stores division, and met with representatives of Strawbridge & Clothier's financial advisors, accountants and counsel to discuss certain matters; (v) visited certain facilities and business offices of Strawbridge & Clothier and the Clover Stores division; (vi) reviewed forecasted financial statements prepared by Strawbridge & Clothier's management with respect to the Clover Stores division for the fiscal years 1996 through 1998; (vii) reviewed certain publicly available financial data for certain companies that HLH&Z deemed comparable to the Clover Stores division and publicly available prices and premiums paid in transactions that HLH&Z considered similar to the Clover Stores Sale; and (viii) conducted such other studies, analyses and inquiries as it deemed appropriate.

    The core of HLH&Z's fairness analysis involved determining an appropriate range of value for the Clover Stores division and comparing this range to the consideration Strawbridge & Clothier is expected to receive in the Clover Stores Sale. HLH&Z applied the following valuation methodologies in determining an appropriate range of value for the Clover Stores division.

    Selected Company Analysis. HLH&Z reviewed selected financial and operating information for the Clover Stores division on a stand alone basis in comparison with corresponding information for a group of selected public companies. The selected companies used for comparison with the Clover Stores division were:
Ames Department Stores, Inc., Bradlees, Inc., The Caldor Corporation, Hills Stores Company, ShopKo Stores, Inc., Value City Department Stores, Inc. and Venture Stores, Inc. HLH&Z advised Strawbridge & Clothier that there are no companies directly comparable to the Clover Stores division and that its analyses had to be considered in light of that qualification. The purpose of these analyses was to ascertain how the Clover Stores division compared to respective peers in relation to certain financial indicators and based on this comparison to multiply various measures of the Clover Stores division's earnings and cash flow by appropriate risk-adjusted multiples to arrive at valuation indications. The financial indicators and multiples for each of the selected companies were based on the most recent publicly available information and selected analysts' earnings estimates for fiscal years 1995 and 1996. With respect to the selected companies, HLH&Z considered, among other measures, Total Invested Capital ("TIC," the summation of the current trading market value of common equity plus the book value of the last reported preferred equity and funded debt) as a multiple of fiscal year 1995, and estimated fiscal year 1996 EBITDA. The analyses indicated TIC multiples of fiscal year 1995 EBITDA of 3.2x - 8.7x and estimated fiscal year 1996 EBITDA of 2.5x - 6.1x for the selected companies. HLH&Z applied a range of multiples of 5.5x to 6.0x to the fiscal year 1995 EBITDA for the Clover Stores division (resulting in TIC valuation indications of $43.9 million to $47.9 million) and 3.0x - 3.5x to the estimated fiscal year 1996 EBITDA for the Clover Stores division (resulting in valuation indications of $66.6 million to $77.7 million). HLH&Z also considered TIC as a multiple of fiscal year 1995 revenue. The analysis indicated TIC multiples of fiscal year 1995 revenue of 0.06x - 0.46x for the selected companies. HLH&Z applied a range of multiples of 0.10x to 0.15x to the fiscal year 1995 revenue for the Clover Stores division (resulting in TIC valuation indications of $42.9 million to $64.4 million). In evaluating these valuation indications HLH&Z considered, among other things, that the Clover Stores division is materially smaller and less geographically diversified than the selected companies.

    Discounted Cash Flow Analysis. HLH&Z also utilized a discounted cash flow approach, based on projections for the Clover Stores division on a stand alone basis prepared by Strawbridge & Clothier's and the Clover Stores division's management. The cash flows projected were analyzed on a "debt-free" basis (before cash payments to equity and interest bearing debt investors) in order to develop TIC value indications for the Clover Stores division on a stand alone basis. A provision for the value of the Clover Stores division at the end of the forecast period, or terminal value, was also made based on the multiples observed for the selected companies in the Selected Company Analysis set forth above. The present value of the cash flows and the terminal value were determined using an appropriate range of risk-adjusted rates of return or discount rates. The range of discount rates was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the Clover Stores division on a stand alone basis. HLH&Z applied a range of terminal multiples of 3.5x - 4.5x terminal EBITDA and a range of discount rates of 12.0% to 16.0% which produced TIC valuation indications of $91.5 million to $119.9 million for the Clover Stores division. The valuation indications produced by a discounted cash flow analysis are largely driven by the projected financial results upon which the analysis is based. In evaluating these valuation indications HLH&Z considered that the Clover Stores division's projected results are predicated upon achieving substantial revenue growth and material improvement in profitability in the excessively competitive discount sector of the retail industry, which is dominated by multi-billion dollar national operators.

    Selected Combination Analysis. HLH&Z performed analyses of certain recent transactions involving the acquisition of discount retailers. Due to the lack of publicly available information regarding many of the transactions reviewed, HLH&Z determined that there was only one transaction which was relevant for comparison with the Clover Stores division on a stand alone basis, and accord-ingly, these analyses were not applied to arrive at a separate valuation indication for the Clover Stores division, and were not presented to the Board of Directors of Strawbridge & Clothier. The one transaction which was deemed relevant was the proposed acquisition by Fred's Inc.'s of Rose's Stores Inc. which, based on the proposed purchase price, would result in a multiple of Rose's Stores Inc.'s fiscal year 1995 revenues of approximately 0.12x. Applying the 0.12x revenue multiple to the fiscal year 1995 revenue of the Clover Stores division of $429.4 million yields a TIC valuation indication of $51.5 million. Due to the applicability and recent date of this transaction, HLH&Z weighted this valuation indication heavily in its analysis.

    Break Up Analysis. HLH&Z also performed an analysis of the value which could be achieved by the Clover Stores division if it were to (i) liquidate its working capital and (ii) sell its real estate assets. With respect to the liquidation of the Clover Stores division's working capital, HLH&Z reviewed several proposals for the purchase of the Clover Stores division's inventory and fixtures which were obtained by Strawbridge & Clothier in connection with its review of strategic alternatives and assumed all accounts receivables, accounts payable and accrued liabilities would be settled at their carrying value. In determining an appropriate range of value for the Clover Stores division's real estate assets, HLH&Z relied on analyses similar to the Discounted Cash Flow Analysis and Selected Combination Analysis set forth above used in the valuation of the Clover Stores division on a stand alone basis. In the discounted cash flow analysis HLH&Z calculated the present value of the Clover Store Properties' expected future cash flows. The expected future cash flows for the Clover Store Properties were based on estimates provided by Strawbridge & Clothier's management. In determining a range of value for the Clover Store Properties HLH&Z considered several scenarios whereby the vacancy period for the Clover Store Properties and the discount rates used to present value the expected cash flows were varied. In applying the Selected Combination Analysis HLH&Z considered the price paid per square foot in several recent real estate transactions and then determined an appropriate range of price per square foot for the Clover Store Properties. By multiplying this range of price per square foot by the total square footage of the Clover Store Properties, HLH&Z arrived at a range of value for a fee simple ownership position in the Clover Store Properties. HLH&Z then subtracted the present value of the Clover Stores division's mortgage and lease obligations to arrive at the net value of the Clover Stores division's ownership position in the Clover Store Properties.

    These analyses were prepared solely for the purposes of HLH&Z providing its opinion and are not appraisals or representations of prices at which the Clover Stores division may actually be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be more or less favorable than suggested by such analyses. These analyses are based upon numerous factors and events that are beyond the control of the parties and their respective advisors.

    HLH&Z has not independently verified the accuracy and completeness of the information supplied to it with respect to the Clover Stores division and does not assume responsibility with respect to such information. HLH&Z has not made any detailed physical inspection or independent appraisal of any of the properties or assets of the Clover Stores division. HLH&Z's opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by it at the date of its opinion.

    HLH&Z is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. HLH&Z is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate reorganizations, leveraged buyouts, private placements of debt and equity, employee stock ownership plans, corporate and other purposes. Strawbridge & Clothier selected HLH&Z because of its experience with analyzing distressed and discount retailers and expertise in performing valuation and fairness analysis. HLH&Z does not beneficially own nor has it ever beneficially owned any interest in Strawbridge & Clothier.

    THE FULL TEXT OF THE OPINION OF HLH&Z DATED THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY HLH&Z IN RENDERING ITS OPINION, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX F AND IS INCORPORATED BY REFERENCE HEREIN. SHAREHOLDERS ARE ENCOURAGED TO READ THE OPINION OF HLH&Z IN ITS ENTIRETY. HLH&Z'S OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW, OF THE CLOVER STORES SALE AND DOES NOT CONSTITUTE A RECOMMENDATION CONCERNING THE CLOVER STORES SALE. THE SUMMARY OF THE OPINION OF HLH&Z SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    HLH&Z was retained by Strawbridge & Clothier to analyze the fairness of the consideration to be received by Strawbridge & Clothier in connection with the Clover Stores Sale from a financial point of view. Strawbridge & Clothier has paid HLH&Z a fee of $65,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. Strawbridge & Clothier has further agreed to provide for the indemnification of HLH&Z against certain liabilities and expenses in connection with the rendering of its services.

THE DEPARTMENT STORES SALE

    THE MAY ASSET PURCHASE AGREEMENT. The following is a summary of the material provisions of the May Asset Purchase Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex B and incorporated by reference herein. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the May Asset Purchase Agreement. The following description of the May Asset Purchase Agreement is qualified in its entirety by reference to the full text of the May Asset Purchase Agreement.

    General. The May Asset Purchase Agreement provides for the acquisition by May New York, subject to the satisfaction or waiver of all of the conditions specified therein, of the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by May New York of the Assumed Department Store Liabilities and the issuance and delivery by May of the Stock Consideration.

    On the First Closing Date, Strawbridge & Clothier will sell to May New York all of the Department Store Assets, May will deliver to Strawbridge & Clothier 4,200,000 shares of May Common Stock, subject to adjustment (the First Closing Stock Consideration), and May New York will assume the Assumed Department Store Liabilities. May New York will not assume or otherwise be liable or responsible for any liabilities or obligations of Strawbridge & Clothier except to the extent provided with respect to the Assumed Department Store Liabilities.

    Subject to the continued satisfaction of the conditions to the respective obligations of May New York and Strawbridge & Clothier and to the existence of the Second Closing Cash Amount, a Second Closing will occur on the Second Closing Date (to be no sooner than 30 days following the First Closing Date nor later than the business day preceding the first anniversary of the First Closing
Date), at which time Strawbridge & Clothier will sell to May New York the Second Closing Cash Amount and in consideration therefor May will deliver to Strawbridge & Clothier the Second Closing Stock Consideration.

    The Stock Consideration. Pursuant to the terms of the May Asset Purchase Agreement, the First Closing Stock Consideration will be a number of shares of May Common Stock calculated to be:

    The sum of

        (i) the quotient determined by dividing

           (a) the sum of:

               (I) the net working capital amount of the Department Stores division as of the Effective Time (see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions"), and

               (II) the amount attributed to non-current assets,

               minus the Assumed Long-Term Liabilities Amount, by

           (b) $47.875 (the closing price per share of May Common Stock as reported on the NYSE Consolidated Tape on April 3, 1996), and

        (ii) the quotient determined by dividing

           (a) the product of the number of shares of Payless which would have been distributed in respect of the number of shares of May Common Stock determined pursuant to clause (i) multiplied by $28.75 (the closing price per share of Payless common stock as reported on the NYSE Consolidated Tape on May 9, 1996), by

           (b) $47.875.

    On the First Closing Date, May will issue and deliver (i) 3,570,000 shares of May Common Stock (the "First Closing Estimated Stock Delivery") to Strawbridge & Clothier and (ii) 630,000 shares of May Common Stock (the "Escrowed Stock Consideration") to an escrow agent to be held in escrow pending the determination of the First Closing Stock Consideration. The May Asset Purchase Agreement requires Strawbridge & Clothier to prepare and deliver to May New York, within 60 days following the First Closing Date, a preliminary balance sheet for the Department Stores division of Strawbridge & Clothier as of the Effective Time and certain other calculations, including schedules setting forth the Closing Balance Sheet Net Working Capital Amount and the Assumed Long-Term Liabilities Amount. After the acceptance by May New York of such schedules, or the resolution of all disputes in connection therewith, the First Closing Stock Consideration shall be jointly calculated by May New York and Strawbridge & Clothier and compared to the sum of the First Closing Estimated Stock Delivery and the Escrowed Stock Consideration. If the First Closing Stock Consideration is: (a) greater than such sum, then all of the Escrowed Stock Consideration shall be delivered to Strawbridge & Clothier and May shall issue directly to Strawbridge & Clothier the balance of the undelivered First Closing Stock Consideration; (b) exceeds the First Closing Estimated Stock Delivery by a number of shares that is less than the Escrowed Stock Consideration, then a portion of the Escrowed Stock Consideration equal to such excess, if any, shall be delivered to Strawbridge & Clothier with the balance of the Escrowed Stock Consideration delivered to May; or (c) less than the First Closing Estimated Stock Delivery, then all of the Escrowed Stock Consideration shall be delivered to May and Strawbridge & Clothier shall return to May a number of shares of May Common Stock equal to the difference between the First Closing Estimated Stock Delivery and the First Closing Stock Consideration.

    The "Assumed Long-Term Liabilities Amount" includes (i) the outstanding principal amounts as of the Effective Time of Strawbridge & Clothier's 9.2% Series A Senior Notes due 2004, 9.0% Series B Senior Notes due 1999, 7.04% Senior Notes due 1997, 10.0% Mortgage Note due 2007, 8.75% S&C Echelon Mortgage Note due 1997, in each case increased by any prepayment penalties or charges that would be required if May New York were to elect to prepay such obligations as of the Effective Time, (ii) the amount required to be deposited to defease Strawbridge & Clothier's 6.625% Notes due 2003, including all fees, costs and expenses of the trustee, plus $40,000, (iii) the amount of any payment necessary to cause the customer accounts receivable to be transferred to May New York free and clear of all liens, and (iv) the present value (at an annual discount rate of 9%) of all rental payments under the leases for the Department Stores.

    On the Second Closing Date, to the extent there are Disposition Proceeds, May will issue and deliver the Second Closing Stock Consideration to Strawbridge & Clothier.

    Representations and Warranties. The May Asset Purchase Agreement contains various representations and warranties of the parties thereto. The May Asset Purchase Agreement includes representations and warranties by Strawbridge & Clothier as to, among other things, (i) its corporate organization, standing and power, (ii) the due authorization and enforceability of the May Asset Purchase Agreement and the Escrow Agreement, (iii) the capitalization of the Department Store Subsidiaries, (iv) the absence of any conflict with its organizational documents or with certain contracts or with applicable law, (v) the accuracy of Strawbridge & Clothier's financial statements and information contained in certain filings of Strawbridge & Clothier with the Commission, (vi) the conduct of Strawbridge & Clothier's business in the ordinary course and the absence of certain changes since February 3, 1996, (vii) the absence of any undisclosed liabilities or obligations that are Assumed

Department Store Liabilities, (viii) the absence of any pending or threatened litigation, (ix) payment of taxes, (x) validity of title and certain other matters relating to the Department Store Real Property, the Department Store Assets and the Department Store Leases, (xi) the validity of, and absence of defaults with respect to, the Other Department Store Contracts, (xii) certain matters relating to the Department Store Inventory, (xiii) intellectual property matters, (xiv) employee benefit plans and employee related agreements of Strawbridge & Clothier, (xv) accounts receivable, (xvi) the assets necessary to the business of the Department Stores, (xvii) the accuracy of any information provided by Strawbridge & Clothier for inclusion or incorporation by reference in this Proxy Statement/Prospectus, the Registration Statement or certain other documents, (xviii) brokers and finders retained by Strawbridge & Clothier, (xix) the inapplicability of the PBCL anti-takeover provisions to the transactions contemplated by the May Asset Purchase Agreement, (xx) the voting requirement necessary for Strawbridge & Clothier shareholders to approve the transactions contemplated by the May Asset Purchase Agreement, (xxi) labor matters, (xxii) the validity, enforceability and sufficiency of insurance policies, (xxiii) environmental matters relating to the Department Store Assets, and (xxiv) the accuracy of, and absence of any material undisclosed fact in, the representations and warranties made in the May Asset Purchase Agreement and statements made in certain other documents by Strawbridge & Clothier.

    The May Asset Purchase Agreement also includes representations and warranties by May New York as to, among other things, (i) its corporate organization, standing and power, (ii) its capitalization, (iii) the ownership of shares of May New York's subsidiaries and the corporate organization, standing and power of May New York's Significant Subsidiaries, (iv) the due authorization and enforceability of the May Asset Purchase Agreement and the Escrow Agreement, (v) the absence of any conflict with its organizational documents or with certain contracts or with applicable law, (vi) the accuracy of May New York's financial statements and information contained in certain filings of May New York with the Commission, (vii) the conduct of May New York's business in the ordinary course and the absence of certain changes since January 28, 1995, (viii) the absence of any undisclosed liabilities or obligations, (ix) the absence of any pending or threatened litigation, (x) payment of taxes, (xi) employee benefit plans of May New York, (xii) the accuracy of any information provided by May New York for inclusion or incorporation by reference in this Proxy Statement/Prospectus or the Registration Statement, (xiii) brokers and finders retained by May New York, and (xiv) the ownership of Strawbridge & Clothier Common Stock.

    Mutual Covenants. The May Asset Purchase Agreement requires that both May New York and Strawbridge & Clothier, among other things, (i) cooperate with each other and use all reasonable efforts to have the Proxy Statement/Prospectus prepared, filed and cleared with the Commission as promptly as practicable after filing, (ii) use all reasonable efforts to have the Registration Statement declared effective under the Securities Act, (iii) mail this Proxy Statement/Prospectus to the shareholders of Strawbridge & Clothier as of the Record Date as promptly as practicable after this Proxy Statement/Prospectus has been cleared by the Commission and the Registration Statement has been declared effective under the Securities Act, (iv) take such actions as reasonably may be required to be taken under applicable "blue sky" laws in connection with the issuance of the Stock Consideration, (v) use their respective reasonable best efforts to obtain all consents and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by the May Asset Purchase Agreement or the Escrow Agreement, (vi) cooperate with each other to make any required filings and any other submissions required by applicable laws and regulations with respect to the transactions contemplated by the May Asset Purchase Agreement or the Escrow Agreement, (vii) use their respective reasonable best efforts to take all actions necessary, proper or advisable under applicable laws and regulations, including the PBCL, to consummate the transactions contemplated by the May Asset Purchase Agreement and the Escrow Agreement, to continue to take any such further action if necessary or desirable after the Effective Time, and to provide assurance that neither party will knowingly take any action (or knowingly fail to take any action) to jeopardize the Department Stores Sale and the Liquidation to qualify as a Reorganization, and (viii) consult with each other prior to the issuance or publication of any press release with respect to the May Asset Purchase Agreement, the Escrow Agreement or the transactions contemplated thereby.

    Covenants of Strawbridge & Clothier. Pursuant to the May Asset Purchase Agreement, Strawbridge & Clothier has agreed, among other things, (i) to cause the Department Stores division to conduct its business and operations according to its ordinary and usual course of business, from the date of the May Asset Purchase Agreement to the Effective Time, (ii) to use its best efforts to consummate the Disposition from the date of the May Asset Purchase Agreement until the Second Closing Date, (iii) to pay or satisfy any liabilities or obligations arising from or otherwise attributable to the Disposition that become due on or prior to either the First Closing Date or the Second Closing Date, as provided in the May Asset Purchase Agreement, (iv) to establish an adequate reserve for any known, actual or contingent liabilities or obligations of Strawbridge & Clothier or any of its Subsidiaries arising from or attributable to the Disposition, which reserve shall become part of the Liquidating Trust, (v) from the date of the May Asset Purchase Agreement to the Effective Time, to allow May New York to locate one or more representatives at the headquarters of the Department Stores division, cause the representatives of Strawbridge & Clothier and the Department Stores division to consult as requested by May New York with such representatives of May New York, allow representatives of May New York to investigate the business and operations of the Department Stores division, the Department Store Assets and the Assumed Department Store Liabilities, and permit representatives of May New York to have access to the Department Store Records and Files, and all other books and records of Strawbridge & Clothier, (vi) to take all action necessary in accordance with applicable law and the Strawbridge & Clothier Charter and the By-Laws of Strawbridge & Clothier (the "Strawbridge & Clothier By-Laws"), to promptly hold a shareholder meeting for the purpose of obtaining shareholder approval of the Liquidation, and use its reasonable best efforts to solicit from its shareholders proxies in favor of its recommended proposal to approve the Liquidation, (vii) not to initiate or solicit any Acquisition Proposal, (viii) to effect the Liquidation within 12 months after the First Closing Date and establish the Liquidating Trust in accordance with the terms contained in the May Asset Purchase Agreement, (ix) to file all necessary Tax Returns and other documentation with respect to, and pay, all sales and transfer taxes and fees incurred in connection with the transactions contemplated by the May Asset Purchase Agreement, except as otherwise provided therein, (x) to maintain the contract with Retail Distributors, Inc. between the Effective Time and January 15, 1997, (xi) to take all necessary actions relating to the condemnation of Strawbridge & Clothier's distribution center, and (xii) to cause the termination of certain Department Stores Space Leases prior to the First Closing Date.

    Covenants of May New York. Pursuant to the May Asset Purchase Agreement, May New York has agreed, among other things, (i) to use all reasonable efforts to prepare and submit to the NYSE a listing application covering the Stock Consideration in order to obtain approval for the listing of such shares, upon official notice of issuance, prior to the Effective Time, (ii) to use a trade name consisting of or containing the word "Strawbridge" following the Effective Time to identify its traditional department store operations in the Philadelphia area, (iii) to grant Strawbridge & Clothier a license for a period of 12 months after the Effective Time to continue to use portions of the Main Store of Strawbridge & Clothier for the purpose of winding up Strawbridge & Clothier's business and (iv) to pay 50% of the first $3.4 million of transfer taxes.

    Employees and Employee Plans. Pursuant to the May Asset Purchase Agreement, May New York will, among other things, (i) extend an offer of employment to certain of Strawbridge & Clothier's employees, including its sales associates and their supervisory personnel in the Department Stores, effective as of the Effective Time, upon such terms and conditions as May New York shall determine,
(ii) not assume nor have any responsibility for any collective bargaining agreements, and (iii) not adopt nor have any responsibility for any of Strawbridge & Clothier's severance plans nor assume any obligations with respect to any Multiemployer Plan.

    Pursuant to the May Asset Purchase Agreement, Strawbridge & Clothier will, among other things, (i) retain responsibility for any and all obligations under Strawbridge & Clothier's Employee Welfare

Benefit Plan, any and all claims for worker's compensation, unemployment compensation and other government mandated benefits, and for "continuation coverage" obligations under its group health plans, (ii) maintain Strawbridge & Clothier's current 401(k) Retirement Savings Plan and Employee Pension Benefit Plan until the First Closing, (iii) administer and be liable for the payment of benefits under the Strawbridge & Clothier Deferred Compensation Plan (as hereinafter defined) that are accrued prior to the Effective Time and that are due before the Effective Time, and (iv) administer and be liable for the payment of claims for benefits "incurred" before the Effective Time under the Retiree Health Plan.

    Pursuant to the May Asset Purchase Agreement, Strawbridge & Clothier may elect to cause May New York, upon notice delivered 20 business days prior to the First Closing, (i) to fund the trust for the Strawbridge & Clothier Deferred Compensation Plan at the Effective Time, in which event "other current liabilities" for purposes of the calculation of the net working capital amount of the Department Stores division as of the Effective Time shall be increased by an additional $2,500,000 and (ii) to assume the administration and the liability for the payment of claims for benefits "incurred" under the Retiree Health Plan after the Effective Time, in which event "other current liabilities" for purposes of the calculation of the net working capital amount of the Department Stores division as of the Effective Time shall be increased by $34,500,000. Strawbridge & Clothier has notified May New York that it will not make either such election. In addition, "other current liabilities" will also be increased for purposes of such calculation by the total compensation of 18 current executive officers who have employment contracts with Strawbridge & Clothier and who elect to terminate such contracts and execute consulting contracts with May New York for a like term and compensation amounts. Strawbridge & Clothier has notified May New York that none of such executive officers has indicated that they will terminate such contracts and enter into consulting agreements with May New York. See "EXECUTIVE COMPENSATION--Employment Agreements and Consulting Arrangement."

    Conditions to the Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated by the May Asset Purchase Agreement are subject to the fulfillment at or prior to the First Closing Date and the Second Closing Date, as applicable, of each of the following conditions:

        (i) the Department Stores Sale and the Liquidation shall have been approved by the shareholders of Strawbridge & Clothier by the vote required by the PBCL and by Strawbridge & Clothier's Charter and By-Laws;

        (ii) all waiting periods (and any extension thereof) applicable to the consummation of the transactions contemplated to occur at the First Closing and the Second Closing under the HSR Act shall have expired or been earlier terminated;

        (iii) no preliminary or permanent injunction or other order, decree or ruling issued by a Government nor any statute, rule, regulation or executive order promulgated or enacted by a Government shall be in effect which would prevent the consummation of the transactions contemplated by the May Asset Purchase Agreement or the Escrow Agreement;

        (iv) the Registration Statement shall be effective under the Securities Act, and no "stop order" shall have been issued with respect to the Registration Statement, and no proceeding for such purpose shall have been commenced;

        (v) the May Common Stock constituting the Stock Consideration shall have been approved for listing by the NYSE, subject to official notice of issuance;

        (vi) all licenses, permits, consents, approvals, waivers, authorizations, qualification and orders of any Government and parties to any contracts and leases with Strawbridge & Clothier as are necessary in connection with the consummation of the transactions contemplated by the May Asset Purchase Agreement or the Escrow Agreement shall have been obtained; and

        (vii) Strawbridge & Clothier shall have received the written opinion of Morgan, Lewis & Bockius LLP to the effect that the transactions contemplated in the May Asset Purchase Agreement qualify as a Reorganization.

    The waiting period under the HSR Act with respect to the Department Stores Sale expired at 11:59 p.m. on May 19, 1996.

    Conditions to Strawbridge & Clothier's Obligations. In addition, the obligation of Strawbridge & Clothier to effect the transactions contemplated to occur at the First Closing is also subject to each of the following conditions:
(i) May New York shall in all material respects have performed each obligation to be performed by it under the May Asset Purchase Agreement on or prior to the First Closing Date, (ii) the representations and warranties of May New York set forth in the May Asset Purchase Agreement shall be true and correct in all material respects at and as of the First Closing Date, and (iii) May New York shall have delivered such certificates as are reasonably requested by Strawbridge & Clothier certifying the satisfaction of the foregoing conditions. The obligation of Strawbridge & Clothier to effect the transactions contemplated to occur at the Second Closing is subject to the continued satisfaction of the foregoing conditions.

    Conditions to May New York's Obligations. In addition, the obligation of May New York to effect the transactions contemplated to occur at the First Closing is also subject to each of the following conditions: (i) Strawbridge & Clothier shall in all material respects have performed each obligation to be performed by it under the May Asset Purchase Agreement on or prior to the First Closing Date,
(ii) the representations and warranties of Strawbridge & Clothier set forth in the May Asset Purchase Agreement shall be true and correct in all material respects at and as of the First Closing Date, (iii) Strawbridge & Clothier shall have delivered such certificates as are reasonably requested by May New York certifying the satisfaction of the foregoing conditions, (iv) Strawbridge & Clothier shall have delivered to May New York estoppel certificates from all parties to the material Department Stores Contracts that are not inconsistent with Strawbridge & Clothier's representations and warranties set forth in the May Asset Purchase Agreement and that do not disclose any defaults by Strawbridge & Clothier thereunder, (v) a title company reasonably acceptable both to May New York and Strawbridge & Clothier shall have issued to May New York commitments for the Department Store Premises reasonably acceptable to May New York and consistent with the provisions of the May Asset Purchase Agreement, and (vi) prior to the First Closing Date, Strawbridge & Clothier shall have taken all steps necessary to consummate the Department Stores Sale and the Liquidation other than the filing of the Articles of Dissolution of Strawbridge & Clothier in the Pennsylvania Department of State each in a form and by a method acceptable to May New York. The obligation of May New York to effect the transactions contemplated to occur at the Second Closing is subject to the continued satisfaction of the foregoing conditions.

    Termination. The May Asset Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time:

        (i) by mutual consent of Strawbridge & Clothier and May New York;

        (ii) by May New York, if there has been a material violation or breach by Strawbridge & Clothier of any agreement, representation or warranty contained in the May Asset Purchase Agreement which has rendered the satisfaction of any condition to the obligations of May New York impossible and such violation or breach has not been waived by May New York;

        (iii) by Strawbridge & Clothier, if there has been a material violation or breach by May New York of any agreement, representation or warranty contained in the May Asset Purchase Agreement which has rendered the satisfaction of any condition to the obligation of Strawbridge & Clothier impossible and such violation or breach has not been waived by Strawbridge & Clothier;

        (iv) by either Strawbridge & Clothier or May New York, if a Government shall have issued an order, decree or ruling or promulgated or enacted any statute, rule, regulation or executive order, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the May Asset Purchase Agreement; provided, that any such order, decree or ruling shall have become final and nonappealable;

        (v) by either Strawbridge & Clothier or May New York, if at the Annual Meeting the Department Stores Sale, the Liquidation or any other transactions contemplated by the May Asset Purchase Agreement that are required to be approved by the Strawbridge & Clothier shareholders shall fail to be approved by such shareholders by the vote required by the PBCL and the Strawbridge & Clothier Charter;

        (vi) by May New York, if Strawbridge & Clothier shall have (a) withdrawn, modified or amended in any respect its approval or recommendation of the Liquidation Proposal or the other transactions contemplated by the May Asset Purchase Agreement that are required to be approved by the Strawbridge & Clothier shareholders, (b) failed to include in the Proxy Statement/Prospectus such recommendation (including the recommendation that the shareholders of Strawbridge & Clothier vote in favor of the Liquidation Proposal), (c) taken any public position inconsistent with such recommendation, or (d) if the Board of Directors of Strawbridge & Clothier shall have resolved to do any of the foregoing; and

        (vii) by either Strawbridge & Clothier or May New York, if through no fault of the party electing to terminate, the Effective Time has not occurred on or before September 30, 1996.

    Survival of Representations and Warranties. None of the representations and warranties made in the Asset Purchase Agreement shall survive the Effective Time for a period of more than 12 months.

    Costs and Expenses. All legal and other costs and expenses incurred in connection with the May Asset Purchase Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

    THE OPTION AGREEMENT. The following is a summary of the material provisions of the Option Agreement, a copy of which is attached as Exhibit A to the May Asset Purchase Agreement and incorporated by reference herein. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the Option Agreement. The following description of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement.

    General. As a condition to May New York's willingness to enter into the May Asset Purchase Agreement, May New York required the Option Sellers to enter into the Option Agreement with May. Pursuant to the Option Agreement, the Option Sellers granted to May New York the Option to purchase any or all of the Option Stores. The consideration for each of the Option Stores is the assumption by May New York of the Option Store Liabilities relating to each such Option Store and with respect to each such Option Store, the payment of the following amounts:
Willow Grove Park-- $18,960,000; Cherry Hill Mall--$20,640,000; Concord Mall--$12,480,000 less the present value (using an annual discount rate of 9%) of all rental payments under the lease for such store; and Concord Mall home furnishings store--$4,160,000 less the present value (using an annual discount rate of 9%) of all rental payments under the lease for such store. In connection with the Option Agreement, May New York and the Option Sellers executed an escrow agreement, dated as of April 19, 1996, which provides that the Option Sellers, at the request of May New York, will deliver to the escrow agent executed copies of the transfer documents set forth in the Option Agreement relating to the Option Store Assets.

    Exercise of Option. May New York is entitled to exercise the Option as to any or all of the Option Stores upon the occurrence of one or more of the following events: (i) the acquisition of the beneficial ownership by any person, entity or group (as such terms are used in the Exchange Act) other than May New York or any of its affiliates of 25% or more of the voting power of the outstanding shares of the Strawbridge & Clothier Common Stock on a fully diluted basis; or (ii) the execution by the Option Sellers of an agreement relating to, or the consummation of, a merger, consolidation or other similar business combination of the Option Sellers; or (iii) the termination of the May Asset Purchase Agreement pursuant to clauses (ii), (v) or (vi) set forth herein under "THE ASSET SALES AND

LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--Termination." An Option Store Closing shall be subject to the expiration or early termination of the waiting period under the HSR Act, if applicable, and the obtaining of any other required regulatory approvals. If the Option is exercised in full or in part, May New York shall deliver to the Option Sellers the Purchase Price of any or all of the Option Stores as to which the Option is exercised by May New York and the Option Sellers shall sell, transfer, convey, assign and deliver to May New York the Option Store Assets and May New York shall assume the Option Store Liabilities.

    Representations and Warranties. The Option Agreement contains various representations and warranties of the parties thereto. The Option Agreement includes representations and warranties by the Option Sellers as to, among other things, (i) the due authorization and enforceability of the Option Agreement,
(ii) its corporate organization, standing and power, (iii) the absence of any conflict with its organizational documents or with certain contracts, (iv) the validity of title to the Option Store Assets, and (v) the accuracy and completeness of all environmental reports that affect any of the Option Store Assets.

    The Option Agreement also includes representations and warranties by May New York as to, among other things, (i) the due authorization and enforceability of the Option Agreement and (ii) its corporate organization, standing and power.

    Covenants of the Option Sellers. Pursuant to the Option Agreement, the Option Sellers have agreed that they shall, until the Option Store Closing or the termination of the Option Agreement, and shall cause each of their affiliates to, among other things, (i) operate and maintain the Option Stores only in the usual, regular and ordinary course, (ii) not pledge, sell, lease, transfer, dispose of or otherwise encumber (or enter into any agreement therefor) all or any part of the Option Store Assets consisting of real estate or interests in real estate or other fixed assets in a manner inconsistent with the continued operation of the Option Stores in a manner consistent with past practice, (iii) maintain insurance on the Option Store Assets, notify May New York of any loss relating to the Option Store Assets which is equal to or greater than $200,000 and name May New York as loss payee on all fire and casualty policies that provide coverage for the Option Stores, (iv) maintain all books, accounts and records relating to the Option Stores in the usual, regular and ordinary manner, (v) promptly advise May New York of any material adverse change relating to any of the Option Stores, (vi) use its reasonable best efforts to comply in all material respects with the laws applicable to the conduct of the Option Stores, (vii) promptly notify May New York of any legal proceedings relating to the Option Stores, and (viii) not take or omit to take any action nor enter into any agreement that would frustrate the purpose of the Option Agreement or prevent or disable Strawbridge & Clothier from selling or delivering the Option Store Assets to May New York upon exercise of the Option or otherwise performing its obligations under the Option Agreement.

    Survival of Covenants, Representations and Warranties. Under the Option Agreement, all the covenants, representations and warranties contained therein shall survive the Option Store Closing and shall be deemed to be made as of the date of the execution of the Option Agreement and of the Option Store Closing.

    Termination. The Option expires on the earlier of the Effective Time, the date the May Asset Purchase Agreement has been terminated by mutual consent of Strawbridge & Clothier and May New York or by Strawbridge & Clothier due to a material violation or breach by May New York, or at certain other specified times following certain other events or following the termination of the May Asset Purchase Agreement as a result of certain other occurrences.

    Costs and Expenses. All legal and other costs and expenses incurred in connection with the Option Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

THE CLOVER STORES SALE

    The following is a summary of the material provisions of the Kimco Asset Purchase Agreement, a copy of which is attached to this Proxy
Statement/Prospectus as Annex C and incorporated by reference herein. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the Kimco Asset Purchase Agreement. The following description of the Kimco Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Kimco Asset Purchase Agreement.

    General. The Kimco Asset Purchase Agreement provides for the acquisition by Kimco, subject to the satisfaction or waiver of all of the conditions thereto, of the Clover Store Assets in exchange for the assumption by Kimco of the Assumed Clover Stores Liabilities and the payment by Kimco to Strawbridge & Clothier of $40,000,000, subject to adjustment.

    The Kimco Asset Purchase Agreement allows Kimco to assign its right to acquire ownership of one or more of the Clover Store Properties to certain Permitted Designees. Kimco has thus far elected to assign to Kohl's Kimco's rights to the Kohl's Properties.

    The Kimco Asset Purchase Agreement provides that the Clover Stores Sale may be completed in multiple closings based on the satisfaction of certain closing conditions with respect to each Clover Store Property to be sold. The First Clover Closing will take place on the first business day following the approval of the Liquidation by the shareholders of Strawbridge & Clothier; provided, however, that the First Clover Closing Date shall be adjourned until a date five business days after all closing conditions have been met or waived with respect to at least two-thirds of the Clover Store Properties (including at least all but two of the Kohl's Properties) as to which no third party has exercised a valid right of first refusal or other right with respect to the sale of the property. Thereafter, Clover Closing Dates will occur on a property-by-property basis on the fifth business day following the date on which the closing conditions are met or waived as to each Clover Store Property unless such property is a Kohl's Property and such fifth business day occurs after October 15, 1996, then the closing will occur on the 30th day following the satisfaction or waiver of all such conditions. The Kimco Asset Purchase Agreement provides that Kimco will not assume or otherwise be liable for any obligations of Strawbridge & Clothier other than the Assumed Clover Stores Liabilities.

    Representations and Warranties. The Kimco Asset Purchase Agreement contains representations and warranties by Strawbridge & Clothier relating to, among other things, (i) its proper organization, powers and qualifications and similar corporate matters, (ii) the authorization, performance and enforceability of the Kimco Asset Purchase Agreement, (iii) governmental authorizations required to effect the Clover Stores Sale, (iv) the absence of material adverse changes, (v) the completeness and correctness of the schedules of Clover Store Properties and the validity of the Clover Leases and Clover Space Leases, (vi) the condition of title to the Clover Store Properties, (vii) the condition of the Clover Store Assets, (viii) the absence of any notice of condemnation, of violation of any law or of the making of any condominium assessments, (ix) the completeness and correctness of the schedule of certain operating and reciprocal easement agreements, as well as certain other agreements pertaining to the Clover Store Assets or the Assumed Clover Stores Liabilities that will not be terminated by Strawbridge & Clothier at or prior to a Clover Closing Date (the "Other Clover Agreements"), (x) litigation and claims concerning the Clover Store Assets or the Assumed Clover Stores Liabilities, (xi) the ownership and validity of all franchises, licenses, permits, consents, approvals, waivers and other authorizations, governmental or otherwise, comprising the Clover Store Assets,
(xii) the absence of employment or severance agreements binding upon Kimco,
(xiii) the absence of brokers or financial advisors owed a commission in connection with the Kimco Asset Purchase Agreement other than PJSC, Lehman Brothers and HLH&Z, and (xiv) known environmental reports and conditions.

    The Kimco Asset Purchase Agreement contains representations and warranties by Kimco relating to, among other things, (i) its proper organization and powers and similar corporate matters, (ii) the authorization, performance and enforceability of the Kimco Asset Purchase Agreement, (iii) governmental authorizations required to effect the Clover Stores Sale, and (iv) the absence of brokers or financial advisors owed a commission in connection with the Kimco Asset Purchase Agreement.

    Conduct of Business Prior to the Clover Stores Sale Closing. Strawbridge & Clothier has covenanted to Kimco that, except as otherwise approved by Kimco, Strawbridge & Clothier will (i) conduct and operate the business of the Clover Stores division only in the ordinary course consistent with past practice, (ii) neither take nor omit to take any action if the result would in its reasonable judgment have a Material Adverse Effect, (iii) maintain the Clover Store Assets in customary repair, order and condition, except for reasonable wear and tear and damage by fire or other insurable casualty, (iv) not encumber or permit the encumbrance of any of the Clover Store Assets, and (v) after expiration of Kimco's Due Diligence Period without a termination by Kimco, Strawbridge & Clothier will, at the request of Kimco, exercise Strawbridge & Clothier's option to purchase fee title to the Clover Store Property located in Mercerville, New Jersey pursuant to the terms of the lease for said property.

    Certain Other Covenants. Pursuant to the Kimco Asset Purchase Agreement, Strawbridge & Clothier has agreed that it will, among other things, pay off and discharge at or prior to a Clover Closing Date, all liens and encumbrances, including without limitation all industrial development bond mortgages, leases, subleases and other encumbrances on its interest in the Clover Store Properties which are of an ascertainable amount, unless the same are encumbrances to which Kimco has consented. Kimco has agreed to cooperate with Strawbridge & Clothier in the Liquidation after the Clover Closing Date, in order to establish that Strawbridge & Clothier has provided adequate security for the payment of its unmatured contractual obligations regarding the Assumed Clover Stores Liabilities.

    Due Diligence Period. Strawbridge & Clothier and Kimco have agreed that until June 12, 1996 Kimco will have a Due Diligence Period, during which it will be entitled to conduct surveys, environmental assessments and other evaluations of the Clover Store Properties that Kimco deems necessary. Kimco has the right to terminate the Kimco Asset Purchase Agreement in the event that the cost to cure all of the defects in the Clover Store Properties identified during the Due Diligence Period exceeds $1,000,000, as reasonably determined by Kimco and Strawbridge & Clothier, unless Strawbridge & Clothier agrees in writing to a reduction in the purchase price equal to the excess of the total cost of such cure over $1,000,000.

    Conditions to the Consummation of the Clover Stores Sale Closing. The obligation of Kimco to consummate the Clover Stores Sale is subject to the fulfillment at or prior to the Clover Closing Date (as to each Clover Store Property) of the following conditions, among others: (i) the representations and warranties of Strawbridge & Clothier shall be true and correct in all material respects at the Clover Closing Date, (ii) the absence of any preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental entity and any statute, rule or regulation that would prevent the consummation of the transactions contemplated by the Kimco Asset Purchase Agreement, (iii) the receipt of a legal opinion of Strawbridge & Clothier's counsel, (iv) Kimco's receipt of (a) consents, authorizations, waivers and estoppels from landlords under the Clover Leases, from other parties to reciprocal easement and operating or similar agreements, (b) consents and waivers required to permit Kimco to suspend operations at certain designated Clover Store Properties, (c) releases of any third party rights of first refusal, recapture or other options on the Clover Store Properties, and (d) a title insurance policy for each Clover Store Property, (v) the absence of any termination of any Clover Space Leases, and (vi) the expiration or earlier termination of all applicable waiting periods under the HSR Act. The parties to the Kimco Asset Purchase Agreement have determined that the HSR Act is not applicable to the Clover Stores Sale.

    The obligation of Strawbridge & Clothier to consummate the Clover Stores Sale is subject to the fulfillment at or prior to the Clover Closing Date (as to each Clover Store Property) of the following conditions: (i) the representations and warranties of Kimco shall be true and correct in all material respects at the Clover Closing Date, (ii) the absence of any preliminary or permanent injunction or other order, decree or ruling issued by a court or governmental entity and any statute, rule or regulation that would prevent the consummation of the transactions contemplated by the Kimco Asset Purchase Agreement which would in Strawbridge & Clothier's judgment be materially adverse to its interests, (iii) the receipt of a legal opinion of Kimco's counsel, (iv) the approval by Strawbridge & Clothier's shareholders of the Liquidation in conformity with the requirements of the PBCL, the Strawbridge &

Clothier Charter and the Strawbridge & Clothier By-Laws, (v) the closing of the Department Stores Sale, and (vi) the expiration or earlier termination of all applicable waiting periods under the HSR Act.

    Interim Lease. At the Clover Closing Date (as to each Clover Store Property), Kimco or Kohl's, as the case may be, as landlord, shall, pursuant to a short-term lease (the "Interim Lease"), lease to Strawbridge & Clothier, as tenant, each of the Clover Store Properties in order to provide for the sale of certain of the Other Clover Store Assets. The Interim Lease term for properties other than Kohl's Properties shall commence at the Clover Closing Date and expire October 1, 1996, subject to Strawbridge & Clothier's right to extend such term for a limited period in certain circumstances. Interim Leases for Kohl's Properties for which a Clover Closing Date occurs on or before October 15, 1996 may extend until a date no later than October 15, 1996. In the event the Clover Closing Date occurs after October 15, 1996, the term of the Interim Lease for such Kohl's Property shall expire on January 31, 1996. During the term of the Interim Lease Strawbridge & Clothier will continue to pay and perform all of the obligations of any applicable Clover Lease or Other Clover Agreement and must maintain casualty insurance on each Clover Store Property leased. Strawbridge & Clothier must pay Kimco or Kohl's, as the case may be, liquidated damages if it fails to vacate any Clover Store Property at the expiration of the term of the Interim Lease as to that property.

    Third Party Consents. Strawbridge & Clothier and Kimco have each agreed to use diligent, good faith efforts to obtain all consents, authorizations and waivers of third parties that may be necessary or reasonably required to effectuate the transactions contemplated by the Kimco Asset Purchase Agreement, including the consents of landlords under the Clover Leases, and the parties to all reciprocal easement and operating or similar agreements included in the Other Clover Agreements. Strawbridge & Clothier and Kimco have also each agreed to use diligent, good faith efforts to obtain estoppel certificates in form reasonably satisfactory to Kimco from all landlords under the Clover Leases and from all tenants or subtenants under the Clover Space Leases, as well as from all parties to reciprocal easement and operating agreements included in the Other Clover Agreements.

    There can be no assurance that all necessary consents, authorizations, waivers and estoppels can be obtained with respect to each of the Clover Store Properties. Kimco has the right to terminate the Kimco Asset Purchase Agreement with respect to any Clover Store Property for which a required consent, authorization, waiver or estoppel has not been obtained, in which case there will be an adjustment to the aggregate purchase price for the Clover Store Assets. Certain landlords and parties to reciprocal easement and similar agreements have raised questions with respect to the requested consents and Strawbridge & Clothier and Kimco are conducting discussions with these parties. There can be no assurance that necessary consents will be obtained from all such parties.

    Transfer of Rights to Purchase Individual Stores. Certain Clover Store Properties have been identified in the Kimco Asset Purchase Agreement as "Kohl's Properties." Kimco has the right, at any time prior to June 30, 1996, to add Clover Store Properties to, or until the Clover Closing Date, to delete such properties from, the list of Kohl's Properties under the Kimco Asset Purchase Agreement. The Kimco Asset Purchase Agreement grants Kimco the right to assign its rights and obligations with respect to the Clover Store Properties to either Kohl's or another national or regional retailer operating at not less than 40 locations, having a net worth of not less than $300,000,000 and rated not less than Baa1 by Moody's Investors Service, Inc., provided that such an assignee (i) assumes in writing all of Kimco's obligations under the Kimco Asset Purchase Agreement pertaining to the specific Clover Store Properties assigned to such assignee, and the related Assumed Clover Stores Liabilities, (ii) enters into an Undertaking and Indemnity Agreement with Strawbridge & Clothier with respect to the Clover Store Properties assigned and the related Assumed Department Store Liabilities, (iii) complies with the other closing conditions of the Kimco Asset Purchase Agreement pertaining to the Clover Store Properties assigned, (iv) enters into an Interim Lease with Strawbridge & Clothier with respect to the Clover Store Properties assigned, and (v) shall have all the same rights and obligations with regard to Strawbridge & Clothier and Strawbridge & Clothier shall have to the assignee, as if it had been Kimco under the Kimco Asset Purchase Agreement. Kimco may assign the right to purchase any Clover Store Property to an assignee not meeting the criteria discussed above if the assignee
(i) satisfies conditions (i)
through (iv) above, (ii) if such assignee is an affiliate of Kimco, then Kimco shall have unconditionally guaranteed the obligations of the assignee in the Undertaking and Indemnity Agreement and other relevant instruments of assumption relating to the liabilities assumed by such affiliate, and (iii) if such assignee is not an affiliate of Kimco, then, at or prior to the Clover Closing Date, Kimco shall deliver to Strawbridge & Clothier written evidence that Strawbridge & Clothier has been fully and unconditionally discharged and released from all Assumed Clover Stores Liabilities with respect to the Clover Store Property assigned or that Kimco has unconditionally guaranteed the obligations of such assignee for the Clover Store Properties acquired by such assignee.

    Termination. The Kimco Asset Purchase Agreement may be terminated at any time prior to the Clover Closing Date (i) by mutual consent of Strawbridge & Clothier and Kimco, (ii) by Strawbridge & Clothier if the May Asset Purchase Agreement shall have been terminated prior to the First Clover Closing, (iii) by either Strawbridge & Clothier or Kimco if any governmental authority having jurisdiction issues an order, ruling or enactment restraining, enjoining or otherwise prohibiting the transactions contemplated by the Kimco Asset Purchase Agreement, (iv) by either Strawbridge & Clothier or Kimco if the shareholders of Strawbridge & Clothier fail to approve the Liquidation, or (v) by either party if, through no fault of the terminating party, the Clover Closing Date is not on or before November 30, 1996; provided that Strawbridge & Clothier may not terminate the Kimco Asset Purchase Agreement unless at the time of such termination either (a) Strawbridge & Clothier shall have consummated the Department Stores Sale or (b) the May Asset Purchase Agreement shall have been terminated or abandoned.

    Termination Fee. The Kimco Asset Purchase Agreement provides for the payment by Strawbridge & Clothier of certain amounts to Kimco in the event that the closing of the Clover Stores Sale does not take place. If the Kimco Asset Purchase Agreement is terminated for any reason other than the mutual consent of Strawbridge & Clothier and Kimco, Strawbridge & Clothier shall reimburse Kimco $350,000, plus Kimco's actual third party costs and expenses incurred following the execution of the Kimco Asset Purchase Agreement in Kimco's furtherance of the transactions contemplated therein (including the costs incurred by Kohl's) up to $1,000,000 in the aggregate (together, the "Kimco Cost Reimbursement"). If Strawbridge & Clothier terminates the Kimco Asset Purchase Agreement due to the termination of the May Asset Purchase Agreement or the abandonment of the Department Stores Sale, and within 225 days thereafter (the "Restricted Period") Strawbridge & Clothier agrees to the sale of substantially all of the assets of its Clover Stores division other than as a going concern to a third party or for an amount equal to or greater than $50,000,000, then Strawbridge & Clothier shall pay to Kimco an amount equal to one-third of the amount by which the purchase price in such a sale exceeds $40,000,000, but in any event not less than $5,000,000, minus the Kimco Cost Reimbursement. During the Restricted Period Kimco also enjoys a right of first offer upon any proposed sale of all or substantially all of the Clover Store Properties for the same purchase price that Strawbridge & Clothier is willing to sell to a third party, less a $2,000,000 credit. This right does not apply to a sale by Strawbridge & Clothier of less than all of the Clover Store Properties, or to the sale of the Clover Store Properties as an ongoing business, or to any sale after the expiration of the Restricted Period.

SALE OF OTHER CLOVER STORE ASSETS

    Strawbridge & Clothier intends to sell, liquidate or otherwise dispose of all the Other Clover Store Assets, and in connection with the disposition of the inventory included in the Other Clover Store Assets Strawbridge & Clothier is currently in negotiations to engage the services of one or more liquidators to effect such sale. Pursuant to the Kimco Asset Purchase Agreement, at each Clover Closing Date, Kimco or a Permitted Designee of Kimco will enter into the Interim Lease with Strawbridge & Clothier to enable Strawbridge & Clothier to sell certain of the Other Clover Store Assets at the Clover Stores. Each Interim Lease shall commence on the respective Clover Closing Date and shall expire on October 1, 1996, subject to Strawbridge & Clothier's right to extend such term for a limited period in certain circumstances.

THE LIQUIDATION
    THE PLAN OF REORGANIZATION AND LIQUIDATION

    The following is a summary of the material provisions of the Plan of Reorganization and Liquidation of Strawbridge & Clothier, a copy of which is attached to this Proxy Statement/Prospectus as Annex A and incorporated by reference herein. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the Plan of Reorganization and Liquidation. The following description of the Plan of Reorganization and Liquidation is qualified in its entirety by reference to the full text of the Plan of Reorganization and Liquidation.

    The Plan of Reorganization and Liquidation is for the purpose of effecting the Liquidation in accordance with and pursuant to the provisions of the PBCL and Section 368(a) of the Code. The Plan of Reorganization and Liquidation will become effective on the date (the "Plan Effective Date") on which the Liquidation Proposal is adopted by the requisite vote of the holders of Strawbridge & Clothier Common Stock. As promptly as practicable after the Plan Effective Date and upon the filing of Articles of Dissolution in the Pennsylvania Department of State, Strawbridge & Clothier will be dissolved pursuant to Subchapter H.

    After the Plan Effective Date, Strawbridge & Clothier may not engage in any business activities except for the purposes of (i) consummating the Asset Sales pursuant to the May Asset Purchase Agreement and the Kimco Asset Purchase Agreement and the disposition of the Other Clover Store Assets and the Remaining Assets, (ii) prosecuting or defending lawsuits by or against Strawbridge & Clothier, (iii) enabling Strawbridge & Clothier gradually to settle its affairs and close its business, dispose of and convey its property, discharge liabilities and wind up its business affairs, and (iv) making the Liquidating Distribution and distributing its remaining assets, if any, in accordance with the Plan of Reorganization and Liquidation. Strawbridge & Clothier's Board of Directors and, at their pleasure, its officers, shall continue in office solely for these purposes. After Articles of Dissolution are filed in the Pennsylvania Department of State, Strawbridge & Clothier will not hold any further annual meetings of its shareholders.

    Under Subchapter H, Strawbridge & Clothier will notify potential claimants of the dissolution, pay existing liabilities, post adequate security for contingent liabilities as determined by Strawbridge & Clothier or by the Court of Common Pleas of Philadelphia County and distribute any remaining shares of May Common Stock to the holders of Strawbridge & Clothier Common Stock. Subchapter H provides that any claims against Strawbridge & Clothier which are not asserted within two years after the filing of the Articles of Dissolution will be forever barred.

    The Plan of Reorganization and Liquidation provides that Strawbridge & Clothier will distribute pro rata to the holders of the Series A Common Stock and the Series B Common Stock that portion of the shares of May Common Stock remaining after making provision for all of its known or ascertainable liabilities (the Liquidating Distribution). It is currently anticipated that the Liquidating Distribution will be made in a series of distributions and is intended to be made in shares of May Common Stock but may be made in cash or other assets, or any combination thereof, in such manner and at such time or times as the Board of Directors in its absolute discretion may determine.

    Strawbridge & Clothier presently intends to make the Initial Distribution promptly after the final determination of the First Closing Stock Consideration. The remaining shares of May Common Stock not distributed to Strawbridge & Clothier shareholders in the Initial Distribution will be held by Strawbridge & Clothier and may be converted to cash for the purpose of paying or making provision for all of its remaining known or ascertainable liabilities to the extent that the Disposition Proceeds are insufficient to pay or provide for all such liabilities. Strawbridge & Clothier intends to make a subsequent distribution to shareholders (the Second Distribution) of shares of May Common Stock at the time of the transfer to the Liquidating Trust of any remaining assets of Strawbridge & Clothier as described below, and the Final Distribution of the remaining shares of May Common Stock, if any, at the termination of the Liquidating Trust. Assuming the approval of the Liquidation Proposal, Strawbridge & Clothier currently anticipates that (i) the First Closing will occur on or about July 18, 1996, (ii) the final determination of the First Closing Stock Consideration and the Initial Distribution will occur by November 22, 1996, (iii) the Second Distribution will occur by July 18, 1997, and (iv) the Final Distribution, if any, will occur by July 31, 1999. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement-- The Stock Consideration" and "THE ASSET SALES AND LIQUIDATION TRANSACTIONS-- The Liquidation--Strawbridge & Clothier's Estimate of Liquidation Distributions."

    The Liquidating Distribution will be made in complete redemption and cancellation of all outstanding shares of Strawbridge & Clothier Common Stock. The Plan of Reorganization and Liquidation provides that the Strawbridge & Clothier Board of Directors may direct that the Strawbridge & Clothier stock transfer books be closed at the close of business on the record date for the Initial Distribution or any subsequent installment of the Liquidating Distribution. It is the present intention of the Strawbridge & Clothier Board of Directors that the stock transfer books will not be closed until the Second Distribution. At that time, Strawbridge & Clothier shareholders will be required to deliver their stock certificates in exchange for receipt of that distribution. Prior to that time, the shares of Strawbridge & Clothier Common Stock will continue to be transferable, and the Series A Common Stock will be traded on the Nasdaq National Market, so long as the listing requirements of the Nasdaq National Market are met.

    No fractional shares of May Common Stock will be distributed as part of the Liquidating Distribution. Strawbridge & Clothier shareholders will receive a cash payment in lieu of a fractional share of May Common Stock either (i) from the proceeds of a sale on the NYSE of a sufficient number of shares of May Common Stock to settle the aggregate amount of fractional shares to which all Strawbridge & Clothier shareholders are entitled or (ii) if Strawbridge & Clothier has available cash at the time of the Liquidating Distribution, in an amount equal to the closing price of a share of May Common Stock on the NYSE on the record date for the Liquidating Distribution multiplied by such fraction.

    Subchapter H provides that if, after distributions to the Strawbridge & Clothier shareholders, the assets of Strawbridge & Clothier are insufficient to pay all of its liabilities, a Strawbridge & Clothier shareholder will be liable for any claim in an amount equal to the lesser of such shareholder's pro rata share of such claim or the amount distributed to such shareholder.

    The liquidation of Strawbridge & Clothier must be completed within one year from the First Closing Date. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--Certain Federal Income Tax Consequences." Accordingly, prior to the expiration of this period, the remaining assets of Strawbridge & Clothier will be transferred, subject to the remaining liabilities, to the Liquidating Trust.

    Notwithstanding the adoption of the Plan of Reorganization and Liquidation by Strawbridge & Clothier's shareholders, the Strawbridge & Clothier Board may modify or amend the Plan of Reorganization and Liquidation (including, without limitation, proceeding under the provisions of Section 1975 of the PBCL) and, prior to the filing of Articles of Dissolution in the Pennsylvania Department of State, may abandon the Plan of Reorganization and Liquidation, without further action by the shareholders to the extent permitted by the PBCL.

    The Plan of Reorganization and Liquidation provides that Strawbridge & Clothier will continue to indemnify its officers, directors, employees and agents in accordance with applicable law, the Strawbridge & Clothier Charter and the Strawbridge & Clothier By-Laws and any contractual arrangements for actions taken in connection with the Plan of Reorganization and Liquidation and the winding up of its affairs and shall indemnify any liquidating trustees and their agents on similar terms. Strawbridge & Clothier's obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust. The Strawbridge & Clothier Board of Directors and the trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

    The Plan of Reorganization and Liquidation also provides that Strawbridge & Clothier may, in the absolute discretion of its Board of Directors, pay to any of its officers, directors and employees compensation in addition to such person's regular compensation, in money or property, in recognition of the extraordinary efforts required to be undertaken in successful implementation of the Plan of Reorganization and Liquidation. Adoption of the Plan of Reorganization and Liquidation by the shareholders of Strawbridge & Clothier will also constitute the approval of the shareholders of the payment of any such compensation. The dissolution of Strawbridge & Clothier shall not subject its directors or officers to standards of conduct different from those prescribed by Chapter 17 of the PBCL. Compliance by Strawbridge & Clothier with Section 1997 of the PBCL shall protect the directors of Strawbridge & Clothier and the trustee(s) of the Liquidating Trust from personal liability to the claimants of Strawbridge & Clothier.

    THE LIQUIDATING TRUST AGREEMENT

    The following is a summary of the material provisions of the Liquidating Trust Agreement, a copy of the form of which is attached to this Proxy Statement/Prospectus as Annex 1 to the Plan of Reorganization and Liquidation and incorporated by reference herein. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the Liquidating Trust Agreement. The following description of the Liquidating Trust Agreement is qualified in its entirety by reference to the full text of the Liquidating Trust Agreement.

    If necessary for any reason to complete the liquidation and distribution of Strawbridge & Clothier's assets to its shareholders, the Board of Directors of Strawbridge & Clothier may at any time transfer to a liquidating trust (the "Liquidating Trust") under a Liquidating Trust Agreement (substantially in the form of Annex 1 referred to above) any remaining assets of Strawbridge & Clothier which are held as a contingency reserve. The Liquidating Trust, if any, will succeed to all of the then remaining assets of Strawbridge & Clothier, including such contingency reserve, and any liabilities of Strawbridge & Clothier. The sole purpose of the Liquidating Trust will be to liquidate on terms satisfactory to the liquidating trustee(s) and to distribute the assets formerly owned by Strawbridge & Clothier, if any, to the Beneficiaries after paying any remaining liabilities of Strawbridge & Clothier.

    The Liquidating Trust Agreement provides for two individual trustees, who may be directors or officers of Strawbridge & Clothier. The powers, duties and authority of the trustees will include holding title to the assets of the Liquidating Trust, the disposition or preservation of such assets, the prosecution or collection of any claim or contingent right of the Liquidating Trust, the collection of proceeds and income from time to time accruing to or otherwise payable in respect of the assets of the Liquidating Trust and the payment of debts, liabilities and expenses. The trustees will be required to distribute a report to the Beneficiaries as soon as practicable after the end of each fiscal year, providing them with information concerning Liquidating Trust income for use in preparation of their tax returns.

    In the event of the resignation, removal, death, incapacity or insolvency of a trustee, any remaining trustee then in office will appoint a successor or, if there is no remaining trustee, the Beneficiaries may appoint a successor. Each trustee shall be entitled to receive reasonable fees as compensation for service as a trustee and will be reimbursed for all expenses reasonably incurred. A trustee will not be liable for any act or omission, except for that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of duty. The trustees will be indemnified by and receive reimbursement from the assets of the Liquidating Trust against any loss, liability or damage which they incur, except that they will not be relieved of liability for bad faith, willful misfeasance, gross negligence or reckless disregard of duty. Expenses in connection with a proceeding may be paid from the Liquidating Trust in advance of final disposition upon receipt of an undertaking to repay the amount advanced if it shall ultimately be determined that the trustee is not entitled to be indemnified.

    The Beneficiaries of the Liquidating Trust will be the shareholders of Strawbridge & Clothier at the time of the establishment of the Liquidating Trust as they appear in the records of the Liquidating Trust from time to time. The beneficial interests in the Liquidating Trust will be evidenced only by the trust's records, and there will be no certificates representing such interests. The beneficial interests will not be transferable except pursuant to the laws of descent and distribution or by operation of law.

    No Beneficiary shall be liable for any claim against the Liquidating Trust, and a Beneficiary shall be entitled to pro rata indemnity from the trust corpus if, contrary to the provisions of the Liquidating Trust Agreement, the Beneficiary shall be held to any such personal liability.

    Meetings of the Beneficiaries may be called at any time by the trustees or upon written request by the Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Liquidating Trust, provided that any Beneficiary may request a meeting to fill vacancies in the trustees if the trustees fail to fill any such vacancy within 90 days.

    No Beneficiary shall have any right to institute any action with respect to the trust corpus against any party other than the trustees unless Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Liquidating Trust shall have made a written request to the trustees to institute such action and shall have offered to the trustees reasonable indemnity against expenses to be incurred and the trustees shall have failed within 30 days after receipt of such request to institute any such action.

    The Liquidating Trust will continue until the first to occur of (i) the complete distribution of the Liquidating Trust's assets or (ii) the expiration of two years from the date of transfer of Strawbridge & Clothier's assets to the Liquidating Trust. At the end of such period, the Liquidating Trust will be terminated and any remaining assets will be distributed to the Beneficiaries, after payment of, or provision for, any remaining debts, liabilities and expenses. After the termination of the Liquidating Trust and for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the trustees shall continue as such until their duties have been fully performed.

    The Liquidating Trust Agreement may be amended (i) by the trustees to cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision or which does not adversely affect the interests of the Beneficiaries or in order to insure that the Liquidating Trust qualifies as a "liquidating trust" for federal income tax purposes, and (ii) by the consent of Beneficiaries holding more than 50% of the total beneficial interests in the Liquidating Trust provided that no such amendment shall adversely affect the Beneficiaries' right to receive their pro rata share of the assets of the trust corpus at the time of distribution.

    STRAWBRIDGE & CLOTHIER'S ESTIMATE OF LIQUIDATION DISTRIBUTIONS

    The table below sets forth management's best estimate of the calculations that will be necessary to determine the fraction of a share of May Common Stock that will be distributed to Strawbridge & Clothier shareholders in the Liquidation in exchange for each share of Strawbridge & Clothier Common Stock they own. Because the number of shares of May Common Stock that a Strawbridge & Clothier shareholder will receive in the Liquidation will be, in part, a function of the number of shares of May Common Stock delivered to Strawbridge & Clothier in the Department Stores Sale pursuant to a formula established in the May Asset Purchase Agreement and, in part, a function of the adequacy of the total cash proceeds generated by the Clover Stores Sale and the liquidation of the Other Clover Store Assets and the Remaining Assets to satisfy or provide for all outstanding liabilities and obligations of Strawbridge & Clothier which are not being assumed by May New York or Kimco, it is not possible to predict with certainty the per share amount to be distributed to Strawbridge & Clothier shareholders in the Liquidation. If such cash proceeds exceed the amount of the liabilities and obligations to be satisfied, then the excess will be available to be exchanged for additional shares of May Common Stock (the Second Closing Stock Consideration). If the Disposition Proceeds are less than the amount of the liabilities and obligations required to be satisfied, then prior to distributing all of the

Stock Consideration to shareholders, Strawbridge & Clothier will need to sell enough shares of May Common Stock in the market at then current market prices to obtain the cash necessary to satisfy the shortfall.

    The number of shares of May Common Stock to be received by Strawbridge & Clothier in the Department Stores Sale is primarily dependent upon the amount of net working capital (i.e., certain short-term assets minus certain short-term liabilities and certain other specified obligations) and the amount attributed to non-current assets as of the Effective Time included in the Department Store Assets and the Assumed Long-Term Liabilities Amount (the amount of the specified long-term liabilities being assumed as of the Effective Time). Accordingly, the number of shares of May Common Stock delivered at the First Closing for the Department Store Assets will be based upon an estimate of the number of shares of May Common Stock issuable by May and, it is currently anticipated that the actual number of shares of May Common Stock required to be delivered by May pursuant to the May Asset Purchase Agreement (the First Closing Stock Consideration) will be determined by November 22, 1996. For a description of the calculation of the First Closing Stock Consideration, see "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--The Stock Consideration." Strawbridge & Clothier intends to make the Initial Distribution of approximately 75% of the shares of May Common Stock received in the Department Store Sale promptly after the final determination of the First Closing Stock Consideration. Strawbridge & Clothier intends to make the Second Distribution at the time of the transfer to the Liquidating Trust of any remaining assets of Strawbridge & Clothier which is anticipated to occur by July 18, 1997 and the Final Distribution, if any, at the termination of the Liquidating Trust which is anticipated to occur by July 31, 1999.

    The table below sets forth (i) the contractual formula for determining the total number of shares of May Common Stock to be issued by May in exchange for the Department Store Assets and the Second Closing Cash Amount (the Stock Consideration) (followed in such case by a parenthetical reference to the section or sections of, or schedule or schedules to, the May Asset Purchase Agreement in which such item is set forth or established), (ii) the calculation that will estimate whether cash proceeds from other asset sales will be adequate to discharge the Retained Liabilities and (iii) the calculation necessary to ascertain the fraction of a share of May Common Stock Strawbridge & Clothier has estimated to be received by a Strawbridge & Clothier shareholder in exchange for one share of Strawbridge & Clothier Common Stock in the Liquidation (the Estimated Liquidation Ratio). As explained in the notes to the table below, the amounts used to prepare these calculations are subject to assumptions and variables which may prove to be more or less favorable to the Strawbridge & Clothier shareholders.

    The figures in the right-hand column of the table have been provided by management of Strawbridge & Clothier and represent its best estimate of the range of such figures likely to exist as of the Effective Time. It is Strawbridge & Clothier management's best estimate that shareholders may receive
0.45 share of May Common Stock for each share of Strawbridge & Clothier Common Stock in the Liquidation (the Estimated Liquidation Ratio). In connection with the preparation of this estimate, the management of Strawbridge & Clothier performed a number of sensitivity analyses in order to assess what effect fluctuations in the items identified in footnote (1), interest rates, the net cash proceeds received from the Clover Stores Sale and the disposition of the Other Clover Store Assets and the Remaining Assets, the amount of the Retained Liabilities and the amount of the costs and expenses incurred in connection with winding up the business and operations of Strawbridge & Clothier in connection with the Liquidation could have on management's best estimate. The left-hand column of the table sets forth alternative assumptions for the Estimated Liquidation Ratio which are less favorable to shareholders than management's best estimate indicated in the right-hand column of the table. These alternative assumptions are not intended to indicate a "worst case" but rather the relative volatility of the variables and assumptions described above and, taken together, would indicate an Alternative Estimated Liquidation Ratio of 0.41 share of May Common Stock for each share of Strawbridge & Clothier Common Stock.

    The table below and other information set forth herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There are a number of important factors that could cause actual results to differ materially from those set forth in the table including (i) the failure of Strawbridge & Clothier to achieve its business plan for operations up to the First Closing Date due to economic and weather conditions, (ii) the level and valuation of the inventory and customer accounts receivable to be acquired by May New York in the case of the Department Stores and the inventory to be liquidated in the case of the Clover Stores,
(iii) the amounts of liabilities to be paid in the Liquidation, and (iv) the amount to be received with respect to the assets not being sold to May or Kimco. Accordingly, there can be no assurance that the figures included in the table below will actually reflect the amount of May Common Stock which Strawbridge & Clothier shareholders will ultimately be entitled to receive.

                                                          ALTERNATIVE ESTIMATED    MANAGEMENT'S BEST ESTIMATED
                                                            LIQUIDATION RATIO           LIQUIDATION RATIO
                                                          ---------------------    ---------------------------
                                                                 ($ IN MILLIONS, EXCEPT SHARE AMOUNTS)
DEPARTMENT STORES SALE
Add:           Closing Balance Sheet Net Working
               Capital Amount at Effective Time (Sec.
               1.15)(1)................................        $     161.6                 $     167.6
Plus:          Consideration attributable to
               non-current assets (Sec. 1.56)..........              301.5                       301.5
                                                                ----------                  ----------
               Subtotal................................              463.1                       469.1
Deduct:        Assumed Long-Term Liabilities Amount
               (Sec.Sec. 1.6, 1.56)(2).................             (271.0)                     (263.5)
Equals:        Aggregate Net Consideration Payable
               (Sec. 1.56).............................        $     192.1                 $     205.6
                                                                ----------                  ----------
                                                                ----------                  ----------
Divide by:     Signing date May Common Stock price
               (Sec. 1.56).............................        $    47.875                 $    47.875
Equals:        Shares issuable by May (Sec. 1.56)......          4,012,533                   4,294,517
Plus:          Additional Payless Spin-off Equivalent
               Shares (Sec. 1.56)(3)...................            385,538                     412,632
                                                                ----------                  ----------
Equals:        (A) Estimated number of May shares
                  issuable for the Department Store
                   Assets (Sec. 1.56)..................          4,398,071                   4,707,149
                                                                ----------                  ----------
                                                                ----------                  ----------

OTHER CASH SOURCES (USES)
Estimated net cash proceeds from disposition of all
 other assets (including Clover Stores division).......        $     140.0                 $     142.8
Deduct:        Payment or provision for all liabilities
               not assumed by May New York or
               Kimco(4)(5).............................             (142.7)                     (139.2)
                                                                ----------                  ----------
Equals:        (Liabilities to be satisfied by sale of
               May Common Stock)/Additional cash to
               exchange for May Common Stock (Sec.Sec.
               1.17, 1.79)(4)(6).......................               (2.7)                        3.6
                                                                ----------                  ----------
                                                                ----------                  ----------
Divide by:     May Common Stock price for additional
               shares (Sec. 1.81)(7)...................              48.25                       48.25
Equals:        (B) Estimated additional number of
                  shares of May Common Stock (to be
                   sold to satisfy liabilities)/to be
                   issued for Second Closing Cash
                   Amount at the Second Closing(4).....            (55,959)                     74,611
                                                                ----------                  ----------
                                                                ----------                  ----------

ESTIMATED PER SHARE CONSIDERATION
(A)+(B)(4):    Estimated total number of shares of May
               Common Stock issuable...................          4,342,112                   4,781,760
                                                                ----------                  ----------
                                                                ----------                  ----------
Divide by:     Shares of Strawbridge & Clothier Common
               Stock estimated to be outstanding at the
               Effective Time..........................         10,614,521                  10,614,521
Equals:        Fraction of one share of May Common
               Stock estimated to be issuable in
               exchange for each outstanding share of
               Strawbridge & Clothier Common Stock
               (Estimated Liquidation Ratios)..........               0.41                        0.45

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------
(1) Represents Strawbridge & Clothier management's estimates of the Closing Balance Sheet Net Working Capital Amount at the Effective Time as defined in
    Section 1.15 of the May Asset Purchase Agreement as adjusted to reflect certain obligations to be assumed by May New York. The actual Closing Balance Sheet Net Working Capital Amount will fluctuate with Strawbridge & Clothier's operating performance through the Effective Time, the age of the inventory and the aging and collectability of the customer accounts receivable. The value of inventory and customer accounts receivable will be calculated in accordance with the May Asset Purchase Agreement based upon a physical inventory and analysis of customer accounts receivable at the Effective Time.

(2) Includes Strawbridge & Clothier management's estimates of the aggregate principal amount as of the Effective Time of certain long-term debt and other amounts to be assumed by May New York, any payment necessary to transfer customer accounts receivable to May New York free and clear of all liens and the net present value of the operating leases for the Department Stores. The actual Assumed Long-Term Liabilities Amount will fluctuate with interest rate changes and operating performance.

(3) Represents the adjustment to the number of shares of May Common Stock issuable by May to Strawbridge & Clothier to account for May's spin-off of Payless on May 4, 1996. The adjustment consists of the spin-off ratio (.16) multiplied by the "Shares issuable by May" which is then valued at the last reported sales price per share of Payless on the first day of regular way trading ($28.75) and then converted into May shares at the signing date May Common Stock price ($47.875).

(4) If net cash proceeds received from the disposition of the assets not being purchased by May New York or Kimco are insufficient to pay all liabilities and obligations not assumed by May New York or Kimco, then Strawbridge & Clothier will have to sell enough shares of May Common Stock in the market at then current market prices to obtain the cash necessary to satisfy the shortfall. The Alternative Estimated Liquidation Ratio assumes that all such shares of May Common Stock are sold, in which event no Second Closing would occur.

(5) This amount includes Strawbridge & Clothier management's estimates of the costs and expenses to be incurred in connection with winding up the business and operations of Strawbridge & Clothier in connection with the Liquidation.

(6) Represents Strawbridge & Clothier management's estimates of its portion of the Disposition Proceeds that will constitute the Closing Cash Transfer (Sec. 1.17) and the Second Closing Cash Amount (Sec. 1.79). The actual portion of the Disposition Proceeds so used will fluctuate with (a) the finalization of amounts received on the Clover Stores Sales and the disposition of the Other Clover Store Assets and the Remaining Assets and
    (b) the final satisfaction of and provision for all outstanding liabilities and obligations of Strawbridge & Clothier which are not being assumed by May New York or Kimco. (Also see note (4) above).

(7) This is an assumed stock price. The actual per share price that would be used in determining additional shares of May Common Stock that may be issued would be the average daily per share closing prices for the May Common Stock on the NYSE Composite Tape for the 20 consecutive trading days immediately preceding the Second Closing Date. The price in the table is the closing sales price on the NYSE on June 5, 1996.

                              -------------------

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax considerations relevant to holders of shares of Strawbridge & Clothier Common Stock who are holders of record on the date of the Initial Distribution and receive shares of May Common Stock pursuant to the Liquidation. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Strawbridge & Clothier, the Strawbridge & Clothier shareholders or May.

    Strawbridge & Clothier shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to certain shareholders of Strawbridge & Clothier in light of their particular circumstances, such as shareholders who are banks, insurance companies, tax-exempt organizations, dealers in securities, or foreign persons, who do not hold their shares of Strawbridge & Clothier Common Stock as capital assets, or who acquired their shares in connection with stock option plans or otherwise as compensation. In addition, the following discussion does not address the tax consequences of the Department Stores Sale and the Liquidation under foreign, state or local tax laws or the tax consequences of transactions effectuated prior or subsequent to or concurrently with the Department Stores Sale and the Liquidation (whether or not such transactions are in connection with such transactions), including, without limitation, transactions in which Strawbridge & Clothier Common Stock is acquired or May Common Stock is disposed of. ACCORDINGLY, STRAWBRIDGE & CLOTHIER SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

    Strawbridge & Clothier has not requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Asset Sales and the Liquidation. This summary is based upon the opinion of Morgan, Lewis & Bockius LLP, counsel to Strawbridge & Clothier, which is included as an Exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part (the "Tax Opinion"), that the Department Stores Sale and the Liquidation will constitute a Reorganization within the meaning of
Section 368(a)(1)(C) of the Code. The Tax Opinion is subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain representations made by Strawbridge & Clothier and certain shareholders of Strawbridge & Clothier. The Tax Opinion is not binding on the IRS and does not preclude the IRS from adopting a contrary position. The following discussion assumes that the Department Stores Sale together with the Liquidation will qualify as a Reorganization based on the Tax Opinion.

    Subject to the limitations and qualifications referred to herein, assuming the Department Stores Sale together with the Liquidation qualify as a Reorganization, the material federal income tax consequences are as follows:

        (i) Holders of Strawbridge & Clothier Common Stock generally will not recognize gain or loss upon their receipt solely of May Common Stock in exchange for Strawbridge & Clothier Common Stock in the Liquidation. As described more fully below, however, gain may be recognized to the extent that a Strawbridge & Clothier shareholder receives or is deemed to receive property other than May Common Stock in the Liquidation including as a consequence of receiving a beneficial interest in the Liquidating Trust (which would be the case to the extent that cash or property other than May Common Stock is contributed to the Liquidating Trust) or as a consequence of receiving cash in lieu of a fractional share of May Common Stock.

        (ii) The aggregate tax basis of the May Common Stock received by Strawbridge & Clothier shareholders in the Liquidation, including any May Common Stock that is deemed to be received by Strawbridge & Clothier shareholders as a result of receiving a beneficial interest in the Liquidating Trust, generally will be the same as the aggregate tax basis of the Strawbridge & Clothier Common Stock delivered in exchange therefor increased by the amount of any gain that is recognized on the exchange (as described above), and decreased by the amount of any property other than May Common Stock received in the Liquidation or deemed received as a result of the receipt of a beneficial interest in the Liquidating Trust. The tax basis of the Strawbridge & Clothier Common Stock delivered in exchange therefor will be allocated between the May Common Stock actually received and the Strawbridge & Clothier shareholder's pro rata share of the May Common Stock held in the Liquidating Trust.

        (iii) The holding period of the May Common Stock received by the Strawbridge & Clothier shareholders in the Liquidation will include the period for which the Strawbridge & Clothier Common Stock was held, provided that the Strawbridge & Clothier Common Stock is held as a capital asset at the time of the Liquidation.

        (iv) Neither May nor Strawbridge & Clothier will recognize gain solely as a result of the Department Stores Sale.

        (v) Strawbridge & Clothier will not recognize gain solely as a result of the Liquidation except to the extent that (i) in conjunction with the Liquidation, Strawbridge & Clothier transfers any appreciated assets (other than May Common Stock) to the Liquidating Trust or directly to its shareholders or (ii) Strawbridge & Clothier sells May Common Stock to satisfy certain of its liabilities.

    In addition, although the Clover Stores Sale will not itself be part of the Reorganization, Strawbridge & Clothier expects to recognize a loss as a result of such sale. Any such loss should be available to offset any gain that Strawbridge & Clothier recognizes in connection with the Liquidation (as described above).

    Of particular importance to the Tax Opinion are the assumptions and representations relating to the satisfaction of the "continuity of interest" requirement. To satisfy the continuity of interest requirement, Strawbridge & Clothier shareholders must not, pursuant to a plan or intent existing at or prior to the Department Stores Sale, dispose of or transfer so much of either
(i) their Strawbridge & Clothier Common Stock in anticipation of the Department Stores Sale or (ii) the May Common Stock to be received in the Liquidation, such that the Strawbridge & Clothier shareholders, as a group, would no longer have a meaningful equity interest in the Strawbridge & Clothier department store business being conducted by May after the Department Stores Sale and Liquidation. Strawbridge & Clothier shareholders generally will be regarded as having a meaningful interest as long as the May Common Stock received in the Liquidation (after taking into account any planned dispositions of May Common Stock by Strawbridge & Clothier to satisfy liabilities or otherwise by the Strawbridge & Clothier shareholders) represents, in the aggregate, a "substantial portion" of the entire consideration received by the Strawbridge & Clothier shareholders in the Liquidation. The law is unclear as to what constitutes a meaningful equity interest or a "substantial portion." The IRS ruling guidelines require that the May Common Stock received in the Liquidation, after taking into account all shares subject to planned dispositions, must equal at least 50% of the total consideration received in the Liquidation for the Strawbridge & Clothier Common Stock. Such guidelines, however, do not purport to represent the applicable substantive law. No assurance can be given that the "continuity of interest" requirement will be satisfied. If such requirement is not satisfied, the Department Stores Sale and the Liquidation would not be treated as a Reorganization under the Code.

    A successful IRS challenge to the "Reorganization" status of the Reorganization (as a result of the failure of the "continuity of interest" requirement or otherwise) would result in several significant tax consequences. First, a Strawbridge & Clothier shareholder would recognize gain or loss with respect to each share of Strawbridge & Clothier Common Stock in respect of which May Common Stock was received in the Liquidation equal to the difference between the shareholder's basis in such share and the fair market value, as of the date of distribution pursuant to the Liquidation, of the May Common Stock received in the Liquidation. In such event, a shareholder's aggregate basis in the May Common Stock so received would equal its fair market value and the shareholder's tax holding period for such stock would begin the day after the date of distribution pursuant to the Liquidation. Second, the transfer of Department Store Assets to May would be treated as a taxable sale of such assets. The corporate level gain Strawbridge & Clothier would recognize upon such a taxable sale of assets would be equal to the difference between Strawbridge & Clothier's adjusted tax basis in such assets and the fair market value of all of the consideration received from May in the Department Stores Sale (including, but not limited to, all of the May Common Stock issued by May and all of the liabilities assumed by May New York) as of the First Closing Date. Strawbridge & Clothier's tax liability associated with any such recognized gain, after taking into account the effect of any relevant and available Strawbridge & Clothier tax attributes (e.g., current and carryover net operating losses and tax credits), is a liability expressly excluded from those liabilities to be assumed by May in accordance with the May Asset Purchase Agreement. It is anticipated that any such liability would be material.

    CASH IN LIEU OF FRACTIONAL SHARES

    Strawbridge & Clothier shareholders who receive cash in lieu of fractional shares of May Common Stock generally will recognize capital gain or loss with respect to those fractional shares in an amount equal to the differences between the tax basis allocated to such fractional shares (as determined above) and the cash received in respect thereof. Any such gain or loss will be long-term capital gain or loss if the holding period of such fractional shares (as determined above) exceeds one year and such fractional shares are held as capital assets.

    TAX CONSEQUENCES ATTRIBUTABLE TO THE LIQUIDATING TRUST

    Some of the May Common Stock received by Strawbridge & Clothier in the Department Stores Sale, and some amount of cash, may be placed into the Liquidating Trust, subject to one or more escrows, to provide for any liabilities, including any contingent liabilities, of Strawbridge & Clothier. For federal income tax purposes, a pro rata share of such assets will be deemed to have been distributed to each Strawbridge & Clothier shareholder and contributed by such shareholder to the Liquidating Trust. The Liquidating Trust will not itself be subject to tax; rather, each holder of a beneficial interest in the Liquidating Trust will be treated as owning a pro rata share of the assets of the Liquidating Trust, and will be required to take into account the holder's proportionate share of each of the Liquidating Trust's items of income or deduction. Since the Department Stores Sale and the Liquidation will constitute a tax-free reorganization, as described above, Strawbridge & Clothier shareholders will not recognize any gain or loss to the extent that the assets deemed distributed to them, and contributed to the Liquidating Trust, consist solely of May Common Stock. If a Strawbridge & Clothier shareholder, however, realizes gain in the Liquidation (i.e., if the total value of all the consideration received by such shareholder in the Liquidation, including May Common Stock, exceeds the holder's adjusted basis in the holder's Strawbridge & Clothier shares), the holder must recognize such gain to the extent that such holder's pro rata share of the assets of the Liquidating Trust consists of property other than May Common Stock ("Boot"). In determining the amount of gain or loss realized and recognized as a result of the Liquidation, the amount of any fixed or contingent liabilities assumed by the Liquidating Trust will not be treated as decreasing the amount of Boot that a Strawbridge & Clothier shareholder is deemed to receive as a result of the receipt of an interest in the Liquidating Trust.

ACCOUNTING TREATMENT

    The Department Stores Sale will be treated as a purchase of the Department Store Assets by May under GAAP under which identifiable net assets and liabilities would be recorded in the consolidated financial statements of May at their respective fair market values at the time of consummation of the Department Stores Sale.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

    Under the PBCL, shareholders of Strawbridge & Clothier are not entitled to dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

REGULATORY MATTERS

    Certain federal and state regulatory matters, relating primarily to antitrust and securities law issues, must be complied with before the Department Stores Sale and the Clover Stores Sale are consummated. May and Strawbridge & Clothier are not aware of any other governmental consents or approvals that are required prior to the consummation of the Department Stores Sale or the Clover Stores Sale other than those described below. It is presently contemplated that if such additional governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that any such additional consents or approvals will be obtained.

    The consummation of the Department Stores Sale is subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting periods have been terminated or have expired. Both May New York and Strawbridge & Clothier were required to file Notification and Report Forms with respect to the Department Stores Sale, which forms were filed with the Antitrust Division and the FTC on April 18, 1996 and April 19,

1996, respectively. The waiting period under the HSR Act expired at 11:59 p.m. on May 19, 1996. The parties to the Kimco Asset Purchase Agreement have determined that the HSR Act is not applicable to the Clover Stores Sale.

    Neither the determination by Strawbridge & Clothier that the Kimco Asset Purchase Agreement is not subject to the HSR Act nor the expiration of the HSR Act waiting period with respect to the Department Stores Sale precludes the Antitrust Division, the FTC or any state from challenging the Department Stores Sale or the Clover Stores Sale on antitrust grounds in the future. Accordingly, at any time before or after the consummation of the Department Stores Sale or the Clover Stores Sale, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons, including private parties, could take action under the antitrust laws. Such action could include seeking to enjoin the sales. Based on the information available to them, both May and Strawbridge & Clothier believe that the Department Stores Sale and Kimco and Strawbridge & Clothier believe the Clover Stores Sale can be effected in compliance with federal and state antitrust laws. There can be no assurance, however, that a challenge to either or both sales will not be made, or that, if such challenge is made, May and Strawbridge & Clothier or Kimco and Strawbridge & Clothier, as the case may be, will prevail.

         COMPARISON OF RIGHTS OF SHAREOWNERS OF MAY AND SHAREHOLDERS OF
                             STRAWBRIDGE & CLOTHIER

    The statements set forth under this heading with respect to the Delaware General Corporation Law (the "DGCL"), the PBCL, the Amended and Restated Certificate of Incorporation of May (the "May Charter"), the By-Laws of May (the "May By-Laws"), the Shareowner Rights Plan of May (the "May Rights Agreement"), the Strawbridge & Clothier Charter and the Strawbridge & Clothier By-Laws, are brief summaries thereof and do not purport to be complete. Such statements are subject to the detailed provisions of the DGCL, the PBCL, the May Charter, the May By-Laws, the May Rights Agreement, the Strawbridge & Clothier Charter and the Strawbridge & Clothier By-Laws. See "AVAILABLE INFORMATION."

    The following is a summary of certain of the material differences between the rights of the owners of May Common Stock and the rights of the holders of Strawbridge & Clothier Common Stock.

DIVIDEND RIGHTS

    May. Under the DGCL, a corporation may pay dividends out of surplus or, if no such surplus exists, out of net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided, however, that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. The May By-Laws provide that, subject to the provisions in the May Charter, May can pay dividends at such times and in such amounts as the Board of Directors may determine. The May Charter does not limit this right.

    Strawbridge & Clothier. Under the PBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be unable to pay its debts as they become due in the usual course of business; or (ii) the total assets of such corporation would be less than the sum of its total liabilities plus the amount that would be needed, if such corporation were then dissolved, to satisfy the rights of shareholders having superior preferential rights upon dissolution to the shareholders receiving such distribution. For the purpose of clause (ii), the board of directors may base its determination on one or more of the following: the book value, or the current value, of the corporation's assets and liabilities, unrealized appreciation and depreciation of the corporation's assets and liabilities or any other method that is reasonable in the circumstances. The Strawbridge & Clothier Charter provides that cash dividends payable on shares of Series A Common Stock shall be at least ten percent higher on a per share basis than the cash dividends payable on shares of Series B Common Stock. In the case of dividends other than in cash or other distributions, shares of the Series A Common Stock shall be equivalent to shares of the Series B Common Stock, except that stock dividends or distributions shall always be made in shares of the particular series to which it relates.

DIRECTORS AND OFFICERS
    NUMBER AND ELECTION OF DIRECTORS; REMOVAL

    May. Under the DGCL, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's certificate of incorporation. The May Charter does not provide for cumulative voting in the election of directors. The May Charter provides that the number of directors will be not less than three nor more than 21 with the exact number to be fixed by the May By-Laws. The May By-Laws currently fix the number of directors at 14. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the owners of a majority of the shares then entitled to vote at an election of directors. If the board is classified, however, unless the certificate of incorporation provides otherwise, shareowners may effect such removal only for cause. The May Charter provides for a classified board consisting of three classes.

    Strawbridge & Clothier. Under the PBCL, cumulative voting is required unless otherwise provided in the articles of the corporation. The Strawbridge & Clothier Charter provides that the shareholders shall not be entitled to cumulate their votes for the election of directors. The Strawbridge & Clothier By-Laws provide that the Board of Directors shall consist of not less than seven nor more than 14 directors, with the exact number to be fixed from time to time by the Board of Directors. As of the date hereof, there are 12 directors on the Strawbridge & Clothier Board. Following the Annual Meeting the Strawbridge & Clothier Board of Directors will consist of ten directors. Under the PBCL, the board of directors may be removed at any time with or without cause by the vote of shareholders entitled to vote thereon. Furthermore, the articles of a corporation may not prohibit the removal of directors by the shareholders for cause. The Strawbridge & Clothier By-Laws provide that the entire Board of Directors, or any class of the Board, or any director may be removed from office by the shareholders only for cause by the vote of at least two-thirds of the votes of all voting shareholders entitled to cast a vote thereon or, if the removal is proposed by a majority of the Board of Directors, upon receiving at least a majority of the vote of all shareholders entitled to vote thereon. The PBCL includes a provision similar to that of the DGCL with respect to the removal of directors only for cause in situations where there is a classified board. Under the PBCL, the by-laws of a corporation may provide for a classified board. The Strawbridge & Clothier By-Laws provide that the Board shall be classified into three classes.

    FIDUCIARY DUTIES OF DIRECTORS

    May. Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its boards of directors. In exercising their powers, directors are charged with a fiduciary duty to protect the interests of the corporation and to act in the best interests of its shareowners. Delaware courts have held that the duty of care requires the directors to exercise an informed business judgment, known as the "business judgment rule." A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties -- good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

    Strawbridge & Clothier. The fiduciary duties of directors are similar under the PBCL to the duties prescribed under the DGCL. Under the PBCL, directors are required to discharge their duties in good faith and in a manner reasonably believed to be in the best interests of the corporation. They are required to use such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Unlike the DGCL, however, the PBCL includes a provision specifically permitting (although not requiring) directors, in discharging their duties, to consider the effects of any action taken by them upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of such corporation, and upon communities in which offices or other establishments of such corporation are located. Furthermore, unlike the DGCL, the PBCL also makes clear that directors have no greater obligation to justify their activities and need not meet any higher burden of proof in the context of a potential or proposed acquisition of control than in any other context.

    LIABILITY OF DIRECTORS

    May. The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its shareowners for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The May Charter eliminates director liability to the maximum extent permitted by the DGCL.

    Strawbridge & Clothier. Under the PBCL, a corporation may include in its by-laws a provision, adopted by a vote of its shareholders, which eliminates the personal liability of its directors, as such, for monetary damages for any action taken or the failure to take any action unless (i) such directors have breached or failed to perform their duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A Pennsylvania corporation is not empowered, however, to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. The Strawbridge & Clothier Charter and the Strawbridge & Clothier By-Laws eliminate director liability to the maximum extent permitted by the PBCL.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    May. Under the DGCL, a corporation may indemnify any person involved in a third party action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred in connection with such action, suit or proceeding (and against expenses incurred in a derivative action on behalf of such corporation) or incurred by reason of such person's being or having been a representative of such corporation, if such person acted in good faith and reasonably believed that his actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The DGCL also provides that a corporation may advance to such director or officer expenses incurred by him in defending any action, upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification. A determination as to the amount of the indemnification to be made by the corporation shall be made by a majority vote of the directors who are not parties to such action, even though less than a quorum, or, if such directors so direct, by independent legal counsel. No indemnification for expenses in derivative actions is permitted under the DGCL where the person is adjudged liable to the corporation, unless a court finds him entitled to such indemnification. If, however, the person is successful in defending a third party or derivative action, indemnification for expenses incurred is mandatory. The DGCL provides further that the provisions for indemnification contained therein are nonexclusive of any other rights to which the party may be entitled under any by-law, agreement or vote of shareowners or disinterested directors. The May By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law and authorize May to purchase and maintain insurance on behalf of any such person whether or not May would have the power to indemnify such director or officer against such liability under the DGCL.

    Strawbridge & Clothier. The provisions of the PBCL regarding indemnification are substantially similar to those of the DGCL. Unlike the DGCL, however, the PBCL expressly permits indemnification in connection with any action, including a derivative action, unless a court determines that the acts or omissions giving rise to the claim constituted willful misconduct or recklessness. The Strawbridge & Clothier By-Laws provide for indemnification of directors and officers of Strawbridge & Clothier for any liability incurred in connection with any proceeding, except where such indemnification is expressly prohibited by applicable law or the conduct constitutes willful misconduct or recklessness. Strawbridge & Clothier is not required, however, to indemnify any director or officer in connection with a proceeding (or portion thereof) initiated by such director or officer against Strawbridge & Clothier or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Strawbridge & Clothier Board of Directors or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The Strawbridge & Clothier By-Laws further provide for the advancement of certain expenses in accordance with the PBCL.

ANNUAL MEETINGS

    May. Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, the directors are required to cause such a meeting to be held as soon thereafter as convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any shareowner or director.

    Strawbridge & Clothier. Under the PBCL, if the annual meeting for election of directors is not held within six months after the designated date, any shareholder may call the meeting at any time thereafter.

SPECIAL MEETINGS

    May. Under the DGCL, a special meeting of the shareowners may be called by the board of directors or such other person as may be authorized by the certificate of incorporation or the by-laws. The May Charter provides that special meetings of shareowners may be called at any time only by a majority of the entire Board of Directors.

    Strawbridge & Clothier. Under the PBCL, special meetings of shareholders may be called by the board of directors, by such officers or by such other persons as provided in the by-laws, and, unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting. The shareholders of a registered corporation shall not be entitled by statute to call a special meeting of shareholders, unless such shareholder is an "interested shareholder" (as hereinafter defined) calling a special meeting for the purpose of approving a "business combination" (as hereinafter defined) with such interested shareholder. The Strawbridge & Clothier By-Laws provide that special meetings of the shareholders may be called at any time by the Chairman of the Board, or the President, or the Board of Directors, or by shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

    May. The DGCL permits the shareowners of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, provided such consent is signed by shareowners having at least the minimum number of votes required to authorize such action at a meeting of shareowners at which all shares entitled to vote thereon were present and voted. The May Charter expressly includes a provision requiring that corporate action may only be taken by unanimous written consent.

    Strawbridge & Clothier. Under the PBCL, unless the by-laws of such corporation provide otherwise, any corporate action may be taken without a meeting, by partial or unanimous written consent. The Strawbridge & Clothier By-Laws expressly include a provision requiring that corporate action may only be taken by unanimous written consent.

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
SHAREHOLDER'S PROPOSALS

    May. The DGCL does not include a provision restricting the manner in which nominations for directors may be made by shareowners or the manner in which business may be brought before a meeting. The May By-Laws, however, include detailed provisions regarding the procedures to be followed by shareowners with respect to the business desired to be brought before the meeting and with respect to the procedures to be followed in the nomination of directors by shareowners.

    Strawbridge & Clothier. The PBCL, like the DGCL, does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting. The Strawbridge & Clothier Charter includes certain provisions regarding the procedures to be followed in the nomination of directors but neither the Strawbridge & Clothier Charter nor the Strawbridge & Clothier By-Laws include provisions regarding the procedures to be followed in order properly to bring business before a meeting.

CHARTER AMENDMENTS

    May. Under the DGCL, an amendment or change to the certificate of incorporation generally requires the approval of the board of directors, followed by a vote of the owners of a majority of the shares entitled to vote thereon. When an amendment of the certificate would affect certain substantial rights of the owners of a class of stock, or the shares of a series of a class, the DGCL provides that the enactment of the amendment requires the approval of the owners of a majority of the outstanding shares of the class entitled to vote thereon. The May Charter provides that any proposal to amend, repeal or adopt any provision of the Charter that is inconsistent with the "business combination" proposed by an "interested shareowner" or an affiliate or associate thereof must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast thereon (not including such "interested shareowner" or an affiliate or associate thereof) unless approved by a majority of the board of directors.

    Strawbridge & Clothier. Under the PBCL, unlike the DGCL, an amendment to the articles only requires the approval of the board of directors followed by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote. Furthermore, the PBCL provides that, unless otherwise provided in the articles, an amendment of the articles of a corporation need not be adopted by the board of directors prior to its submission to the shareholders for approval if it is proposed by a petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon. The Strawbridge & Clothier Charter does not eliminate this provision. The Strawbridge & Clothier Charter provides further that any proposed amendment to the Strawbridge & Clothier Charter that would (i) increase or decrease the number of authorized shares of either Series A Common Stock or Series B Common Stock, (ii) authorize the issuance of Series B Common Stock other than as provided in the By-Laws, or (iii) alter or change the power, preferences, relative voting power or special rights of the shares of Series A Common Stock or Series B Common Stock, requires the approval of a majority of the votes entitled to be cast by the holders of each series, voting separately as a series, in addition to the approval of the holders of the Series A Common Stock and Series B Common Stock voting together without regard to series.

AMENDMENTS TO BY-LAWS

    May. Under the DGCL, by-laws may be adopted, amended or repealed by the shareowners entitled to vote thereon, provided, however, that any corporation may, in its certificate of incorporation, confer this power upon the directors, provided the power vested in the shareowners shall not be divested or limited where the board of directors also has such power. The May Charter provides that the board of directors may adopt, repeal, alter, amend or rescind the May By-Laws by a vote of two-thirds of the entire board of directors.

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
    Strawbridge & Clothier. Under the PBCL, by-laws may be adopted, amended and repealed by the shareholders entitled to vote thereon. This authority may be expressly vested in the board of directors by the by-laws, subject to the power of the shareholders to change such action, unless the subject of the amendment is solely within the province of the shareholders. The Strawbridge & Clothier Charter provides that whenever any corporate action is to be taken by vote of the shareholders adopting, amending or repealing the Strawbridge & Clothier By-Laws, the action must be authorized (i) by a vote receiving at least two-thirds of the votes which all voting shareholders are entitled to cast thereon or (ii) if the action has been proposed by a majority of the Board of Directors, upon receiving at least a majority of the votes which all voting shareholders are entitled to cast thereon. The Strawbridge & Clothier By-Laws provide further that, with respect to those subjects which are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the by-law being amended or repealed, a by-law may be amended or repealed by vote of a majority of the Board of Directors at any regular or special meeting of directors.

MERGERS AND MAJOR TRANSACTIONS

    May. Under the DGCL, whenever the approval of the shareowners of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of the owners of a majority of outstanding shares entitled to vote thereon. Notwithstanding the foregoing, unless required by its certificate of incorporation, no vote of the shareowners of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not amend the certificate of incorporation of such constituent corporation,
(ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger, (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger, and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's shareowners or board of directors. Furthermore, the DGCL provides that no shareowner vote is required to approve a merger of a constituent corporation with a single direct or indirect wholly owned subsidiary of such corporation, subject to certain qualifications. The May Charter provides that a transaction which constitutes a "business combination" proposed by or on behalf of an "interested shareowner," or any affiliate or associate thereof, must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by owners of all the outstanding shares of the corporation's stock entitled to vote generally in the election of directors (the "voting stock").

    Strawbridge & Clothier. Under the PBCL, shareholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of such corporation or for the purpose of relocating the business of such corporation or in connection with the dissolution or liquidation of the corporation. Unlike the DGCL, however, in cases where shareholder approval is required, a merger, consolidation, sale, lease, exchange or other disposition must be approved by a majority of the votes cast by all shareholders entitled to vote thereon. Under the PBCL, unless required by the by-laws of a constituent corporation, shareholder approval is not required for a plan of merger or consolidation if: (i) the surviving or new corporation is a domestic corporation whose articles are identical to the articles of such constituent corporation, (ii) each share of such constituent corporation outstanding immediately prior to the merger or consolidation will continue as or be converted into (except as otherwise agreed to by the holder thereof) an identical share of the surviving or new corporation, and (iii) such plan provides that the shareholders of such constituent corporation will hold in the aggregate shares of the surviving

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
or new corporation having a majority of the votes entitled to be cast generally in an election of directors. In addition, the PBCL provides that no shareholder approval is required if, prior to the adoption of such plan, another corporation that is a party to such plan owns 80% or more of the outstanding shares of each class of such constituent corporation. The Strawbridge & Clothier Charter provides that certain transactions, including the sale of assets, transactions with "interested shareholders," dissolutions, mergers, consolidations and certain other fundamental transactions, require the approval of at least two-thirds of the votes which all voting shareholders are entitled to cast thereon, unless proposed by the Board of Directors, in which case only a majority of the votes cast by the shareholders entitled to vote thereon is required. The Strawbridge & Clothier Charter also provides that any merger or consolidation of Strawbridge & Clothier with or into any other corporation, any sale, lease, exchange or other disposition of substantially all of the assets to or with any other person, or any dissolution of Strawbridge & Clothier, other than a merger or other transaction with a majority-owned subsidiary of Strawbridge & Clothier, requires the vote of a majority of the Series A Common Stock and Series B Common Stock voting separately as a series in addition to the approval of the holders of Series A Common Stock and Series B Common Stock voting together.

DISSENTERS' RIGHTS OF APPRAISAL

    May. Under the DGCL, unless the certificate of incorporation of a corporation provides otherwise, there are no appraisal rights provided in the case of certain mergers, a sale or transfer of all or substantially all of its assets or an amendment to the corporation's certificate of incorporation. Moreover, the DGCL does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation provides otherwise, to the owners of shares of a corporation that is either (i) listed on a national securities exchange or designated as a national market system security by the NASD, or (ii) held of record by more than 2,000 shareowners, unless the applicable agreement of merger or consolidation requires the owners of such shares to receive, in exchange for such shares, (a) any property other than shares of stock of the resulting or surviving corporation, (b) shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing. In addition, the DGCL denies appraisal rights to the shareowners of the surviving corporation in a merger if such merger did not require for its approval the vote of the shareowners of such surviving corporation.

    Strawbridge & Clothier. The PBCL provides that shareholders of a corporation have a right of appraisal with respect to specified corporate actions, including: (i) a plan of merger, consolidation, division (within the meaning of Section 1951 of the PBCL), share exchange or conversion (within the meaning of
Section 1961 of the PBCL), (ii) certain other plans or amendments to its articles in which disparate treatment is accorded to the holders of shares of the same class or series, and (iii) a sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets, except if such sale, lease, exchange or other disposition is (a) made in connection with the dissolution or liquidation of the corporation, (b) the acquiring corporation owns all of the outstanding shares of the acquired corporation or the voting rights, preferences, limitations or relative rights of the acquired corporation are not altered thereby, or (c) the assets sold, leased, exchanged or otherwise disposed of are simultaneously leased back to the corporation. Under the PBCL, appraisal rights are not provided, however, to the holders of shares of any class that is either listed on a national securities exchange or held of record by more than 2,000 shareholders unless (i) such shares are not converted solely into shares of the acquiring, surviving, new or other corporation and cash in lieu of fractional shares, (ii) such shares constitute a preferred or special class of stock, and the articles of such corporation, the corporate action under consideration or the express terms of the transaction encompassed in such corporate action do not entitle all holders of the shares of such class to vote thereon and the transaction requires for the adoption thereof the affirmative vote of a majority of the votes cast by all shareholders of such class, or (iii) such shares constitute a group of a class or series which are to receive the same

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
special treatment in the corporate action under consideration, and the holders of such group are not entitled to vote as a special class in respect of such corporate action.

ANTI-TAKEOVER PROVISIONS

    May. Under the DGCL, a corporation is prohibited from engaging in any business combination with a person who, together with his affiliates or associates owns (or within a three-year period did own) 15% or more of the corporation's voting stock (an "interested shareowner"), unless (i) prior to such date, the board of directors approved either the business combination or the transaction which resulted in the shareowner becoming an interested shareowner, (ii) the interested shareowner acquired 85% of the voting stock of the corporation (excluding specified shares) upon consummation of the transaction, or (iii) on or subsequent to such date the business combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) by at least 66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such interested shareowner). A "business combination" includes
(i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested shareowner, (ii) certain transactions resulting in the issuance or transfer to an interested shareowner of any stock of such corporation or its subsidiaries, and (iii) other transactions resulting in a disproportionate financial benefit to an interested shareowner. This provision of the DGCL does not apply to a corporation if the certificate of incorporation or by-laws contain a provision expressly electing not to be governed by this provision or the corporation does not have voting stock either listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 shareowners. The May Charter includes a "business combination" provision substantially similar to that provided in the DGCL.

    The DGCL does not contain a "control-share acquisition" statute similar to that contained in the PBCL.

    Strawbridge & Clothier. Unlike under the DGCL, the PBCL provides that a corporation is permanently prohibited from engaging in any business combination with a person who, together with his affiliates or associates owns (or within the preceding five-year period did own) 20% or more of the "registered" corporation's voting shares (an "interested shareholder"), unless: (i) such business combination, or the acquisition of shares causing such interested shareholder to become such, was approved in advance by the board of directors of such corporation, (ii) such interested shareholder acquires at least 80% of the voting shares of such corporation, the consideration to be offered to shareholders in connection with such business combination meets specified fair price standards and such business combination is approved by the affirmative vote of the holders of shares representing at least a majority of the votes that the holders of voting shares are entitled to cast, excluding voting shares beneficially owned by such interested shareholder and its affiliates and associates, (iii) such business combination is unanimously approved by the holders of all outstanding common shares of such corporation, (iv) within five years after the date the shareholder became an interested shareholder, the business combination is approved by a majority of the outstanding voting shares of such corporation (excluding shares held by such interested shareholder), (v) within five years after the date the shareholder became an interested shareholder, the business combination is approved by a majority of all shareholders and meets certain considerations set forth in the PBCL concerning the amount of consideration. A "business combination" includes mergers, consolidations, asset sales, share exchanges, divisions of a "registered" corporation or any subsidiary thereof and other transactions resulting in a disproportionate financial benefit to an interested shareholder. Unless otherwise provided in the articles, this provision of the PBCL does not apply to a corporation if the corporation does not have voting shares either registered or traded on a national securities exchange or registered with the Commission. The Strawbridge & Clothier Charter does not include its own "business combination" provision; rather, it is governed by the provision in the PBCL.

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
    The PBCL, unlike the DGCL, includes a statute which provides that, subject to certain limited exceptions, in the event of the acquisition by any person or group of shares of a "registered" corporation that entitles the holder thereof to at least 20% of the voting power of the voting shares of such corporation, such person or group must give notice to all shareholders of record of such corporation that such acquisition has occurred and any of such shareholders may demand payment of the fair value of their shares.

    The PBCL also includes a "control-share acquisition" statute. A "control-share acquisition" is defined as an acquisition of such number of voting shares as, when added to the voting shares already held by such acquiring person or group, would entitle such person or group to exercise voting power for the first time within any of the following three ranges: (i) at least 20% but less than 33 1/3%, (ii) at least 33 1/3% but less than 50%, or (iii) more than 50%. "Control shares" also include voting shares acquired within 180 days of the occurrence of a "control-share acquisition" or acquired with the intention of making a "control-share acquisition." The PBCL provides further that "control shares" of a "registered" corporation will not have voting rights unless restored by the affirmative vote of (i) the holders of a majority of the outstanding voting shares (not including the "control shares") of such corporation and (ii) the holders of a majority of the voting power of the outstanding voting shares of such corporation. In addition, under certain circumstances, a "registered" corporation is permitted to redeem its "control shares."

    Any profit realized by a "controlling person" from the disposition of any equity security of a "registered" corporation is recoverable by such corporation if (i) such profit is realized by such "controlling person" within 18 months after such "controlling person" became such and (ii) the equity security so disposed of was acquired by such "controlling person" within 24 months prior to or 18 months after such "controlling person" became such. Subject to certain exceptions, "controlling person" includes any person or group who (i) acquired, offered to acquire, or directly or indirectly publicly disclosed or caused to be publicly disclosed its intention to acquire, power to vote at least 20% of the voting shares of such corporation, or (ii) publicly disclosed or caused to be publicly disclosed that it may seek to acquire control of such corporation through any means.

DISSOLUTION

    May. Under the DGCL, if the board of the directors of the corporation deems it advisable that the corporation should be dissolved and a majority of the outstanding stock of the corporation entitled to vote thereon votes in favor of the proposed dissolution, the corporation shall be dissolved upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware. The corporation shall continue after dissolution for the purposes of defending suits and settling its affairs for a three-year period. Persons having a claim against the corporation in a pending action, suit or proceeding shall be given notice and file their claims according to certain procedures specified in the DGCL. A corporation or successor entity which has given notice in accordance with the procedures specified in Section 280(a) of the DGCL shall petition the Court of Chancery to determine the amount of security that the corporation must provide that will be reasonably likely to be sufficient as compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding, which is not barred and which is likely to arise or become known to the corporation or successor entity within five years after the date of dissolution or such longer period as the Court of Chancery may determine not to exceed ten years. Under the DGCL, directors of a dissolved corporation that comply with the payment and distribution procedures provided therein shall not be personally liable to the claimants of the dissolved corporation.

    Strawbridge & Clothier. Under the PBCL, if the board of directors adopts a resolution recommending to dissolve the corporation, the shareholders must adopt the resolution by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Unlike the DGCL, the PBCL provides two different procedures for the corporation to provide for the winding up and distribution of the corporation's assets. The board of directors of the corporation may elect that the dissolution shall proceed under Subchapter H or under Section 1975 of the PBCL. Under Section 1975, the corporation must provide for the liabilities of the corporation prior to filing the articles of dissolution in the Pennsylvania Department of State. Directors of corporations that elect to follow this procedure are held to the standard of care that applies to all of their other duties. The Subchapter H provision is largely analogous to the procedure under the DGCL. Under the PBCL, however, the corporation only continues to exist for the purpose of settling its affairs for a period of two years. Furthermore, the court in determining the amount of security that shall be posted by the dissolved corporation shall consider the amount that would be reasonably likely to be sufficient to provide compensation for claims that are unknown but that are likely to arise or become known for a period of only two years after the dissolution of the corporation. The Strawbridge & Clothier Charter provides that a dissolution of Strawbridge & Clothier requires the vote of a majority of the votes entitled to be cast by the holders of the Series A Common Stock and Series B Common Stock voting separately as a series in addition to the approval of at least a majority of the votes entitled to be cast by the holders of Series A Common Stock and Series B Common Stock entitled to vote thereon, voting together without regard to series.

RIGHTS AGREEMENTS

    May. May has in place a "shareowner rights plan" pursuant to which a right is attached to each outstanding share of May Common Stock. The rights may only become exercisable under certain circumstances involving actual or potential acquisitions of May's Common Stock by a person or affiliated persons. Depending upon the circumstances, if the rights become exercisable, the owner may be entitled to purchase units of May's preference stock, $.50 par value per share, May Common Stock or shares of common stock of the acquiring person. The rights will remain in existence until August 31, 2004, unless they are earlier terminated, extended, exercised or redeemed.

    Strawbridge & Clothier. Strawbridge & Clothier does not have a "shareowner rights plan."

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
                             ELECTION OF DIRECTORS

    At the Annual Meeting, four directors shall be elected for a term of three years expiring in 1999, and until their successors shall have been elected and qualified. Properly executed proxies will be voted for the election of Isaac H. Clothier, IV, Paul E. Shipley, Peter S. Strawbridge and Warren W. White, the four nominees named below, in the absence of contrary instructions.

    The management has no reason to believe that any of the nominees named below will be unable or decline to serve if elected. However, if any such nominees should become unavailable, discretionary authority is reserved to vote for a substitute. Votes may be cast for or withheld for any or all nominees. If a shareholder, including a broker or other record owner, abstains or fails to vote, such action will not be considered a vote cast.

                                                PRINCIPAL                       DIRECTOR      TERM
               NAME                             OCCUPATION               AGE     SINCE      EXPIRING
- ----------------------------------  ----------------------------------   ---    --------    --------
NOMINEES
Isaac H. Clothier, IV.............  Attorney..........................   63       1975        1999
Paul E. Shipley...................  Retired...........................   66       1988        1999
Peter S. Strawbridge..............  President.........................   57       1968        1999
Warren W. White...................  Executive Vice President..........   64       1981        1999

CONTINUING DIRECTORS
Jennifer S. Braxton...............  Assistant Advertising Director....   33       1994        1997
Thomas B. Harvey, Jr..............  Attorney..........................   60       1988        1997
David W. Strawbridge..............  Vice President....................   56       1971        1997
Natalie B. Weintraub..............  Retired...........................   67       1994        1997
Francis R. Strawbridge, III.......  Chairman of the Board.............   58       1968        1998
Steven L. Strawbridge.............  Vice President, Treasurer and
                                    Secretary.........................   52       1975        1998

    Each of the nominees and continuing directors indicated above as being employed by Strawbridge & Clothier has been so employed during the past five years. Mr. Harvey is an attorney and has been in practice since 1963. Until her retirement from the Company in 1994, Mrs. Weintraub was Vice President and General Merchandise Manager, Department Stores since 1976. Mr. Clothier has been a partner of Dechert, Price & Rhoads since 1966. Mr. Shipley retired in 1993 as a Vice President of Wilmington Trust Company, where he was employed since 1972, and he continues to be active in civic and community affairs. The terms of Richard H. Hall (age 69), a director since 1987, and Anne C. Longstreth (age
74), a director since 1984, expire at the time of the Annual Meeting, and they will not stand for re-election.

    Peter S. Strawbridge and Steven L. Strawbridge are brothers and are first cousins of Francis R. Strawbridge, III and David W. Strawbridge who also are brothers. Each is a first cousin of Mr. Harvey and Mr. Shipley who also are first cousins. Jennifer S. Braxton is the daughter of Peter S. Strawbridge and the niece of Steven L. Strawbridge.

    Francis R. Strawbridge, III is a director of Mellon PSFS. Peter S. Strawbridge is a director of CoreStates Financial Corp.

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
                     THE BOARD OF DIRECTORS AND COMMITTEES

    During fiscal year 1995, the Board of Directors held 15 meetings. The Board of Directors has an Executive Committee comprised of F.R. Strawbridge, III and P.S. Strawbridge, Co-Chairmen, S.L. Strawbridge, Secretary, D.W. Strawbridge and W.W. White. The Board of Directors also has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

    Each director who is not an employee of Strawbridge & Clothier receives a fee of $750 for each meeting of the Board of Directors which such director attends and $500 for each meeting of the Audit Committee (except for the Chairman thereof who receives $750), the Compensation Committee, the Nominating Committee and the Stock Option Committee which such director attends.

    The members of the Audit Committee are I.H. Clothier, IV, Chairman, S.L. Strawbridge, Secretary, J.S. Braxton, R.H. Hall, T.B. Harvey, Jr., and P.E. Shipley. The functions of the Audit Committee are to recommend to the Board of Directors a firm of independent auditors to audit the books and accounts of Strawbridge & Clothier, generally to consider the scope of the audits performed by the internal auditors and the independent auditors, to review the results thereof and to discuss other significant auditing matters with the internal auditors and the independent auditors. In fiscal year 1995, the Audit Committee held four meetings.

    The members of the Compensation Committee are T.B. Harvey, Jr., Chairman, R.H. Hall, Secretary, I.H. Clothier, IV, and P.E. Shipley. The functions of the Compensation Committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. In fiscal year 1995, the Compensation Committee held one meeting.

    The members of the Nominating Committee are T. B. Harvey, Jr., Chairman, I.H. Clothier, IV, A.C. Longstreth and P.E. Shipley. The function of the Nominating Committee is to recommend to the Board of Directors persons to be nominated for election as directors of Strawbridge & Clothier. Shareholder suggestions regarding possible candidates for director for consideration by the Nominating Committee, together with appropriate biographical information, should be submitted to the Secretary of Strawbridge & Clothier not later than 45 days prior to the date fixed by the Strawbridge & Clothier By-Laws for the annual meeting of shareholders. The Nominating Committee did not meet in fiscal year 1995.

    The members of the Stock Option Committee are P.E. Shipley, Chairman, I.H. Clothier, IV and N.B. Weintraub. The function of the Stock Option Committee is to administer Strawbridge & Clothier's stock option plans and to select optionees and determine the type of option and number of shares subject to the options. The Stock Option Committee did not meet in fiscal year 1995.

                             EXECUTIVE COMPENSATION

GENERAL

    The following table sets forth certain information concerning compensation paid for Strawbridge & Clothier's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL              LONG-TERM
                                                     COMPENSATION          COMPENSATION
                                               ------------------------    ------------
                                                              OTHER         SECURITIES
                                                              ANNUAL        UNDERLYING              ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY     COMPENSATION      OPTIONS             COMPENSATION(1)
- ------------------------------------   ----    --------    ------------    ------------    ---------------------------

Peter S. Strawbridge................   1995    $340,000          0               0                   $ 1,219
  President and Co-Chief               1994    $310,000          0               0                   $ 1,780
  Executive Officer                    1993    $310,000          0               0                   $ 2,500

Francis R. Strawbridge, III.........   1995    $340,000          0               0                   $ 1,108
  Chairman of the Board and            1994    $300,000          0               0                   $ 1,892
  Co-Chief Executive Officer           1993    $300,000          0               0                   $ 2,458

Warren W. White.....................   1995    $300,000          0               0                   $   921
  Executive Vice President and         1994    $275,000          0               0                   $ 2,079
  General Manager, Clover Stores       1993    $260,000          0               0                   $ 2,167

Robert G. Muskas....................   1995    $192,500          0               0                   $ 1,000
  Executive Vice President for         1994    $180,000          0               0                   $ 2,000
  Merchandise and Sales Promotion,     1993    $180,000          0               0                   $ 1,500
  Department Stores

Louis F. Busico.....................   1995    $192,000          0               0                   $ 1,025
  Vice President and General           1994    $177,000          0               0                   $ 1,975
  Merchandise Manager, Clover Stores   1993    $167,000          0               0                   $ 1,392

- ------------

(1) Amounts contributed or accrued by Strawbridge & Clothier under its 401(k) Retirement Savings Plan.

                           -------------------------

EMPLOYMENT AGREEMENTS AND CONSULTING ARRANGEMENT

    Each of the 18 current executive officers of Strawbridge & Clothier, who also are the participants in Strawbridge & Clothier's Deferred Compensation Plan, has entered into a three-year renewable employment contract with Strawbridge & Clothier terminable by either party triannually, which establishes the employee's basic annual rate of compensation, subject to periodic increases and bonuses. If the shareholders approve the Liquidation Proposal and the Department Stores Sale is consummated, these executive officers may elect to terminate their employment contracts and enter into consulting agreements with May New York for a like term and compensation amounts. Strawbridge & Clothier has notified May New York that none of such executive officers have indicated that they will terminate such contracts and enter into consulting agreements with May New York. See "THE ASSET SALES AND LIQUIDATION TRANSACTIONS--The Department Stores Sale--The May Asset Purchase Agreement--Employees and Employee Plans." Strawbridge & Clothier has a consulting arrangement with G. Stockton Strawbridge, the former Chairman of the Executive Committee until his retirement from Strawbridge & Clothier, whereby Mr. Strawbridge receives $100,000 per annum for consulting services to Strawbridge & Clothier. See "BENEFICIAL OWNERSHIP OF VOTING SECURITIES."

DEFERRED COMPENSATION PLAN

    The following table illustrates estimated retirement benefits for participants in Strawbridge & Clothier's Deferred Compensation Plan for Key Executive Employees, as amended and restated effective February 1, 1985, and as further amended effective as of July 1, 1994 and as of July 1, 1995 (the "Deferred Compensation Plan") based on years of service with Strawbridge & Clothier.

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                             ---------------------------------------------------------------------
REMUNERATION                                   15         20         25         30             35 OR MORE(1)
- ------------------------------------------   -------    -------    -------    -------    -------------------------
$125,000..................................   $32,813    $43,750    $54,688    $65,625             $75,000
 150,000..................................    39,375     52,500     65,625     78,750              90,000
 200,000..................................    52,500     70,000     87,500    105,000             120,000
 250,000..................................    65,625     87,500    109,375    131,250             150,000
 300,000..................................    78,750    105,000    131,250    157,500             180,000
 325,000..................................    85,313    113,750    142,188    170,625             195,000
 350,000..................................    91,875    122,500    153,125    183,750             210,000

- ------------

(1) Based on maximum service credit of 60%.

                           -------------------------

    Strawbridge & Clothier's Deferred Compensation Plan provides for the payment of monthly retirement benefits computed on the basis of 1 3/4% of the participant's "Average Monthly Earnings" for the 24 month period for which the participant's total compensation is highest during the 60 months (or during the actual number of months employed if less than 60) of the participant's service immediately preceding the participant's retirement (or other termination) or attaining age 70, whichever shall be earlier, multiplied by the participant's years of service, with an adjustment by the use of an actuarial factor for retirement prior to age 65 and after age 60 if service is less than 15 years on the date of the participant's early retirement and for retirement prior to age 60 and at or after age 50 with at least 25 years of service, with an adjustment by the use of an actuarial factor for benefit commencement prior to age 60. A minimum benefit of 50% of Average Monthly Earnings (subject to reduction by an actuarial factor for benefit commencement prior to age 60) will be paid to a participant who has 15 years of service as a participant under the Deferred Compensation Plan or who has 20 years of service with Strawbridge & Clothier including 10 years of service as a participant under the Deferred Compensation Plan. For most participants, retirement benefits under the plan may not exceed 60% of Average Monthly Earnings. The amounts of each monthly benefit in connection with retirement, disability or death, and the amounts of minimum and maximum benefits under the Deferred Compensation Plan, are subject to reduction by use of an actuarial formula in the case of any participant who elects, under the Deferred Compensation Plan's contingent annuitant option, to provide monthly benefits after the participant's death, to a contingent annuitant of choice. As of April 1, 1995, the executive officers named in the compensation table above have the following years of credited service under the Deferred Compensation
Plan: P.S. Strawbridge, 34 1/2 years; F.R. Strawbridge, III, 34 1/2 years; W.W. White, 39 years; R.G. Muskas, 36 1/2 years; and L.F. Busico, 37 years.

STOCK OPTION GRANTS AND EXERCISES

    Set forth in the tables below is information concerning stock options granted and exercised during the fiscal year ended February 3, 1996 and the value of stock options held at the end of the fiscal year ended February 3, 1996 by executive officers named in the Summary Compensation Table.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                                   AT
                                                                                             ASSUMED ANNUAL
                                                                                             RATES OF STOCK
                                                                                           PRICE APPRECIATION
                                                 PERCENT OF                                 FOR OPTION TERM
                                      OPTIONS   TOTAL OPTIONS   EXERCISE OR   EXPIRATION   ------------------
NAME                                  GRANTED      GRANTED      BASE PRICE       DATE        5%        10%
- ------------------------------------  -------   -------------   -----------   ----------   -------   --------
Peter S. Strawbridge................       0            0        $       0       N/A                   N/A
Francis R. Strawbridge, III.........       0            0        $       0       N/A                   N/A
Warren W. White.....................       0            0        $       0       N/A                   N/A
Robert G. Muskas....................   5,000         52.6%       $ 18.6875    11/25/2006   $58,762   $148,915
Louis F. Busico.....................       0            0        $       0       N/A                   N/A

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                                      YEAR-END                      YEAR-END
                                SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                              ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Peter S. Strawbridge..........          0          $    0       21,218           0           $     0          N/A
Francis R. Strawbridge, III...          0          $    0       21,218           0           $     0          N/A
Warren W. White...............          0          $    0       10,609           0           $     0          N/A
Robert G. Muskas..............        406          $9,643        8,401           0           $18,001          N/A
Louis F. Busico...............          0          $    0        5,304           0           $     0          N/A

                           -------------------------

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Strawbridge & Clothier's executive compensation is supervised by the Compensation Committee of the Board of Directors. The function of the Compensation Committee is to review general compensation policies and recommendations made regarding the salaries of executive officers. Strawbridge & Clothier seeks to provide executive compensation that will support the achievement of Strawbridge & Clothier's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews the annual Management Compensation Services ("MCS") study of retail management.

    In general, Strawbridge & Clothier compensates its executive officers through base salary, but may also consider long-term incentive compensation. From time to time, the Stock Option Committee provides long-term incentive compensation in the form of stock options where appropriate as compensation for Strawbridge & Clothier's executive officers. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to Strawbridge & Clothier's employees.

    Base salary levels for Strawbridge & Clothier's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the retail industry, as shown in the MCS study, taking into consideration the position's complexity, responsibility and need for special expertise. Compensation of Strawbridge & Clothier's executive officers falls within the low end of the range of compensation of the other companies used as a comparison by the Committee. Overall changes in salary levels for executive officers, including the Co-Chief Executive Officers, are generally linked to corporate performance. In this regard, the Compensation Committee reviews objective measures each year, after results for the prior fiscal year are available before setting salary levels. Such objective measures include changes in revenues from operations, changes in operating profit results and changes in net earnings as compared to the prior year. In reviewing salaries in individual cases, the Compensation Committee also takes into account individual experience, performance and special achievements.

    The salaries for Strawbridge & Clothier's Co-Chief Executive Officers, P.S. Strawbridge and F.R. Strawbridge, III, for the fiscal year ended February 3, 1996 increased from the prior year based primarily on Strawbridge & Clothier's earnings performance in the fiscal year ended January 28, 1995 compared to the fiscal year ended January 29, 1994. The other executive officers of Strawbridge & Clothier also received increases based similarly on earnings performance.

                                          COMPENSATION COMMITTEE:

                                              Isaac H.Clothier, IV
                                              Richard H. Hall
                                              Thomas B. Harvey, Jr.
                                              Paul E. Shipley

STOCK PRICE PERFORMANCE GRAPH

    The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Series A Common Stock of Strawbridge & Clothier with the cumulative total return on the S&P 500 and a peer group index of regional departmental stores over the same period (assuming the investment of $100 in the Series A Common Stock, the S&P 500 and the peer group index on February 2, 1991, the end of fiscal 1990, reinvestment of all cash dividends and equalization of stock splits and dividends).

    Strawbridge & Clothier's peer group is comprised of six other regional department store companies: Bon-Ton Stores, Inc., Gottschalks Inc., Jacobson Stores Inc., Mercantile Stores Inc., Stein Mart Inc. and Younkers Inc.




                              [GRAPH]



                                  FISCAL YEAR


                             1991       1992       1993       1994       1995
- --------------------------------------------------------------------------------
Strawbridge & Clothier
  - Series A                $121.2     $142.5     $139.9     $140.5     $170.9

S&P 500 Index                125.4      138.5      155.1      156.6      217.0

Peer Group                   127.4      104.9      109.5      115.5      118.8
- --------------------------------------------------------------------------------

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table sets forth the shareholdings as of the Record Date of persons owning beneficially more than 5% of the outstanding shares of Series A Common Stock or Series B Common Stock, the nominees and continuing directors, certain executive officers and all executive officers and directors as a group. As is indicated below, ownership of the Series B Common Stock, which is convertible at all times into Series A Common Stock on a share-for-share basis, also is deemed to be beneficial ownership of Series A Common Stock pursuant to Rule 13d-3 under the Exchange Act.

                                                     AMOUNT OWNED BENEFICIALLY(1)(2)
                                  ---------------------------------------------------------------------------------
                                                    SERIES B                                       SERIES A
                                                  COMMON STOCK                                   COMMON STOCK
                                  ---------------------------------------------------------  ----------------------
                                     SOLE                SHARED
                                    VOTING               VOTING                  PERCENT OF    VOTING    PERCENT OF
                                     AND                   OR                     SERIES B      AND       SERIES A
       NAME AND ADDRESS OF        INVESTMENT           INVESTMENT                  COMMON    INVESTMENT    COMMON
        BENEFICIAL OWNER            POWER                POWER          TOTAL     STOCK(3)    POWER(4)    STOCK(5)
- --------------------------------- ----------     -------------------- ---------  ----------  ----------  ----------
5% OWNERS
 G. Stockton Strawbridge.........   275,649(6)  1,137,136(7)(8)(9)10) 1,412,785    48.6%     5,390(10)    15.5%
   801 Market Street
   Philadelphia, PA 19107-3199
 PNC Bank, National                             1,190,501(7)(8)(13)   1,190,501    40.1%   146,999(14)    15.0%
 Association(11)(12).............
   100 South Broad Street
   Philadelphia, PA 19110-1023
 Peter S. Strawbridge............    18,233       659,453(7)            677,686    23.3%    21,885(15)     8.3%
   801 Market Street
   Philadelphia, PA 19107-3199
 Henry M. Clews..................                 481,498(8)(10)        481,498    16.6%     5,390(10)     5.9%
   22A School Street
   Hanover, NH 03755-2027
 Christopher S. Clews............                 481,498(8)(10)        481,498    16.6%     5,390(10)     5.9%
   799 South Street
   Portsmouth, NH 03801-5420
 Francis R. Strawbridge, III.....    33,938       219,701(16)           253,639     8.7%    21,882(15)     3.5%
   801 Market Street
   Philadelphia, PA 19107-3199
 Paul E. Shipley.................    79,307       211,557(6)            290,864    10.0%                   3.6%
   P.O. Box 4295
   Greenville, DE 19807-0295
 Thomas B. Harvey, Jr............    30,292       136,000(16)           166,292     5.7%                   2.1%
   40 Cranbury Neck Road
   Cranbury, NJ 08512-3100
 Isaac H. Clothier, IV...........   116,180       101,243(13)           217,423     7.5%     7,833         2.8%
   4000 Bell Atlantic Tower
   1717 Arch Street
   Philadelphia, PA 19103-3793
NOMINEES
 Isaac H. Clothier, IV...........   116,180       101,243(13)           217,423     7.5%     7,833         2.8%
 Paul E. Shipley.................    79,307       211,557(6)            290,864    10.0%                   3.6%
 Peter S. Strawbridge............    18,233       659,453(7)            677,686    23.3%    21,885(15)     8.3%
 Warren W. White.................     7,288                               7,288             11,243(15)
CONTINUING DIRECTORS
 Jennifer S. Braxton.............        10                                  10                176(15)
 Thomas B. Harvey, Jr............    30,292       136,000(16)           166,292     5.7%                   2.1%
 David W. Strawbridge............    29,908                              29,908             11,099(15)
 Francis R. Strawbridge, III.....    33,938       219,701(16)           253,639     8.7%    21,882(15)     3.5%
 Steven L. Strawbridge...........    22,830                              22,830             10,947(15)
 Natalie B. Weintraub............     2,895                               2,895                323
CERTAIN EXECUTIVE OFFICERS
 Robert G. Muskas................     1,497                               1,497              8,993(15)
 Louis F. Busico.................     2,818                               2,818              6,546(15)
All executive officers and
 directors as a group (27
 persons)........................   376,097     1,198,279             1,574,376    54.2%   241,966(15)    19.2%


                                                   (Footnotes on following page)

(Footnotes for preceding page)
- ------------
 (1) Includes, pursuant to Rule 13d-3, shares as to which sole or shared voting power (which includes the power to vote, or to direct the voting of, such shares) and/or sole or shared investment power (which includes the power to dispose, or to direct the disposition, of such shares) is possessed. Also includes shares subject to stock options as discussed in footnote (15) below. Does not include any shares as to which neither voting power nor investment power is possessed, even where the traditional economic interest in the shares (i.e., the right to receive dividends and the right to receive proceeds upon sale) is possessed.

 (2) The shares of Series B Common Stock beneficially owned by all of the persons indicated in the table total 2,119,719 shares (73.0% of the outstanding Series B Common Stock), which ownership of Series B Common Stock, together with the 386,522 shares of Series A Common Stock owned by such persons, represents, exclusive of 173,427 option shares discussed in footnote (15), 58.2% of the combined voting power of the Series A Common Stock and Series B Common Stock. In addition, approximately 758,470 shares of Series B Common Stock (26.1% of the outstanding Series B Common Stock) are beneficially owned by other members of the Strawbridge family and the Clothier family and trusts for their benefit. Such ownership of Series B Common Stock, together with the approximately 283,634 shares of Series A Common Stock (3.7% of the outstanding Series A Common Stock) owned by such family members and trusts, represents 21.4% of the combined voting power.

 (3) Percentages of less than 1% are not shown. There were 2,904,680 shares of Series B Common Stock outstanding on June 3, 1996.

 (4) The voting and investment power is sole unless otherwise indicated. The amounts shown do not include shares of Series A Common Stock deemed to be beneficially owned pursuant to Rule 13d-3 by virtue of ownership of Series B Common Stock which is convertible on a share-for-share basis into Series A Common Stock.

 (5) The percentages represent the amount owned beneficially which includes shares of Series A Common Stock deemed to be owned pursuant to Rule 13d-3 by virtue of ownership by the person or group of Series B Common Stock. The percentages are based on the outstanding shares of Series A Common Stock (7,709,841 at June 3, 1996), plus the shares of Series B Common Stock owned beneficially by the person or group. Percentages of less than 1% are not shown.

 (6) Includes 211,001 shares as to which G.S. Strawbridge has sole voting power and shares investment power with P.E. Shipley.

 (7) Includes 655,441 shares as to which G.S. Strawbridge, P.S. Strawbridge and PNC Bank, National Association share voting and investment power.

 (8) Includes 418,825 shares as to which G.S. Strawbridge, H.M. Clews, C.S. Clews and PNC Bank, National Association share voting and investment power.

 (9) Not included are the 211,001 shares referred to in footnote (6) above.

(10) Includes 62,673 shares of Series B Common Stock and 5,390 shares of Series A Common Stock as to which G.S. Strawbridge, H.M. Clews and C.S. Clews share voting and investment power.

(11) The information relating to this person is presented in reliance upon information set forth in a Schedule 13G filed with the Commission reporting as of December 31, 1995.

(12) Does not include any shares held by the bank in purely custodial accounts.

(13) Includes 94,302 shares as to which I.H. Clothier, IV and PNC Bank, National Association share voting and investment power.

(14) With respect to 88,660 of the shares, the voting or investment power is shared.

(15) The numbers shown include shares of Series A Common Stock owned by the individual or the members of the group through Strawbridge & Clothier's 401(k) Retirement Savings Plan as of March 31, 1996, as follows: F.R. Strawbridge, III, 656 shares; S.L. Strawbridge, 308 shares; J.S. Braxton, 84 shares; D.W. Strawbridge, 490 shares; P.S. Strawbridge, 667 shares; W.W. White, 634 shares; R.G. Muskas, 501 shares; L.F. Busico, 477 shares; and all executive officers and directors as a group (21 persons) a total of 8,940 shares. The numbers shown also include shares of Series A Common Stock which the individual or members of the group have the right to acquire within 60 days upon the exercise of stock options, as follows: F.R. Strawbridge, III, 21,218 shares; S.L. Strawbridge, 10,609 shares; D.W. Strawbridge, 10,609 shares; P.S. Strawbridge, 21,218 shares; W.W. White, 10,609 shares; R.G. Muskas, 8,401 shares; L.F. Busico, 5,304 shares; and all executive officers and directors as a group (20 persons) a total of 173,427 shares. In computing the percent of each series owned by an individual or the group, the number of shares subject to options held by the individual or the group are deemed outstanding.

(16) Includes 136,000 shares as to which F.R. Strawbridge, III and T.B. Harvey, Jr. share voting and investment power with another co-trustee.
                        -------------------------------

    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires Strawbridge & Clothier's directors and executive officers and persons who own more than ten percent of a registered class of Strawbridge & Clothier's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Strawbridge & Clothier Common Stock and other equity securities of Strawbridge & Clothier. Executive officers, directors and greater than ten percent shareholders are required by the regulations adopted by the Commission pursuant to the Exchange Act to furnish Strawbridge & Clothier with copies of all Section 16(a) forms they file. To Strawbridge & Clothier's knowledge, based solely on a review of the copies of such reports furnished to Strawbridge & Clothier, for the fiscal year ended February 3, 1996, all reports required to be filed pursuant to Section 16(a) by the executive officers, directors and greater than ten percent shareholders of Strawbridge & Clothier were timely filed.

                      APPROVAL OF DESIGNATION OF AUDITORS

    On February 28, 1996, the Board of Directors of Strawbridge & Clothier designated, in accordance with the Strawbridge & Clothier By-Laws and at the recommendation of the Audit Committee, the firm of Ernst & Young LLP, independent auditors, to audit the books and accounts of Strawbridge & Clothier for the fiscal year ending February 1, 1997. IN ACCORDANCE WITH ITS POLICY OF SEEKING ANNUAL SHAREHOLDER APPROVAL OF THE APPOINTMENT OF AUDITORS, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE DESIGNATION OF THIS FIRM IN THIS CAPACITY. If the shareholders do not approve such designation, the selection of auditors will be reconsidered by the Board of Directors. A representative of Ernst & Young LLP will be present at the Annual Meeting. He will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                                    EXPERTS

    The consolidated financial statements and related schedules of May as of February 3, 1996 and January 28, 1995 and for each of the three years ended February 3, 1996, January 28, 1995 and January 29, 1994, incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Strawbridge & Clothier incorporated by reference in Strawbridge & Clothier's Annual Report (Form 10-K) for the year ended February 3, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    The validity of the shares of May Common Stock issuable by May pursuant to the May Asset Purchase Agreement will be passed upon by Skadden, Arps, Slate, Meagher & Flom, counsel to May. A member of Skadden, Arps, Slate, Meagher & Flom beneficially owns 4,000 shares of May Common Stock. Mrs. Helene Kaplan, Esq., of counsel to Skadden, Arps, Slate, Meagher & Flom, is a member of the Board of Directors of May, and owns 8,100 shares of May Common Stock.

                          PROXY SOLICITATION EXPENSES

    All expenses of this solicitation including the cost of mailing the Proxy Statement/Prospectus will be borne by Strawbridge & Clothier. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Strawbridge & Clothier in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation material to beneficial owners of shares of Strawbridge & Clothier Common Stock held of record by such persons, and Strawbridge & Clothier may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. Strawbridge & Clothier has also engaged Georgeson & Co. to solicit proxies on its behalf. Strawbridge & Clothier has agreed to pay such firm a proxy solicitation fee of $8,000 and to reimburse such firm for its reasonable out-of-pocket expenses.

                             SHAREHOLDER PROPOSALS

    In the event the Liquidation Proposal has not been approved prior thereto, Strawbridge & Clothier currently anticipates holding an annual meeting on or about August 1, 1997. Accordingly, any proper shareholder proposal to be presented at such annual meeting must be received by Strawbridge & Clothier no later than December 24, 1996, and should be sent to the attention of the Secretary, Strawbridge & Clothier, 801 Market Street, Philadelphia, Pennsylvania 19107.

                                 OTHER MATTERS

    The management of Strawbridge & Clothier does not know of any matters, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, to be presented at the meeting for action by the shareholders. However, if any other matters are properly brought before the meeting or any adjournments or postponements thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

                                                                         ANNEX A

                             STRAWBRIDGE & CLOTHIER
                     PLAN OF REORGANIZATION AND LIQUIDATION

    This Plan of Reorganization and Liquidation (the "Plan") is for the purpose of effecting the dissolution and liquidation of Strawbridge & Clothier, a Pennsylvania corporation (the "Company"), in accordance with and pursuant to the provisions of the Pennsylvania Business Corporation Law and Section 368(a) of the Internal Revenue Code of 1986, as amended, in substantially the following manner:

    1. Effective. The Plan shall be effective on the date (the "Effective Date") on which it is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Series A Common Stock and Series B Common Stock of the Company, voting separately as a class and together, at an annual meeting (the "Annual Meeting") of the Company's shareholders (the "Shareholders") called for such purpose pursuant to a Notice and Joint Proxy/Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

    2. Cessation of Business. After the Effective Date, the Company shall not engage in any business activities except for the purposes of (i) prosecuting or defending lawsuits by or against the Company, (ii) enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge liabilities and wind up its business affairs and (iii) making the Liquidation Distribution (as hereinafter defined) and distributing its remaining assets, if any, in accordance with the Plan. The Board of Directors of the Company (the "Board") and, at their pleasure, the officers, shall continue in office solely for these purposes. After Articles of Dissolution are filed with the Pennsylvania Department of State, the Company will not plan to hold any further annual meetings of its Shareholders.

    3. Dissolution. As promptly as practicable after the Effective Date and upon the filing of Articles of Dissolution with the Pennsylvania Department of State the Company shall be dissolved pursuant to Subchapter H of Chapter 19 of the Pennsylvania Business Corporation Law ("Subchapter H").

    4. Sale of Assets. As part of the overall plan of reorganization, the Company has entered into (i) the Asset Purchase Agreement (the "May Agreement") dated as of April 4, 1996 between the Company and The May Department Stores Company ("May") providing for the sale of the department store assets of the Company in exchange for shares of May Common Stock (the "May Shares") (the "May Acquisition"); and (ii) the Asset Purchase Agreement (the "Kimco Agreement") dated as of May 3, 1996 between the Company and Kimco Realty Corporation providing for the sale of the Clover stores for cash (the "Kimco Acquisition", together with the May Acquisition, the "Acquisitions"). After the Effective Date, the Company shall have continuing authority to sell, lease, exchange or otherwise convert all or any part of its assets as contemplated by the terms and provisions of the Plan, including, if the requisite approval of the Shareholders is received, the consummation of the Acquisitions pursuant to the Acquisition Agreements.

    5. Payment of Debts. The Company shall pay or make proper provision for the payment of all known or ascertainable liabilities of the Company, including all amounts estimated by the Board to be necessary, appropriate or desirable, in its absolute discretion, for the payment of estimated expenses, taxes and contingent liabilities (including expenses of dissolution, liquidation and termination of existence) (the "Contingency Reserve"), all as provided in Subchapter H. The Contingency Reserve may consist of a portion of the May Shares, cash or other property, if any. The Company may, if deemed necessary, sell May Shares and apply the proceeds of the sale to the payment of liabilities.

    6. Liquidating Distribution. The Company shall distribute pro rata to the Shareholders that portion of the May Shares remaining after making provision for the Contingency Reserve (the

"Liquidating Distribution"). The Liquidating Distribution may be made in a series of distributions and is intended to be made in May Shares but may be in cash or kind, in such manner and at such time or times as the Board, in its absolute discretion, may determine.

    7. Cancellation of Common Stock. The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. The Board may direct that the Company's stock transfer books be closed at the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board, in its absolute discretion, may determine (the "Record Date") and thereafter certificates representing Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The Shareholders shall surrender stock certificates (or, if so required by the Board in its absolute discretion, furnish indemnity bonds in case of lost or destroyed certificates) as a condition to their receipt of any Liquidating Distribution immediately following the Record Date.

    8. Missing Shareholders. If any Liquidating Distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered a certificate evidencing the Common Stock as required hereunder, or for any other reason, then the distribution to which such Shareholder is entitled shall (unless transferred to the trust established pursuant to Section 11 hereof) be transferred to and deposited with the state official authorized by the laws of the Commonwealth of Pennsylvania to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Shareholder as the sole equitable owner thereof and shall escheat to the Commonwealth of Pennsylvania or be treated as abandoned property in accordance with the laws of the Commonwealth of Pennsylvania. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

    9. Amendments. Notwithstanding the adoption of the Plan by the Company's Shareholders, the Board may modify or amend the Plan (including, without limitation, proceeding under the provisions of Section 1975 of the Pennsylvania Business Corporation Law) and, prior to the filing of Articles of Dissolution with the Department of State of the Commonwealth of Pennsylvania, may abandon the Plan, without further action by the Shareholders to the extent permitted by Pennsylvania law.

    10. Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with applicable law, its articles and bylaws and any contractual arrangements for actions taken in connection with the Plan and the winding up of the affairs of the Company and shall indemnify any liquidating trustees and their agents on similar terms. The Company's obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust (as defined below). The Board and the trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

    11. Liquidating Trust. If necessary for any reason to complete the liquidation and distribution of the Company's assets to the Shareholders, the Board may at any time transfer to a liquidating trust (the "Liquidating Trust") under a Liquidating Trust Agreement substantially in the form attached hereto as Annex 1, any remaining assets of the Company which are held as the Contingency Reserve. The Trust, if any, will succeed to all of the then remaining assets of the Company, including such reserve, and any liabilities of the Company. The sole purpose of the Trust will be to liquidate on terms satisfactory to the liquidating trustee(s) and to distribute the assets formerly owned by the Company, if any, after paying any remaining liabilities of the Company to the Shareholders.

    12. Power of Board of Directors. The Board and, if authorized by the Board, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The Board may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of the Company and the distribution of its assets to its Shareholders in accordance with the Pennsylvania Business Corporation Law. The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. Upon such death, resignation or other disability, the surviving or remaining director(s), or, if there be none, to the extent permitted by law the surviving or remaining officer(s) shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. In connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake or actually undertake, in successful implementation of the Plan. Adoption of the Plan by the Shareholders shall constitute the approval of the Shareholders of the payment of any such compensation. The dissolution of the Company shall not subject its directors or officers to standards of conduct different from those prescribed by or pursuant to Chapter 17 of the Pennsylvania Business Corporation Law. Compliance by the Company with Section 1997 of the Pennsylvania Business Corporation Law shall protect the directors of the Company and the trustee(s) of the Liquidating Trust from personal liability to the claimants of the Company.

                                                                         ANNEX 1

                          LIQUIDATING TRUST AGREEMENT

    This AGREEMENT AND DECLARATION OF TRUST is made by and between STRAWBRIDGE &
CLOTHIER, a Pennsylvania corporation (the "Company"), and       and       (the
"Trustees").

    WHEREAS, the Company is in the process of liquidation and dissolution pursuant to a Plan of Reorganization and Liquidation (the "Plan") adopted by the
Company's shareholders on       , 1996;

    WHEREAS, pursuant to the aforesaid Plan, the Company is to complete its
liquidation by       , 1997;

    WHEREAS, pursuant to the terms of an Asset Purchase Agreement (the "May Agreement") dated as of April 4, 1996 between the Company and The May Department
Stores Company ("May"), the Company has transferred to May, on       , 1996, its
department store assets in exchange for shares of May Common Stock and the assumption of certain liabilities as provided in the May Agreement;

    WHEREAS, the transfer of the department store assets contemplated by the May Agreement, in conjunction with the Liquidation, is intended to qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(C) and 368(a)(2)(G) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, the Company has distributed a portion of the shares of May Common Stock received by the Company pursuant to the May Agreement to its shareholders and has retained the balance as a contingency reserve to satisfy any remaining liabilities of the Company;

    WHEREAS, the shareholders of the Company have approved this Agreement and have authorized the Company to make distributions, on behalf of the shareholders, to the Trustees, as trustees of this Trust;

    NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants, releases, assigns, transfers, conveys and delivers to the Trustees all of the Company's right, title and interest in and to all assets it currently owns, holds or in which it otherwise possesses any interest, subject to the assumption by the Trustees of all of the Company's liabilities and obligations, whether ascertained, unascertained or contingent, IN TRUST for the uses and purposes stated herein and subject to the terms and provisions set out below, and the Trustees hereby accept such assets and such Trust and hereby assume such liabilities and obligations of the Company subject to the terms and provisions set out below.

                                   ARTICLE 1

                             NAMES AND DEFINITIONS

    1.1 Name. This Trust shall be known as the S&C Liquidating Trust (the "Trust").

    1.2 Definitions.

        (a) Agreement or Agreement of Trust shall mean this instrument as originally executed or as it may from time to time hereafter be amended pursuant to the terms hereof.

        (b) Beneficiaries shall mean the shareholders of the Company as they appear in the records of the Trust from time to time.

        (c) Trust Corpus shall mean the property held from time to time by the Trustees, subject to all of the liabilities and obligations assumed by the Trustees, under this Trust.

                                   ARTICLE 2

                               NATURE OF TRANSFER

    2.1 Nature and Purpose of Trust. The Trust exists solely for the purposes of holding, liquidating and disposing of any assets received by it and paying or settling the ascertained, unascertained and contingent liabilities and obligations of the Company and thereafter distributing the remaining Trust Corpus to the Beneficiaries. In connection with such purpose, it is intended that the Trust serve as a vehicle for the preservation and maintenance of the Trust Corpus, with a view to its liquidation and not the conduct of a continuing business. This Agreement is intended to create a trust, and to be governed and construed in all respects as a trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustees or the Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiaries to the Trustees shall be solely that of beneficiaries of a trust, and their rights shall be limited to those conferred upon them by this Agreement. In no event shall any part of the Trust Corpus revert or be distributed to the Company. Notwithstanding any other provision hereof, the Trustees are authorized and empowered to take only such action as is necessary or advisable to preserve the Trust Corpus pending its distribution to the Beneficiaries, and the Trustees shall have no power or authority to enter into or engage in the conduct of any trade or business in respect of the Trust Corpus.

    2.2 Instruments of Further Assurance. The Company and such persons as shall have the right and power after the dissolution of the Company will, upon request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to confirm the transfer to the Trustees of any property covered or intended to be covered hereby and the assumption of all liabilities pertaining thereto, and to vest in the Trustees, their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

    2.3 Unknown Property and Liabilities. The Trustees shall be responsible for only the property delivered to them or registered in their names and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property. The Trustees shall be responsible for only those liabilities and obligations of which they are informed and shall have no duty to make, nor any liability for failing to make, any search for unknown liabilities.

    2.4 Transferee Liability. In the event that any liability is asserted against the Trustees as recipients of the property transferred to the Trustees hereunder, on account of any claimed liability of or through the Company, the Trustees may use such part of the Trust Corpus as may be reasonable for contesting any such liability and in payment thereof, including reasonable attorneys' fees incurred in connection therewith.

    2.5 Limitation of Liability. No personal liability shall attach to the Trustees or the Beneficiaries with respect to any liabilities or obligations arising under this Agreement, and all persons dealing with the Trust must look solely to the Trust Corpus for the enforcement of any claims against the Trust.

    2.6 Assignment for Benefit of Beneficiaries. The Trustees hereby assign to the Beneficiaries the beneficial interest in all the Trust Corpus, and retain only such incidents of ownership therein as are necessary to undertake the actions and transactions authorized herein.

                                   ARTICLE 3

                                 BENEFICIARIES

    3.1 Beneficial Interests. The beneficial interests of the Beneficiaries shall be recorded by the Trustees or their agent on the books of the Trust. The beneficial interests of the Beneficiaries will be evidenced only by the Trust's records and there will be no certificates or other tangible evidence of such interests. The beneficial interests of the Beneficiaries will not be transferable except pursuant to the laws of descent and distribution or by operation of law.

    If any conflicting claims or demands are made or asserted with respect to beneficial interests herein, or if there should be any disagreement among the transferees, assignees, heirs, representatives or legatees succeeding to all or a part of the interest on any Beneficiary resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution in respect of the beneficial interest involved, or any part thereof, and in so doing the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustees be liable for interest on any funds which they may so withhold. The Trustees shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction from which there is no appeal pending and the applicable appeal period shall have expired,
(ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.

    3.2 Rights of Beneficiaries. The Beneficiaries shall take and hold their beneficial interests subject to all the terms and provisions of this Agreement of Trust. The interest of the Beneficiaries is hereby declared to, and shall be in all respects, personal property. The Beneficiaries shall have no title to, possession of, management of, or control of, the Trust Corpus except as herein expressly provided. The whole title to all the Trust Corpus shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to them under this Agreement of Trust.

    3.3 Applicable Law. As to matters affecting the title, ownership, transferability, or attachment of the interest of the Beneficiaries in the Trust, the laws from time to time in force in the Commonwealth of Pennsylvania shall govern except as otherwise herein specifically provided.

                                   ARTICLE 4

                       DURATION AND TERMINATION OF TRUST

    4.1 Duration. The existence of this Trust shall terminate two years from the date of the transfer of the Company's assets to the Trust, unless earlier terminated by the distribution of all of the Trust Corpus; provided, however, that if the Trust holds installment obligations that are payable over a period that ends more than two years after the date of transfer of the Company's assets to the Trust, the term of the Trust with respect to those obligations only shall extend for such longer period as is reasonably necessary to collect and distribute all payments made on such obligations; and, further provided that the Trustees will make continuing efforts to dispose of the Trust Corpus, make timely distributions, and not unduly prolong the duration of the Trust; and, further provided that the Trustee will make continuing efforts to dispose of the Trust Corpus, make timely distributions, and not unduly prolong the duration of the Trust.

    4.2 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustees shall continue to act as such until their duties have been fully performed. Upon distribution of all the Trust Corpus, the Trustees shall retain the books, records, shareholder lists, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, all of such records and documents may, but need not, be destroyed at any time after three years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of all of the Trust Corpus, the Trustees shall have no further duties or obligations hereunder except to account as provided in Section 5.3 hereof.

                                   ARTICLE 5

                         ADMINISTRATION OF TRUST ESTATE

    5.1 Payment of Claims, Expenses and Liabilities. The Trustees shall pay from the Trust Corpus all claims, expenses, charges, liabilities, and obligations of the Trust and all liabilities and obligations which the Trustees specifically assume and agree to pay pursuant to this Agreement and such transferee liabilities as the Trustees may be obligated to pay as transferees of the assets comprising the Trust Corpus, and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or as may be determined to be a proper charge against the Trust Corpus by the Trustees.

    5.2 Interim Distributions. The Trust shall distribute at least annually to the Beneficiaries its net income plus all net proceeds from the sale of assets, except that the Trust may retain an amount of net income or net proceeds reasonably necessary to maintain the value of the Trust Corpus or to meet claims and contingent liabilities.

    5.3 Final Distribution. If the Trustees determine that all claims, debts, liabilities, and obligations of the Trust have been paid or discharged and that the remaining assets of the Trust may be conveniently distributed in kind, or if the existence of the Trust shall terminate pursuant to Section 4.1 hereof, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Corpus, distribute the Trust Corpus to the Beneficiaries of record on the close of business on such record date as the Trustees may determine.

    5.4 Reports to Beneficiaries. As soon as practicable after the end of each fiscal year of the Trust and after termination of the Trust, the Trustees shall submit a written report to the Beneficiaries (which report shall constitute the accounting of the Trust for such period) showing (i) the assets and liabilities of the Trust at the end of such fiscal year or upon termination and the receipts and disbursements of the Trustees for such fiscal year or period, (ii) any changes in the Trust Corpus which they have not previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Agreement of Trust which they have not previously reported and which, in their opinion, materially affects the Trust Corpus. The fiscal year of the Trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the fiscal year of the Trust shall end.

    5.5 Federal Income Tax Information. As soon as practicable after the close of each fiscal year, the Trustees shall mail to the Beneficiaries a statement showing the dates and amounts of all distributions made by the Trustees, if any, and such other information as is reasonably available to the Trustees which may be helpful in determining the amount and character of items of income, deductions and credits of the Trust that the Beneficiaries should include in their federal income tax returns for the preceding year.

                                   ARTICLE 6

                  POWERS OF AND LIMITATIONS UPON THE TRUSTEES

     6.1 General Powers of and Limitations upon Trustees. The Trustees, subject only to the specific limitations contained in this Agreement, shall have, without further or other authorization, and free from any power or control on the part of the Beneficiaries, full, absolute and exclusive power, control and authority over the Trust Corpus and over the affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, provided, however, that such power, control and authority shall only be exercised to do such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive and binding upon the Beneficiaries. In construing the provisions of this Agreement, presumption shall be in favor of the grant of powers and authority to the Trustees, except insofar as the existence or exercise of any such power or authority would jeopardize the status of the Trust as a grantor trust for federal income tax purposes. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees. As set forth in Section 2.1 hereof, the Trustees shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Corpus shall be used or disposed of by the Trustees in furtherance of any trade or business. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Corpus.

    The Trustees shall invest the funds of the Trust Corpus in demand and time deposits in banks or savings institutions, or temporary investments such as short-term certificates of deposit or Treasury bills. The sole purpose of the Trust shall be to liquidate the Trust Corpus and discharge the liabilities transferred to it with no objective to continue or engage in the conduct of any trade or business. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any obligation, claim, liability, or expense or otherwise take any action which is inconsistent with a complete liquidation of the Company as that term is used and interpreted by Sections 368(a)(1)(C) and 368(a)(2)(G) of the Code, the Treasury Regulations promulgated thereunder, and rulings, decisions and determinations of the Internal Revenue Service or any court of competent jurisdiction, or take any action that would jeopardize the status of the Trust as a "liquidating trust" for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trust does not, and will not, receive or retain cash in excess of a reasonable amount to meet claims and contingent liabilities. In addition, the Trust does not, and will not, receive transfers of any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer, and the Trust does not, and will not, receive transfers of any general or limited partnership interests.

    6.2 Specific Powers of Trustees. Subject to the provisions of Section 6.1 hereof, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement of Trust or by virtue of any present or future statute or rule of law, in all instances without any action or consent required by the Beneficiaries; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate, in their sole discretion, to conserve, protect, and administer the Trust Corpus or otherwise to confer upon the Beneficiaries the benefits intended to be conferred upon them by this Agreement.

        (a) To retain and set aside such funds out of the Trust Corpus as the Trustees shall deem necessary or expedient to pay, or provide for the payment of, (i) unpaid claims, liabilities, debts or obligations of the Trust, (ii) contingencies, and (iii) the expenses of administering the Trust Corpus;

        (b) To do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Corpus, and in connection therewith to employ any agents or representatives as the Trustees deem expedient and to pay reasonable compensation therefor;

        (c) To sell, transfer, assign, borrow against, pledge, hypothecate or deal in any other manner with any of the Trust Corpus, including the shares of May Common Stock, in such manner as the Trustees may deem advisable for any Trust purpose;

        (d) To engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation to enforce any instruments, contracts, agreements, claims or causes of action relating to the Trust, the Trust Corpus or the Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Trust or of the Company if otherwise required;

        (e) To file any and all documents and take any and all such other action as the Trustees, in their sole judgment, may deem necessary in order that the Trust may lawfully carry out its purposes in any jurisdiction;

        (f) To change the name of the Trust;

        (g) To prepare and file, or assist in the preparation and filing of, federal and state tax returns and reports required to be filed on behalf of the Trust or the Trustees.

                                   ARTICLE 7

           LIABILITY OF TRUSTEES AND BENEFICIARIES AND OTHER MATTERS

     7.1 Generally. No Trustee shall be liable to the Trust or to any Trustee or Beneficiary for any act or omission of any other Trustee, Beneficiary, or agent of the Trust, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of the Trust, except only that arising from his or her own bad faith, wilful misfeasance, gross negligence, or reckless disregard of duty. No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this agreement against the Trustee. No Trustee shall be liable with respect to any action taken or omitted to be taken by him or her in good faith, in accordance with the direction of Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust. In addition to, and not in limitation of, the foregoing, no successor Trustee shall be in any way liable for the acts or omissions of any Trustee or agent of the Trust occurring prior to the date on which he or she became Trustee.

    7.2 Reliance by Trustees. The Trustees may consult with counsel, auditors or other experts, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees in respect of any action taken or suffered by them in good faith and in reliance upon or in accordance with such advice or opinion. In discharging their duties, the Trustees may rely upon financial statements of the Trust represented to them to be correct by the person having charge of its books of account. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document of any sort whatsoever reasonably believed by them to be genuine.

    7.3 Limitation of Liability of Trustees and Beneficiaries. The Trustees, in incurring any debts, liabilities, or obligations, or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as Trustees of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1 hereof, no Trustee shall, nor shall any Beneficiary, be liable for any debt, claim, demand, judgment, decree, liability, or obligation of any kind of, against, or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Corpus for the payment or performance thereof. A Beneficiary shall be entitled to pro rata indemnity from the Trust Corpus, if, contrary to the provisions hereof, the Beneficiary shall be held to any such personal liability.

    7.4 Express Exculpatory Clauses in Instruments. As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries nor the Trustees shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Corpus for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries or any Trustee liable nor shall the Trustees be liable to anyone for such omission.

    7.5 Indemnification of Trustees.

    (a) Each Trustee shall be indemnified from the Trust Corpus against any loss, liability, expense (including attorney's fees and costs), or damage which such Trustee may incur or sustain by reason of being or having been a Trustee of the Trust or for performing any functions incidental to such service; provided, however, that the foregoing shall not relieve such person of liability for bad faith, willful misfeasance, gross negligence, or reckless disregard of duty.

    (b) Indemnification under paragraph (a) of this Section 7.5 shall be made by the Trust as authorized in the specific case unless a determination has been made that indemnification of the Trustee is improper in the circumstances because he or she has not met the applicable standards of conduct. Such determination shall be made by independent legal counsel (who may be counsel to the Trust) in a written opinion.

    (c) Expenses incurred in connection with a civil, criminal, administrative, or investigative action, suit, or proceeding, or threat thereof, may be paid by the Trust in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Trustee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized herein.

    (d) The indemnification provided in this Section 7.5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other agreement or otherwise, both as to action as Trustee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Trustee and shall inure to the benefit of the heirs, executors, and administrators of such person.

    (e) The Trust shall have the power to purchase and maintain at the expense of the Trust insurance on behalf and for the benefit of any person who is or was a Trustee of the Trust against such person as Trustee, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Section 7.5.

                                   ARTICLE 8

                PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

     8.1 Reliance upon Acts of Trustees. Any act of a Trustee purporting to be done in his or her capacity as such shall, as to any persons dealing with such Trustee, be conclusively deemed to be within the purpose of this Trust and within the powers of the Trustee. As to any matter requiring or involving action by the Beneficiaries, any person dealing with a Trustee shall be fully protected in relying upon the Trustee's certificate setting forth the facts concerning the calling of any meeting of the Beneficiaries, the giving of notice thereof, and the action taken at such meeting, including the aggregate beneficial interests of the Beneficiaries taking such action.

                                   ARTICLE 9

                            COMPENSATION OF TRUSTEES

     9.1 Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustees shall be entitled to receive reasonable fees as compensation for their services as Trustees.

    9.2 Dates of Payment. The compensation payable to the Trustees pursuant to the provisions of Section 9.1 hereof shall be paid monthly or at such other times as the Trustees may determine.

    9.3 Expenses. The Trustees shall be reimbursed from the Trust Corpus for all expenses reasonably incurred in accordance with this Agreement.

                                   ARTICLE 10

                            CONCERNING THE TRUSTEES

     10.1 Number and Qualification. Subject to the provisions of Section 10.3 hereof relating to the period pending the appointment of a successor Trustee, there shall be at least one Trustee of the Trust.

    10.2 Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the Beneficiaries. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier, without need for prior accounting. Any Trustee may be removed at any time, with or without cause, by vote of Beneficiaries holding more than 50% of the total beneficial interests in the Trust.

    10.3 Appointment of Successor. Should at any time a Trustee resign or be removed, or die or become incapable of action, or be adjudged a bankruptcy or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Trustee. If any vacancy is not filled by any remaining Trustee within 90 days, or if there is no remaining Trustee, the Beneficiaries may, pursuant to Article 12 hereof, appoint a successor Trustee or Trustees. If the Beneficiaries have not filled all vacancies to be filled by them within 60 days after they have the authority to do so pursuant to this Section 10.3, a Beneficiary may apply to a court of competent jurisdiction in accordance with Pennsylvania law to fill such vacancies.

    10.4 Acceptance of Appointments by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each other Trustee and, in case of a resignation, to the retiring Trustee.

Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his or her predecessor in the Trust hereunder with like effect as if originally named herein.

    10.5 Bonds. Unless a bond is required by law, no bond shall be required of the original Trustees hereunder. Unless required by a Trustee prior to a successor Trustee's acceptance of an appointment as such pursuant to Section
10.4 hereof, or unless a bond is required by law, no bond shall be required of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law or unless required by a Trustee in the case of a successor Trustee.

                                   ARTICLE 11

                          CONCERNING THE BENEFICIARIES

     11.1 Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that a Beneficiary may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiary having joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by a Beneficiary in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiary voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article 12 hereof.

    11.2 Limitation upon Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Corpus or the assets relating to or forming part of the Trust Corpus and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust shall have made written request upon the Trustees to institute such action or proceeding in their own names as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees for 30 days after their receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

    11.3 Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 11.3 shall not apply to any suit by the Trustees and such undertaking shall not be requested by the Trustees or otherwise required in any suit by any Beneficiary or group of Beneficiaries having an aggregate beneficial interest of more than 25% of the total beneficial interests of the Trust.

                                   ARTICLE 12

                            MEETING OF BENEFICIARIES

     12.1 Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article 12 for the purpose of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate beneficial interest to take either acting alone or with the Trustees or with any other Beneficiary or Beneficiaries.

    12.2 Meeting Called by Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the Commonwealth of Pennsylvania (or elsewhere if so determined by the Trustees) as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3 hereof), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than ten days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting, such record date to be fixed by the Trustees. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

    12.3 Meeting Called Upon Request of Beneficiary. Except as hereinafter provided in this section 12.3, within 30 days after written request to the Trustees by Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of
Section 12.2 hereof to call a meeting of the Beneficiaries, and if the Trustees fails to call such a meeting within such 30 day period then such meeting may be called by Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust or by their designated representative or representatives. If the purpose of the meeting is to fill one or more vacancies in accordance with Section 10.3 hereof, any Beneficiary may make written request to the Trustees to call such meeting and the Trustees shall do so forthwith; if there are no Trustees, any Beneficiary may call such a meeting. If the purpose of the meeting is other than to fill one or more vacancies and if there are no Trustees, Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust, or their designated representative or representatives, may call such meeting without first applying to the Trustees or waiting the 30-day period provided for in the first sentence of this Section 12.3. Any meeting called by one or more Beneficiaries shall be subject to the same notice requirements as are set forth in Section 12.2 hereof, and the Beneficiary or Beneficiaries calling the meeting shall fix the record date therefor.

    12.4 Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary on the record date shall be entitled to vote at a meeting of the Beneficiaries either in person or by proxy duly authorized in writing and shall have one vote for each share of Common Stock of the Company previously registered on the books of the Trust in the name of such Beneficiary. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

    12.5 Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate beneficial interest sufficient to take action on any matter for which such meeting was called shall be necessary to constitute a quorum.

    12.6 Conduct of Meetings. The Trustees shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot.

    12.7 Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

                                   ARTICLE 13

                                   AMENDMENTS

     13.1 With Consent of Beneficiaries. At the direction or with the consent (evidenced in the manner provided in Section 11.1 hereof) of Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments hereto; provided, however, that no such amendment shall permit the Trustees hereunder to engage in any activity prohibited by Section 2.1 or 6.1 hereof, or adversely affect the Beneficiaries' right to receive their pro rata shares of the Trust Corpus at the time of distribution.

    13.2 Without Consent of Beneficiaries. The Trustees may from time to time and at any time make or execute a declaration amending this Agreement without the consent of the Beneficiaries pursuant to Section 13.1 hereof for the purpose of (a) curing any ambiguity or correcting or supplementing any provision contained herein or in any amendment to this Agreement which may be defective or inconsistent with any other provision contained herein or in any amendment to this Agreement, (b) making such other provisions or modifications in regard to matters or questions relating to this Agreement or any amendment hereto, provided the same shall not adversely affect the interests of the Beneficiaries, or (c) having the Trust continue to qualify as a "liquidating trust" for federal income tax purposes.

    13.3 Notice and Effect of Amendment. Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall send a summary or copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

     14.1 Filing Documents. This Agreement shall be filed in such governmental office or offices, if any, and in such other office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be filed in the office of the Trustees and shall be available during regular business hours upon reasonable notice for inspection by any Beneficiary or his or her duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of Trustee in the same places where the original Agreement is filed or recorded.

    14.2 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    14.3 Separability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

    14.4 Notices. Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box and being addressed to such Beneficiary at its address as shown in the records of the Trust.

    14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    14.6 Headings for Reference Only. The Article and Section headings contained herein have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

    14.7 No Court Supervision. The Trust shall not be administered under the direction or jurisdiction of any court except as provided in Section 10.3 hereof, nor shall there be any duty of the Trustees to account to any court with respect to their administration of the Trust or the Trust Corpus.

    14.8 Irrevocable Trust. This Trust is irrevocable except to the extent contemplated by Article 13 hereof.

    IN WITNESS WHEREOF, Strawbridge & Clothier has caused this Agreement to be signed by its Chairman or President and the Trustees have signed this Agreement,
effective this       day of       , 199 .

                                          STRAWBRIDGE & CLOTHIER

                                          By:

                                              ..................................
                                              Title:

                                              ..................................
                                              Trustee

                                              ..................................
                                              Trustee

                                                                         ANNEX B

- --------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                       THE MAY DEPARTMENT STORES COMPANY
                                      AND
                             STRAWBRIDGE & CLOTHIER
                           DATED AS OF APRIL 4, 1996

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                   ARTICLE I

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DEFINITIONS.................................................................................    7
        Section 1.1         "Accounts Receivable"...........................................    7
        Section 1.2         "Affiliates"....................................................    8
        Section 1.3         "Aged Department Store Inventory"...............................    8
        Section 1.4         "Alternative Transaction".......................................    8
        Section 1.5         "Assumed Department Store Liabilities"..........................    8
        Section 1.6         "Assumed Long-Term Liabilities Amount"..........................    8
        Section 1.7         "Bill of Sale"..................................................    9
        Section 1.8         "Business Day"..................................................    9
        Section 1.9         "Buyer Filings".................................................    9
        Section 1.10        "Buyer Financial Statements"....................................    9
        Section 1.11        "Buyer Registration Statement"..................................    9
        Section 1.12        "Closing Balance Sheet Accounts Receivable Amount"..............    9
        Section 1.13        "Closing Balance Sheet Cash Amount".............................    9
        Section 1.14        "Closing Balance Sheet Inventory Amount"........................    9
        Section 1.15        "Closing Balance Sheet Net Working Capital Amount"..............    9
        Section 1.16        "Closing Balance Sheet Payables Amount".........................   10
        Section 1.17        "Closing Cash Transfer".........................................   10
        Section 1.18        "Closing Settlement Schedule"...................................   10
        Section 1.19        "Code"..........................................................   10
        Section 1.20        "Cost Complement"...............................................   10
        Section 1.21        "Department Store Assets".......................................   10
        Section 1.22        "Department Store Cash".........................................   11
        Section 1.23        "Department Store Contracts"....................................   11
        Section 1.24        "Department Store Distribution Centers".........................   11
        Section 1.25        "Department Store Division".....................................   11
        Section 1.26        "Department Store Division Balance Sheet".......................   11
        Section 1.27        "Department Store Equipment, Machinery and Fixtures"............   11
        Section 1.28        "Department Store Files and Records"............................   11
        Section 1.29        "Department Store Intellectual Property"........................   11
        Section 1.30        "Department Store Inventory"....................................   11
        Section 1.31        "Department Store Land".........................................   12
        Section 1.32        "Department Store Leases".......................................   12
        Section 1.33        "Department Store Leased Real Property".........................   12
        Section 1.34        "Department Store Merchandise on Order".........................   12
        Section 1.35        "Department Store Premises".....................................   12
        Section 1.36        "Department Store Purchase Orders"..............................   12
        Section 1.37        "Department Store Real Property"................................   12
        Section 1.38        "Department Stores".............................................   12
        Section 1.39        "Department Store Space Leases".................................   12
        Section 1.40        "Department Store Subsidiaries".................................   12
        Section 1.41        "Disposition Proceeds"..........................................   12
        Section 1.42        "Effective Time"................................................   12
        Section 1.43        "Employee Benefit Plan".........................................   12
        Section 1.44        "Employee Pension Benefit Plan".................................   13
        Section 1.45        "Employee Welfare Benefit Plan".................................   13
        Section 1.46        "ERISA".........................................................   13

                                                                                              PAGE
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
        Section 1.47        "Escrow Agent"..................................................   13
        Section 1.48        "Escrow Agreement"..............................................   13
        Section 1.49        "Escrowed Stock Consideration"..................................   13
        Section 1.50        "Excluded Assets"...............................................   13
        Section 1.51        "Excluded Liabilities"..........................................   13
        Section 1.52        "Face Amount"...................................................   15
        Section 1.53        "First Closing".................................................   15
        Section 1.54        "First Closing Date"............................................   15
        Section 1.55        "First Closing Estimated Stock Delivery"........................   15
        Section 1.56        "First Closing Stock Consideration".............................   15
        Section 1.57        "GAAP"..........................................................   15
        Section 1.58        "Government"....................................................   15
        Section 1.59        "HSR Act".......................................................   15
        Section 1.60        "Improvements"..................................................   15
        Section 1.61        "Inventory Date"................................................   15
        Section 1.62        "Licenses and Permits"..........................................   15
        Section 1.63        "Lien"..........................................................   15
        Section 1.64        "Material Adverse Effect".......................................   15
        Section 1.65        "May Common Stock"..............................................   16
        Section 1.66        "Multiemployer Plan"............................................   16
        Section 1.67        "NYSE"..........................................................   16
        Section 1.68        "Other Department Store Contracts"..............................   16
        Section 1.69        "P&L Accounts"..................................................   16
        Section 1.70        "PBGC"..........................................................   16
        Section 1.71        "Permitted Encumbrances"........................................   16
        Section 1.72        "Person"........................................................   16
        Section 1.73        "Preliminary Closing Date Balance Sheet"........................   16
        Section 1.74        "Pro Forma Department Store Division Financial Statements"......   16
        Section 1.75        "Proxy Statement/Prospectus"....................................   17
        Section 1.76        "Reorganization"................................................   17
        Section 1.77        "SEC"...........................................................   17
        Section 1.78        "Second Closing"................................................   17
        Section 1.79        "Second Closing Cash Amount"....................................   17
        Section 1.80        "Second Closing Date"...........................................   17
        Section 1.81        "Second Closing May Stock Price"................................   17
        Section 1.82        "Second Closing Stock Consideration"............................   17
        Section 1.83        "Securities Act"................................................   17
        Section 1.84        "Securities Exchange Act".......................................   17
        Section 1.85        "Seller Common Stock"...........................................   17
        Section 1.86        "Seller Filings"................................................   17
        Section 1.87        "Seller Financial Statements"...................................   17
        Section 1.88        "Seller Series A Common Stock"..................................   18
        Section 1.89        "Seller Series B Common Stock"..................................   18
        Section 1.90        "Sellers".......................................................   18
        Section 1.91        "Significant Subsidiary"........................................   18
        Section 1.92        "Stock Consideration"...........................................   18
        Section 1.93        "Subsidiaries"..................................................   18
        Section 1.94        "Taxes".........................................................   18
        Section 1.95        "Tax Returns"...................................................   18
        Section 1.96        "Ticketed Retail Price".........................................   18
        Section 1.97        "Trading Day"...................................................   18

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        Section 1.98        "Transferring Employees"........................................   19
        Section 1.99        "WARN"..........................................................   19

                                            ARTICLE II

PURCHASE AND SALE; THE FIRST CLOSING........................................................   19
        Section 2.1         Purchase and Sale of the Department Store Assets................   19
        Section 2.2         Consideration for the Department Store Assets...................   19
        Section 2.3         Time and Place of First Closing.................................   19
        Section 2.4         Deliveries by the Seller........................................   19
        Section 2.5         Deliveries by the Buyer.........................................   20
        Section 2.6         Escrow Deliveries...............................................   20
        Section 2.7         Escrow..........................................................   20
        Section 2.8         Purchase Price Adjustment.......................................   21

                                           ARTICLE III

THE SECOND CLOSING..........................................................................   23
        Section 3.1         Purchase and Sale of the Second Closing Cash Amount.............   23
        Section 3.2         Consideration for the Second Closing Cash Amount................   23
        Section 3.3         Time and Place of Second Closing................................   23
        Section 3.4         Deliveries by the Seller........................................   23
        Section 3.5         Deliveries by the Buyer.........................................   23

                                            ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER................................................   24
        Section 4.1         Corporate Organization..........................................   24
        Section 4.2         Due Authorization...............................................   24
        Section 4.3         Department Store Subsidiaries Stock.............................   24
        Section 4.4         Consents and Approvals; No Violation............................   24
        Section 4.5         Financial Statements; SEC Filings...............................   25
        Section 4.6         Absence of Changes..............................................   25
        Section 4.7         Absence of Undisclosed Liabilities..............................   26
        Section 4.8         Litigation......................................................   26
        Section 4.9         Taxes...........................................................   26
        Section 4.10        Title and Related Matters.......................................   27
        Section 4.11        Department Store Leases.........................................   27
        Section 4.12        Other Department Store Contracts................................   27
        Section 4.13        Department Store Inventory......................................   28
        Section 4.14        Department Store Intellectual Property..........................   28
        Section 4.15        Employee Benefit Plans..........................................   28
        Section 4.16        Employment and Severance Agreements.............................   30
        Section 4.17        Accounts Receivable.............................................   30
        Section 4.18        Assets Necessary to the Business................................   30
        Section 4.19        Proxy Statement/Prospectus; Registration Statement..............   30
        Section 4.20        Brokers and Finders.............................................   30
        Section 4.21        Pennsylvania Business Corporation Law...........................   30
        Section 4.22        Voting Requirement..............................................   30
        Section 4.23        Labor Matters...................................................   30
        Section 4.24        Insurance.......................................................   31
        Section 4.25        Environmental...................................................   31
        Section 4.26        Disclosure......................................................   31

                                                                                              PAGE
                                                                                              ----
                                            ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................................   31
        Section 5.1         Corporate Organization..........................................   31
        Section 5.2         Capitalization..................................................   32
        Section 5.3         Subsidiaries Stock; Significant Subsidiaries....................   32
        Section 5.4         Due Authorization...............................................   32
        Section 5.5         Consents and Approvals; No Violation............................   32
        Section 5.6         Financial Statements; SEC Filings...............................   33
        Section 5.7         Absence of Changes..............................................   33
        Section 5.8         Absence of Undisclosed Liabilities..............................   34
        Section 5.9         Litigation......................................................   34
        Section 5.10        Taxes...........................................................   34
        Section 5.11        Employee Benefit Plans..........................................   34
        Section 5.12        Proxy Statement/Prospectus; Registration Statement..............   35
        Section 5.13        Brokers and Finders.............................................   36
        Section 5.14        Ownership of Seller Common Stock................................   36

                                            ARTICLE VI

COVENANTS OF THE PARTIES....................................................................   36
        Section 6.1         Conduct of Business of the Department Store Division............   36
        Section 6.2         Disposition of the Excluded Assets..............................   39
        Section 6.3         Access and Investigation........................................   39
        Section 6.4         Proxy Statement/Prospectus; Buyer Registration Statement........   39
        Section 6.5         Shareholder Meeting.............................................   40
        Section 6.6         Acquisition Proposals...........................................   40
        Section 6.7         Consents........................................................   41
        Section 6.8         Filings.........................................................   41
        Section 6.9         Best Efforts; Further Assurances................................   41
        Section 6.10        Publicity.......................................................   41
        Section 6.11        Collective Bargaining Agreements................................   41
        Section 6.12        NYSE Listing....................................................   41
        Section 6.13        Dissolution; Dissolution Escrow and Trust.......................   42
        Section 6.14        Sales and Transfer Taxes........................................   42
        Section 6.15        Use of Name.....................................................   43
        Section 6.16        Temporary Use of Corporate Offices..............................   43
        Section 6.17        Temporary Continuation of R.D.I. Contract.......................   43
        Section 6.18        Island Avenue Condemnation......................................   43
        Section 6.19        Department Store Space Leases...................................   44

                                           ARTICLE VII

EMPLOYEES AND EMPLOYEE PLANS................................................................   44
        Section 7.1         Offer of Employment.............................................   44
        Section 7.2         Collective Bargaining Agreements................................   45
        Section 7.3         Severance Plans.................................................   45
        Section 7.4         Employee Benefit Plans..........................................   45
        Section 7.5         Retirement Savings Plan and Pension Benefit Plan................   46
        Section 7.6         Supplemental Executive Retirement Plan..........................   47
        Section 7.7         Retiree Health Plan.............................................   48
        Section 7.8         Consulting Contracts............................................   48

                                                                                              PAGE
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
                                           ARTICLE VIII

CONDITIONS..................................................................................   48
        Section 8.1         Conditions to the Obligations of Each Party to Effect the
                            Acquisition.....................................................   48
        Section 8.2         Additional Conditions to the Obligations of the Seller..........   49
        Section 8.3         Additional Conditions to the Obligations of the Buyer...........   49

                                            ARTICLE IX

TERMINATION AND ABANDONMENT.................................................................   50
        Section 9.1         Termination.....................................................   50
        Section 9.2         Procedure and Effect of Termination.............................   50

                                            ARTICLE X

MISCELLANEOUS...............................................................................   51
        Section 10.1        Survival of Representations and Warranties......................   51
        Section 10.2        Costs and Expenses..............................................   51
        Section 10.3        Notices.........................................................   51
        Section 10.4        Amendment.......................................................   52
        Section 10.5        Entire Agreement................................................   52
        Section 10.6        Counterparts....................................................   52
        Section 10.7        Applicable Law..................................................   52
        Section 10.8        Descriptive Headings............................................   52
        Section 10.9        Assignment......................................................   52
        Section 10.10       Validity........................................................   52
        Section 10.11       Specific Performance............................................   52
        Section 10.12       No Third Party Beneficiary......................................   52

    ASSET PURCHASE AGREEMENT, dated as of April 4, 1996 (the "Agreement"), between The May Department Stores Company, a New York corporation (the "Buyer"), and Strawbridge & Clothier, a Pennsylvania corporation (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, the Seller is engaged in the business of operating department stores and discount stores;

    WHEREAS, the Buyer desires to purchase from the Seller the Department Store Assets and is willing to acquire the Disposition Proceeds;

    WHEREAS, prior to the First Closing of the transactions contemplated herein and during the twelve month period following the First Closing Date, the Seller intends to sell or otherwise dispose of the Excluded Assets through one or more asset sale transactions (the "Disposition");

    WHEREAS, the Seller is willing to transfer to the Buyer the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by the Buyer of the Assumed Department Store Liabilities and the issuance and delivery by the Buyer of the Stock Consideration;

    WHEREAS, pursuant to this Agreement, the Buyer and the Seller propose to effect a tax-free reorganization under Section 368(a)(1)(C) of the Code, whereby
(i) at the First Closing, the Seller will transfer to the Buyer the Department Store Assets and a portion of the proceeds from the Disposition, and in consideration therefor, the Buyer will assume the Assumed Department Store Liabilities and issue and deliver to the Seller a portion of the Stock Consideration, (ii) within 12 months following the First Closing Date the Seller will transfer the remainder of the proceeds from the Disposition to the Buyer in exchange for the balance of the Stock Consideration, and (iii) not later than the first anniversary of the First Closing Date, the Seller will dissolve, and pursuant to the dissolution and as a part of the Reorganization, will distribute to the holders of Seller Common Stock the shares received as the Stock Consideration and any other remaining assets of the Seller that have not been transferred to the Buyer pursuant to this Agreement, subject to an escrow and other arrangements that adequately provide for the payment of all liabilities of the Seller as provided in Section 6.13 of this Agreement;

    WHEREAS, this Agreement is intended to constitute the plan of reorganization pursuant to which the Reorganization under Section 368(a)(1)(C) is effected; and

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, the Seller and the Buyer have entered into an asset option agreement in the form attached hereto as Exhibit A (the "Option Agreement");

    NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    As used in this Agreement, each of the following terms shall have the following meaning:

    SECTION 1.1 "ACCOUNTS RECEIVABLE" shall mean all of the proprietary credit card accounts of the Sellers (as defined in Section 1.90) with retail customers for retail purchases on credit, including without limitation, all such accounts that are P&L Accounts or may have been assigned, transferred or conveyed, in whole or in part, by the Sellers for financing purposes.

    SECTION 1.2 "AFFILIATES" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

    SECTION 1.3 "AGED DEPARTMENT STORE INVENTORY" shall mean all Department Store Inventory last received by the Seller more than six (6) months prior to the Inventory Date, except that, as to Department Store Inventory in the departments listed on Schedule 1.3 (the "Extended Age Departments"), it shall mean last received more than 12 months but less than 24 months prior to the Inventory Date.

    SECTION 1.4 "ALTERNATIVE TRANSACTION" shall mean any proposal or offer, other than a proposal or offer by the Buyer or any of its Affiliates, for a tender or exchange offer, a merger, consolidation or other business combination transaction which would involve or otherwise affect the Department Store Assets or any proposal or offer to acquire in any manner all or any portion of the Department Store Assets.

    SECTION 1.5  "ASSUMED DEPARTMENT STORE LIABILITIES" shall mean:

        (a) the outstanding principal balance, as of the Effective Time, under the Seller's 9.2% Series A Senior Notes due 2004;

        (b) the outstanding principal balance, as of the Effective Time, under the Seller's 9.0% Series B Senior Notes due 1999;

        (c) the outstanding principal balance, as of the Effective Time, under the Seller's 7.04% Allstate Senior Notes due 1997;

        (d) the outstanding principal balance, as of the Effective Time, under the Seller's 10.00% Michael Reich Mortgage Note due 2007 ;

        (e) the outstanding principal balance, as of the Effective Time, under the Seller's 8.75% S&C Echelon Equitable Mortgage Note due 1997;

        (f) the outstanding principal balance, as of the Effective Time, under the Seller's 6 5/8% Notes due 2003;

        (g) the accounts receivable facility payment necessary to cause all Accounts Receivable in which PNC has any interest to be transferred to the Buyers free of Lien at the First Closing;

        (h) the liabilities, obligations and duties of the Sellers accruing and arising after the Effective Time under the Department Store Contracts; and

        (i) other liabilities, obligations and duties of the Sellers (including those being assumed by the Buyer pursuant to Article VII) to the extent included in the Closing Balance Sheet Net Working Capital Amount.

    SECTION 1.6  "ASSUMED LONG-TERM LIABILITIES AMOUNT" shall mean the sum of
(a) the aggregate outstanding principal amount as of the Effective Time, of the obligations described in paragraphs (a) through (e) of Section 1.5, increased by the prepayment penalties, make whole/yield maintenance premiums and other prepayment charges, if any, computed as of the Effective Time, that would be required to be paid for such obligations pursuant to the terms thereof if the Buyer were to elect to prepay them as of the Effective Time; plus (b) the amount, computed as of the Effective Time, that would be required to be deposited with the trustee of the obligation described in paragraph (f) of
Section 1.5 were the Buyer to elect to fully defease such obligation as of the Effective Time, including all fees, costs and expenses of the trustee or otherwise under such indenture, plus $40,000; plus (c) the amount necessary to cause all Accounts Receivable not owned by the Sellers free of Lien as described in paragraph (g) of Section 1.5 to be transferred to the Buyer free of Lien and other obligations at the First Closing; plus (d) the present value (using an annual discount rate of 9%) of all rental payments required under the Department Store Leases for (i) if the remaining years of the existing term are 25 or more, the existing term or (ii) if the remaining years of the existing term are less than 25, the remaining years of the existing term and all renewal options which would extend each of the Department Store Leases to at least 25 years. The calculation of the Assumed Long-Term Liabilities Amount shall be set forth on
Schedule 1.6.

    SECTION 1.7 "BILL OF SALE" shall mean the bill of sale substantially in the form of Schedule 1.7.

    SECTION 1.8 "BUSINESS DAY" shall mean any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York City are authorized by law or other governmental action to close.

    SECTION 1.9 "BUYER FILINGS" shall mean the filings made by the Buyer or any Subsidiaries of the Buyer with the SEC referred to in Section 5.6(b).

    SECTION 1.10 "BUYER FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of the Buyer and its Subsidiaries as of January 28, 1995 and January 29, 1994, and the related consolidated statements of earnings and consolidated statements of cash flows for each of the three fiscal years ended January 28, 1995, January 29, 1994 and January 30, 1993, incorporated by reference in the Annual Report on Form 10-K of the Buyer for the fiscal year ended January 28, 1995, as filed with the SEC and the unaudited condensed consolidated balance sheet of the Buyer as of October 28, 1995, and the related unaudited condensed consolidated statements of earnings for the 13 and 39 weeks ended October 28, 1995 and the unaudited consolidated statement of cash flows for the 39 week periods respectively then ended included in the Quarterly Report on Form 10-Q for the quarterly period ended October 28, 1995, as filed with the SEC.

    SECTION 1.11 "BUYER REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4 to be filed with the SEC by the Buyer in connection with the issuance of the Stock Consideration.

    SECTION 1.12 "CLOSING BALANCE SHEET ACCOUNTS RECEIVABLE AMOUNT" shall mean the Face Amount of the accounts included in the Accounts Receivable (other than P&L Accounts) multiplied by (a) 93% where the Face Amount of the account does not reflect any amount that is 90 days or more past due, (b) 40%, where the Face Amount of the account reflects any amount that is 90 days to 209 days past due, and (c) 20% where the Face Amount of the account reflects any amount that is 210 days or more past due. No amount shall be included in the Closing Settlement Schedule for P&L Accounts.

    SECTION 1.13 "CLOSING BALANCE SHEET CASH AMOUNT" shall mean the amount of the Closing Cash Transfer plus the Department Store Cash.

    SECTION 1.14 "CLOSING BALANCE SHEET INVENTORY AMOUNT" means the amount calculated, as of the Effective Time, by multiplying the Ticketed Retail Price for all Department Store Inventory (except as provided in the next sentence) by the corresponding Cost Complement on a first-in, first-out basis. The Closing Balance Sheet Inventory Amount for each item of (a) Aged Department Store Inventory shall be equal to 50% of the Closing Balance Sheet Inventory Amount as otherwise would be calculated for such item in the preceding sentence, (b) floor sample Department Store Inventory in the Extended Age Departments noted with an asterisk on Schedule 1.3 shall be reduced (or further reduced, as the case may be) by 20% of the Closing Balance Sheet Inventory Amount as otherwise would be calculated for such floor sample in this Section 1.14, and (c) Department Store Inventory received 24 months or more prior to the Inventory Date shall be zero.

    SECTION 1.15 "CLOSING BALANCE SHEET NET WORKING CAPITAL AMOUNT" shall mean the net working capital amount of the Department Store Division, as of the Effective Time, derived from the calculation prescribed in Schedule 1.15.

    SECTION 1.16 "CLOSING BALANCE SHEET PAYABLES AMOUNT" shall mean the amount payable, as of the Effective Time, by the Seller in respect of the Department Store Division for the purchase of goods or services in the ordinary course of business and reflected on the Closing Settlement Schedule in accordance with GAAP.

    SECTION 1.17 "CLOSING CASH TRANSFER" shall mean that amount of cash, if any, which is wire transferred by the Seller to the Buyer at the Effective Time pursuant to Section 2.4(a). The Seller shall have the right in its sole discretion to fix such amount, if any, but shall be obligated to establish such amount by notice to the Buyer delivered pursuant to this Agreement not later than 5 Business Days prior to the First Closing Date, and if such notice is not so delivered then such amount shall be zero.

    SECTION 1.18 "CLOSING SETTLEMENT SCHEDULE" shall have the meaning prescribed in Section 2.8(c).

    SECTION 1.19 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    SECTION 1.20 "COST COMPLEMENT" shall mean the "Applicable Cumulative Cost" to original retail price (plus any additional markup) relationship for goods purchased during the year-to-date fiscal period ending immediately prior to the Inventory Date as reflected on the Department Store Division's books and records on a first-in, first-out basis. The "Applicable Cumulative Cost" means invoice cost less cash discount taken plus freight costs from the vendor to the Department Store Distribution Centers. The Cost Complement shall be calculated on a Department Store Division departmental basis, in accordance with the retail method of accounting for merchandise inventory and cost determination and in accordance with GAAP, but excluding any internal loads and charges (such as advertising loads) and capitalized inventory costs, and reduced by all rebates, credits, allowances and discounts (such as cash discounts and cash discount loads).

    SECTION 1.21  "DEPARTMENT STORE ASSETS" shall mean:

        (a) the Closing Balance Sheet Cash Amount;

        (b) the Accounts Receivable;

        (c) the Department Store Equipment, Machinery and Fixtures;

        (d) the Department Store Files and Records;

        (e) the Department Store Intellectual Property;

        (f) the Department Store Inventory;

        (g) the Department Store Premises;

        (h) the rights to $9.2 million (no less, no more) of award and proceeds from the condemnation of the Seller's distribution center at 4800 South Island Avenue, Philadelphia, Pennsylvania, and which, if paid in whole or in part to the Sellers, at any time, shall be delivered by the Seller to the Buyer on the later of the First Closing or the date received by the Sellers, and shall not be included in the Closing Settlement Schedule nor in the Second Closing Cash Amount;

        (i) the good will of the business of the Department Store Division; and

        (j) all other property and assets reflected in the Department Store Division Balance Sheet, plus all items of a nature customarily carried as assets for the Department Store Division which have been or will be acquired in the ordinary course of business by the Department Store Division between the date of the Department Store Division Balance Sheet and the Effective Time, less any items which have been or, subject to Section 6.1, will be disposed of or consumed in the ordinary course of business by the Department Store Division between the date of the Department Store Division Balance Sheet and the Effective Time.

    SECTION 1.22 "DEPARTMENT STORE CASH" shall mean the amount of cash actually held in the Department Stores at the Effective Time, plus the amount of prepaid postage in postage meters in the Department Stores at the Effective Time.

    SECTION 1.23 "DEPARTMENT STORE CONTRACTS" shall mean the Department Store Leases, the Department Store Space Leases and the Other Department Store Contracts.

    SECTION 1.24 "DEPARTMENT STORE DISTRIBUTION CENTERS" shall mean the distribution centers for the Department Store Division, all of which are described on Schedule 1.24.

    SECTION 1.25 "DEPARTMENT STORE DIVISION" shall mean the business activities and operations conducted by the department store division of the Seller and shall include all of the Seller's department store business activities and operations conducted by the Seller or the Department Store Subsidiaries; and shall specifically exclude the Hopewell vacant land and, except for the Accounts Receivable, all business activities and operations of the Seller's discount store operations under the name "Clover."

    SECTION 1.26 "DEPARTMENT STORE DIVISION BALANCE SHEET" shall mean the pro forma balance sheet of the Department Store Division as of February 3, 1996, attached hereto as Schedule 1.26.

    SECTION 1.27 "DEPARTMENT STORE EQUIPMENT, MACHINERY AND FIXTURES" shall mean: (a) all the building operating systems and equipment, other systems and equipment (including without limitation, all POS, ticketing, sensormatic, phone, security and energy management systems and equipment), machinery, furniture, furnishings, fixtures, trade fixtures and improvements, tooling, spare parts and supplies (including forms and packaging supplies, fuel, oil and light bulbs, and housekeeping, restaurant and other supplies) located in the Improvements as of the applicable dates on which the Buyer inspected each of the Department Store Premises; (b) all rolling stock (tractors, trailers, etc.) used in connection with the Department Store Division; and (c) any rights of the Sellers to the warranties (to the extent assignable), software, licenses and other rights to the use thereof received in connection with the aforesaid items.

    SECTION 1.28 "DEPARTMENT STORE FILES AND RECORDS" shall mean all files, plans, surveys and documents, whether in hard copy or magnetic format, of the Sellers specifically relating to the Department Store Assets or the Assumed Department Store Liabilities, including without limitation, all books and records relating to employees, purchase of goods, supplies and services, financial, accounting and operations matters and dealings with customers of the Department Store Division.

    SECTION 1.29 "DEPARTMENT STORE INTELLECTUAL PROPERTY" shall mean all trademarks, service marks, trade names, brands, private labels, patents, copyrights, know-how or trade secrets and licenses and rights with respect to the foregoing that the Sellers own or possess and which relate to the Department Store Division, including without limitation, the trade name "Strawbridge & Clothier" and those that are listed on Schedule 4.14.

    SECTION 1.30 "DEPARTMENT STORE INVENTORY" shall mean (a) all items of merchandise located in the Department Stores on the Inventory Date which are held at the Department Stores in the ordinary course of business for resale to customers in the ordinary course of business of the Department Store Division and (b) all items of Department Stores merchandise located in the Department Store Distribution Centers on the Inventory Date in the ordinary course of business of the Department Store Division which are held for delivery to the Department Stores, and in both cases which are reflected in accordance with GAAP on the books and records of the Department Store Division as inventory and which are owned by and have been paid for in full (or provisions for payment have been made in the Closing Balance Sheet Payables Amount) by the Sellers, but does not include any broken, damaged, defective or incomplete merchandise, any merchandise being held for return to vendors, any merchandise held on lay-away, consignment or under similar arrangements and any merchandise owned by licensees or other third parties.

    SECTION 1.31 "DEPARTMENT STORE LAND" shall mean all parcels of land owned by the Sellers and all parcels of land demised under the Department Store Leases, in either case, at the locations described on Schedule 1.31, together with all of the Sellers' right, title and interest in and to all rights of way, easements, reciprocal easement agreements and other rights of the Sellers appurtenant to the foregoing and all right, title and interest, if any, of the Sellers in and to the strips and gores, streets, highways and alleys abutting or adjacent thereto. Department Store Land specifically excludes the Hopewell vacant land.

    SECTION 1.32 "DEPARTMENT STORE LEASES" shall mean all of the leases of the Sellers relating to the business of the Department Store Division (as lessee), all of which are listed in Schedule 1.32.

    SECTION 1.33 "DEPARTMENT STORE LEASED REAL PROPERTY" shall mean all of the Sellers' right, title and interest, as tenant, under the Department Store Leases in and to the Department Store Land described thereunder and the Improvements on the Department Store Land and/or demised under the Department Store Leases.

    SECTION 1.34 "DEPARTMENT STORE MERCHANDISE ON ORDER" shall mean the Department Stores merchandise ordered but not delivered by the Effective Time that is the subject of the Department Store Purchase Orders.

    SECTION 1.35 "DEPARTMENT STORE PREMISES" shall mean the Department Store Real Property and the Department Store Leased Real Property.

    SECTION 1.36 "DEPARTMENT STORE PURCHASE ORDERS" shall mean those purchase orders which were placed in the ordinary course of business of the Department Store Division for Department Stores merchandise to be delivered to the Department Stores or to the Department Store Distribution Centers for subsequent delivery to the Department Stores, which are not cancelled by the Sellers pursuant to Section 6.1(b)(x) or otherwise.

    SECTION 1.37 "DEPARTMENT STORE REAL PROPERTY" shall mean all of the Sellers' right, title and interest in and to the fee simple title to all of the Department Store Land and the Improvements thereon, all of which are described on Schedule 1.37.

    SECTION 1.38 "DEPARTMENT STORES" shall mean the department stores in the Department Store Division, all of which are listed on Schedule 1.38.

    SECTION 1.39 "DEPARTMENT STORE SPACE LEASES" shall mean those leases (as well as other occupancy agreements) of space at the Department Store Premises under which any of the Sellers is the lessor, all of which are described on
Schedule 1.39.

    SECTION 1.40 "DEPARTMENT STORE SUBSIDIARIES" shall mean the directly or indirectly owned Subsidiaries of the Seller included in the Department Store Division, all of which are identified on Schedule 4.3.

    SECTION 1.41 "DISPOSITION PROCEEDS" shall mean the cash proceeds from the Disposition which are received directly or indirectly by the Seller on or prior to the Second Closing Date after payment of or provision for any Taxes paid or payable as a result of the Disposition and any out-of-pocket costs or expenses associated with or arising out of the Disposition and after payment of or provision for any Excluded Liabilities which have not otherwise been paid or provided for at the time of the Second Closing.

    SECTION 1.42 "EFFECTIVE TIME" shall mean the close of business of the First Closing Date at which time the First Closing and all transactions contemplated thereby shall be deemed to have occurred simultaneously; provided, the First Closing has actually occurred.

    SECTION 1.43 "EMPLOYEE BENEFIT PLAN" shall mean an Employee Pension Benefit Plan, a Multiemployer Plan and an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

    SECTION 1.44 "EMPLOYEE PENSION BENEFIT PLAN" shall have the meaning set forth in Section 3(2) of ERISA.

    SECTION 1.45 "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning set forth in Section 3(1) of ERISA.

    SECTION 1.46 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    SECTION 1.47 "ESCROW AGENT" shall mean the escrow agent appointed pursuant to Section 2.7.

    SECTION 1.48 "ESCROW AGREEMENT" shall mean the Escrow Agreement to be entered into at the First Closing among the Buyer, the Seller and the Escrow Agent substantially in the form of Exhibit B.

    SECTION 1.49 "ESCROWED STOCK CONSIDERATION" shall mean 630,000 shares of May Common Stock that shall be delivered by the Buyer to the Escrow Agent pursuant to the Escrow Agreement.

    SECTION 1.50 "EXCLUDED ASSETS" shall mean all properties and assets of the Sellers not constituting the Department Store Assets, including those assets listed on Schedule 1.50 and the following:

        (a) The real property interests of the Sellers in the South Island Avenue distribution center that are the subject of condemnation proceedings;

        (b) All rights, title and interests of the Sellers in the Hopewell vacant land;

        (c) Subsidiaries' stock;

        (d) The Clover stores, the Clover distribution center and the Clover Burlington vacant land; and

        (e) American Express, Mastercard, Visa and other similar third party credit card receivables.

    SECTION 1.51 "EXCLUDED LIABILITIES" shall mean all the liabilities and obligations of the Sellers (other than the Assumed Department Store Liabilities) of whatever kind or nature, known or unknown, fixed or contingent, accrued or unaccrued, including without limitation:

        (a) any obligation or liability under any financing or other encumbrance on, affecting or related to any of the Department Store Assets or any of the Excluded Assets;

        (b) any obligations or liabilities for any Taxes, including without limitation, (i) any Taxes relating to the Department Store Assets or the Assumed Department Store Liabilities in respect of any and all periods ending on or prior to the transfer of the Department Store Assets to and the assumption of the Assumed Department Store Liabilities by the Buyer or the Excluded Assets in respect of any and all periods, (ii) any income Taxes imposed on the gain, if any, realized on the transfer of the Department Store Assets and the assumption of the Assumed Department Store Liabilities, whether imposed on the Buyer, the Seller or any holder of the Seller Common Stock, or any sales, use, real property, transfer or gains or other similar Taxes arising from the transfer of the Department Store Assets to and the assumption of the Assumed Department Store Liabilities by the Buyer, (iii) any Taxes imposed in respect of the asset sale transactions consummated pursuant to the Disposition and (iv) any Taxes imposed upon the Sellers' operations (including any several liability imposed upon any Subsidiaries of the Seller under Treasury Regulation Section 1.1502-6 (and any comparable state, local or foreign law or regulation));

        (c) any employment related obligations or liabilities of the Sellers in respect of the personnel employed by the Sellers, including, without limitation, obligations or liabilities arising from or in any way related to policies, authorizations, licenses and accounts required by applicable laws or any obligations for Taxes, accrued salaries, wages, commissions, bonuses, pension (including, without limitation, profit sharing), worker and unemployment compensation, vacation pay, severance pay, sick pay, benefit plan contributions or other employee benefits) for any of the Sellers' employees or any amounts for which the Sellers may become liable to any Person under the provisions of ERISA, the Family and Medical Leave Act, the Americans With Disabilities Act, the Equal Employment Opportunities Act or the regulations promulgated under any of the foregoing;

        (d) any obligations or liabilities which may arise under any Multiemployer Plan or any obligations or liabilities, including liabilities for post-retirement or post-termination benefits under any insurance or employee benefit plan or program or any formal or informal benefit practice maintained, or contributed to, by the Sellers;

        (e) any obligations or liabilities arising from or relating to any of the transactions consummated pursuant to the Disposition;

        (f) any obligations or liabilities with respect to any litigation commenced or claims (including, without limitation, workers' compensation, auto liability, product liability and general liability) made at any time (before, on or after the Effective Time) relating to (i) the Department Store Assets or the Assumed Department Store Liabilities, (ii) the Excluded Assets, (iii) transfer of the Department Store Assets to the Buyer, and (iv) the Sellers' operations;

        (g) any obligations or liabilities relating to payment for inventory or amounts owed by the Sellers or any indebtedness of the Sellers to any bank, credit card company, lending institution, vendor or supplier or any indebtedness of the Sellers under any notes or commercial paper issued by the Sellers;

        (h) (i) any obligations or liabilities in respect of the employment of any personnel employed by the Sellers (including, without limitation, any obligations or liabilities under Seller Plans (as defined in Section 4.15(a)) or any employment contracts) at any time and/or in respect of the termination of the employment of any such personnel by the Sellers, including, without limitation, any liabilities for monies payable under labor, union or collective bargaining agreements in respect of any such personnel by the Sellers or any obligations or liabilities under WARN or any similar plant closing act, law or ordinance; and (ii) any obligations or liabilities arising in respect of any claim by employees employed by the Sellers at any time or in respect of periods prior to the Effective Time, including all amounts accrued or payable for pension, retirement or other benefits;

        (i) all obligations or liabilities under any agreement, the benefits of the Sellers in, to and/or under which are not included in the Department Store Assets;

        (j) any obligations or liabilities for returned checks arising from checks accepted or issued by the Sellers;

        (k) any obligations for the Sellers' liabilities under any civil rights laws, wage and hour laws or equal employment opportunity acts, laws, ordinances or regulations;

        (l) any obligation or liability with respect to any leased or licensed department;

        (m) any obligation or liability in connection with the Sellers' deferred compensation plan described in Note 5 to the Seller's Consolidated Financial Statements for the fiscal year ended January 28, 1995;

        (n) any obligation or liability arising out of the Sellers' retiree health care plan described in Note 5 to the Seller's Consolidated Financial Statements for the fiscal year ended January 28, 1995; and

        (o) any obligation or liability arising out of any toxic substance or hazardous material or any other environmental condition or contamination.

    SECTION 1.52 "FACE AMOUNT" shall mean the aggregate of all amounts receivable as of the Effective Time for the Accounts Receivable reflected in the Closing Balance Sheet Net Working Capital Amount, after posting all payments (cash or check) received and credits given through the Effective Time, less the sum of: (a) all credits (such as back room discounts, billing errors and adjustments, and other allowances resulting from transactions that occurred before the Effective Time) given from the Effective Time through the 60th day following the Effective Time; plus (b) the amount of all Accounts Receivable which, as of the Effective Time, are P&L Accounts; plus (c) all amounts for purchases made during any liquidation or similar sale. The Face Amount of all Accounts Receivable in the Sellers' credit plan # 318-001, 312-001, 403-004, 406-004, 412-004, 101-903, 101-906, 101-912, 110-010, 110-903, 136-903 and
136-906 shall be discounted to obtain a finance charge yield equivalent to the finance charge yield on a typical revolving account without deferred billing and receiving no grace period other than for payment of the account in full within 30 days; provided, however, that if the aggregate Face Amount, as of the Effective Time, of all such Accounts Receivable is less than $8,000,000, the provisions of this sentence shall not be applicable. Face Amount shall not include finance charges and late charges not billed as of the Effective Time.

    SECTION 1.53 "FIRST CLOSING" shall mean the consummation of the transactions contemplated by Article II of this Agreement in accordance with the terms and conditions set forth in Article II.

    SECTION 1.54 "FIRST CLOSING DATE" shall mean the last Business Day of the fiscal month in which all of the conditions to each party's obligations hereunder have been satisfied or waived; or such other date as the parties hereto agree upon in writing.

    SECTION 1.55 "FIRST CLOSING ESTIMATED STOCK DELIVERY" shall mean 3,570,000 shares of May Common Stock that shall be delivered by the Buyer to the Seller pursuant to Section 2.5(a).

    SECTION 1.56 "FIRST CLOSING STOCK CONSIDERATION" shall mean that number of shares of May Common Stock determined pursuant to the calculation prescribed in
Schedule 1.56 in accordance with Section 2.8 and including the Payless Spin-Off Equivalent Shares (as defined in Schedule 1.56) if required by Schedule 1.56.

    SECTION 1.57 "GAAP" shall mean United States generally accepted accounting principles applied on a year-end basis.

    SECTION 1.58 "GOVERNMENT" shall mean any agency, division, subdivision, audit group or procuring office of the government of the United States, any state or territory thereof, or any city, county or municipality thereof or any foreign government, including the employees or agents thereof.

    SECTION 1.59 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

    SECTION 1.60 "IMPROVEMENTS" shall mean the buildings, improvements and structures on the Department Store Land and/or demised under the Department Store Leases.

    SECTION 1.61 "INVENTORY DATE" shall mean the day immediately prior to the First Closing Date.

    SECTION 1.62 "LICENSES AND PERMITS" shall mean the permits, authorizations and licenses issued by any Government in connection with the business of the Department Store Division or the Department Store Premises.

    SECTION 1.63 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other), conditional sale agreement, option or right of refusal, first offer, termination, participation or purchase, other than Permitted Encumbrances.

    SECTION 1.64 "MATERIAL ADVERSE EFFECT" shall mean (a)(i) with respect to the Department Store Division, any change in or effect on the business of the Department Store Division that is materially adverse to the business, prospects, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Department Store Division taken as a whole or (ii) with respect to the Department Store Premises, any change in or effect on any one of them that is materially adverse to the value thereof or to its ability to be operated as presently operated by the Seller; and (b) with respect to the Buyer, any change in or effect on the business of the Buyer and its Subsidiaries that is materially adverse to the business, prospects, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Buyer and its Subsidiaries taken as a whole.

    SECTION 1.65 "MAY COMMON STOCK" shall mean the common stock, par value $.50 per share, of the Buyer and any capital stock or other securities into which the May Common Stock is converted or which are issued in respect of the May Common Stock in either case in connection with any reclassification, recapitalization, stock split or dividend (other than any dividend to be distributed to effect the Payless Spin-Off, as defined in Schedule 1.56), merger, combination, exchange of shares or other similar transaction if the record date for such transaction is prior to the Effective Time, and, in all such cases, references to a share of May Common Stock shall be deemed a reference to all securities into which such share is convertible or has been converted or to such share of May Common Stock together with all such securities issued or issuable with respect to such share of May Common Stock.

    SECTION 1.66  "MULTIEMPLOYER PLAN" shall have the meaning set forth in
Section 3(37) of ERISA.

    SECTION 1.67  "NYSE" shall mean the New York Stock Exchange, Inc.

    SECTION 1.68 "OTHER DEPARTMENT STORE CONTRACTS" shall mean the contracts, agreements and commitments of the Sellers in respect of the Department Store Assets or the Assumed Department Store Liabilities, but limited to (a) the Department Store Purchase Orders, (b) the contracts, agreements and commitments listed in Schedule 4.12, and (c) the agreements and commitments of the Sellers which are entered into between the date of this Agreement and the Effective Time with the Buyer's approval; excluding, however, all contracts, agreements and commitments which expire or are terminated in the ordinary course of business prior to the Effective Time.

    SECTION 1.69 "P&L ACCOUNTS" shall mean all Accounts Receivable which, as of or prior to the Effective Time: (i) have been placed with an attorney or collection agency for collection proceedings; (ii) relate to a person who is deceased or has filed for protection under the Bankruptcy Code or other creditor's rights laws; (iii) are subject to a claim of fraud; (iv) have not had an actual payment (cash or cleared check) in an amount equal to or greater than the required monthly, unadjusted, minimum payment for a period of 12 months; or
(v) shall have been written off as uncollectible or doubtful accounts.

    SECTION 1.70  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

    SECTION 1.71 "PERMITTED ENCUMBRANCES" shall mean (a) those exceptions to title to the Department Store Premises set forth on Schedule 4.10(b); and (b) statutory liens for current real estate taxes or assessments not yet due without interest or penalty;

    SECTION 1.72 "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government.

    SECTION 1.73 "PRELIMINARY CLOSING DATE BALANCE SHEET" shall mean the balance sheet as of the First Closing Date for the Department Store Division prepared in accordance with Section 2.8.

    SECTION 1.74  "PRO FORMA DEPARTMENT STORE DIVISION FINANCIAL
STATEMENTS" shall mean the pro forma consolidated financial statements of the Department Store Division referred to in Section 4.5(b).

    SECTION 1.75 "PROXY STATEMENT/PROSPECTUS" shall mean the proxy statement relating to the meeting of the Seller's shareholders to be held in connection the Reorganization.

    SECTION 1.76 "REORGANIZATION" shall mean the reorganization of the Seller under Section 368(a)(1)(C) of the Code contemplated by the terms of this Agreement which includes the transfer of substantially all of the assets of the Seller, including the Department Store Assets and the Disposition Proceeds, to the Buyer in exchange for the Stock Consideration and the Buyer's assumption of the Assumed Department Store Liabilities, followed by the distribution in liquidation by the Seller of the Stock Consideration received from the Buyer plus any other assets retained by the Seller to the holders of the Seller Common Stock and to the liquidating trust established pursuant to Section 6.13 of this Agreement.

    SECTION 1.77  "SEC" shall mean the Securities and Exchange Commission.

    SECTION 1.78 "SECOND CLOSING" shall mean the consummation of the transactions contemplated by Article III of this Agreement in accordance with the terms and conditions set forth in Article III.

    SECTION 1.79 "SECOND CLOSING CASH AMOUNT" is generally contemplated to be generated out of Disposition Proceeds and shall mean specifically the amount of cash determined by the Seller and set forth in a notice delivered to the Buyer pursuant to this Agreement not less than 15 days prior to the Second Closing Date specified in such notice.

    SECTION 1.80 "SECOND CLOSING DATE" shall mean the date specified by the Seller in the notice establishing the Second Closing Cash Amount which will in no event be sooner than 30 days following the First Closing Date nor later than the Business Day preceding the first anniversary of the First Closing Date.

    SECTION 1.81 "SECOND CLOSING MAY STOCK PRICE" shall mean the dollar amount carried out to the fourth decimal point equal to the average of the daily per share closing prices for May Common Stock for the 20 consecutive Trading Days immediately preceding the Second Closing Date as such closing prices are reported on the principal consolidated transaction reporting system with respect to securities listed on the NYSE.

    SECTION 1.82 "SECOND CLOSING STOCK CONSIDERATION" shall mean the number of shares of May Common Stock determined by dividing the Second Closing Cash Amount by the Second Closing May Stock Price.

    SECTION 1.83 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    SECTION 1.84 "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    SECTION 1.85 "SELLER COMMON STOCK" shall mean the Seller Series A Common Stock and the Seller Series B Common Stock.

    SECTION 1.86 "SELLER FILINGS" shall mean the filings made by the Sellers with the SEC referred to in Section 4.5(c).

    SECTION 1.87 "SELLER FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of the Sellers as of January 28, 1995 and January 29, 1994, and the related consolidated statements of operations and consolidated statements of cash flows for each of the three fiscal years ended January 28, 1995, and January 29, 1994 and January 30, 1993, incorporated by reference in the Annual Report on Form 10-K of the Seller for the fiscal year ended January 28, 1995, as filed with the SEC and the unaudited condensed consolidated balance sheet of the Seller as of October 28, 1995, and the related unaudited condensed consolidated statements of operations for the nine months and trailing years ended

October 28, 1995 and October 29, 1994 and statements of cash flows for the nine-month periods respectively then ended included in the Quarterly Report on Form 10-Q of the Seller for the quarterly period ended October 28, 1995, as filed with the SEC.

    SECTION 1.88 "SELLER SERIES A COMMON STOCK" shall mean the Series A Common Stock, par value $1.00 per share, of the Seller.

    SECTION 1.89 "SELLER SERIES B COMMON STOCK" shall mean the Series B Common Stock, par value $1.00 per share, of the Seller.

    SECTION 1.90 "SELLERS" shall mean the Seller and/or the Subsidiaries of the Seller. All acts, representations, warranties and covenants herein of the "Sellers" shall be deemed those of the Seller on its own behalf and on behalf of all applicable Subsidiaries of the Seller. All references to "Sellers" (including, without limitation, as relates to assets, rights, obligations or liabilities) shall be deemed references to the Seller and/or all applicable Subsidiaries of the Seller, unless the context clearly indicates otherwise. The Seller shall cause each of its applicable Subsidiaries to observe and perform all provisions of this Agreement applicable to such Subsidiaries.

    SECTION 1.91 "SIGNIFICANT SUBSIDIARY" shall mean any "significant subsidiary" within the meaning of Rule 1.02 of Regulation S-X of the SEC.

    SECTION 1.92 "STOCK CONSIDERATION" shall mean the First Closing Stock Consideration plus the Second Closing Stock Consideration.

    SECTION 1.93 "SUBSIDIARIES" when used in reference to any other Person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation are owned directly or indirectly by such other Person.

    SECTION 1.94 "TAXES" shall mean all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment, insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Effective Time; and "Tax" shall mean any one of the foregoing.

    SECTION 1.95 "TAX RETURNS" shall mean all returns, reports, schedules and other information filed or required to be filed with any taxing authority with respect to Taxes.

    SECTION 1.96 "TICKETED RETAIL PRICE" shall mean the lower of (a) the lower of (i) the lowest ticketed retail price on the sales floor of the applicable merchandise marked down in accordance with GAAP to reflect customary markdowns for aged merchandise and (ii) the lowest sale price at which the applicable merchandise was offered for sale or sold, excluding "Temporary Markdowns", and
(b) the lowest price at which the applicable merchandise is reflected in accordance with GAAP on the books and records of the Seller. The term "Temporary Markdowns" shall mean any non-permanent markdowns which meet all of the following criteria: (1) such markdowns are less than 41% off the original ticketed retail price on the sales floor, which original ticketed retail price shall be the same as originally reflected on the Seller's stock ledger, and (2) such markdowns (at whatever rate or rates less than 41%) have been taken for less than (x) 10 consecutive days, (y) 14 days in the 21-day period prior to the First Closing, and (z) two out of three days in a weekend (Friday, Saturday and Sunday) for less than the three weekends, during which the Department Stores are open for business, immediately prior to the First Closing.

    SECTION 1.97 "TRADING DAY" shall mean a day on which the NYSE is open for the transaction of business and the May Common Stock actually trades on such exchange.

    SECTION 1.98  "TRANSFERRING EMPLOYEES" shall have the meaning set forth in
Section 7.1 of this Agreement.

    SECTION 1.99 "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

                                   ARTICLE II

                      PURCHASE AND SALE; THE FIRST CLOSING

    SECTION 2.1 Purchase and Sale of the Department Store Assets. Subject to the satisfaction of all of the conditions to each party's obligations set forth in Article VIII (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), on the First Closing Date the Sellers will sell, convey, assign, transfer and deliver all of the Department Store Assets, and the Buyer will purchase, acquire, accept and pay for, as hereinafter provided, the Department Store Assets and will assume the Assumed Department Store Liabilities.

    SECTION 2.2  Consideration for the Department Store Assets.

    (a) The aggregate consideration for the Department Store Assets shall consist of (i) the First Closing Stock Consideration, and (ii) the assumption by the Buyer of the Assumed Department Store Liabilities.

    (b) Notwithstanding anything in this Agreement to the contrary, the Buyer will not assume or otherwise be liable or responsible for the Excluded Liabilities or any other liabilities or obligations of the Sellers except to the extent provided in Section 2.2(a) hereof with respect to the Assumed Department Store Liabilities.

    SECTION 2.3 Time and Place of First Closing. Subject to the terms and conditions of this Article II, the First Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 9:30 a.m. (local time) on the First Closing Date or at such other place or time or both as the parties may agree.

    SECTION 2.4 Deliveries by the Seller. At the First Closing, the Sellers shall deliver the following to the Buyer:

        (a) The Closing Cash Transfer, if any, by wire transfer of immediately available funds to a bank account of the Buyer designated by the Buyer at least two Business Days prior to the First Closing Date.

        (b) A duly executed Bill of Sale together with such other appropriate instruments of transfer as the Buyer may reasonably request, transferring to the Buyer all of the personal and intangible property as of the Effective Time which is included in the Department Store Assets.

        (c) Special warranty deeds, in recordable form, with respect to the Department Store Real Property.

        (d) Duly executed instruments of assignment of the Department Store Leases, in recordable form.

        (e) Duly executed instruments of assignment of the Department Store Space Leases, in recordable form.

        (f) Duly executed instruments of assignment of the Other Department Store Contracts.

        (g) Duly executed instruments of assignment of the Department Store Intellectual Property in form suitable for recording in the appropriate office or bureau, and the original certificates, if available, of the Department Store Intellectual Property together with any powers of attorney necessary to make the conveyance effective.

        (h) Duly executed instruments of assignment of the Accounts Receivable.

        (i) Duly executed instruments of assignment of $9,200,000 in award and proceeds for the condemnation of the distribution center at 4800 South Island Avenue, Philadelphia, Pennsylvania.

        (j) The estoppel certificates contemplated by Section 8.3(d).

        (k) The Department Store Files and Records.

        (l) Copies of all consents obtained as contemplated by Section 8.1(f).

        (m) An Undertaking and Indemnity Agreement substantially in the form of Exhibit C, together with any other instruments of assumption relating to the Excluded Liabilities which may be reasonably requested by the Buyer, duly executed by the Seller.

        (n) The certificates contemplated by Section 8.3(c).

        (o) Such other and further instruments of conveyance, assignment and transfer as the Buyer may reasonably request for the effective conveyance and transfer of any of the Department Store Assets.

        (p) Possession of the Department Store Assets (including the Department Store Cash).

    SECTION 2.5 Deliveries by the Buyer. At the First Closing, the Buyer shall deliver the following to the Seller:

        (a) Stock certificates representing the First Closing Estimated Stock Delivery.

        (b) An executed Undertaking and Indemnity Agreement substantially in the form of Exhibit C, together with any other instruments of assumption relating to the Assumed Department Store Liabilities which may be reasonably requested by the Seller, duly executed by the Buyer.

        (c) The certificates contemplated by Section 8.2(c).

    SECTION 2.6 Escrow Deliveries. At the First Closing, the following shall be delivered in connection with the escrow created by the Escrow Agreement:

        (a) The Buyer shall deliver duly signed counterparts of the Escrow Agreement to the Seller and the Escrow Agent.

        (b) The Seller shall deliver duly signed counterparts of the Escrow Agreement to the Buyer and the Escrow Agent.

        (c) The Escrow Agent shall deliver duly signed counterparts of the Escrow Agreement to the Buyer and the Seller.

        (d) The Buyer shall deliver the Escrowed Stock Consideration to the Escrow Agent.

    SECTION 2.7 Escrow. At or prior to the First Closing, the Buyer and the Seller shall enter into the Escrow Agreement. At the First Closing, the Buyer shall deposit with the Escrow Agent, in trust, the Escrowed Stock Consideration. The Escrow Agent shall hold the Escrowed Stock Consideration in accordance with the terms of the Escrow Agreement.

    SECTION 2.8  Purchase Price Adjustment.

    (a) Within 60 days following the First Closing Date, the Seller shall, at its expense, cause the Preliminary Closing Date Balance Sheet to be prepared and delivered to the Buyer. The Preliminary Closing Date Balance Sheet will present fairly the financial position of the Department Store Division as of the Effective Time, all in conformity with GAAP, and will be accompanied by schedules prepared in the form of Schedule 1.15 (Closing Balance Sheet Net Working Capital Amount) and Schedule 1.6 (Assumed Long-Term Liabilities Amount), setting forth the amounts specified therein and taken or derived from the Preliminary Closing Date Balance Sheet (such schedules being collectively called the "Preliminary Closing Schedules"). The Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules shall, in addition to the other provisions of this Agreement, be prepared in accordance with the following principles and requirements:

        (i) On the Inventory Date, the Sellers shall undertake and complete a physical count of all Department Store Inventory and the Department Store Cash while the Department Stores are closed to the public. The cost of taking such physical count shall be shared one-half by the Sellers and one-half by the Buyer. At its own cost, the Buyer shall have the right to observe such physical count. The procedures used to count the Department Store Inventory and the Department Store Cash shall be in accordance with the Hartz Data Scan Inventory System (or similar type), mutually agreed upon between the Buyer and the Sellers and in accordance with GAAP, with such other safeguards as may reasonably be requested by the Buyer or the Sellers. Upon completion of the physical count and preliminary calculation of the Closing Balance Sheet Inventory Amount and the Department Store Cash, Seller shall include with the Preliminary Closing Schedules a summary of such calculations together with copies of all work papers, backup calculations and information as Buyer may reasonably request in order to verify the Seller's calculations.

        (ii) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the Closing Balance Sheet Accounts Receivable Amount and the Miscellaneous Current Assets (as defined in Schedule 1.15) together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations.

        (iii) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the Closing Balance Sheet Payables Amount and the Other Current Liabilities (as defined in Schedule 1.15) together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations.

        (iv) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the Assumed Long-Term Liabilities Amount together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations.

        (v) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the following items together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations:

           (1) Accrued vacation pay liability and related Taxes as provided in
       Section 7.4(a);

           (2) Employee Pension Benefit Plan deficiency as provided in Section 7.5(d) and in accordance with Schedule 7.5;

           (3) The "rule of 70" (as defined in Schedule 7.5) additional amount as provided in Section 7.5(d) and in accordance with Schedule 7.5;

           (4) The Rabbi Trust Funding Amount (as defined in Section 7.6);

           (5) The amounts added to other Current Liabilities in Schedule 1.15 or deducted from the amount of $320,000,000 set forth in Schedule 1.56, as provided in Section 7.7; and

           (6) The amounts added to Other Current Liabilities in Schedule 1.15 and/or deducted from the amount of $320,000,000 (as adjusted, if at all, pursuant to Section 2.8(a)(v)(5)) set forth in Schedule 1.56, as provided in Section 7.8.

The Preliminary Closing Date Balance Sheet shall be accompanied by an unqualified opinion of Ernst & Young LLP to the effect that the Preliminary Closing Date Balance Sheet presents fairly the financial position of the Department Store Division as of the First Closing Date and has been prepared in accordance with GAAP. The Buyer and the Seller shall fully cooperate in good faith in the preparation of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules, such cooperation to include, without limiting the generality of the foregoing, full access to the books and records of the Seller and the Department Store Files and Records for such purpose.

    (b) Upon receipt of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules, the Buyer and its accountants shall have the right during the succeeding 30 day period or until the 90th day following the Effective Time, whichever is longer, to examine, at the Buyer's expense, the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules and all work papers, backup calculations, information and records used for or relevant to the preparation of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules. The Buyer shall notify the Seller in writing on or before the last day of such period, of any good faith objections to the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules, setting forth a reasonably specific description of the Buyer's objections and the dollar amount of each objection, and shall deliver therewith a statement of all credits given as provided in Section 1.52 which shall be posted to the Preliminary Closing Schedules. If the Buyer does not deliver such notice or statement within such period, the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules shall be deemed to have been accepted by the Buyer.

    (c) If the Buyer in good faith objects to the Preliminary Closing Date Balance Sheet or the Preliminary Closing Schedules, the Seller and the Buyer shall attempt to resolve any such objections within 15 days after the Seller's receipt of the Buyer's objections. If the Seller and the Buyer are unable to resolve the matter within such 15 day period, they shall jointly appoint a mutually acceptable firm of independent accountants of national reputation which is one of the so-called "big six" (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within three (3) days following the end of such 15 day period. The fees of such selected independent public accountants shall be divided equally between the Buyer and the Seller. The Buyer and the Seller shall provide such accounting firm full cooperation. Such firm shall be instructed to reach its conclusion regarding the disputes within 15 Business Days of such instruction. Such firm's resolution of the disputes shall be rendered in a written decision determining all disputes and shall be conclusive and binding upon the Buyer and the Seller. The Preliminary Closing Schedules after the acceptance thereof by the Buyer or the resolution of all disputes in connection therewith are together referred to herein as the "Closing Settlement Schedule."

    (d) Promptly after the Closing Settlement Schedule has come into existence, the Buyer and the Seller shall jointly prepare Schedule 1.56 (the First Closing Stock Consideration Schedule) and compare the amount of the First Closing Stock Consideration set forth in the First Closing Stock Consideration Schedule with the sum of the First Closing Estimated Stock Delivery plus the Escrowed

Stock Consideration. If the First Closing Stock Consideration is greater than or equal to such sum, the Escrow Agent shall deliver all of the Escrowed Stock Consideration and the Escrowed Dividends (as defined in the Escrow Agreement) to the Seller and the Buyer shall issue and deliver the balance of the undelivered First Closing Stock Consideration to the Seller directly. If the First Closing Stock Consideration is equal to or exceeds the First Closing Estimated Stock Delivery by a number of shares that is less than the Escrowed Stock Consideration, then the Escrow Agent shall deliver that number of shares of the Escrowed Stock Consideration equal to such excess, if any, to the Seller and the balance to the Buyer, and shall distribute the Escrowed Dividends to the Seller and the Buyer in the same ratio it distributes the Escrowed Stock Consideration to the Seller and the Buyer. If the First Closing Stock Consideration is less than the First Closing Estimated Stock Delivery, then the Escrow Agent shall deliver all the shares of the Escrowed Stock Consideration and the Escrowed Dividends to the Buyer, and the Seller shall return to the Buyer a number of shares of May Common Stock equal to the difference between the First Closing Estimated Stock Delivery and the First Closing Stock Consideration. In the event that the Seller or the Buyer shall be required, pursuant to this Section 2.8(d), to deliver to the other party shares of May Common Stock outside of escrow, the shares delivered by the Seller shall be accompanied by a cash payment equal to the amount of all cash dividends paid on, or for which there is a record date for, such shares, from the Effective Time to the date of delivery of such shares, and the shares delivered by the Buyer shall be accompanied by a number of additional shares equal to the quotient of (i) the cash dividends that would have been paid on, or for which there would have been a record date for, such shares, from the Effective Time to the date of delivery of such shares, had such shares been delivered at the First Closing, divided by (ii) the closing price per share of May Common Stock as reported on the NYSE Consolidated Tape on the day before the day on which this Agreement is executed and delivered.

                                  ARTICLE III

                               THE SECOND CLOSING

    SECTION 3.1 Purchase and Sale of the Second Closing Cash Amount. Subject to the continued satisfaction of the conditions to each party's obligations set forth in Article VIII (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), on the Second Closing Date the Seller will sell, convey, assign, transfer and deliver the Second Closing Cash Amount, and the Buyer will purchase, acquire, accept and pay for, as hereinafter provided, the Second Closing Cash Amount.

    SECTION 3.2 Consideration for the Second Closing Cash Amount. The aggregate consideration for the Second Closing Cash Amount shall consist of the Second Closing Stock Consideration.

    SECTION 3.3 Time and Place of Second Closing. Subject to the terms and conditions of this Article III, the Second Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 9:30 a.m. (local time) on the Second Closing Date or at such other place or time or both as the parties may agree; provided, that in no event will the Second Closing Date be earlier than 30 days following the First Closing date nor later than the Business Day preceding the first anniversary of the First Closing Date.

    SECTION 3.4 Deliveries by the Seller. At the Second Closing, the Seller shall deliver to the Buyer cash equal to the Second Closing Cash Amount by wire transfer of immediately available federal funds to a bank account of the Buyer designated by the Buyer at least two Business Days prior to the Second Closing Date.

    SECTION 3.5 Deliveries by the Buyer. At the Second Closing, the Buyer shall deliver to the Seller stock certificates representing the Second Closing Stock Consideration.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

    The Seller represents and warrants to the Buyer as follows:

    SECTION 4.1 Corporate Organization. Each of the Seller and the Department Store Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership, operation or leasing of property or assets or the conduct of its business requires it to be so qualified, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Seller and the Department Store Subsidiaries has all necessary Government authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the Articles and Bylaws of the Seller and similar charter documents for each of the Department Store Subsidiaries as currently in effect have been provided to the Buyer. Schedule 4.1 sets forth a complete and correct list of all jurisdictions in which the Seller and each of its Subsidiaries are qualified or licensed to carry on the business of the Department Store Division.

    SECTION 4.2 Due Authorization. Other than the requisite approval of this Agreement by the holders of Seller Common Stock, the execution, delivery and performance of this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of the Sellers and this Agreement has been duly executed, and at the First Closing the Escrow Agreement will be executed, by a duly authorized officer of the Seller and this Agreement constitutes and, upon execution the Escrow Agreement will constitute, a valid and binding agreement of the Sellers, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or law).

    SECTION 4.3 Department Store Subsidiaries Stock. Schedule 4.3 sets forth (a) the name of all Department Store Subsidiaries, (b) the capitalization thereof and the percentage of each class of capital stock owned by the Seller or any of its Subsidiaries, and (c) the jurisdiction of incorporation of such Department Store Subsidiaries. Except as set forth on Schedule 4.3, the Seller owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Department Store Subsidiaries free and clear of any Lien.

    SECTION 4.4 Consents and Approvals; No Violation. Subject to (a) the requisite approval of this Agreement by the holders of the Seller Common Stock,
(b) the expiration or earlier termination of all waiting periods under the HSR Act, and (c) compliance with all applicable requirements of the Securities Act and the Exchange Act, the execution and delivery of this Agreement and the Escrow Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of the Seller's Articles or Bylaws or other similar charter documents of any of its Subsidiaries, (ii) except as set forth in Schedule 4.4 hereto, violate or conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Sellers are a party or by which the Sellers or any of the Department Store Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents either have been obtained by the

Sellers or the obtaining of which has been waived by the Buyer, or (iii) violate any order, writ, injunction, decree, arbitration award, statute, rule or regulation applicable to the Sellers or any of the Department Store Assets (other than any applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect.

    SECTION 4.5 Financial Statements; SEC Filings.

    (a) True and complete copies of the Seller Financial Statements have been made available by the Seller to the Buyer. The Seller Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, except as noted in the Seller Financial Statements, and present fairly the consolidated financial position of the Sellers at the respective dates thereof and the consolidated results of operations and changes in financial position of the Sellers for the periods respectively then ended subject, in the case of unaudited interim statements, to normal year-end adjustments. The Seller Financial Statements referred to in this Agreement shall be deemed to include any notes and schedules to such financial statements.

    (b) The Seller has previously furnished to the Buyer the unaudited pro forma consolidated statements of operations and changes in financial position of the Department Store Division for each of the three years ended January 29, 1994, January 28, 1995, and February 3, 1996, respectively, and the Department Store Division Balance Sheet. The pro forma financial statements described in this
Section 4.5(b) are collectively referred to herein as the "Pro Forma Department Store Division Financial Statements." Except as set forth in the notes to the Pro Forma Department Store Division Financial Statements, (i) the Department Store Division Balance Sheet presents fairly the financial position of the Department Store Division as of the date thereof, and the statements of operations included in the Pro Forma Department Store Division Financial Statements present fairly the results of operations of the Department Store Division for the respective period therein set forth; and (ii) each of the fiscal year end Pro Forma Department Store Division Financial Statements was prepared on a basis consistent with the accounting principles, methods and practices employed in the preparation and presentation of the Seller's audited financial statements for the same periods and for prior periods.

    (c) Since January 1, 1993, the Sellers have filed with the SEC all forms, reports and documents required to be filed by them pursuant to the Securities Act and the Exchange Act, all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Seller has heretofore made available to the Buyer a true and complete copy of each registration statement, final prospectus and definitive proxy statement filed by the Sellers with the SEC since January 1, 1993, and each report filed by the Sellers with the SEC since January 1, 1993; none of the Seller Filings as of the respective dates on which they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 4.6 Absence of Changes. Except as disclosed in Schedule 4.6 hereto, since the date of the Department Store Division Balance Sheet, the business of the Department Store Division has been conducted in the ordinary course and there has not been:

    (a) any Material Adverse Effect or any event which is reasonably likely to result in a Material Adverse Effect;

    (b) any change by the Seller in the accounting methods, principles or practices relating to the Department Store Division, other than changes required by generally accepted accounting principles;

    (c) any acquisition of, or commitment to acquire, any Department Store Assets, or any entry or commitment to enter into any Department Store Contracts, or any undertaking or commitment to incur or undertake any Assumed Department Store Liabilities, in any such case which is material to the Department Store Division.

    For purposes of this Section 4.6, a Material Adverse Effect shall not be deemed to include any effect upon the business, prospects, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Department Store Division taken as a whole arising out of or resulting from the execution of this Agreement and the Escrow Agreement or the consummation of the transactions contemplated hereby and thereby.

    SECTION 4.7 Absence of Undisclosed Liabilities. The Sellers have no liabilities or obligations of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable, that are Assumed Department Store Liabilities, other than (a) liabilities and obligations which are disclosed or accrued in the Department Store Division Balance Sheet or the notes thereto or the Schedules to this Agreement, (b) liabilities and obligations incurred on behalf of the Department Store Division in connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, and (c) liabilities and obligations incurred in the ordinary course of business after the date of the Department Store Division Balance Sheet, none of which, either individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect.

    SECTION 4.8 Litigation. Except as disclosed in Schedule 4.8, in the Seller Filings, the Seller Financial Statements or the Pro Forma Department Store Division Financial Statements, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Sellers, the Department Store Division or the Department Store Assets before any Government which, individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect. The Sellers are not subject to any outstanding order, writ, injunction or decree which has had or could be reasonably expected to have a Material Adverse Effect.

    SECTION 4.9 Taxes. The Sellers have duly and timely filed or caused to be filed, or will duly and timely file or cause to be filed, all income Tax Returns and all other material Tax Returns required to be filed at or before the Effective Time, taking into account any extension for time to file granted to or obtained on behalf of the Sellers. All such Tax Returns (including amendments) are, or will be when filed, complete and accurate in all material respects. The Sellers have paid (or there has been paid on their behalf), or have established, or, with respect to Taxes which are or will be due but not yet payable as of the Effective Time, will establish, reserves which are adequate for the payment of, all Taxes for all taxable periods (or portions thereof) ending on or before the Effective Time. The Sellers are not delinquent in the payment of any Tax. Except as set forth in Schedule 4.9, no material deficiencies for any Tax have been proposed, asserted or assessed (tentatively or definitely), in each case by any taxing authority, against the Sellers. Except as set forth on Schedule 4.9, as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such Tax. The federal income Tax Returns of the Seller and each of its Subsidiaries that has been a member of the affiliated group of corporations of which the Seller is the common parent for all periods during its existence have been audited by the Internal Revenue Service through the taxable year ended on the date set forth on Schedule 4.9 and the federal income Tax Returns of each of its Subsidiaries that has not been a member of the affiliated group of corporations of which the Seller is the common parent for all periods during its existence have been audited through the taxable year ended on the date set forth on Schedule 4.9. Except as set forth on Schedule 4.9, no employee benefit plan for which the Sellers file, or are required to file, an Internal Revenue Service Form 5500 is currently under employee plan examination by the Internal Revenue Service. Neither the Sellers nor any representative of such benefit plans has received verbal or written notification from the Internal Revenue Service of an impending employee plan examination. The Sellers have not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

    SECTION 4.10 Title and Related Matters.

    (a) Schedule 1.37 is a true and complete schedule of all of the Department Store Real Property owned in fee by the Sellers. The Sellers have good and marketable title to the Department Store Land described on Schedule 1.31 and the Improvements located thereon, all of which will be free and clear of any Lien, at the Effective Time. After the Effective Time, the Buyer will have, good and marketable title (such as any reputable title insurance company licensed to do business in the state in which such Department Store Real Property is located will approve and insure without exceptions other than Permitted Encumbrances) to all of the Department Store Real Property free and clear of any Lien. Each of the agreements under which the Sellers own the Department Store Real Property is valid and binding and in full force and effect and no notice of default or termination thereunder has been given or received by the Sellers which describes a default which has not been cured, and to the best knowledge of the Sellers, no events have occurred which would, with the giving of notice or passage of time or both, give the Sellers the right to deliver a notice of default or give a third party the right to deliver a notice of default to the Sellers.

    (b) Except as set forth on Schedule 4.10(b) and subject to Permitted Encumbrances, the Sellers have, and after the Effective Time, the Buyer will have, good and marketable title to all of the Department Store Assets (other than the Department Store Real Property, as provided in Section 4.10(a), and the Department Store Leases, as provided in Section 4.11), subject to no Lien.

    (c) The Seller is entitled to receive from the City of Philadelphia on or before February 1, 1997, and has the right to assign to the Buyer as provided herein, an award and proceeds in the amount of $9.2 million from the condemnation by the City of Philadelphia of the Seller's distribution center at 4800 South Island Avenue, Philadelphia, Pennsylvania. Except as set forth in
Schedule 4.10(c), there are no conditions to the assignment to the Buyer, or the receipt by the Buyer pursuant thereto, of such award and proceeds.

    SECTION 4.11 Department Store Leases. Schedule 1.32 and Schedule 1.39 set forth, respectively, a true and complete list of (a) all Department Store Leases (including amendments, modifications and supplements or other agreements), and
(b) all Department Store Space Leases, including without limitation, subleases, licenses and other occupancy agreements (including amendments, modifications and supplements or other agreements). The legal descriptions for each of the Department Store Leases are set forth in Schedule 1.32. Each of the Department Store Leases and each of the Department Store Space Leases is valid, binding and in full force and effect, all rent and other sums and charges payable by or to the Sellers thereunder are current within applicable grace and notice periods, and no notice of default or termination under any Department Store Leases or Department Store Space Leases has been given or received by the Sellers which describes a default which has not been cured, and to the best knowledge of the Sellers, no events have occurred which would, with the giving of notice or the passage of time or both, constitute a default. None of the Sellers nor any Affiliates of the Sellers has an ownership, financial or other interest in the landlord under any Department Store Leases. After the Effective Time, the Buyer will have, good and marketable title (such as any reputable title insurance company licensed to do business in the state in which such Department Store Leases are located will approve and insure without exceptions other than Permitted Encumbrances) to all of the Department Store Leases subject to no Lien.

    SECTION 4.12 Other Department Store Contracts. Schedule 4.12 sets forth a true and complete list of each of the Other Department Store Contracts which (a) is a reciprocal easement agreement or supplemental agreement, or (b) provides for aggregate future payment of more than $60,000, or (c) has a term exceeding one year and which may not be cancelled upon ninety or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge), or (d) is material to the business, operations or financial condition of the Department Store Division; provided, that Schedule 4.12 does not list any of the Other Department Store Contracts for the purchase or sale of goods or services entered into in the ordinary course of business which may be cancelled on ninety or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge). Except as set forth in Schedule 4.12, each of the Other Department Store Contracts is valid, binding and in full force and effect, and no notice of default or termination under any Other Department Store Contracts has been given or received by the Sellers which describes a default which has not been cured, and to the best knowledge of the Sellers, no events have occurred which would, with the giving of notice or the passage of time or both, constitute a default.

    SECTION 4.13 Department Store Inventory. All Department Store Inventory included in the Department Store Assets is, and will be as of the Effective Time, usable and saleable in the ordinary course of business of the Department Store Division, and will be subject to no Lien at the Effective Time.

    SECTION 4.14 Department Store Intellectual Property. Schedule 4.14 sets forth a true and complete list of all trademarks, service marks, trade names, brands, private labels, patents, copyrights, know-how or trade secrets and licenses and rights with respect to the foregoing that the Sellers own or possess the rights to use relating to the Department Store Division. Subject to the licenses and other restrictions listed in Schedule 4.14, the Sellers own or hold, and at the Effective Time, the Buyer will own or hold exclusive rights to the Department Store Intellectual Property, in each case free from Lien or restrictions. Except as set forth in Schedule 4.14, nothing has come to the attention of the Sellers to the effect that: (a) any product, patent, trademark, service mark, trade name, brand, private label, copyright, know-how, trade secret or license presently being sold or employed by the Department Store Division may infringe any rights owned or held by any other Person; (b) the Sellers do not have exclusive rights to the trade name, trademark and service mark "Strawbridge & Clothier" or (c) there is pending or, to the best knowledge of the Sellers, threatened any claim or litigation against the Sellers or the Department Store Division contesting the rights of the Sellers or the Department Store Division with respect to any Department Store Intellectual Property.

    SECTION 4.15 Employee Benefit Plans.

    (a) Schedule 4.15 contains a written list of each Employee Benefit Plan and benefit practices, policies, programs and arrangements which cover the Seller's or any of its Subsidiaries' employees, former employees or retired employees, including each Employee Pension Benefit Plan which is qualified under Section 401(a) of the Code, and all collective bargaining agreements relating to employee benefits with respect to which the Sellers have incurred, or may incur, any future obligations to the Sellers' employees, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, severance arrangements, health benefits and insurance benefits (other than plans, arrangements or agreements applying to employees of the Sellers generally which are funded by insurance) (collectively, the "Seller Plans"). The Seller has furnished or made available to the Buyer complete and correct copies of all Seller Plans and the most recent actuarial valuation reports and reports on Form 5500 for the most recent three years for each of the Seller Plans that is a defined benefit plan (within the meaning of Section 3(35) of ERISA).

    (b) Each of the Seller Plans has been administered and operated in compliance with its terms and applicable law in all material respects, including, without limitation, in accordance with the Code and ERISA, except where the failure to be so administered or operated would not have a Material Adverse Effect. The Seller has received a favorable determination letter from the IRS with respect to each of the Seller Plans which is intended to be a "qualified" plan under Section 401(a) of the Code and, to the best knowledge of the Sellers, the IRS has taken no action to revoke any such letter. Except as set forth on Schedule 4.15(b), no material liability under ERISA or the Code or otherwise has been incurred or, to the knowledge of the Sellers, is reasonably likely to be incurred by the Sellers, with respect to any Seller Plans.

    (c) The Sellers have not engaged in any transaction in connection with which the Sellers, directly or indirectly, would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code other than penalties or taxes which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    (d) There are no actions, suits, claims or proceedings, pending or, to the best of knowledge of the Sellers, threatened (other than routine claims for benefits) with respect to:

        (i) any Seller Plans or any trust related thereto (other than the Pension Plans (as defined in Section 7.5(d)) which would be reasonably likely to result in any liability to the Sellers or to any Seller Plans which would have or would be reasonably likely to have a Material Adverse Effect; or

        (ii) the Pension Plans or any trust related thereto which would be reasonably likely to result in any liability to the Sellers or to a Pension Plan or any trust related thereto, which would adversely affect the funded status of a Pension Plan which is a defined benefit plan (within the meaning of Section 3(35) of ERISA).

    (e) Except as set forth on Schedule 4.15(b), no liability (other than liability for premium payments required by Section 4007 of ERISA, which premiums have been paid when due to the PBGC), exists or has been incurred with respect to any Seller Plans subject to Title IV of ERISA which would or would be reasonably likely to have a Material Adverse Effect.

    (f) The actuarial present value of all accrued benefits, determined in accordance with actuarial assumptions and methods set forth in the most recently completed actuarial valuation report, under each of the Seller Plans which is a defined benefit plan within the meaning of Section 3(35) of ERISA and which is subject to Subtitles C and D of Title IV of ERISA (each such plan being hereinafter referred to as a "Title IV Plan") and maintained or contributed to by the Sellers, as from time to time in effect, did not, as of the date of the most recently completed annual actuarial valuation for each such plan, exceed the fair market value of the assets of each of such Seller Plans as of such date.

    (g) There have not been any "reportable events," as that term is defined in
Section 4043 of ERISA, with respect to any Title IV Plan required to be reported to the PBGC since January 31, 1993.

    (h) None of the Seller Plans subject to Part 3 of Subtitle B of Title I or to Title II of ERISA nor any trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived), since January 31, 1993, and full payment has been made of all contributions required to be made under the terms of each of the Seller Plans.

    (i) With respect to the Strawbridge & Clothier Retiree Health Plan described in Note 5 to the Seller Financial Statements for the fiscal year ended January 28, 1995, which is a program within the Strawbridge & Clothier Medical Plan (such program, herein called the "Retiree Health Plan"), the Seller has furnished or made available to the Buyer complete and correct copies of all Seller Plans which relate to the Retiree Health Plan, copies of all communications or benefit summaries describing the Retiree Health Plan and the actuarial valuation reports and reports on Form 5500, if any, for the most recent three years for each of the Seller Plans that relate to the Retiree Health Plan.

    (j) With respect to the Seller's Deferred Compensation Plan for Key Executives, described in Note 5 to the Seller Financial Statements for the fiscal year ended January 28, 1995 ("Seller SERP"), the Seller has furnished or made available to the Buyer complete and correct copies of the Seller SERP documents, including trust agreements and insurance policies, if any, and actuarial or other valuation reports prepared for the Seller SERP for the most recent three years. The Sellers have not done and shall not do anything that increases the present value of benefits accrued under the Seller SERP over the present value of such benefits accrued as of January 1, 1996.

    SECTION 4.16 Employment and Severance Agreements. Except as set forth on
Schedule 4.16, there are no employment, severance or termination agreements to which the Sellers or the Department Store Division is a party and which are Other Department Store Contracts.

    SECTION 4.17 Accounts Receivable. The Accounts Receivable are genuine and represent the valid and binding obligation of the obligor thereon, enforceable in accordance with their terms, subject to any bankruptcy, insolvency and similar laws affecting creditors' rights generally, and will be subject to no Lien at the Effective Time.

    SECTION 4.18 Assets Necessary to the Business. Except as set forth in
Schedule 4.18, the Department Store Assets constitute all of the assets necessary to operate the Department Stores as traditional department stores.

    SECTION 4.19 Proxy Statement/Prospectus; Registration Statement. None of the information supplied or to be supplied by the Seller specifically for inclusion or incorporation by reference in (a) the Buyer Registration Statement, (b) the Proxy Statement/Prospectus, and (c) any other document to be filed with the SEC or any Government by the Sellers or the Buyer in connection with the transactions contemplated by this Agreement ("Other Filings") will, at the respective times filed with the SEC or such Government and, in addition, (i) in the case of the Proxy Statement/Prospectus, at the date it or any amendment or supplement is mailed to shareholders, at the time of the meeting of shareholders of the Seller to be held in connection with the Reorganization and at the Effective Time, and (ii) in the case of the Buyer Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Seller with respect to statements made therein based on information supplied by the Buyer specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

    SECTION 4.20 Brokers and Finders. Except for Peter J. Solomon Company Limited and Lehman Brothers, whose fees the Seller shall be solely responsible for, no financial adviser, broker, agent or finder has been retained by the Sellers in connection with this Agreement or any transaction contemplated hereby and, except for Peter J. Solomon Company Limited and Lehman Brothers, no such financial adviser, broker, agent or finder is entitled to any fee or other compensation from the Sellers on account of this Agreement or any transaction contemplated hereby.

    SECTION 4.21 Pennsylvania Business Corporation Law. The Pennsylvania Business Corporation Law anti-takeover provisions are inapplicable to this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby.

    SECTION 4.22 Voting Requirement. The affirmative vote of a majority of votes entitled to be cast by the holders of the Seller Series A Common Stock and the Seller Series B Common Stock, voting separately as a series and together, at a meeting of holders of outstanding shares of Seller Common Stock at which there is a quorum, in favor of this Agreement and the transactions contemplated hereby are the only votes of the holders of any class or series of the Seller's capital stock necessary to approve this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby under any applicable law, rule or regulation or pursuant to the requirements of the Seller's Articles and Bylaws.

    SECTION 4.23 Labor Matters. There is no unfair labor practice complaint against the Sellers pending before the National Labor Relations Board or any other Government performing similar functions. There is no proceeding with respect to the Sellers actually pending before the National Labor

Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Sellers, threatened against or involving the Sellers. There is no pending representation question respecting the employees of the Sellers. No labor grievance has been filed with the Sellers which has had or may have a Material Adverse Effect on the Sellers, and no arbitration proceeding under any collective bargaining agreement, which has had or may have such an effect, is pending or, to the Sellers' knowledge, threatened. No collective bargaining agreement is currently being negotiated by the Sellers. Schedule 7.2 sets forth a complete and accurate list of all collective bargaining agreements affecting any employees of the Department Store Division.

    SECTION 4.24 Insurance. Schedule 4.24 contains an accurate and complete description of all policies of liability, fire, workers' compensation and other forms of insurance owned or held by the Sellers and covering the Department Store Division or any of the Seller Plans. All such policies are valid and enforceable and in full force and effect, are underwritten by unaffiliated financially sound and reputable insurers, are sufficient for all applicable requirements of law and provide insurance, including, without limitation, fire, general liability and product liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to protect the Department Store Assets.

    SECTION 4.25 Environmental. Schedule 4.25 contains an accurate and complete description of all environmental reports known to the Sellers that affect any of the Department Store Assets, and the Sellers have delivered a complete copy of each such report to the Buyer. Except as set forth in Schedule 4.25 or in the reports listed therein, the Sellers have no knowledge of the presence or release of any toxic substance or hazardous material or of any other environmental condition or contamination in or from the Department Store Assets.

    SECTION 4.26 Disclosure. No representation or warranty by the Sellers in this Agreement and no statement contained in any document (including, without limitation, financial statements, disclosure schedules and the confidential selling memorandum), certificate or other writing furnished or to be furnished by the Sellers pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading, it being understood that as used in this Section "material" means material to the Department Store Division taken as a whole.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

    The Buyer hereby represents and warrants to the Seller as follows:

    SECTION 5.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership, operation or leasing of property or assets or the conduct of its business requires it to be so qualified, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Buyer has all necessary Government authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the Articles of Incorporation and Bylaws of the Buyer as currently in effect have been provided to the Seller.

    SECTION 5.2 Capitalization. The authorized capital stock of the Buyer consists of 51,323 shares of Preferred Stock, no par value, of which 11,974 were issued and outstanding as of February 3, 1996, 73,273 shares of $1.80 Preference Stock, no par value, of which 26,653 were issued and outstanding as of February 3, 1996, 9,878 shares of 3-3/4% Cumulative Preference Stock, par value $100.00 per share, of which no shares were issued and outstanding as of February 3, 1996, 25,000,000 shares of Preference Stock, including ESOP Preference Shares, par value $0.50 per share, of which 722,126 were issued and outstanding as of February 3, 1996, and 700,000,000 shares of May Common Stock, of which 248,871,118 were issued and outstanding and 64,765,878 were held in treasury by the Buyer as of February 3, 1996. There are no outstanding obligations, options or rights to acquire shares of May Common Stock or any outstanding securities or other instruments convertible into shares of May Common Stock, other than pursuant to this Agreement, as disclosed in the Buyer Filings or the Buyer Financial Statements or employee stock options.

    SECTION 5.3 Subsidiaries Stock; Significant Subsidiaries.

    (a) Except as set forth in the Buyer Financial Statements or the Buyer Filings or in Schedule 5.3, the Buyer owns, directly or indirectly, all of the outstanding shares of capital stock of its Subsidiaries free and clear of any Lien and has made no material investment in, or material advance to, any company, partnership, joint venture or other business association or entity, other than Buyer's Subsidiaries. There are no outstanding options, warrants or other rights to acquire, nor any outstanding securities convertible into, capital stock of any class of any Subsidiaries of the Buyer. There are no voting trusts or other agreements or understandings to which the Buyer or any Buyer's Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Buyer or any Buyer's Subsidiaries. All of the outstanding shares of capital stock of the Buyer's Subsidiaries owned directly or indirectly by the Buyer have been validly issued and are fully paid, non-assessable and free of preemptive rights.

    (b) Each Significant Subsidiary of the Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has corporate power and all necessary Government authorizations to own, operate or lease all of its properties and assets and to carry on its business as it is now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and by the Escrow Agreement, and is duly qualified to do business and is in good standing in each jurisdiction where its ownership, operation, or leasing of property or the conduct of its business requires such qualification, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 5.4 Due Authorization. The execution, delivery and performance of this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of the Buyer and this Agreement has been duly executed, and at the First Closing the Escrow Agreement will be executed, by a duly authorized officer of the Buyer and this Agreement constitutes and, upon execution the Escrow Agreement will constitute, a valid and binding agreement of the Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or law).

    SECTION 5.5 Consents and Approvals; No Violation. Subject to (a) the expiration or earlier termination of all waiting periods under the HSR Act, (b) compliance with all applicable requirements of the Securities Act and the Exchange Act, and (c) the approval for listing, subject to official notice of issuance, of the Stock Consideration on the NYSE, the execution and delivery of this Agreement and the Escrow Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of the Buyer's Restated Articles of Incorporation or By-laws, (ii) except as set forth in
Schedule 5.5, violate or conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents either have been obtained by the Buyer or the obtaining of which has been waived by the Seller, or (iii) violate any order, writ, injunction, decree, arbitration award, statute, rule or regulation applicable to the Buyer, any of its Subsidiaries or any of their respective properties or assets (other than any applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect.

    SECTION 5.6 Financial Statements; SEC Filings.

    (a) True and complete copies of the Buyer Financial Statements have been made available by the Buyer to the Seller. The Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, except as noted in the Buyer Financial Statements, and present fairly the consolidated financial position of the Buyer and its Subsidiaries at the respective dates thereof and the consolidated results of operations and changes in financial position of the Buyer and its Subsidiaries for the periods respectively then ended subject, in the case of unaudited interim statements, to normal year-end adjustments. The Buyer Financial Statements referred to in this Agreement shall be deemed to include any notes and schedules to such financial statements.

    (b) Since January 1, 1993, each of the Buyer and any of its Subsidiaries that is required to make filings under the Securities Act or the Exchange Act has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act, all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Buyer has heretofore made available to the Seller a true and complete copy of each registration statement, final prospectus and definitive proxy statement filed by the Buyer or any of its Subsidiaries with the SEC since January 1, 1993, and each report filed by the Buyer or its Subsidiaries with the SEC since January 1, 1993; none of the Buyer Filings as of the respective dates on which they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact necessary to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 5.7 Absence of Changes. Except as disclosed in Schedule 5.7, the Buyer Filings or the Buyer Financial Statements, and except as contemplated by this Agreement, since January 28, 1995, the Buyer and its Subsidiaries have conducted their respective businesses in the ordinary course and there has not been:

        (a) any Material Adverse Effect or any event which is reasonably likely to result in a Material Adverse Effect;

        (b) any change by the Buyer in the accounting methods, principles or practices, other than changes required by generally accepted accounting principles;

        (c) any material amendment or termination by the Buyer or its Subsidiaries of any contract, agreement or license which is material to the Buyer and its Subsidiaries taken as a whole;

        (d) any entering into by the Buyer or its Subsidiaries of any contract, agreement or license which is material to the Buyer and its Subsidiaries taken as a whole;

        (e) any indebtedness incurred by the Buyer or its Subsidiaries in respect of borrowed money or any commitment in respect of borrowed money entered into by the Buyer or its Subsidiaries other than in the ordinary course of business; or

        (f) any revaluation by the Buyer of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

    SECTION 5.8 Absence of Undisclosed Liabilities. There are no liabilities or obligations of the Buyer or its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable, that are material to the Buyer and its Subsidiaries taken as a whole, other than (a) liabilities or obligations which are disclosed, accrued or reserved against in the Buyer Financial Statements, (b) liabilities and obligations disclosed in the Buyer Filings or on any of the Schedules to this Agreement, (c) liabilities incurred on behalf of the Buyer in connection with this Agreement, and (d) liabilities incurred in the ordinary course of business since October 28, 1995, none of which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

    SECTION 5.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Buyer, threatened against the Buyer or its Subsidiaries before any domestic or foreign court or governmental or regulatory authority or body which, individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect. Neither the Buyer nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had or could be reasonably expected to have a Material Adverse Effect.

    SECTION 5.10 Taxes. The Buyer and its Subsidiaries have duly and timely filed or caused to be filed, or will duly and timely file or cause to be filed, all income Tax Returns and all other material Tax Returns required to be filed at or before the Effective Time, taking into account any extension for time to file granted to or obtained on behalf of the Buyer and its Subsidiaries. All such Tax Returns (including amendments) are, or will be when filed, complete and accurate in all material respects. The Buyer and its Subsidiaries have paid (or there has been paid on their behalf), or have established, or, with respect to Taxes which are or will be due but not yet payable as of the Effective Time, will establish, reserves which are adequate for the payment of, all Taxes for all taxable periods (or portions thereof) ending on or before the Effective Time. Neither the Buyer nor any of its Subsidiaries is delinquent in the payment of any Tax. No material deficiencies for any Tax have been proposed, asserted or assessed (tentatively or definitely), in each case by any taxing authority, against the Buyer or any of its Subsidiaries. Except as set forth on Schedule 5.10, as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such federal Tax. The federal income Tax Returns of the Buyer and each of its Subsidiaries that has been a member of the affiliated group of corporations of which the Buyer is the common parent for all periods during its existence have been audited by the Internal Revenue Service through the taxable year ending February 2, 1991 and the federal income Tax Returns of each of its Subsidiaries that has not been a member of the affiliated group of corporations of which the Buyer is the common parent for all periods during its existence have been audited through the taxable year ending February 2, 1991.

    SECTION 5.11 Employee Benefit Plans.

    (a) Schedule 5.11 contains a written list of every Employee Pension Benefit Plan which is "qualified" under Section 401(a) of the Code and which covers current employees of the Buyer. The Buyer has furnished or made available to the Seller complete and correct copies of all such plans and the most recent actuarial valuation report for each the such plan that is a defined benefit plan (within the meaning of Section 3(35) of ERISA). None of the such plans is a Multiemployer Plan.

    (b) Each of the plans referred to in clause (a) above has been administered and operated in compliance with its terms and applicable law in all material respects, including, without limitation, in accordance with the Code and ERISA, except where the failure to be so administered or operated would not have a Material Adverse Effect. The Buyer has received a favorable determination letter from the IRS with respect to each of such plans and, to the best knowledge of the Buyer, the IRS has taken no action to revoke any such letter. No material liability under ERISA or the Code or otherwise has been incurred or, to the best knowledge of the Buyer, is reasonably likely to be incurred by the Buyer, with respect to any of such plans.

    (c) Neither the Buyer nor, to the best knowledge of the Buyer, any of its Subsidiaries has engaged in any transaction in connection with which the Buyer or any of its Subsidiaries, directly or indirectly, would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code other than penalties or taxes which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    (d) There are no actions, suits, claims or proceedings, pending or, to the best knowledge of the Buyer, threatened (other than routine claims for benefits), which would be reasonably likely to result in any liability to the Buyer or to any of its Subsidiaries with respect to any of the plans referred to in clause (a) above or any trust related thereto which would have or would be reasonably likely to have a Material Adverse Effect.

    (e) No liability (other than liability for premium payments required by Section 4007 of ERISA, which premiums have been paid when due to the PBGC), exists or has been incurred with respect to any of the plans referred to in clause (a) above subject to Title IV of ERISA which would or would be reasonably likely to have a Material Adverse Effect.

    (f) The actuarial present value of all accrued benefits, determined in accordance with actuarial assumptions and methods set forth in the most recently completed actuarial valuation report, under each of the plans referred to in clause (a) above which is a Title IV Plan and maintained or contributed to by the Buyer and any of its Subsidiaries, as from time to time in effect, did not, as of the date of the most recently completed annual actuarial valuation for each such plan, exceed the value of the assets of each such plan as of such date.

    (g) There have not been any "reportable events", as that term is defined in
Section 4043 of ERISA, with respect to any Title IV Plan required to be reported to the PBGC since January 31, 1993.

    (h) None the plans referred to in clause (a) above subject to Part 3 of Subtitle B of Title I or to Title II of ERISA nor any trusts have incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived), since January 31, 1993, and full payment has been made of all contributions required to be made under the terms of each such plan.

    SECTION 5.12 Proxy Statement/Prospectus; Registration Statement. None of the information supplied by the Buyer specifically for inclusion or incorporation by reference in (a) the Buyer Registration Statement, (b) the Proxy Statement/Prospectus, and (c) the Other Filings will, at the respective times filed with the SEC or such Government and, in addition, (i) in the case of the Proxy Statement/Prospectus, at the date it or any amendment or supplement is mailed to shareholders, at the time of the meeting of shareholders of the Seller to be held in connection with the Reorganization and at the Effective Time, and
(ii) in the case of the Buyer Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Buyer Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation is made by the Buyer with respect to statements made therein based on information supplied by the Seller specifically for inclusion or incorporation by reference in the Buyer Registration Statement.

    SECTION 5.13 Brokers and Finders. Except for Gleacher Natwest & Co., whose fees the Buyer shall be solely responsible for, no financial adviser, broker, agent or finder has been retained by the Buyer in connection with this Agreement or any transaction contemplated hereby and, except for Gleacher, Natwest & Co., no such financial adviser, broker, agent or finder is entitled to any fee or other compensation from the Buyer on account of this Agreement or any transaction contemplated hereby.

    SECTION 5.14 Ownership of Seller Common Stock. Immediately prior to entering into this Agreement, neither the Buyer nor any of its Subsidiaries owned any shares of Seller Common Stock.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

    SECTION 6.1 Conduct of Business of the Department Store Division. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Seller will and will cause the Department Store Division to conduct its business and operations according to its ordinary and usual course of business.

        (a) Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Effective Time, without the prior written consent of the Buyer, the Seller will not and will not permit any of its Subsidiaries or the Department Store Division to:

           (i) create, incur or assume any long-term debt (including obligations in respect of leases), or except in the ordinary course of business under existing lines of credit, create, incur, assume, maintain or permit to exist any short-term debt (other than intercompany loans and advances to or from any Department Store Subsidiaries in a net aggregate amount at any one time outstanding not exceeding $100,000), if, in either such case, such long-term or short-term debt would constitute Assumed Department Store Liabilities or a liability of any Department Store Subsidiaries;

           (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, if such assumption, guarantee, endorsement or other liability would constitute Assumed Department Store Liabilities or a liability of any Department Store Subsidiaries; provided, that the Seller, the Department Store Division and the Department Store Subsidiaries may endorse negotiable instruments in the ordinary course of business;

           (iii) make any loans, advances or capital contributions to, or investments in, any other Person, if the receivable with respect to such loan would constitute Department Store Assets;

           (iv) without the consent of the Buyer which shall not be unreasonably withheld, increase in any manner the compensation of any of the Department Store Division employees, except such increases and promotions as are granted pursuant to normal periodic performance reviews and related compensation and benefit increases (but not any general across-the-board increases) or normal promotions to fill positions being vacated (provided that the foregoing shall not apply to any non-Affected Employees so long as the same does not in any way affect the obligations or liabilities of the Buyer under this Agreement, particularly Article
       VII); or pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any Affected Employees (as defined in Section 7.5(a)); or commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement with or for the benefit of any Affected Employees, or to amend any of the Seller Plans (including without limitation the Employee Pension Benefit Plan, the Employee Welfare Benefit Plan, the Savings Plan (as defined in Section 7.5(b)), the Retiree Health Plan (as defined in Section 4.15(i)) and the Seller SERP (as defined in Section 4.15 (j))) in which any Affected Employees, participate or are parties;

           (v) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse if such policy covers the Department Store Assets or any Department Store Division employees, former employee or retired employee, or insures risks, contingencies or liabilities which could result in Assumed Department Store Liabilities or a liability of any Department Store Subsidiaries, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage remaining under those cancelled, terminated or lapsed policies are in full force and effect;

           (vi) (x) sell, lease or transfer any Department Store Premises, (y) create any Lien on any Department Store Assets; or (z) except in the ordinary course of business sell, transfer or otherwise dispose of or agree to sell, transfer or otherwise dispose of, any other Department Store Assets;

           (vii) without the consent of the Buyer which shall not be unreasonably withheld, amend any charter document of any of the Department Store Subsidiaries, or sell transfer or divest any interest in any of the Department Store Subsidiaries;

           (viii) amend, modify, supplement or terminate any Department Store Leases or any Department Store Space Leases or any Other Department Store Contracts with respect to the Department Store Real Property or enter into any new agreement with respect to the Department Store Real Property or the Department Store Leased Real Property (except, with the consent of the Buyer which shall not be unreasonably withheld, the Sellers may execute subordination agreements, estoppel certificates and similar instruments required to be executed pursuant to the terms of the Department Store Leases in respect of the Department Store Leased Real Property; provided, the Seller shall deliver to the Buyer copies of such proposed subordination agreements, estoppel certificates and similar instruments no less than two Business Days before the execution thereof);

           (ix) waive or release any rights of any material value of or with respect to the business of the Department Store Division;

           (x) without the consent of the Buyer which shall not be unreasonably withheld, change any accounting methods, principles or practices relating to the Department Store Division, other than changes required by generally accepted accounting principles;

           (xi) without the consent of the Buyer which shall not be unreasonably withheld, enter into any other agreement, commitments or contracts, except agreement, commitments or contracts made in the ordinary course of business and of the usual size and duration;

           (xii) without the consent of the Buyer which shall not be unreasonably withheld, permit any right with respect to Department Store Intellectual Property to lapse or be cancelled;

           (xiii) take any other action which would cause any of the representations and warranties of the Seller set forth in Article IV not to be true and correct as of the date of this Agreement and as of the First Closing Date as though made as of such date, except as expressly contemplated by this Agreement;

           (xiv) open, at any Clover store, new proprietary credit card accounts that would be Accounts Receivable;

           (xv) permit deferred billing for any purchases on Accounts
       Receivable;

           (xvi) without the consent of the Buyer which shall not be unreasonably withheld, modify any terms, policies, practices or procedures relating to the Accounts Receivable; or

           (xvii) enter into any agreement to do any of the foregoing.

        (b) Without limiting the generality of the preceding obligation of the Seller to cause the Department Store Division to conduct its business and operations according to its ordinary course of business, the Seller shall and shall cause each of its Subsidiaries and the Department Store Division to:

           (i) perform their respective obligations under the Department Store Contracts and the Permitted Encumbrances in accordance with their terms, including the making of all payments when due;

           (ii) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Department Store Assets and Assumed Department Store Liabilities;

           (iii) pay in full the cost of all work which is performed in the Department Store Premises promptly after it is completed and in any event prior to the Effective Time;

           (iv) immediately notify the Buyer if the Seller receives any notices from any lessor, Government, insurance company or other Person of any default or the need for any repairs, alterations or improvements to the Department Store Premises, or that any of the Department Store Premises are or may be in violation of any law, and promptly cure the default or cause compliance at the Seller's cost;

           (v) immediately notify the Buyer if the Seller receives any notices of or otherwise becomes aware of any condemnation proceeding affecting the Department Store Premises;

           (vi) obtain the Buyer's approval, which shall not be unreasonably withheld, before (x) renewing, or (y) electing not to renew any Department Store Leases or Department Store Space Leases;

           (vii) obtain the Buyer's approval, which shall not be unreasonably withheld, before (x) renewing, or (y) electing not to renew any material Department Store Contracts;

           (viii) maintain all insurance policies and name the Buyer as additional insured/loss payee on all policies that relate to the Department Store Assets;

           (ix) immediately notify the Buyer of any pending or threatened investigation by or proceeding before the IRS or Department of Labor relating to any Seller Plans which are defined benefit pension plans;

           (x) cancel, as and when reasonably requested by the Buyer, Department Store Purchase Orders slated for delivery after the Effective Time; and

           (xi) maintain and comply in all material respects with the Seller Plans.

    SECTION 6.2 Disposition of the Excluded Assets.

    (a) During the period from the date of this Agreement until the Second Closing Date the Seller shall use best efforts to consummate the Disposition.

    (b) The parties intend that the Disposition will not create, give rise to or result in any liability or obligation to the Buyer. In this regard, the Seller will (i) on or prior to the First Closing Date with respect to any Disposition that occurs and is consummated on or prior to the First Closing Date, or on or prior to the Second Closing Date but after the First Closing Date with respect to any Disposition that occurs or is consummated after the First Closing Date but before the Second Closing Date, pay or cause to be paid or satisfy or cause to be satisfied any liabilities or obligations arising from or otherwise attributable to the Disposition that become due on or prior to the First Closing Date or the Second Closing Date, as the case may be and (ii) establish an adequate reserve for any known, actual or contingent liabilities or obligations of the Seller or any of its Subsidiaries arising from or attributable to the Disposition, which reserve shall become part of the Dissolution Escrow and Trust to be established under Section 6.13 of this Agreement.

    SECTION 6.3 Access and Investigation.

    (a) During the period from the date of this Agreement to the Effective Time the Buyer at its discretion may locate one or more of its representatives at the headquarters of the Department Store Division. During such period the Seller will cause its representatives and those of the Department Store Division to consult as requested by the Buyer on a regular basis with such representatives of the Buyer and to discuss the ongoing operations of the Department Store Division. The Seller will promptly notify the Buyer of any significant change in the normal course of business of the Department Store Division and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by or of any Government, or the institution or threat of any significant litigation, in each case involving the Department Store Division, and will keep the Buyer fully informed of such events and permit the Buyer's representatives access to all material prepared in connection therewith.

    (b) Between the date of this Agreement and the Effective Time, representatives of the Buyer, including, without limitation, directors, officers, accountants, attorneys and financial advisors, may make such investigation of the business and operations of the Department Store Division, the Department Store Assets and the Assumed Department Store Liabilities, including the confirmation of Department Store Cash, the Department Store Inventory and the Department Store Accounts Receivable, as it deems necessary or advisable, but such investigation shall not affect any representations and warranties of the Sellers hereunder.

    (c) Between the date of this Agreement and the Effective Time, the Seller agrees to permit the representatives of the Buyer to have access during normal business hours, upon reasonable notice, to all Department Store Files and Records and all other books and records of the Sellers, including tax returns and accountants' work papers, which in any way involve or relate to the Department Store Division, the Department Store Assets or the Assumed Department Store Liabilities.

    (d) Until the Effective Time, all information obtained by the Buyer and its representatives pursuant to this Section 6.3 shall be kept confidential in accordance with the terms and conditions of the Confidentiality Agreement, dated November 9, 1995, between the Buyer and Peter J. Solomon Company Limited, on behalf of the Seller.

    SECTION 6.4 Proxy Statement/Prospectus; Buyer Registration Statement.

    (a) Promptly after the execution of this Agreement, the Buyer and the Seller shall cooperate with each other and use all reasonable efforts to prepare and, as soon as is reasonably practicable, file with the SEC the Proxy Statement/Prospectus, together with appropriate forms of proxy, with respect to the shareholder meeting of the Seller referred to in Section 6.5, and the Buyer shall file the Buyer Registration Statement under the Securities Act for the purpose of registering the Stock Consideration issuable pursuant to Articles II and III hereof, which shall contain the Proxy Statement/Prospectus.

The parties shall use all reasonable efforts to have the Buyer Registration Statement declared effective under the Securities Act, the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement/Prospectus has been so cleared and the Buyer Registration Statement declared effective, shall mail the Proxy Statement/Prospectus that is a part of the Buyer Registration Statement to the shareholders of the Seller as of the record date for the shareholder meeting referred to in Section 6.5. The Buyer and the Seller shall also take such actions as reasonably may be required to be taken under applicable "blue sky" laws in connection with the issuance of the Stock Consideration. The Buyer and the Seller each agree to correct any information provided by it for use in the Buyer Registration Statement or the Proxy Statement/Prospectus which shall have become false or misleading in any material respect and shall take all steps necessary to cause the Buyer Registration Statement and the Proxy Statement/Prospectus as so corrected to be filed with the SEC to be disseminated to the shareholders of the Seller Common Stock as and to the extent required by applicable law.

    (b) Each of the parties hereto shall notify the other party hereto promptly of the receipt by it of any comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Buyer Registration Statement and will supply the other party hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other Government official, on the other hand, with respect to the Proxy Statement/Prospectus or the Buyer Registration Statement. The Buyer and the Seller each shall use all reasonable efforts to respond promptly to any comments made by the SEC or any other Government official with respect to the Proxy Statement/Prospectus or the Buyer Registration Statement.

    (c) Prior to the Effective Time, the Seller shall cause to be delivered to the Buyer a letter identifying all persons who may be deemed to have been at the time of the record date for the shareholder meeting referred to in Section 6.5, "affiliates" of the Seller for purposes of Rule 145 under the Securities Act. The Seller shall provide the Buyer with such information and documents as the Buyer shall reasonably request for purposes of reviewing such letter. The Seller will use its reasonable best efforts to obtain from each Person who is identified in such letter as an affiliate of the Seller after the date of this Agreement and prior to the Effective Time a written agreement, in a form reasonably satisfactory to the Buyer, that such affiliate will not sell, offer to sell or otherwise dispose of any of the May Common Stock received by such affiliate in the Reorganization otherwise than within the limits and in accordance with the provisions of Rule 145, as amended from time to time, or except in a transaction that, in the opinion of legal counsel reasonably satisfactory to the Buyer, is exempt from registration under the Securities Act; provided that in no event will such affiliate sell, offer to sell or otherwise dispose of any shares of May Common Stock prior to the publication of financial results covering at least 30 days of post-Effective Time of the Buyer's use of the Department Store Assets as required by SEC Accounting Series Release No.
135. The Buyer Registration Statement will include such information as may be requested by the Seller to permit resales of the May Common Stock received by a Person who may be deemed to be an underwriter of May Common Stock pursuant to Rule 145, and the effectiveness of the Buyer Registration Statement under the Securities Act and applicable "blue sky" laws shall be maintained for as long as is possible after the Effective Time without being required to file a post-effective amendment containing updated financial statements. Each of the Buyer and such affiliates will provide customary indemnification to one another with respect to the foregoing.

    SECTION 6.5 Shareholder Meeting. The Seller shall take all action necessary in accordance with applicable law and its Articles and Bylaws to convene a meeting of its shareholders as promptly as possible for the purpose of obtaining shareholder approval of the Reorganization. The Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of the Seller that the shareholders of the Seller vote to approve the Reorganization, and the Seller shall use its reasonable best efforts to solicit from shareholders of the Seller proxies in favor of such approval.

    SECTION 6.6 Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to the terms hereof, except as otherwise contemplated by this Agreement, the Seller will not (and will not permit any of its Subsidiaries to and will use its reasonable best efforts to cause its officers, directors and employees and any investment banker, attorney, accountant or other agent retained by it or any of its Subsidiaries not to) initiate or solicit, directly or indirectly, any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of the Seller or any of its Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition Proposal"), or initiate, directly or indirectly, any contact with any Person in an effort to or with a view towards soliciting any Acquisition Proposal except as expressly provided in Section 6.2 hereof in respect of the Disposition. In the event the Seller or any of its Subsidiaries shall receive an Acquisition Proposal, the Seller shall immediately inform the Buyer as to any such Acquisition Proposal and the details thereof and shall deliver to the Buyer a copy of any letter, proposal or other document in which an Acquisition Proposal is expressed.

    SECTION 6.7 Consents. The Buyer and the Seller shall use their respective reasonable best efforts to obtain all consents and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement or the Escrow Agreement.

    SECTION 6.8 Filings. The Buyer and the Seller shall, as promptly as practicable, make any required filings and any other required submissions under any law, statute, order, rule or regulation with respect to the transactions contemplated by this Agreement or the Escrow Agreement and shall cooperate with each other with respect to the foregoing.

    SECTION 6.9 Best Efforts; Further Assurances.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including, without limitation, the Pennsylvania Business Corporation Law, or to remove any judgments, injunctions, orders, decrees or other impediments or delays, legal or otherwise, to consummate the transactions contemplated by this Agreement and the Escrow Agreement.

    (b) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Escrow Agreement, the proper officers and directors of the parties hereto shall take, or cause to be taken, all such necessary action.

    (c) Neither the Seller nor the Buyer shall knowingly take any action that, or knowingly fail to take any action the failure of which, would reasonably likely jeopardize the Reorganization contemplated herein to qualify as a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 6.10 Publicity. The initial press release(s) with respect to the execution of this Agreement shall be acceptable to the Buyer and the Seller. Thereafter, so long as this Agreement is in effect, neither the Buyer or the Seller nor any Subsidiaries of either shall issue or cause the publication of any press release or other announcement with respect to this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange.

    SECTION 6.11 Collective Bargaining Agreements. Nothing contained in this Agreement shall require the Buyer to assume, adopt or otherwise be bound by the terms of any collective bargaining agreement to which the Seller or any of its Subsidiaries has been, is now or shall become, a party, and the Buyer expressly disclaims any intent or obligation to assume, adopt or otherwise be bound by the terms of any such collective bargaining agreement.

    SECTION 6.12 NYSE Listing. To the extent necessary under applicable rules and regulations of the NYSE, the Buyer shall use all reasonable efforts to prepare and submit to the NYSE a listing application covering the Stock Consideration and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, upon official notice of issuance.

    SECTION 6.13 Dissolution; Dissolution Escrow and Trust.

    (a) Within 12 months after the First Closing Date, the Seller will effect the Dissolution pursuant to which the Seller will distribute in complete liquidation the shares of May Common Stock received as the Stock Consideration (other than those shares subject to the Dissolution Escrow and Trust described below) and all other assets that were retained by the Seller and not transferred to the Buyer pursuant to this Agreement (other than those assets subject to the Dissolution Escrow and Trust described below) to the holders of the Seller Common Stock.

    (b) The Seller will, prior to the Dissolution (i) cause to be paid or satisfied all of the Seller's and its Subsidiaries' liabilities that become due on or prior to the date of Dissolution, and (ii) establish an escrow and trust (the "Dissolution Escrow and Trust") the terms of which will qualify it as a liquidating trust for U.S. federal income tax purposes containing cash (or, to the extent, the Seller's available cash shall be insufficient, shares of May Common Stock received as Stock Consideration) and, to the extent determined by the Seller, other assets in an amount (the "Dissolution Escrow Amount") reasonably believed by the board of directors of the Seller to satisfy the requirements of the Pennsylvania Business Corporation Law and be sufficient to pay or adequately provide for all known, actual or contingent liabilities or obligations of the Seller or any of its Subsidiaries, or arising out of the transactions contemplated by this Agreement and the Escrow Agreement that may be asserted against the Seller or any of its Subsidiaries by the Buyer or any of its Subsidiaries, following the Effective Time or the Trustee under the Dissolution Escrow and Trust. In addition to the Dissolution Escrow Amount, the Seller shall transfer to the Dissolution Escrow and Trust any Excluded Assets that the Seller is unable to sell, dispose of or otherwise liquidate on or prior to the date the Seller commences its Dissolution; such transfer shall be for the primary purpose of liquidating the Excluded Assets. The Seller shall prepare, in good faith, a written preliminary estimate of the Dissolution Escrow Amount and shall deliver a copy thereof to the Buyer at least 45 days prior to the date of Dissolution for the Buyer's information. Written notice of the determination of the Dissolution Escrow Amount by the Seller's board of directors and the terms thereof, including copies of the minutes of any meeting or any consents related thereto, shall be delivered to the Buyer for the Buyer's information at least 10 Business Days prior to the date of Dissolution.

    (c) The Dissolution Escrow and Trust shall be established with an independent third party escrow agent reasonably acceptable to the Buyer pursuant to an escrow and trust agreement in form prepared by the Sellers' counsel and delivered to the Buyer within 30 days from the date hereof for the Buyer's reasonable approval.

    SECTION 6.14 Sales and Transfer Taxes. All sales and transfer Taxes and fees, including without limitation, any real estate transfer (subject to the next sentence) or gains Taxes, patent and trademark transfer Taxes and recording fees, incurred in connection with the transactions contemplated by this Agreement will be borne by the Seller, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such sales, transfer and recording Taxes and fees, and, if required by law, the Buyer will join in the execution of any such Tax Returns or other documentation. The Buyer shall be responsible for the lesser of (a) one-half or (b) $1,700,000 of the total real estate transfer taxes arising in connection with the transfer of the Department Store Assets. The Sellers shall provide the Buyer with copies of any Tax returns or other documentation relating to such real estate transfer Taxes at least 20 business days prior to the due date thereof, accompanied by a statement setting forth the calculation of the Buyer's share of any Taxes shown due and owing on such Tax returns, which share shall be calculated in accordance with the immediately preceding sentence (the "Buyer's Transfer Taxes"). The Buyer shall have the right to review such Tax returns prior to their filing. If the Buyer disputes the amount of the Buyer's Transfer Taxes, the Buyer and the Sellers shall consult and resolve in good faith the amount due and owing by the Buyer. Upon agreement, the Buyer shall issue a check or checks payable directly to the relevant Taxing authorities in an amount or amounts equal in the aggregate to the Buyer's Transfer Taxes and shall deliver such check(s) to the

Sellers not later than three business days before the due date of the relevant Tax returns. The Sellers shall include such check(s) in the filing of any such Tax return to which such check(s) relate(s).

    SECTION 6.15 Use of Name. The Buyer will use a trade name consisting of or containing the word "Strawbridge" to identify its traditional department store operations (including those currently operating under the trade name Hecht's) in the Philadelphia area continually following the Effective Time unless the Buyer's traditional department store operations in the United States are operated under less than three trade names.

    SECTION 6.16 Temporary Use of Corporate Offices. For a period of 12 months after the Effective Time, the Buyer shall grant to the Seller a license to continue to use the ninth and tenth floors and portions of the eighth (for Accounts Payable), eleventh (for Human Resources) and lower level (for Mail
Room) floors of the Main Store at 801 Market Street for, and limited to, corporate offices of the Seller for the sole purpose of winding up the Seller's business to effectuate the Dissolution. The Seller shall pay a pro rata share of real and personal property taxes and property and general liability insurance incurred by the Buyer for such Main Store. The Seller may cause an early termination of the license or portions thereof by giving 30 days' notice thereof to the Buyer. All costs directly relating to the use of the space by the Seller, including without limitation utilities, telecommunications, security, supplies and janitorial services during the term of the license shall be borne by the Seller. The Buyer reserves the right to relocate, at its cost, such space within or without the building. During the term of the license, the Buyer shall also permit the Seller to use, on a non-exclusive basis, all telecommunication equipment, furniture and furnishings located in such space that are Department Store Equipment, Machinery and Fixtures, without any additional cost or fee. The Seller agrees to use the space in a good and orderly fashion, to abide by rules, regulations and security measures reasonably established by the Buyer for access to and use of such space, and to return the same and the Department Store Equipment, Machinery and Fixtures contained therein, in the same condition as at the Effective Time, ordinary wear and tear and damage caused by casualty excepted. The Buyer shall have reasonable access to and through the space occupied by the Seller for maintenance and other operational purposes related to the Main Store. The Seller shall indemnify, defend and hold harmless the Buyer and its officers, directors, employees, agents and contractors from and against any and all claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), for uninsured physical damage to such space or death or bodily injury suffered or incurred by the Buyer or any other Person and arising out of or in connection with the use of such space, or caused by the Seller, its employees or agents during the term of the license.

    SECTION 6.17 Temporary Continuation of R.D.I. Contract. For the period between the Effective Time and January 15, 1997, the Seller shall maintain the Seller's contract, dated October 26, 1981, as supplemented June 5, 1995, with Retail Distributors, Inc. (the "RDI Contract") so that Retail Distributors, Inc. shall provide to the Buyer with respect to the Buyer's merchandise the same receiving, marking, warehousing, packing, distribution and other services as it presently provides to the Seller under the RDI Contract. The Buyer may cause an early termination of this services agreement by giving 30 days' notice thereof to the Seller. The Buyer shall pay a pro rata share of real and personal property taxes and property and general liability insurance incurred by the Seller for such distribution center. In addition, all fees and expenses, not otherwise included above, payable by the Seller to Retail Distributors, Inc. under the RDI Contract for services provided to the Buyer at the distribution center, after deducting all rents payable to the Seller by Retail Distributors, Inc. under the RDI Contract, during the term of this services agreement between the Seller and the Buyer shall be borne by the Buyer; provided, however, that in no event shall the Buyer be responsible for or charged with any fees, expenses or other costs or liabilities for or associated with termination of the RDI Contract, reduction in the level or type of requested services, transfer of work, discontinuance of business, severance, ERISA, WARN, trade union claims, or other similar or dissimilar claims or obligations under the RDI Contract.

    SECTION 6.18 Island Avenue Condemnation. The Sellers shall take all actions necessary to (a) enable the Sellers to carry out the provisions of Section 6.17, and (b) satisfy the conditions set forth in

Schedule 4.10(c), including all environmental remediation, so that the Buyer shall receive from the City of Philadelphia the sum set forth in Section 4.10(c) on or before the date set forth in Section 4.10(c).

    SECTION 6.19 Department Store Space Leases. The Sellers shall cause, prior to the First Closing Date, all of the Department Stores Space Leases noted as required to be terminated on Schedule 1.39 to be terminated so that the occupants thereunder shall have vacated the Department Store Premises prior to the Effective Time and removed all personal property owned by such parties without damaging the Department Store Premises. All liability which may arise in connection with the existence or termination of the such Department Store Space Leases shall be borne solely by the Sellers.

                                  ARTICLE VII

                          EMPLOYEES AND EMPLOYEE PLANS

    SECTION 7.1 Offer of Employment.

    (a) The Buyer shall offer to hire, effective as of the Effective Time, in a comparable position at locations reasonably determined by the Buyer, Seller's full-time regular and part-time regular sales and sales support associates and their supervisory personnel in the Department Stores and the Seller's associates in the Service Building and the Eighth & Filbert Parking Garage described on
Schedule 1.24 (but excluding all corporate and regional employees of the Seller), provided that such employees are not on leave on the day immediately prior to the First Closing Date. The Buyer shall also offer to hire any employees who are on approved leave of absence who would otherwise be within the class of employees to whom offers have to be made, but for their leave status, whose reemployment rights are guaranteed by law. The Buyer may also offer to hire such other of the Seller's employees as the Buyer notifies Seller that it intends to make offers of employment to, but such offer will not necessarily be in a comparable position. The employees who are offered employment pursuant to this Section 7.1(a) are referred to as the "Employment Offerees." The employees who accept such offers of employment by the Effective Time pursuant to this
Section 7.1(a) shall become employees of the Buyer as of the Effective Time or, if on leave, as of the date of resumption of employment, and are referred to as the "Transferring Employees." Except for the Employment Offerees offered employment pursuant to the first and second sentences of this Section 7.1(a), the Buyer shall have no obligations or liabilities to make offers to or otherwise hire any employees of the Seller. The Seller will have sole responsibility for any obligations or liabilities to all of the Sellers' employees at all locations under WARN, except only that the Buyer will have sole responsibility for any obligations and liabilities to the Transferring Employees under WARN to the extent that WARN thresholds are exceeded as a result of actions taken by the Buyer after the Effective Time.

    (b) Except as otherwise provided in this Article VII, the employment of the Transferring Employees shall be upon such terms and conditions as the Buyer, in its sole discretion, shall determine. From and after the Date of this Agreement, upon the Buyer's request, the Seller shall provide the Buyer reasonable access to and copies of all data (including computer data) regarding the dates of hire, hours, compensation and job description of the Employment Offerees and such other employment records covering employees of the Department Store Division as the Buyer may reasonably request.

    (c) Transferring Employees shall receive credit for all periods of employment with the Seller from the most recent date of hire by the Seller prior to the Effective Time under each Buyer's Employee Benefit Plan for purposes of eligibility and vesting.

    SECTION 7.2 Collective Bargaining Agreements. All collective bargaining agreements that apply to any employees, former employees or retired employees in the Department Store Division are listed on Schedule 7.2. The Buyer shall not assume and shall have no responsibility in any way relating to any collective bargaining agreements, including, without limitation, those listed on Schedule 7.2.

    SECTION 7.3 Severance Plans. The Buyer shall not adopt and shall have no responsibility in any way relating to any severance, salary continuation or termination pay plans of the Seller for the benefit of any employees of the Seller; provided, however, the Buyer shall recognize, for severance purposes, all service with the Seller that the Buyer recognizes under each Buyer's Employee Benefit Plan for purposes of eligibility and vesting pursuant to
Section 7.1(c).

    SECTION 7.4 Employee Benefit Plans.

    (a) With respect to each employee, former employee and retired employee (and their dependents), the Seller will retain responsibility for (i) except as otherwise provided in Section 7.7, any and all obligations, whenever incurred, under any Seller's Employee Welfare Benefit Plan, and (ii) any and all claims whenever incurred, whether or not reported, for all worker's compensation, unemployment compensation and other government mandated benefits (collectively referred to herein as "Welfare Type Plans"). Except as otherwise provided in
Section 7.7, the Buyer does not assume any obligations under any Seller's Employee Welfare Benefit Plan or Welfare Type Plans, and neither the Buyer nor any Buyer's Employee Welfare Benefit Plan, programs, practices or arrangements will have any liability for any claim for benefits under any Seller's Employee Welfare Benefit Plan or Welfare Type Plans, including, without limitation, retiree benefit plans, whenever incurred, of any employee, former employee or retired employee of the Seller. The Seller shall take no actions on or after the date hereof that will increase benefits under the Seller's group health plans; provided, however, that such modifications of benefits and premium as have been communicated to employees prior to the date of this Agreement that are scheduled for July 1, 1996, shall not be considered an increase in benefits for the purpose hereof. All liability for accrued but unpaid vacation of all employees, excluding Transferring Employees, shall be the responsibility of the Seller. The accrued but unpaid vacation with respect to Transferring Employees shall be credited to the Buyer at First Closing by including in Other Current Liabilities as identified on Schedule 1.15, an amount equal to the accrued vacation pay liability and related Taxes determined, as of the Effective Time, in accordance with GAAP and such accrued vacation pay shall be paid to Transferring Employees by the Buyer at or prior to termination of employment with the Buyer.

    (b) Effective at the Effective Time, Transferring Employees and their eligible dependents shall be eligible to enroll in such Employee Welfare Benefit Plan as the Buyer shall make available to new employees hired at the Department Stores by the Buyer after the Effective Time and shall otherwise be subject to the terms and conditions of such Plans; provided that Transferring Employees who participated in the Seller's Employee Welfare Benefit Plan which provides medical benefits at the Effective Time shall be eligible to enroll in the Buyer's Employee Welfare Benefit Plan which provides medical benefits without application of (i) any waiting periods, (ii) any evidence of insurability restriction or (iii) any preexisting physical or mental condition restrictions except to the extent and duration that any waiting periods, evidence of insurability restriction or preexisting mental or physical condition restrictions were not satisfied under the Seller's Employee Welfare Benefit Plan as of the Effective Time.

    (c) The Seller shall have sole responsibility for "continuation coverage" obligations under the Seller's group health plans to all of the Seller's employees, and "qualified beneficiaries" of such employees for whom a "qualifying event" occurs with respect to the Seller's group health plans. The Buyer shall have responsibility only for "continuation coverage" benefits payable under the Buyer's group health plans to all Transferring Employees and "qualified beneficiaries" of Transferring Employees for whom a "qualifying event" occurs with respect to the Buyer's group health plans after the

Effective Time. The phrases "continuation coverage," "qualified beneficiaries" and "qualifying event" shall have the meaning ascribed to them in Section 4980B of the Code and Section 601-608 of ERISA.

    (d) Except as specifically provided herein with respect to any Seller's Employee Benefit Plan, the Seller shall be solely liable for making any and all payments as are required by and under such Seller's Employee Benefit Plan to Transferring Employees, other current and former employees of the Seller, and their respective covered dependents pursuant to their terms or pursuant to applicable law, and neither the Buyer nor any Buyer's Employee Benefit Plan, programs, practices or arrangements will have any liability with respect to any Seller's Employee Benefit Plan.

    (e) Except as otherwise provided in Sections 7.5, 7.6 and 7.7, neither the Buyer nor any Buyer's Employee Benefit Plan, programs, practices or arrangements will have any liability for post-retirement or post-termination benefits to any of the Seller's employees, former employees or retired employees, including without limitation the Transferring Employees who are, or become, eligible for retirement at or after the Effective Time.

    SECTION 7.5 Retirement Savings Plan and Pension Benefit Plan.

    (a) The term "Affected Employees" with respect to a particular Employee Pension Benefit Plan shall mean all Transferring Employees, former employees and retired employees who, as of the Effective Time, were participants (within the meaning given to such term in section 3(7) of ERISA) in the Seller's Employee Pension Benefit Plan.

    (b) The Seller will maintain its current 401(k) retirement savings plan (the "Savings Plan") and Employee Pension Benefit Plan as they apply to all employees on the same terms and conditions from the date hereof until the First Closing.

    (c) Contributions by Affected Employees to the Seller's Savings Plan shall cease at the Effective Time. Contributions made by Affected Employees through the First Closing Date shall be matched by the Seller to the extent permitted by the terms of the Savings Plan and such matching Contribution shall be made as soon as practicable after the First Closing Date. The Seller shall take such action as is necessary, if any, with respect to the Savings Plan to vest each of the Affected Employees to a level of 100% of all of his/her Accounts (as defined in the Savings Plan), whether attributable to individual or Seller contributions, and as permitted under the terms of the Saving Plan to effect distribution to each of the Affected Employees who (i) is a Transferring Employee, (ii) immediately prior to the First Closing Date was a participant in the Savings Plan and (iii) in the case of a participant whose interest in the Savings Plan exceeds $3,500, consents to such distribution, of 100% of any and all of such Affected Employees' Accounts under the Savings Plan, determined as of the date such determination would have been made had such Affected Employees terminated employment on the First Closing Date. Such distribution shall be made as soon after the First Closing Date as practicable and as permitted under applicable law (including ERISA and the Code) and in accordance with all other provisions of the Savings Plan.

    (d) As soon as practicable after the Effective Time, the Seller shall cause the trustees for the Seller's Employee Pension Benefit Plan to apportion the assets comprising the Employee Pension Benefit Plan in accordance with the requirements of Section 414(l) of the Code and regulations thereunder such that, effective as of the Effective Time, the amount of assets (consisting of cash or, to the extent agreed by the Buyer and the Seller, marketable securities) equal in value to the present value of the accrued benefits under the Employee Pension Benefit Plan (valued as determined by the Seller's enrolled actuary and verified by the Buyer's actuary, with service for eligibility and benefit accruals determined pursuant to the actuarial method and assumptions shown on Schedule
7.5 and subject to the limitations imposed by Section 414(l) of the Code and regulations thereunder) of the Affected Employees will be transferred, as soon as practicable following filing of the forms required by the IRS, to the trust forming a part of the Buyer's retirement plan (the "May Retirement Plan"). The Buyer will cause the May

Retirement Plan to provide with respect to the Affected Employees (i) who are Transferring Employees full credit for all continuous employment and service with the Seller for purposes of eligibility and vesting thereunder as well as full (i.e., 100%) vesting of accrued benefits derived from the Employee Pension Benefit Plan through the Effective Time, (ii) who are retired employees, an accrued benefit equal to the retired employee's accrued benefit under the Employee Pension Benefit Plan, and (iii) who are former employees, an accrued benefit equal to such former employee's accrued benefit under the Employee Pension Benefit Plan. Upon the receipt by the May Retirement Plan of the assets so apportioned and transferred, neither the Seller nor the Employee Pension Benefit Plan shall have any further liability with respect to any Affected Employees. The Seller shall cause the Employee Pension Benefit Plan to be amended, and the Buyer shall cause the May Retirement Plan to be amended, in each case as necessary or appropriate to effect the transfers contemplated by this Section 7.5(d). If, and to the extent that, it is determined that the assets of the Employee Pension Benefit Plan are insufficient to permit the transfer in full of the present value of accrued benefits described in this
Section 7.5(d), the Other Current Liabilities as identified in Schedule 1.15 shall be increased for the amount of such insufficiency. In addition, and whether or not there is such a deficiency, there shall be added to the Other Current Liabilities in Schedule 1.15 for the "rule of 70" (as defined in
Schedule 7.5) associates the amount determined in accordance with paragraph 8 of
Schedule 7.5. The Buyer shall not be responsible for any benefits payable under the Employee Pension Benefit Plan with respect to Employees who are not Affected Employees and no assets relating to such other employees will be transferred to the May Retirement Plan. Prior to the transfer of assets described in Section 7.5(d), the Seller shall satisfy the Buyer that there are no operational or other defects in the Employee Pension Benefit Plan which would lead the IRS to threaten to or act to disqualify the Employee Pension Benefit Plan, or otherwise impose taxes or penalties on the Employee Pension Benefit Plan that would result in a liability to the Buyer or the May Retirement Plan.

    (e) The Buyer shall not assume any obligations with respect to any Multiemployer Plan.

    (f) Affected Employees who are not Transferring Employees shall have the benefits provided for such Affected Employees in Section 7.5(d). Affected Employees who are Transferring Employees shall become members of the May Retirement Plan as of the Effective Time and shall be entitled to enroll in The May Department Stores Company Profit Sharing Plan (the "May Profit Sharing Plan") on the first day of the calendar quarter coincident with or next following the Effective Time. Transferring Employees who at the Effective Time are not participants in the Employee Pension Benefit Plan shall be eligible for membership in the May Retirement Plan and the May Profit Sharing Plan pursuant to the terms and conditions of such latter plans.

    SECTION 7.6 Supplemental Executive Retirement Plan. The Sellers shall administer and be liable for the payment of benefits under the Seller SERP accrued prior to the Effective Time that are due before the Effective Time. No benefits shall accrue under the Seller SERP after the Effective Time. The Buyer shall assume the administration and the liability for the payment of benefits accrued under the Seller SERP prior to the Effective Time that are due after the Effective Time. Other Current Liabilities in Schedule 1.15 shall be increased by $13,300,000 less the fair market value of the assets held in the trust for the Seller SERP (the "Rabbi Trust") at the Effective Time and which are transferred to the Buyer with the Rabbi Trust at the Effective Time (the "Rabbi Trust Funding Amount"). The Seller shall notify the Buyer at least 20 Business Days prior to the First Closing if the Seller elects to have the Buyer place in the Rabbi Trust the Rabbi Trust Funding Amount, in which event the Buyer will do so at the Effective Time provided that all steps, if any, necessary to make the Buyer the sponsor of the Rabbi Trust have been taken, and Other Current Liabilities in Schedule 1.15 shall be further increased by $2,500,000. At no time shall the Buyer (i) modify the Seller SERP to reduce the benefits of, or the present value of any benefit of, any participant in the Seller SERP, (ii) merge or consolidate the Seller SERP or the Rabbi Trust with any other benefit plan or arrangement, (iii) terminate the Seller SERP or the Rabbi Trust before the full discharge of the Buyer's liabilities, (iv) add additional participants to the Seller SERP or so modify the Rabbi Trust as to increase the class of claimants thereunder, or (v) take any other action the effect of which would be to divert the assets of the Rabbi Trust to any purpose other than the required payment of benefits to or on behalf of the persons who are participants in the Seller SERP at the Effective Time, subject however, to the continuing conventional exposure of such trust to the creditors of the sponsor thereof.

    SECTION 7.7 Retiree Health Plan. The Sellers shall administer and be liable for the payment of claims for benefits "incurred" under the Retiree Health Plan before the Effective Time. If, at its election, the Seller requests the Buyer to do so by notice given to the Buyer at least 20 business days before the First Closing, the Buyer shall assume the administration and the liability for the payment of claims for benefits "incurred" under the Retiree Health Plan after the Effective Time. If the Seller's election is (a) to not so request the Buyer, the amount of $320,000,000 set forth on Schedule 1.56 shall be reduced by $13,800,000 to $306,200,000, or (b) to so request the Buyer, the Other Current Liabilities in Schedule 1.15 shall be increased by $34,500,000. Claims for benefits will be deemed "incurred" on the date that the services giving rise to the expenses were rendered; provided, however, that, with respect to hospitalization, claims incurred for services or treatments related to the hospitalization (for example, physician visits, radiology and pathology fees and expenses during hospitalization) shall be deemed to be incurred on the date of admission to the hospital.

    SECTION 7.8 Consulting Contracts. The Sellers have employment contracts with those executives who are listed on a schedule dated April 3, 1996, which the Seller has previously furnished to the Buyer. The Buyer is not assuming such contracts nor any obligations pursuant thereto; provided, however, that if, as of the Effective Time, by notice given to the Buyer at least 20 business days before the First Closing, the Sellers and one or more of such executives terminate such contracts and such executives elect to execute consulting contracts with and to the satisfaction of the Buyer in the form of Schedule 7.8 for the term and the monetary compensation set forth for such executives on that schedule, the Other Current Liabilities in Schedule 1.15 shall be increased by the amounts shown as total compensation on such schedule for such electing executives. To the extent any one or more of such executives do not execute a consulting contract with the Buyer as in this Section 7.8 provided, the amount of $320,000,000 (as adjusted, if at all, pursuant to Section 7.7) set forth on
Schedule 1.56 shall be reduced by 40% of the amounts shown as total compensation on such schedule for such executives who do not execute such consulting contract.

                                  ARTICLE VIII

                                   CONDITIONS

    SECTION 8.1 Conditions to the Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to effect the transactions contemplated by Articles II and III shall be subject to the fulfillment at or prior to the First Closing Date of each of the following conditions:

        (a) The Reorganization shall have been approved by the shareholders of the Seller by the vote required by the Pennsylvania Business Corporation Law and the Seller's Articles and Bylaws.

        (b) All waiting periods (and any extension thereof) applicable to the consummation of the transactions contemplated by Article II and Article III under the HSR Act shall have expired or been terminated.

        (c) No preliminary or permanent injunction or other order, decree or ruling issued by a Government nor any statute, rule, regulation or executive order promulgated or enacted by a Government shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement or the Escrow Agreement.

        (d) The Registration Statement shall be effective under the Securities Act and no "stop order" shall have been issued with respect to the Registration Statement and no proceeding for such purpose shall have been commenced.

        (e) The May Common Stock constituting the Stock Consideration shall have been approved for listing by the NYSE, subject to official notice of issuance.

        (f) All licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of any Government and parties to any contracts and leases with the Sellers as are necessary in connection with the consummation of the transactions contemplated by this Agreement or the Escrow Agreement shall have been obtained.

        (g) The Seller shall have received the written opinion of Morgan, Lewis & Bockius LLP, substantially in the form of such opinion described in the Proxy Statement/Prospectus, to the effect that the transactions contemplated hereby qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code.

    SECTION 8.2 Additional Conditions to the Obligations of the Seller. The obligation of the Seller to effect the transactions contemplated by Articles II and III is also subject to each of the following conditions:

        (a) The Buyer shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the First Closing Date.

        (b) The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the First Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

        (c) The Buyer shall have delivered such certificates as are reasonably requested by the Seller certifying the satisfaction of the foregoing conditions.

    SECTION 8.3 Additional Conditions to the Obligations of the Buyer. The obligation of the Buyer to effect the transactions contemplated by Articles II and III is also subject to each of the following conditions:

        (a) The Sellers shall in all material respects have performed each obligation to be performed by them hereunder on or prior to the First Closing Date.

        (b) The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the First Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

        (c) The Seller shall have delivered such certificates as are reasonably requested by the Buyer certifying the satisfaction of the foregoing conditions.

        (d) The Seller shall have delivered to the Buyer estoppel certificates from all parties to the material Department Stores Contracts that are not inconsistent with the Sellers' representations and warranties set forth in this Agreement and that do not disclose any defaults by the Sellers thereunder.

        (e) A title company reasonably acceptable to the Buyer and the Sellers shall have issued to the Buyer commitments for the Department Store Premises reasonably acceptable to the Buyer and consistent with the provisions of this Agreement.

        (f) Prior to the First Closing Date, the Seller shall have taken all steps necessary to consummate the Reorganization other than the filing of the Articles of Dissolution of the Seller with the Department of State of the Commonwealth of Pennsylvania each in a form and by a method acceptable to the Buyer.

                                   ARTICLE IX

                          TERMINATION AND ABANDONMENT

    SECTION 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

        (a) by mutual consent of the Seller and the Buyer; or

        (b) by the Buyer, if there has been a material violation or breach by the Sellers of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Buyer impossible and such violation or breach has not been waived by the Buyer; or

        (c) by the Seller, if there has been a material violation or breach by the Buyer of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligation of the Seller impossible and such violation or breach has not been waived by the Seller; or

        (d) by either the Seller or the Buyer, if a Government shall have issued an order, decree or ruling or promulgated or enacted any statute, rule, regulation or executive order, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided, that any such order, decree or ruling shall have become final and nonappealable; or

        (e) by either the Seller or the Buyer, if at the shareholders meeting of the Seller contemplated by Section 6.5 the Reorganization and any other transactions contemplated hereby that are required to be approved by the shareholders of the Seller shall fail to be approved by such shareholders by the vote required by the Pennsylvania Business Corporation Law and the Seller's Articles; or

        (f) by the Buyer, if the Seller shall have (i) withdrawn, modified or amended in any respect its approval or recommendation of the Reorganization or the other transactions contemplated hereby that are required to be approved by the shareholders of the Seller, (ii) failed to include in the Proxy Statement/Prospectus such recommendation (including the recommendation that the shareholders of the Seller vote in favor of the Reorganization and such other transactions), (iii) taken any public position inconsistent with such recommendation or (iv) if the board of directors of the Seller shall have resolved to do any of the foregoing; or

        (g) by either the Seller or the Buyer, if through no fault of the party electing to terminate, the Effective Time has not occurred on or before September 30, 1996.

    SECTION 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties pursuant to Section 9.1 (d), (e) or (g), written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated pursuant to
Section 9.1 (a), (d), (e) or (g), no party hereto shall have any liability or further obligation to the other party to this Agreement pursuant to this Agreement. Nothing contained herein shall affect the Option Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

    SECTION 10.1 Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive the Effective Time for a period of more than 12 months.

    SECTION 10.2 Costs and Expenses. Except as otherwise specifically provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    SECTION 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice; provided, that a notice of change of address shall be effective only upon receipt thereof:

        If to the Buyer to:

           The May Department Stores Company
           611 Olive Street
           St. Louis, Missouri 63101

           Attention: Louis J. Garr, Jr., Esq.
                     General Counsel

           Facsimile Number: 314-342-6384

        With a copy to:

           Skadden, Arps, Slate, Meagher & Flom
           919 Third Avenue
           New York, New York 10022

           Attention: J. Michael Schell, Esq.
           Facsimile Number: 212-735-2000

        If to the Seller to:

           Strawbridge & Clothier
           801 Market Street
           Philadelphia, Pennsylvania 19107

           Attention: Francis R. Strawbridge III, Chairman
           Facsimile Number: 215-629-6833

        With a copy to:

           Morgan, Lewis & Bockius LLP
           2000 One Logan Square
           Philadelphia, PA 19103-6993

           Attention: Donald A. Scott
           Facsimile Number: 215-963-5299

    SECTION 10.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 10.5 Entire Agreement. This Agreement, the Escrow Agreement, the Confidentiality Agreement, the Option Agreement and the documents contemplated hereby and thereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

    SECTION 10.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 10.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without regard to the principles of conflicts of law thereof).

    SECTION 10.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 10.9 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

    SECTION 10.10 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    SECTION 10.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Pennsylvania or State of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Commonwealth of Pennsylvania or State of New York.

    SECTION 10.12 No Third Party Beneficiary. Except for the Seller, the Buyer and their respective Affiliates and Employee Benefit Plan, no Person is intended to nor shall be a beneficiary of this Agreement or any provision hereof.

    IN WITNESS WHEREOF, this Agreement has been signed by the duly authorized officers of each of the parties hereto as of the day and year first written above.

                                          THE MAY DEPARTMENT STORES COMPANY

                                          By:  /s/ Thomas A. Hays
                                              ..................................
                                              Name:   Thomas A. Hays
                                              Title:  Deputy Chairman

                                          STRAWBRIDGE & CLOTHIER

                                          By:  /s/ Francis R. Strawbridge
                                              ..................................

                                              Name:  Francis R. Strawbridge, III
                                              Title: Chairman

Exhibit A   Option Agreement

Exhibit B   Escrow Agreement

Exhibit C   Undertaking and Indemnity Agreement

Schedules*

1.3       Extended Age Departments
1.6       Assumed Long-Term Liabilities Amount
1.7       Bill of Sale
1.15      Closing Balance Sheet Net Working Capital Amount
1.24      Department Store Distribution Centers
1.26      Department Store Division Balance Sheet
1.31      Department Store Land
1.32      Department Store Leases
1.37      Department Store Real Property
1.38      Department Stores
1.39      Department Store Space Leases
1.50      Additional Excluded Assets
1.56      First Closing Stock Consideration
4.1       Jurisdictions Qualifications
4.3       Department Store Subsidiaries
4.4       Seller Violations
4.6       Seller Absence of Change
4.8       Litigation
4.9       Tax Matters
4.10(b)   Permitted Encumbrances
4.10(c)   Island Avenue Condemnation
4.12      Other Department Store Contracts
4.14      Department Store Intellectual Property
4.15      Seller Employee Benefit Plans
4.15(b)   Seller Plans Liabilities
4.16      Employment and Severance Agreements
4.18      Assets Necessary to the Business
4.24      Insurance
4.25      Environmental Disclosures
5.3       Buyer Subsidiaries Ownership
5.5       Buyer Violations
5.7       Buyer Absence of Change
5.10      Buyer Tax Matters
5.11      Buyer Employee Pension Benefit Plans
7.2       Collective Bargaining Agreements
7.5       Actuarial Method and Assumptions
7.8       Consulting Contract Form

- ------------

* Both May and Strawbridge & Clothier agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

                                                                       EXHIBIT A

                             ASSET OPTION AGREEMENT

    ASSET OPTION AGREEMENT (the "Option Agreement"), dated as of April , 1996, between The May Department Stores Company, a New York corporation (the "Buyer"), Strawbridge & Clothier, a Pennsylvania corporation (the "Seller"), S&C, Cherry Hill, Inc., a Pennsylvania corporation ("CHI") and S&C, Concord, Inc., a Pennsylvania corporation ("CI"); the Seller, CHI and CI herein collectively, the "Sellers."

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, the Buyer and the Seller propose to enter into an Asset Purchase Agreement, as of the date hereof (the "Asset Purchase Agreement"), which provides, among other things, that upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Sellers and other Subsidiaries of the Seller will sell to the Buyer the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by the Buyer of the Assumed Department Store Liabilities and the issuance and delivery by the Buyer of the Stock Consideration; and

    WHEREAS, as a condition to the willingness of the Buyer to enter into the Asset Purchase Agreement, the Buyer has required that the Sellers agree, and the Sellers have agreed, to grant the Buyer the Option (as hereinafter defined), on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce the Buyer to enter into and in consideration of the entering into the Asset Purchase Agreement and of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. Grant of Option. The Sellers hereby grant to the Buyer an irrevocable option (the "Option") to purchase "Option Store A," "Option Store B," "Option Store C" and "Option Store D," as such department stores are described on Annex I (each an "Option Store," and collectively, the "Option Stores"). The aggregate consideration for the Option Stores shall be $56,240,000 ($18,960,000 for Option Store A; $20,640,000 for Option Store B; $12,480,000 for Option Store C (less an amount computed for such Option Store pursuant to Section 1.6(b) of the Asset Purchase Agreement) and $4,160,000 for Option Store D (less an amount computed for such Option Store pursuant to Section 1.6(b) of the Asset Purchase Agreement)) and the assumption of the Option Store Liabilities as defined in Annex I. The cash amount payable for the Option Stores is referred to herein in the aggregate and as to each of the Option Stores separately, as the "Purchase Price."

    2. Exercise of Option.

    (a) Subject to the provisions set forth below, the Buyer may exercise the Option as to any or all of the Option Stores (at any one time prior to the termination of the Option pursuant to Section 21) upon the occurrence of one or more of the following events: (i) the acquisition of the beneficial ownership by any person, entity or group (as such terms are used in the Securities Exchange
Act) other than the Buyer or any of its Affiliates of 25% or more of the voting power of the outstanding shares of the Seller Common Stock on a fully diluted basis; or (ii) the execution by the Seller of an agreement relating to, or the consummation of, a merger, consolidation or other similar business combination of the Seller; or (iii) the Asset Purchase Agreement has been terminated pursuant to Section 9.1(b), 9.1(e) or 9.1(f) thereof.

    (b) If the Buyer wishes to exercise the Option, the Buyer shall give a written notice to the Seller of its exercise of the Option, which notice shall specify the Option Stores with respect to which the Buyer is exercising the Option (such Option Stores are sometimes referred to hereinafter as the "acquired

Option Stores"). The closing of the purchase of an Option Store pursuant to the Option (each such transaction, a "Closing") shall be subject to the expiration or early termination of the waiting period under the HSR Act, if applicable, and the obtaining of any other required regulatory approvals and shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, on a date and at a time designated by the Buyer at the time that it gives notice of its exercise of the Option with respect to such Option Store.

    3. Escrow. As promptly as practicable, but in no event later than 10:30 a.m. New York City time on April 19, 1996, (i) the Buyer and the Sellers shall execute an escrow agreement (the "Option Escrow Agreement") in a form acceptable to both the Buyer and the Seller with a mutually acceptable party (the "Option Escrow Agent") and (ii) the Sellers shall deliver to the Option Escrow Agent all those transfer documents required pursuant to Section 5 of this Option Agreement which, as of such date, have been executed by the appropriate parties.

    4. Sale of the Option Stores.

    (a) Subject to the terms and conditions of this Option Agreement, if the Option has been exercised, on the date of the Closing, the Buyer shall deliver to the Seller by wire transfer of immediately available funds to a bank account designated at least two Business Days before the Closing by the Seller an amount equal to the Purchase Price of the acquired Option Stores. If the Buyer exercises the Option with respect to Option Store A, the Seller shall sell, transfer, convey, assign and deliver to Buyer, and the Buyer shall purchase, acquire and accept from the Seller, the "Option Store A Assets (as defined in Annex I), and the Buyer shall assume the "Option Store A Liabilities" (as defined in Annex I); if the Buyer exercises the Option with respect to Option Store B, CHI shall sell, transfer, convey, assign and deliver to Buyer, and the Buyer shall purchase, acquire and accept from CHI, the "Option Store B Assets" (as defined in Annex I), and the Buyer shall assume the "Option Store B Liabilities" (as defined in Annex I); if the Buyer exercises the Option with respect to Option Store C, CI shall sell, transfer, convey, assign and deliver to the Buyer the "Option Store C Assets" (as defined in Annex I), and the Buyer shall assume the "Option Store C Liabilities" (as defined in Annex I); and if the Buyer exercises the Option with respect to Option Store D, the Seller shall sell, transfer, convey, assign and deliver to the Buyer the "Option Store D Assets" (as defined in Annex I), and the Buyer shall assume the "Option Store D Liabilities" (as defined in Annex I) provided, however, that, subject to the Buyer's approval as to manner and form, the Seller shall make such adjustments as to the rights, contracts, properties, assets and goodwill to be purchased and the liabilities and obligations to be assumed as shall be necessary to settle the obligations, rights and accounts existing between the acquired Option Stores, on the one hand, the Seller, its Affiliates and other divisions, on the other hand, at the time of the Closing so that such obligations, rights and accounts are settled and cancelled as of the Closing and are not transferred to or assumed by the Buyer. The Option Store A Assets, the Option Store B Assets, the Option Store C Assets and the Option Store D Assets are referred to herein collectively as the "Option Store Assets;" and the Option Store A Liabilities, the Option Store B Liabilities, the Option Store C Liabilities and the Option Store D Liabilities are referred to herein collectively as the "Option Store Liabilities."

    (b) At Closing (with respect to the Option Stores acquired at such Closing), the Sellers shall deliver possession of the Option Stores "broom clean" and free of all occupancies except for Department Store Space Leases, if any.

    5. Transfer Documents. The sale of the Option Store Assets to the Buyer shall be effected by the delivery by the Seller to the Buyer of (i) such bills of sale, special warranty deeds, endorsements, assignments and other instruments of conveyance and transfer as are necessary or appropriate to vest in the Buyer good and marketable title (such as any reputable title insurance company licensed to do business in the state in which such Option Store is located will approve and insure without exceptions other than Permitted Encumbrances) to the Option Store Assets free and clear of any Lien, and (ii) all contracts, commitments, books, records and other data in the possession of the Seller or any of its Affiliates relating to the Option Store Assets. Assumption of the Option Store Liabilities by the Buyer shall be effected by the delivery by the Buyer to the Sellers of such instruments as are necessary or appropriate to effect the assumption by the Buyer of the Option Store Liabilities. As soon as possible after the execution and delivery of this Option Agreement, representatives of the Buyer and the Seller shall commence and complete preparation of all conveyance and assumption documents necessary or appropriate to vest in the Buyer ownership of the Option Store Assets and to effect the assumption by the Buyer of the Option Store Liabilities, as contemplated by this Option Agreement. If requested by either party, such documents shall be executed by the appropriate parties and placed in escrow with the Option Escrow Agent. All such documents shall be delivered by the Option Escrow Agent to the appropriate party at the Closing in conformity with this Option Agreement upon tender of payment to the Seller of the applicable Purchase Price in accordance with Section 4.

    6. HSR Act Filings; Approvals. The Sellers and the Buyer shall each use its best efforts promptly to prepare and to make such filings and provide such information as may be required under the HSR Act, and any other filings which may be required with respect to the purchase of the Option Stores pursuant to the Option.

    7. Covenants of the Sellers. Until the Closing (with respect to the Option Stores acquired at such Closing) or the termination of this Option Agreement, each of the Sellers covenants and agrees that, unless the Buyer shall otherwise consent in writing, it shall, and shall cause each of its Affiliates to:

        (a) operate and maintain the Option Stores only in the usual, regular and ordinary course;

        (b) not pledge, sell, lease, transfer, dispose of or otherwise encumber ("Transfer"), or enter into any agreement for the Transfer of, (i) all or any part of the Option Store Assets consisting of real estate or interests in real estate or (ii) all or any part of the Option Store Assets consisting of other fixed assets to the extent that such Transfer would be inconsistent with the continued operation of the Option Stores in a manner consistent with past practice;

        (c) keep all the Option Store Assets insured (to an extent substantially consistent with the Seller's practice with respect to its other assets) against any loss, either by fire, other casualty, or theft and shall give notice to the Buyer of any loss involving any of the Option Store Assets if such loss is at least $200,000 or more and discuss with the Buyer whether the proceeds of any claim made in connection with the loss should be used to replace any property damage or loss. The Seller shall cause the Buyer to be named as loss payee, as its interest may appear, on all fire and casualty policies that provide coverage for the Option Stores. Any proceeds not used to replace lost or damaged property shall be for the account of the Buyer if the Closing is consummated;

        (d) maintain all the books, accounts and records relating to the Option Stores in the usual, regular and ordinary manner;

        (e) promptly advise the Buyer in writing of any material adverse change in the condition of any of the Option Stores;

        (f) use its reasonable best efforts to comply in all material respects with the provisions of all laws, regulations, ordinances and judicial decrees applicable to the conduct of the Option Stores;

        (g) promptly notify the Buyer of the institution of any legal proceeding which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the operations of any of the Option Stores; and

        (h) not take or omit to take any other action nor enter into any agreement which would have the effect of (i) frustrating the purpose of this Option Agreement or (ii) preventing or disabling the

    Seller from selling or delivering the Option Stores to the Buyer upon exercise of the Option or otherwise performing its obligations under this Option Agreement.

    Anything in this Option Agreement to the contrary notwithstanding, nothing in this Option Agreement shall prohibit the Seller from consummating a transaction described in clause (ii) of Section 2(a) hereof, or entering into any agreement relating to such transaction so long as such transaction or agreement is, to the extent that it involves the Option Store Assets, subject to the Option and the Buyer's rights hereunder.

    8. Representations and Warranties of the Seller. Each of the Sellers hereby represents and warrants to the Buyer as follows:

        (a) Due Authorization. This Option Agreement has been duly authorized by all necessary corporate action on its part, has been duly executed by its duly authorized officer, and constitutes its valid and binding agreement enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or law).

        (b) Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power to enter into and perform this Option Agreement.

        (c) Conflicting Instruments. Neither its execution or delivery nor its performance of this Option Agreement nor the consummation by it of the transactions contemplated hereby will violate in any material respect (with or without the giving of notice or the lapse of time, or both), or require any material consent, approval, filing or notice under, any provision of law applicable to it or any of its Affiliates (other than the HSR Act), or will require any consent, approval or notice under or will conflict with, or result in the breach or termination of any provisions of, or constitute a default under or allow the acceleration of the performance of, any of its obligations or any of its Affiliates under, or result in the creation of a Lien upon any of the Option Store Assets, pursuant to, any term of its Articles of Incorporation or By-laws or those of its Affiliates or any term of any note, bond, mortgage, indenture, lease, license agreement, or other instrument or any writ, injunction, order, judgment, arbitration award, decree, rule or regulation of any Government to which it is a party or by which it, any of its Affiliates or any of the Option Store Assets is subject or bound, other than violations, conflicts, breaches, terminations or defaults which, individually or in the aggregate, would not have a material adverse effect on the operations, assets, liabilities or condition of any Option Store.

        (d) Title. It owns and holds the Option Store Assets free and clear of all Lien, except for liens for real property taxes not yet due and payable without interest or penalty and except for Permitted Encumbrances.

        (e) Environmental. Schedule 4.25 to the Asset Purchase Agreement contains an accurate and complete description of all environmental reports known to the Sellers that affect any of the Option Store Assets, and the Sellers have delivered a complete copy of each such report to the Buyer. Except as set forth in Schedule 4.25 to the Asset Purchase Agreement or in the reports listed therein, the Sellers have no knowledge of the presence or release of any toxic substance or hazardous material or of any other environmental condition or contamination in or from the Option Store Assets.

    9. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Sellers as follows:

        (a) Due Authorization. This Option Agreement has been duly authorized by all necessary corporate action on the part of the Buyer, has been duly executed by a duly authorized officer of the Buyer and constitutes a valid and binding agreement of the Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or law).

        (b) Due Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to enter into and perform this Option Agreement.

    10. Indemnification. From and after the Closing, each of the Sellers, on the one hand, and the Buyer, on the other hand, shall indemnify and hold the other harmless against any loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees) sustained by it resulting from any inaccuracy in any of its representations, warranties or breach of any covenants contained in this Option Agreement as to which a claim has been made within 18 months after the Closing. This Section 10 is not intended to be exclusive of any other rights or remedies under this Option Agreement arising as a matter of law or otherwise.

    11. Tax Indemnification. The Seller shall pay or otherwise be responsible for (and shall indemnify and hold harmless the Buyer, any Affiliates thereof and the Option Stores against) any liability for Taxes (i) arising from or attributable to any income taxes imposed on the gain, if any, realized on the transfer of the Option Stores, (ii) for any sales, use, real property, transfer or gains or other similar taxes arising from the transfer of the Option Stores and (iii) with respect to the acquired Option Stores for any taxable period ending (or deemed pursuant to this paragraph to end) on or before the date of the Closing. Any Taxes for a taxable period beginning before the date of the Closing and ending after such date shall be deemed for the purposes of the preceding sentence to be apportioned between a taxable period ending on and including the same date as the Closing and a taxable period commencing the date following the Closing on the same basis as the Tax is imposed, based, where relevant, on the actual operations of the acquired Option Stores in such periods.

    12. Consents. Each of the Sellers shall, and shall cause each of its Affiliates to, give all required notices and use its best efforts to obtain prior to the Closing all material licenses, permits, consents, approvals, authorization, qualifications and orders of all Person relating to the acquired Option Stores as may be required in order to enable the Sellers to perform their obligations hereunder, including, without limitation all consents and approvals required to permit them to make the sale to the Buyer contemplated herein and to enable the Buyer to enjoy after the Closing all rights and benefits presently enjoyed by the Sellers in respect of the acquired Option Stores; provided, however, that no contract shall be amended to increase the amount payable thereunder in order to obtain any such consent, approval or authorization or otherwise without obtaining the prior written consent of the Buyer.

    13. Survival. All the covenants, representations and warranties contained herein shall survive the Closing and shall be deemed to have been made as of the date hereof and as of the date of the Closing.

    14. Specific Performance. The Sellers acknowledge that money damages are an inadequate remedy for breach of this Option Agreement. Therefore, the Sellers agree that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions of this Option Agreement in any court of the United States located in the Commonwealth of Pennsylvania or State of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the Sellers (i) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or State of New York in the event any dispute arises out of this Option Agreement or any of the transactions contemplated by this Option Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Option Agreement or any of the transactions contemplated by this Option Agreement in any court other than a Federal sitting in the Commonwealth of Pennsylvania or State of New York.

    15. Further Assurances. In the event the Buyer exercises the Option, each of the Sellers and the Buyer each will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    16. Cost and Expenses. Except as otherwise specifically provided herein, all legal and other costs and expenses incurred in connection with this Option Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    17. Transfer Taxes. In the event the Buyer exercises the Option, the Sellers and the Buyer shall each pay one-half of all sales, use, transfer and like Taxes, if any, required to be paid in connection with the transfer of the acquired Option Stores.

    18. Parties in Interest; Assignments. This Option Agreement is binding upon and is solely for the benefit of the parties hereto, their respective Affiliates and their respective successors and assigns. The Buyer may cause one or more direct or indirect wholly owned Subsidiaries designated by it to carry out all or part of the transactions contemplated by this Option Agreement.

    19. Amendments. This Option Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    20. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice; provided, that a notice of change of address shall be effective only upon receipt thereof:

    If to the Buyer to:

       The May Department Stores Company
       611 Olive Street
       St. Louis, Missouri 63101
       Attention: Louis J. Garr, Jr., Esq.
       General Counsel
       Facsimile Number: 314-342-6384

       With a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, New York 10022
       Attention: J. Michael Schell, Esq.
       Facsimile Number: 212-735-2000

    If to the Sellers to:

       Strawbridge & Clothier
       801 Market Street
       Philadelphia, Pennsylvania 19107
       Attention: Francis R. Strawbridge III, Chairman
       Facsimile Number: 215-629-6833

       With a copy to:

       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, PA 19103-6993
       Attention: Donald A. Scott
       Facsimile Number: 215-963-5299

    21. Termination. The Option shall expire on the earlier of (i) the Effective Time, or (ii) the date the Asset Purchase Agreement has been terminated pursuant to Section 9.1(a) or 9.1(c) thereof, or (iii) the later of (A) the date 270 days after the Asset Purchase Agreement has been terminated pursuant to Section 9.1(b), 9.1(d), 9.1(e) or 9.1(f) thereof, (B) if an "Extension Event" (as defined below) has occurred, 730 days after the Asset Purchase Agreement has been terminated pursuant to Section 9.1(e) thereof, or (C) 10 days following consummation or termination of any agreement entered into by the Seller during the term of this Option Agreement providing for an Extension Event (but with respect to the foregoing clauses (ii) or (iii) only if the notice of exercise of the Option shall not have been given prior to that date); provided that if the Option cannot be exercised as of the termination date by reason of any injunction, order or similar restraint issued by a court of competent jurisdiction, the term of the Option shall extend until the tenth business day after such injunction, order or similar restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. "Extension Event" means the occurrence of one or more of the following events: (i) the acquisition of the beneficial ownership by any person, entity or group (as such terms are used in the Securities Exchange Act) other than the Buyer or any of its Affiliates of 25% or more of the voting power of the outstanding shares of the Seller Common Stock on a fully diluted basis; or (ii) the execution by the Seller of an agreement relating to, or the consummation of, a merger, consolidation or other similar business combination of the Seller.

    22. Applicable Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflict of law thereof).

    23. Counterparts. This Option Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    24. Descriptive Headings; Defined Terms. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Option Agreement. All terms used herein with initial capital letters and not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

    25. No Excuse for Breach of Agreement. Neither this Option Agreement nor anything contained in it shall relieve any party to the Asset Purchase Agreement from its breach of the Asset Purchase Agreement nor limit any claim or remedy for such breach by an aggrieved party to the Asset Purchase Agreement.

    IN WITNESS WHEREOF, this Option Agreement has been signed by the duly authorized officers of each of the parties hereto as of the day and year first written above.

                                        THE MAY DEPARTMENT STORES COMPANY

                                        By
                                           .....................................
                                           Name:
                                           Title:

                                        STRAWBRIDGE & CLOTHIER

                                        By
                                           .....................................
                                            Name:
                                            Title:

S&C, CHERRY HILL, INC.
                                           S&C, CONCORD, INC.

By                                      By
   ....................................    .....................................
   Name:                                    Name:
   Title:                                   Title:

                                                            ANNEX I TO EXHIBIT A

    1. Description of the Option Stores:

    A. "Option Store A" means the Department Store Real Property for the Willow Grove Park "Strawbridge & Clothier" store.

    B. "Option Store B" means the Department Store Real Property for the Cherry Hill Mall "Strawbridge & Clothier" store.

    C. "Option Store C" means the Department Store Leased Real Property for the Concord Mall "Strawbridge & Clothier" department store.

    D. "Option Store D" means the Department Store Leased Real Property for the Concord Mall "Strawbridge & Clothier" home furnishings store.

    2. Description of Option Store Assets:

    A. "Option Store A Assets" shall mean the Department Store Real Property, the Department Store Equipment, Machinery and Fixtures, and that portion of the Other Department Store Contracts described in Section 1.68(b) of the Asset Purchase Agreement, as each of the foregoing relates to Option Store A.

    B. "Option Store B Assets" shall mean the Department Store Real Property, the Department Store Equipment, Machinery and Fixtures, and that portion of the Other Department Store Contracts described in Section 1.68(b) of the Asset Purchase Agreement, as each of the foregoing relates to Option Store B.

    C. "Option Store C Assets" shall mean the Department Store Leased Real Property, the Department Store Equipment, Machinery and Fixtures, and that portion of the Other Department Store Contracts described in Section 1.68(b) of the Asset Purchase Agreement, as each of the foregoing relates to Option Store C.

    D. "Option Store D Assets" shall mean the Department Store Leased Real Property, the Department Store Equipment, Machinery and Fixtures, and that portion of the Other Department Store Contracts described in Section 1.68(b) of the Asset Purchase Agreement, as each of the foregoing relates to Option Store D.

    3. Description of Option Store Liabilities:

    A. "Option Store A Liabilities" shall mean the liabilities, obligations and duties of the Seller accruing and arising after the Closing under the Department Store Contracts that relate to Option Store A, except that with respect to Other Department Store Contracts such liabilities, obligations and duties shall be limited to the agreements and commitments referenced in Section 1.68(b) of the Asset Purchase Agreement.

    B. "Option Store B Liabilities" shall mean the liabilities, obligations and duties of CHI accruing and arising after the Closing under the Department Store Contracts that relate to Option Store B, except that with respect to Other Department Store Contracts such liabilities, obligations and duties shall be limited to the agreements and commitments referenced in Section 1.68(b) of the Asset Purchase Agreement.

    C. "Option Store C Liabilities" shall mean the liabilities, obligations and duties of the Seller accruing and arising after the Closing under the Department Store Contracts that relate to Option Store C, except that with respect to Other Department Store Contracts such liabilities, obligations and duties shall be limited to the agreements and commitments referenced in Section 1.68(b) of the Asset Purchase Agreement.

    D. "Option Store D Liabilities" shall mean the liabilities, obligations and duties of CI accruing and arising after the Closing under the Department Store Contracts that relate to Option Store D, except that with respect to Other Department Store Contracts such liabilities, obligations and duties shall be limited to the agreements and commitments referenced in Section 1.68(b) of the Asset Purchase Agreement.

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

    ESCROW AGREEMENT, dated as of April   , 1996, (the "Escrow Agreement") among
The May Department Stores Company, a New York corporation (the "Buyer"),
Strawbridge & Clothier, a Pennsylvania corporation (the "Seller"), and       ,
as Escrow Agent ("Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, the Buyer and the Seller propose to enter into an Asset Purchase Agreement, as of the date hereof (the "Asset Purchase Agreement"), which provides, among other things, that upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Sellers and other Subsidiaries of the Seller will sell to the Buyer the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by the Buyer of the Assumed Department Store Liabilities and the issuance and delivery by the Buyer of the Stock Consideration; and

    WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer and the Seller have agreed that the Escrowed Stock Consideration be delivered at the First Closing in escrow pending final determination of the First Closing Stock Consideration;

    NOW, THEREFORE, in consideration of the foregoing premises and of the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. Appointment of Escrow Agent. The Buyer and the Seller hereby appoint
      , as Escrow Agent hereunder, and       hereby accepts the appointment as
Escrow Agent and agrees to act as Escrow Agent pursuant to the terms and conditions contained herein.

    2. Delivery of Escrowed Stock Consideration. At the First Closing, the Buyer will deliver to the Escrow Agent and the Escrow Agent will accept delivery from the Buyer of stock certificates representing the Escrowed Stock Consideration, accompanied by a stock power duly executed in blank or a duly executed instrument of transfer, with all necessary stock transfer tax stamps affixed and cancelled and any other documents that are necessary to transfer good and marketable title to the Escrowed Stock Consideration.

    3. Acknowledgment of Receipt. At the First Closing upon receipt by the Escrow Agent of the stock certificates representing the Escrowed Stock Consideration and of the other instruments called for in Section 2, the Escrow Agent will execute and deliver to the Buyer and the Seller an Acknowledgment of Receipt substantially in the form attached hereto as Annex I.

    4. Rights with Respect to Escrowed Stock Consideration.

    (a) Dividends. The Buyer is hereby authorized to deliver directly to the Escrow Agent, to be held in escrow hereunder, the following (i) any and all securities (whether or not securities of the Buyer) or property distributed by the Buyer in connection with any dividend or distribution on or with respect to the Escrowed Stock Consideration, or any split-up, combination, recapitalization, reclassification, merger, consolidation or other event relating to or affecting any securities then held in escrow hereunder and (ii) any dividend payments (including regular quarterly cash dividends) and all interest payments on or with respect to securities held in escrow hereunder. All securities (other than the Escrowed Stock Consideration), property, funds and other assets delivered into escrow, or invested or reinvested, pursuant to this
Section 4 are herein called "Escrowed Dividends."

    (b) Distribution. Subject to the provisions of this Escrow Agreement, the Escrow Agent will invest and reinvest all funds held in escrow hereunder from time to time in such United States Treasury Bills maturing not more than 180 days after the date of purchase as are directed by the Seller; provided, however, that in the event the Escrow Agent is not in receipt of any investment instructions with respect to any funds, the Escrow Agent is hereby authorized to
deposit all such funds in a       Bank money market interest bearing account
until instructions are received from the Seller.

    (c) Voting. The Escrow Agent shall vote all shares of May Common Stock or other securities held in escrow hereunder in accordance with the written instructions received by the Escrow Agent from the Seller, and in the absence of such instruction shall not vote such shares of May Common Stock or other securities.

    5. Release of Escrowed Property. The Escrow Agent will hold the Escrowed Stock Consideration and the Escrowed Dividends (collectively, the "Escrowed Property") in its possession until receipt of instructions with respect to the release thereof signed jointly by the Buyer and the Seller (the "Instructions"). The Escrow Agent shall release the Escrowed Property in strict compliance with the Instructions.

    6. Settlement of Disputes. If any dispute arises under this Escrow Agreement with respect to the delivery, ownership or right of possession of any of the Escrowed Property, or the duties of the Escrow Agent hereunder, or as to any other matter arising out of or relating to this Escrow Agreement, such dispute shall be settled by mutual agreement of the Buyer and the Seller (evidenced by appropriate Instructions to the Escrow Agent), or by a binding written arbitration decision, or by a final order, decree or judgment of a court of competent jurisdiction of the United States of America located in the Commonwealth of Pennsylvania or the State of New York or in any Pennsylvania or New York State Court (the time for appeal having expired and no appeal having been perfected), all costs and expenses of which (including reasonable attorneys' fees) shall be borne by the party against which the dispute is settled. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain the Escrowed Property in its possession.

    7. Concerning the Escrow Agent.

    (a) Fees and Expenses. The Escrow Agent shall be paid a fee of $         for
its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in the performances of its duties hereunder, such fee and reimbursement to be paid by 50% by the Seller and 50% by the Buyer.

    (b) Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to each of the Buyer and the Seller specifying a date when such resignation shall take effect. Upon such notice, a successor to the Escrow Agent (the "Successor Escrow Agent") shall be appointed with the unanimous consent of the Buyer and the Seller, such Successor Escrow Agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If the Buyer and the Seller are unable to agree upon a Successor Escrow Agent within 24 hours after such notice, the Escrow Agent shall be entitled to appoint the Successor Escrow Agent. The Buyer and the Seller shall have the right at any time upon unanimous consent to substitute a new entity as the Successor Escrow Agent for the Escrow Agent then acting. The Escrow Agent shall continue to serve until the Successor Escrow Agent accepts the escrow by written notice thereof to the Buyer and the Seller and receives the Escrowed Property. For purposes of this Escrow Agreement, Escrow Agent shall mean the entity executing this Escrow Agreement and any and all successors appointed pursuant to this Section 6(b), while acting in such capacity.

    (c) Duties of Escrow Agent. The Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely and shall be protected in acting or refraining from acting on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented on behalf of the Buyer and the Seller by the proper person or persons duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

    (d) Liability of Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for any action take or omitted by it in good faith and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

    (e) Indemnification of Escrow Agent. The Buyer and the Seller agree severally to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the Buyer and the Seller agree jointly and severally to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder which are not a consequence of any party's action, except in either case for liabilities incurred by the Escrow Agent resulting from its willful misconduct or gross negligence.

    8. Miscellaneous.

    (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice; provided, that a notice of change of address shall be effective only upon receipt thereof:

    If to the Buyer to:

       The May Department Stores Company
       611 Olive Street
       St. Louis, Missouri 63101
       Attention: Louis J. Garr, Jr., Esq.
                  General Counsel
       Facsimile Number: 314-342-6384

       With a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, New York 10022
       Attention: J. Michael Schell, Esq.
       Facsimile Number: 212-735-2000

    If to the Sellers to:

       Strawbridge & Clothier
       801 Market Street
       Philadelphia, Pennsylvania 19107
       Attention: Francis R. Strawbridge III, Chairman
       Facsimile Number: 215-629-6833

       With a copy to:

       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, PA 19103-6993
       Attention: Donald A. Scott
       Facsimile Number: 215-963-5299

    If to the Escrow Agent to:

       Attention:
       Facsimile Number:

    (b) Binding Effect; Benefits. This Escrow Agreement shall be binding upon and inure to the benefit of the parties to this Escrow Agreement and their respective successors and permitted assigns. Nothing in this Escrow Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Escrow Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

    (c) Amendment. This Escrow Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    (d) Applicable Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of [New York] (without regard to the principles of conflicts of law thereof).

    (e) Descriptive Headings; Defined Terms. The descriptive headings contained herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Escrow Agreement. All terms used herein with initial capital letters and not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

    (f) Termination; Effectiveness. The Escrow Agent shall have no further obligations under this Escrow Agreement and this Escrow Agreement shall terminate and be of no further force and effect upon the delivery of the Escrowed Property by the Escrow Agent pursuant to Section 2. Notwithstanding anything in the preceding sentence to the contrary, the obligations of the Buyer and the Seller pursuant to Section 6(a) and Section 6(e) shall continue beyond the termination of this Escrow Agreement.

    (g) Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    IN WITNESS WHEREOF, this Escrow Agreement has been signed by the duly authorized officers of each of the parties hereto as of the day and year first written above.

                                        THE MAY DEPARTMENT STORES COMPANY

                                        By
                                           .....................................
                                           Name:
                                           Title:

                                        STRAWBRIDGE & CLOTHIER

                                        By
                                           .....................................
                                           Name:
                                           Title:

                                        ESCROW AGENT

                                        By
                                           .....................................
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                      UNDERTAKING AND INDEMNITY AGREEMENT

    UNDERTAKING AND INDEMNITY AGREEMENT, dated as of April   , 1996. between The
May Department Store Company, a New York corporation (the "Buyer"), and Strawbridge & Clothier, a Pennsylvania corporation (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, the Seller, has entered into the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of the date hereof, with the Buyer;

    WHEREAS, all terms used herein with initial capital letters and not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement;

    WHEREAS, the Asset Purchase Agreement contemplates, among other things, that the Seller will sell to the Buyer the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by the Buyer of the Assumed Department Store Liabilities and the indemnification of the Seller by the Buyer with respect to the Assumed Department Store Liabilities; and

    WHEREAS, the Asset Purchase Agreement also contemplates that the Seller will retain the Excluded Liabilities and indemnify the Buyer with respect to the Excluded Liabilities;

    NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements, provisions and covenants contained in the Asset Purchase Agreement, and intending to be legally bound hereby, the parties hereto agree that on and after the date hereof:

    1. The Buyer assumes and undertakes to pay or otherwise discharge, and will indemnify and hold the Seller harmless against, all Assumed Department Store Liabilities in accordance with the terms hereof and of the Asset Purchase Agreement.

    2. In the event the Buyer fails to pay or otherwise discharge directly any of the Assumed Department Store Liabilities and the Seller thereafter pays or discharges such Assumed Department Store Liabilities, then the amount of any such Assumed Department Store Liabilities paid or discharged by the Seller and subject to indemnification hereunder shall be the amount of such Assumed Department Store Liabilities after giving effect (as determined in good faith and certified by the Seller without any right of investigation or verification by the Buyer) to any increases or reductions in the liability of the Seller for, or recoveries by the Seller of, Taxes which have resulted or will result from
(a) incurring or suffering such Assumed Department Store Liabilities and (b) receiving any indemnification payment hereunder.

    3. The indemnity provided for the Seller hereby shall extend to, and the amount of any Assumed Department Store Liabilities incurred or suffered by the Seller and indemnifiable hereunder shall include, subject to paragraph 9 below, all costs and expenses of the Seller including reasonable fees and expenses of attorneys (at the trial and appellate levels and otherwise) incident to matter indemnified against and to any such Assumed Department Store Liabilities.

    4. Within 45 days after receipt by the Buyer from the Seller of a statement setting forth the amount of each payment claimed by the Seller to be owing to it as described herein, together with a list identifying each separate Assumed Department Store Liabilities for which payment is claimed, the Buyer will pay the amount set forth in such statement.

    5. The Seller retains, assumes and undertakes to pay or otherwise discharge, and will indemnify and hold the Buyer harmless against, all Excluded Liabilities in accordance with the terms hereof and of the Asset Purchase Agreement.

    6. In the event the Seller fails to pay or otherwise discharge directly any of the Excluded Liabilities and the Buyer thereafter pays or discharges such Excluded Liabilities, then the amount of any such Excluded Liabilities paid or discharged by the Buyer and subject to indemnification hereunder shall be the amount of such Excluded Liabilities after giving effect (as determined in good faith and certified by the Buyer without any right of investigation or verification by the Seller) to any increases or reductions in the liability of the Buyer for, or recoveries by the Buyer of, Taxes which have resulted or will result from (a) incurring or suffering such Excluded Liabilities and (b) receiving any indemnification payment hereunder.

    7. The indemnity provided for the Buyer hereby shall extend to, and the amount of any Excluded Liabilities incurred or suffered by the Buyer and indemnifiable hereunder shall include, subject to paragraph 9 below, all costs and expenses of the Buyer including reasonable fees and expenses of attorneys (at the trial and appellate levels and otherwise) incident to matter indemnified against and to any such Excluded Liabilities.

    8. Within 45 days after receipt by the Seller from the Buyer of a statement setting forth the amount of each payment claimed by the Buyer to be owing to it as described herein, together with a list identifying each separate Excluded Liabilities for which payment is claimed, the Seller will pay the amount set forth in such statement.

    9. The Seller or the Buyer, as the case may be, to whom indemnification is due pursuant hereto is, in this paragraph 9, called the "Indemnitee", and the Seller or the Buyer, as the case may be, who owes the indemnity pursuant hereto is, in this paragraph 9, called the "Indemnitor." Upon receipt by the Indemnitor of written notice from the Indemnitee of the commencement of any action, suit or proceeding for which indemnification may be sought, the Indemnitor, through counsel reasonably satisfactory to the Indemnitee, shall assume the defense thereof, provided, however, that the Indemnitee shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense. If the Indemnitor fails to assume the defense within a reasonable time, the Indemnitee may assume such defense and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for hereby. In no event shall any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (each, a "Settlement") be entered into by the Indemnitor or the Indemnitee without the other's consent (the granting or withholding of which shall be promptly and reasonably exercised) unless such Settlement constitutes, or includes as an unconditional term thereof the delivery by the claimant or plaintiff to the consenting party of, a written release of the consenting party from all liability in respect of such action, suit or proceeding. Neither the Indemnitor nor the Indemnitee shall, without the other's consent (the granting or withholding of which shall be promptly and reasonably exercised) enter into any Settlement, or unreasonably refuse to enter into any Settlement, of any action suit or proceeding that seeks or provides for equitable relief against the other or otherwise materially affects the operations of the other.

    IN WITNESS WHEREOF, this Undertaking and Indemnity Agreement has been signed by the duly authorized officers of each of the parties hereto as of the day and year first written above.

                                          STRAWBRIDGE & CLOTHIER

                                          By
                                             ...................................
                                             Name:
                                             Title:

                                          THE MAY DEPARTMENT STORES COMPANY

                                          By
                                             ...................................
                                             Name:
                                             Title:

                                                                    SCHEDULE 1.6

                      ASSUMED LONG-TERM LIABILITIES AMOUNT

                                                                               TOTALS
                                                               --------------------------------------
                                                                 AMOUNT DUE         ADJUSTED AMOUNT
                                                                 AS OF THE         IN ACCORDANCE WITH
                                                               EFFECTIVE TIME         SECTION 1.6
                                                               --------------      ------------------
9.2% Series A Senior Notes due 2004.......................         $                     $
9.0% Series B Senior Notes due 1999.......................         $                     $
7.04% Allstate Senior Notes due 1997......................         $                     $
10.00% Michael Reich Mortgage Note due 2007...............         $                     $
8.75% S&C Echelon Equitable Mortgage Note due 1997........         $                     $
6 5/8% Notes due 2003.....................................         $                     $
Payable to PNC for Accounts Receivable....................                               $
Present Value of Rental Payments..........................                               $
    Assumed Long-Term Liabilities Amount (Sec. 1.6).......                               $
                                                                                        -------
                                                                                        -------

                                                                   SCHEDULE 1.15

                CLOSING BALANCE SHEET NET WORKING CAPITAL AMOUNT

Closing Balance Sheet Cash Amount (Sec. 1.13)..................   $
Closing Balance Sheet Accounts Receivable Amount (Sec.Sec.
     1.12, 1.52)...............................................   $
Closing Balance Sheet Inventory Amount (Sec. 1.14).............   $
Miscellaneous Current Assets*..................................   $
    Total Current Assets.......................................   $

Closing Balance Sheet Payables Amount (Sec. 1.16)..............   $
Other Current Liabilities**....................................   $
    Less Total Current Liabilities.............................           ($)

Closing Balance Sheet Net Working Capital Amount (Sec.
    1.15)......................................................   $
                                                                  ----------
                                                                  ----------

- ------------

 * Miscellaneous Current Assets will be equal to the book value determined in accordance with GAAP, as of the Effective Time, of prepaid rent, prepaid property taxes and prepaid common area maintenance for periods subsequent to the Effective Time which relate to the Department Store Real Property.

** Other Current Liabilities will be equal to (I) the book value determined in accordance with GAAP, as of the Effective Time, of (a) accrued occupancy costs, (b) interest accrued in respect of all Assumed Long-Term Liabilities,
   (c) a reserve in respect of the liabilities for redemption of gift certificates and similar media which are outstanding, and (d) a reserve for customer returns of Department Store Inventory determined by multiplying 1 minus the Cost Complement by the product of (i) total sales of the Department Store Division during the 14 days prior to the Effective Time on which the Department Stores were open to the public for business and (ii) the ratio of
   (x) customer returns of Department Store Inventory during the comparable prior year period for the 14 day period after the Effective Time to (y) total sales of the Department Store Division during the comparable prior year period for the 14 day period prior to the Effective Time, plus (II) all amounts owing from the Seller to the Buyer computed in accordance with Sections 2.8(a)(v)(1) (accrued vacation pay), Section 2.8(a)(v)(2) (Employee Pension Benefit Plan), Section 2.8(a)(v)(3) (rule of 70), Section 2.8(a)(v)(4) (Rabbi Trust Funding Amount), Section 2.8(a)(v)(5) (Retiree Medical Plan) if the seller makes the Section 7.7 election to have the Buyer assume, and Section 2.8(a)(v)(6) (Consulting Contracts), plus (III) $1,700,000, plus (IV) $2,500,000 (Rabbi Trust pre-funding for Seller SERP) if the Seller makes the election set forth in Section 7.6.

                                                                   SCHEDULE 1.56

                   FIRST CLOSING STOCK CONSIDERATION SCHEDULE

"Closing Balance Sheet Net Working Capital Amount"..........   $           (a)
Portion of consideration attributable to non-current
  assets....................................................   $320,000,000*
    Subtotal................................................   $           (b)
"Assumed Long-Term Liabilities Amount"......................   $           (c)
    Aggregate Net Consideration Payable.....................   $           (d)
    Signing Date "May Common Stock" Price...................   $     47.875(e)
    "May Common Stock"......................................               (f)
    "Payless Spin-Off Equivalent Shares"....................               (g)
"First Closing Stock Consideration".........................               (h)

- ------------

 (a)  Dollar amount from Schedule 1.15.
 (b)  The sum of (a) and $320,000,000*.
 (c)  Dollar amount from Schedule 1.6.
 (d)  The dollar amount by which (b) exceeds (c).
 (e)  The closing price per share of May Common Stock as reported on the NYSE Consolidated
      Tape on the day before the day on which the Asset Purchase Agreement is executed and delivered.
 (f)  The number of shares of May Common Stock equal to the quotient determined by dividing
      (d) by (e).
 (g)  The Payless Spin-Off Equivalent Shares if, prior to the Effective Time, the record date for the distribution (the "Payless Spin-Off") by the Buyer to its own public shareowners of the shares of common stock of Payless ShoeSource, Inc. ("Payless") has occurred. The "Payless Spin-Off Equivalent Shares" shall mean that number of shares of
      May Common Stock equal to the quotient of (A) divided by (B) where (A) is equal to the product of (1) the number of shares of Payless which would have been distributed in respect of the number of shares of May Common Stock in (f), multiplied by (2) the closing price per share of Payless common stock as reported on the NYSE Consolidated
      Tape on the first day of "regular way" trading on the NYSE ($28.75), and (B) is the price per share of the May Common Stock in (e).
 (h)  The sum of (f) and (g).

- ------------

* Subject to reduction as provided in Sections 7.7 and 7.8.

                                                                         ANNEX C

- --------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                                    FOR THE
                      ACQUISITION OF REAL PROPERTY ASSETS
                                       OF
                              THE CLOVER DIVISION
                                       OF
                             STRAWBRIDGE & CLOTHIER
                                       BY
                            KIMCO REALTY CORPORATION
                            DATED AS OF MAY 3, 1996

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

  1.   Definitions......................................................................     5

  2.   Sale and Purchase of Assets......................................................     7

       2.1    Assets to be Purchased....................................................     7

       2.2    Purchase Price............................................................     8

       2.3    Due Diligence Period......................................................     8

       2.4    Assumption of Liabilities and Obligations.................................     9

       2.5    Allocation of Purchase Price..............................................     9

  3.   Closing..........................................................................     9

       3.1    Time and Place of Closing.................................................     9

       3.2    Items to be Delivered at Closing..........................................    10

       3.3    Interim Lease.............................................................    11

       3.4    Further Assurances........................................................    14

  4.   Representations and Warranties of Seller.........................................    14

       4.1    Corporate Organization....................................................    14

       4.2    Due Authorization.........................................................    14

       4.3    Consents and Approvals; No Violation......................................    15

       4.4    Absence of Adverse Changes or Events......................................    15

       4.5    Clover Store Assets.......................................................    15

       4.6    Other Clover Agreements...................................................    16

       4.7    Litigation................................................................    16

       4.8    Franchises, Licenses, Permits, etc........................................    16

       4.9    Employment and Severance Agreements.......................................    17

       4.10   Brokers and Finders.......................................................    17

       4.11   Environmental.............................................................    17

  5.   Representations and Warranties of Buyer..........................................    17

       5.1    Corporate Organization....................................................    17

       5.2    Due Authorization.........................................................    17

       5.3    Consents and Approvals; No Violation......................................    17

       5.4    Brokers and Finders.......................................................    18

  6.   Conduct of Business of the Division Prior to Closing.............................    18

       6.1    Business..................................................................    18

       6.2    Adverse Changes...........................................................    18

       6.3    Maintenance of Properties, Permits, Franchises, Licenses, etc.............    18

       6.4    Encumbrances..............................................................    18

       6.5    Mercerville Property......................................................    18

  7.   HSR Act..........................................................................    18

  8.   Consents and Estoppels...........................................................    19

  9.   Access to Business and Records...................................................    19

 10.   Confidential Information.........................................................    20

 11.   Conditions to Obligation of Buyer to Consummate Acquisition......................    20

       11.1   Representations, Warranties and Covenants of Seller.......................    20

       11.2   Pending Litigation........................................................    20

       11.3   HSR Act Compliance........................................................    20

       11.4   Opinion of Counsel for Seller.............................................    20

       11.5   Approval of Counsel.......................................................    21

       11.6   Closing Documents.........................................................    21

       11.7   Third Party Consents and Estoppels........................................    21

       11.8   Title Insurance...........................................................    22

       11.9   Clover Space Leases.......................................................    22

 12.   Conditions to Obligation of Seller to Consummate the Acquisition.................    22

       12.1   Representations, Warranties and Covenants of Buyer........................    22

       12.2   Pending Litigation........................................................    22

       12.3   HSR Act Compliance........................................................    23

       12.4   Opinion of Counsel for Buyer..............................................    23

       12.5   Approval of Counsel.......................................................    23

       12.6   Closing Documents.........................................................    23

       12.7   Shareholder Approval......................................................    24

       12.8   Closing of Sale of Department Store Division..............................    24

 13.   Termination of Representations and Warranties....................................    24

 14.   Bulk Sales Laws..................................................................    24

 15.   Termination of Agreement.........................................................    24

 16.   Default..........................................................................    25

 17.   Waiver of Terms..................................................................    26

 18.   Amendment of Agreement...........................................................    26

 19.   Payment of Expenses..............................................................    26

 20.   Cooperation......................................................................    26

 21.   Counterparts.....................................................................    26

 22.   Contents of Agreement, Parties in Interest, Assignment...........................    26

 23.   Section Headings, Gender and "Person"............................................    28

 24.   Notices..........................................................................    28

 25.   Prorations.......................................................................    28

 26.   Casualty and Condemnation........................................................    28

       26.1   Casualty..................................................................    28

       26.2   Condemnation..............................................................    29

 27.   Governing Law....................................................................    29

                             SCHEDULES AND EXHIBITS

Schedule 2.1(a)                      Clover Fee Properties

Schedule 2.1(b)                      Clover Leases

Schedule 2.1(c)                      Clover Space Leases

Schedule 2.4(a)                      Other Clover Agreements

Schedule 2.5                         Purchase Price Allocation

Schedule 3.3(b)                      Kohl's Properties

Schedule 3.3(c)                      Interim Lease Rent Allocation

Schedule 4.5(b)                      Permitted Exceptions

Schedule 4.7                         Litigation

Schedule 4.8                         Franchises, Licenses, Permits

Schedule 4.11                        Environmental Matters

Schedule 5.3                         Consents and Approvals

Schedule 26.2                        Schedule of Purchase Price
                                     Adjustments

Exhibit "A"                          Form of Undertaking and Indemnity
                                     Agreement

                            ASSET PURCHASE AGREEMENT

    AGREEMENT dated as of May 3, 1996, between STRAWBRIDGE & CLOTHIER, a Pennsylvania Corporation (the "Seller"), and KIMCO REALTY CORPORATION, a Maryland corporation (the "Buyer").

    WHEREAS, the Clover Division of Seller (the "Division") is engaged principally in the business of operating discount retail stores;

    WHEREAS, Seller desires to sell certain assets and properties of the Division to Buyer, and Buyer desires to acquire the same from Seller, upon and subject to the terms and conditions hereinafter set forth;

    WHEREAS, Seller has by Asset Purchase Agreement dated as of April 4, 1996 (the "May Company Agreement"), between Seller and The May Department Stores Company (the "May Company") agreed to sell substantially all of Seller's Department Store assets to May Company; and

    WHEREAS, within one year following the sale of Seller's Department Store assets, Seller contemplates a liquidation and dissolution of Seller pursuant to the provisions of the May Company Agreement and the Pennsylvania Business Corporation Law (the "Dissolution").

    NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

    1. Definitions. Certain terms used in this Agreement are defined below, while other terms are defined elsewhere in this Agreement.

    "Affiliate" means a Person controlling, controlled by or under common control with another Person.

    "Assumed Clover Liabilities" is defined in Section 2.4.

    "Authorizations" is defined in Section 4.8.

    "Business Day" means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York City are authorized by law or other governmental action to close.

    "Buyer" is defined in the preamble.

    "Buyer's Cost Reimbursement" is defined in Section 15(b).

    "Closing" is defined in Section 3.1.

    "Closing Date" is defined in Section 3.1.

    "Clover Store Assets" is defined in Section 2.1.

    "Clover Fee Properties" is defined in Section 2.1(a). Each of the Clover Fee Properties is individually referred to as a "Clover Fee Property."

    "Clover Leased Properties" is defined in Section 2.1(b). Each of the Clover Leased Properties is individually referred to as a "Clover Leased Property."

    "Clover Leases" is defined in Section 2.1(b).

    "Clover Space Leases" is defined in Section 2.1(c).

    "Clover Store Properties" means the Clover Fee Properties and the Clover Leased Properties. Each of the Clover Store Properties is individually referred to as a "Clover Store Property."

    "Dissolution" is defined in the fourth Whereas clause.

    "Division" is defined in the preamble.

    "Due Diligence Period" is defined in Section 2.3(a).

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

    "Identified Property Defects" is defined in Section 2.3(b).

    "Identified Title Defect" is defined in Section 4.5(b).

    "Initial Closing" is defined in Section 3.1(a).

    "Interim Lease" is defined in Section 3.3(a).

    "Interim Lease Additional Rent" is defined in Section 3.3(c).

    "Interim Lease Rent" is defined in Section 3.3(c).

    "Kohl's" means Kohl's Department Stores, Inc., a Delaware corporation.

    "Kohl's Corporation" means Kohl's Corporation, a Wisconsin corporation.

    "Kohl's Properties" means the Clover Store Properties listed on Schedule 3.3(b). By notice to Seller on or before June 30, 1996, Buyer may add to the Kohl's Properties list such additional Clover Store Properties that at Closing will be assigned by Buyer to Kohl's (i.e., as to which Kohl's will be a Permitted Designee) or retained by Buyer and leased to Kohl's. Buyer may delete one or more Clover Store Properties from the Kohl's Properties list by notice to Seller at any time prior to Closing.

    "Liquidator" is defined in Section 3.3(f).

    "Material Adverse Effect" means (a) with respect to the Clover Store Assets, any change in or effect on any property or asset included as one of the Clover Store Assets that is materially adverse to the value thereof or which materially increases the Assumed Clover Liabilities and (b) with respect to Seller or Buyer, any change in or effect on the business of Seller or Buyer that is materially adverse to the financial condition or results of operation of Seller or Buyer.

    "May Company" is defined in the third Whereas clause.

    "May Company Agreement" is defined in the third Whereas clause.

    "Other Clover Agreements" is defined in Section 2.4(a).

    "Permitted Designee" is defined in Section 22(b).

    "Permitted Exceptions" is defined in Section 4.5(b).

    "Person" is defined in Section 23.

    "Purchase Price" is defined in Section 2.2.

    "Refusal Offer" is defined in Section 15(b).

    "Required Consents and Estoppels" is defined is Section 11.7.

    "Restricted Period" is defined in Section 15(b).

    "Seller" is defined in the preamble.

    "Subsequent Closing" is defined in Section 3.1(a).

    "Threshold Number" means at least two-thirds of the available Clover Store Properties, including at least all but two of the available Kohl's Properties. A Clover Store Property and Kohl's Property is "available" unless a Required Consent and Estoppel for such property has been denied or refused in writing.

    "Undertaking and Indemnity Agreement" means an agreement between Seller and Buyer (or, as applicable, Kohl's or another Permitted Designee) substantially in the form of Exhibit "A."

    2. Sale and Purchase of Assets.

    2.1 Assets to be Purchased. At the Closing hereunder, Seller will sell to Buyer, and Buyer will purchase from Seller, Seller's entire right, title and interest in and to the following (collectively, "Clover Store Assets"):

        (a) the fee simple title of Seller in and to the land described in
    Schedule 2.1(a) and the improvements erected thereon, including all buildings, structures and pylon signs, together with Seller's right, title and interest in and to all rights of way, easements, reciprocal easement agreements and other rights of Seller appurtenant to the foregoing, and all right, title and interest of Seller, if any, in and to any strips or gores adjoining the property and any land lying in the bed of any street adjoining the property (collectively, "Clover Fee Properties");

        (b) the leasehold interest of Seller (as tenant) in and to the leases (collectively, "Clover Leases") for the land described in Schedule 2.1(b), together with Seller's right, title and interest in and to any leasehold improvements constructed on such land, including all buildings, structures, equipment and pylon signs, and all rights of way, easements, reciprocal easement agreements and other rights of Seller appurtenant to the foregoing (collectively, "Clover Leased Properties");

        (c) the leasehold interest of Seller (as landlord or sublandlord) in and to the leases (collectively, "Clover Space Leases") for spaces within the Clover Store Properties as described on Schedule 2.1(c);

        (d) any and all electrical, plumbing, heating, ventilating and air-conditioning and other systems and equipment owned by Seller and located at and used in the operation of the Clover Store Properties (other than those relating to the business operations of Seller's department store, including all POS, ticketing and sensormatic systems and equipment, all furniture, furnishings and trade fixtures, all tools, spare parts and supplies and all rolling stock, which are not included in the sale);

        (e) any and all files, plans, surveys and other documents owned by and in the possession of Seller and required for the efficient operation of the Clover Store Properties (other than those relating to the business operations of Seller's department store, which are not included in the sale);

        (f) any and all licenses, permits, certificates of occupancy (or local equivalent) in the possession of Seller (other than those relating to the business operations of Seller's department store, which are not included in the sale); and

        (g) any and all guarantees and warranties covering the construction, maintenance or operation of the Clover Fee Properties and the Clover Leased Properties.

    The Clover Store Assets shall exclude: (i) Seller's inventory and merchandise, (ii) the Division warehouse and distribution facility located in Howell Township, New Jersey, (iii) the vacant land owned by Seller near the intersection of Route 295 and Burlington--Mt. Holly Road in Burlington Township, New Jersey, (iv) cash and accounts receivable, (v) tax refunds and (vi) insurance policies and claims thereunder (except to the extent set forth in Section 26.1).

    Seller acknowledges that certain of the Clover Store Assets are owned by Persons who are Affiliates of Seller and not by Seller directly. Notwithstanding the foregoing, Seller shall take all action necessary to cause its Affiliates to sell such Clover Store Assets to Buyer as if all Clover Store Assets were owned directly by Seller.

    2.2 Purchase Price. The aggregate purchase price to be paid for the sale of the Clover Store Assets (the "Purchase Price") shall be:

        (a) cash payable to Seller at the Closing in the amount of $40,000,000; and

        (b) Buyer's assumption of the Assumed Clover Liabilities.

    2.3 Due Diligence Period.

    (a) During the period commencing on the date of this Agreement and ending on June 12, 1996 (the "Due Diligence Period"), Buyer and its agents, employees, designees, representatives and independent contractors shall have the right, at Buyer's risk and expense, during usual business hours and after notice to Seller, to enter upon the Clover Store Properties in order to conduct surveys, environmental assessments and such other evaluations thereof as Buyer deems necessary, subject to the conditions that: (i) all such activity shall be done in a good and workmanlike manner and the Clover Store Properties shall at all times be kept in a safe condition, (ii) immediately after each such survey, assessment or evaluation, Buyer shall restore to their prior condition those portions of the Clover Store Properties disturbed or damaged by Buyer's activity, (iii) Buyer shall defend, indemnify and save Seller harmless from and against all claims, actions, suits, damages, losses, costs and expenses (including, without limitation, attorneys' fees) instituted against or incurred by Seller as a result of or relating to any activity on the Clover Store Properties by Buyer, its agents, employees, designees, representatives and independent contractors, and (iv) if requested by Seller, Buyer shall provide Seller with a certificate of comprehensive general liability insurance, in form, in an amount and issued by a carrier reasonably acceptable to Seller, insuring Seller from all risks and loss associated with Buyer's exercise of its rights under this Section. During the Due Diligence Period, Buyer and its agents, employees, designees, representatives and independent contractors also shall have the right, at Buyer's expense, to perform such other due diligence investigations regarding the Clover Store Properties as Buyer deems necessary, including, without limitation, title, zoning, municipal code compliance and other investigations.

    (b) In the event that (i) Buyer's environmental review reveals the presence or release of any toxic substance or hazardous material or of any other environmental condition or contamination in or from any Clover Store Property,
(ii) Buyer's investigations and inspections reveal that any Clover Store Property is not in good repair, order and condition (reasonable wear and tear excepted) or the existence of an encroachment or other defect or (iii) Buyer's investigations and review reveals any Clover Store Property is not in compliance with legal requirements, Buyer shall notify Seller in writing of all such observed conditions and defects (collectively, "Identified Property Defects") prior to the expiration of the Due Diligence Period. Notwithstanding the foregoing, (i) Buyer may not include as an Identified Property Defect any encapsulated or otherwise non-friable asbestos containing wrap or insulation material located in the mechanical room areas of the Clover Store Property located at Cottman Avenue in Philadelphia, Pennsylvania, and (ii) Buyer may include as an Identified Property Defect the presence of any other toxic substance or hazardous material or other environmental condition disclosed by Seller on Schedule 4.11 only to the extent that the cost to remediate, repair or otherwise cure the same exceeds $5,000 as reasonably determined by Seller and Buyer. In the event that the cost of remediating, repairing or otherwise curing the Identified Property Defects shall exceed $1,000,000 as reasonably determined by Seller and Buyer, Buyer may terminate this Agreement with respect to all (but not less than all) of the Clover Store Assets unless Seller shall agree in writing to reduce the Purchase Price by an amount equal to the excess of the cost to remediate, repair or otherwise cure the Identified Property Defects in excess of $1,000,000. Otherwise, Buyer shall accept the Clover Store Assets in their "as is" physical condition at the time of the expiration of the Due Diligence Period (reasonable wear and tear excepted and subject to the casualty and condemnation provisions expressed in Section
26), and Seller shall have no further obligation to remediate or repair any Identified Property Defects.

    2.4 Assumption of Liabilities and Obligations.

    (a) Except as otherwise provided in paragraph (b) of this Section 2.4, at and effective as of the Closing Buyer shall assume and agree to pay, discharge and perform, as appropriate, those liabilities and obligations of Seller arising from and after the Closing Date under the Clover Leases, the Clover Space Leases and the contracts, agreements and commitments of Seller in respect of the Clover Store Assets or the Assumed Clover Liabilities listed on Schedule 2.4(a) (collectively, "Other Clover Agreements").

    (b) Notwithstanding paragraph (a) of this Section 2.4, in no event shall Buyer assume, agree to pay, discharge or perform, or incur, as the case may be,
(i) any liability or obligation in respect of any federal, state or local income tax incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby, (ii) any obligation to share with or pay over to any landlord under any Clover Lease any "profit" made or "excess rent" received by Seller as a result of the transactions contemplated by this Agreement (it being understood that Buyer (and not Seller) is obligated to pay over to any such landlord any "profit" made or "excess rent" received by Buyer following the Closing to the extent required under any Clover Lease) or (iii) any other liabilities and obligations of any nature whatsoever other than those arising under the Clover Leases, the Clover Space Leases and the Other Clover Agreements following the Closing.

    All of the liabilities and obligations assumed by Buyer pursuant to this
Section 2.4 are hereinafter referred to collectively as the "Assumed Clover Liabilities".

    2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Clover Store Assets as set forth in Schedule 2.5. The parties agree that neither of them will take any position for income tax purposes that is inconsistent with the allocation set forth in Schedule 2.5.

    3. Closing.

    3.1 Time and Place of Closing.

    (a) The closing (the "Closing") of the sale and purchase of the Clover Store Assets shall take place on July 15, 1996, or, if later, the first business day following the date on which the transactions contemplated by this Agreement and by the May Company Agreement shall have been approved by the shareholders of Seller (the "Closing Date"). Seller shall notify Buyer at least 20 days in advance of the date on which the meeting of Seller's shareholders will occur. If on the Closing Date, all of the conditions expressed in Sections 11 and 12 to Buyer's and Seller's obligations hereunder have not been satisfied or waived, Closing (the "Initial Closing") shall take place on the Closing Date only with respect to those Clover Store Properties for which all such conditions have been satisfied or waived, provided that if all such conditions are not satisfied or waived for at least the Threshold Number of the Clover Store Properties, the Closing Date shall be adjourned until the fifth business day following the date on which all such conditions are satisfied or waived for at least the Threshold Number of the Clover Store Properties, provided that Buyer, at its option, may elect to initially close on fewer than the Threshold Number of the Clover Store Properties. Closings for the remaining Clover Store Properties (each, a "Subsequent Closing") shall take place on a property by property basis on the fifth business day following the date on which all such conditions are satisfied or waived for each Clover Store Property, except that, if the remaining Clover Store Property is a Kohl's Property and such fifth business day occurs after October 15, 1996, the date of the Subsequent Closing for such remaining Kohl's Property shall take place on the 30th day following the date on which all conditions are satisfied or waived for such Kohl's Property. Seller and Buyer each shall have a one-time right to adjourn the Closing Date (and, if Closing does not take place on all of the Clover Store Properties on the Closing Date, the date on which any Subsequent Closings take place) by two business days by written notice to the other party on or before the Closing Date (or, as applicable, the date of any Subsequent Closing).

    (b) The Closing will occur at 9:30 a.m. (local time) on the Closing Date in the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or at such other time and place as the parties shall mutually agree in writing. Any Subsequent Closings for the remaining Clover Store Properties will occur at 9:30 a.m. (local time) in such offices, or at such other time and place as the parties shall mutually agree in writing.

    3.2 Items to be Delivered at Closing.

    (a) At the Closing, Seller shall deliver the following to Buyer:

        (i) special warranty deeds, in recordable form, with respect to the Clover Fee Properties;

        (ii) duly executed instruments of assignment of the Clover Leases, in recordable form, together with the originals thereof;

        (iii) duly executed instruments of assignment of the Clover Space Leases, in recordable form, together with the originals thereof;

        (iv) a duly executed bill of sale transferring to Buyer all of the personal and intangible property as of the Closing date that is included in the Clover Store Assets;

        (v) the files, plans and surveys described in Section 2.1(e);

        (vi) duly executed instruments of assignment of the licenses, permits and certificates described in Section 2.1(f) and the guarantees and warranties described in Section 2.1(g), together with the originals thereof;

        (vii) the Required Consents and Estoppels in form reasonably acceptable to Buyer;

        (viii) the certificates and opinions required by Sections 11.1 and 11.4;

        (ix) duly executed instruments of assignment of the Other Clover Agreements, together with the originals thereof;

        (x) notice to all tenants under the Clover Space Leases in form reasonably acceptable to Buyer;

        (xi) instruments reasonably acceptable to Buyer's title company covering the release of all mortgages and other liens, including, without limitation, all Industrial Development Bond mortgages, leases, subleases and other encumbrances, from the Clover Store Properties;

        (xii) such transfer tax forms, affidavits, and the like required for the recordation of any deed or other instrument assigning or conveying any of the Clover Store Assets;

        (xiii) a FIRPTA affidavit in form satisfactory to Buyer to the effect that Seller is not a "foreign person;"

        (xiv) an Undertaking and Indemnity Agreement duly executed by Seller;

        (xv) such other and further certificates, agreements and documents as the Buyer may reasonably request for the effective conveyance and transfer of the Clover Store Properties; and

        (xvi) an Interim Lease, duly executed by Seller.

    If on the Closing Date, Closing takes place on fewer than all of the Clover Store Properties, Seller shall deliver the foregoing items to Buyer only with respect to the Clover Store Properties sold and purchased at such Closing. At any Subsequent Closings for the remaining Clover Store Properties, Seller shall deliver the foregoing items to Buyer only with respect to the Clover Store Properties sold and purchased at such Subsequent Closings.

    (b) At the Closing, Buyer shall deliver the following to Seller:

        (i) a payment by wire transfer to an account designated by Seller of the amount stated in Section 2.2(a);

        (ii) an Undertaking and Indemnity Agreement, together with any other instruments of assumption relating to the Assumed Clover Liabilities that may be reasonably requested by Seller, duly executed by Buyer;

        (iii) the certificates and opinions required by Sections 12.1 and 12.4;

        (iv) such other and further certificates, agreements and documents as the Seller may reasonably request for the effective assumption by Seller of the Assumed Clover Liabilities; and

        (v) an Interim Lease, duly executed by Buyer.

    If on the Closing Date, Closing takes place on fewer than all of the Clover Store Properties, Buyer shall deliver the foregoing items to Seller only with respect to the Clover Store Properties sold and purchased at such Closing. At any Subsequent Closings for the remaining Clover Store Properties, Buyer shall deliver the foregoing items to Seller only with respect to the Clover Store Properties sold and purchased at such Subsequent Closings. The Purchase Price paid by Buyer at each Closing shall be determined in conformity with the allocations set forth in Schedule 26.2.

    3.3 Interim Lease.

    (a) At Closing Buyer (as landlord or sublandlord, as the case may be) and Seller (as tenant or subtenant, as the case may be) shall enter into a lease (the "Interim Lease") covering the continued possession and operation of each of the Clover Store Properties for the purpose of liquidating Seller's inventory and trade fixtures. At Buyer's option, Kohl's (and not Buyer) may be the landlord (or sublandlord, as the case may be) on the Interim Lease for the Kohl's Properties. The provisions of the Interim Lease (i) shall require Seller to pay all costs and expenses attributable to the Clover Store Properties during the term thereof as if the Seller continued to own or directly lease the Clover Store Properties, (ii) shall provide that Buyer (or other landlord or sublandlord under the Interim Lease) shall incur no cost or expense with respect to the Clover Store Properties during the term of the Interim Lease and (iii) shall provide that the Interim Lease Rent shall be an absolute net rent to Buyer (or other landlord or sublandlord under the Interim Lease), free of all expenses, charges, diminutions and other deductions. The Interim Lease shall be in form reasonably acceptable to Seller and Buyer and shall contain the following provisions.

    (b) The term of the Interim Lease for each Clover Store Property that is not a Kohl's Property shall commence on the date of Closing for such Clover Store Property and continue until October 1, 1996, provided that Seller may elect by notice to Buyer at or before the date of Closing (i) not to have an Interim Lease for a Clover Store Property that is not a Kohl's Property if the date of Closing for such Clover Store Property occurs after October 1, 1996, or (ii) to extend the term of the Interim Lease for a Clover Store Property that is not a Kohl's Property to a date after October 1, 1996, that is not more than

75 days after the date of Closing for such Clover Store Property. The term of the Interim Lease for the Kohl's Properties shall be determined as follows:

        (i) If the Initial Closing for the Threshold Number of Kohl's Properties occurs on or before October 15, 1996, the term of the Interim Lease for the Kohl's Properties conveyed at the Initial Closing shall commence on the date of such Initial Closing and continue until October 1, 1996, provided that Seller may elect by notice to Buyer at or before the date of the Initial Closing to extend the term of the Interim Lease for a Kohl's Property to a date after October 1, 1996, but not later than October 15, 1996;

        (ii) If the Initial Closing for the Threshold Number of Kohl's Properties occurs after October 15, 1996, the term of the Interim Lease for the Kohl's Properties conveyed at the Initial Closing shall commence on the date of such Initial Closing and continue until January 31, 1997, or, if earlier, with respect to any individual Kohl's Property, the date on which either Buyer or Kohl's takes possession of such Kohl's Property to make the same ready for occupancy and use by Kohl's;

        (iii) If a Subsequent Closing for any Kohl's Property occurs on or before October 15, 1996, the term of the Interim Lease for the Kohl's Property conveyed at the Subsequent Closing shall commence on the date of such Subsequent Closing and continue until October 1, 1996, provided that Seller may elect by notice to Buyer at or before the date of the Subsequent Closing to extend the term of the Interim Lease for such Kohl's Property to a date after October 1, 1996, but not later than October 15, 1996; and

        (iv) If a Subsequent Closing for any Kohl's Property occurs after October 15, 1996, Seller may elect by notice to Buyer at or before the date of the Subsequent Closing (aa) not to have an Interim Lease for such Kohl's Property (but only if the Subsequent Closing occurs on or after the 30th day following the date on which all conditions are satisfied or waived for such Kohl's Property as expressed in Section 3.1(a)) or (bb) to have an Interim Lease for a term that commencing on the date of such Subsequent Closing and continuing until 30 days thereafter (but, in no event, after January 31, 1997).

    (c) At Buyer's option, there may be one Interim Lease covering all of the Clover Store Properties or multiple Interim Leases each covering one or more of the Clover Store Properties. In the latter event, all of the Interim Leases shall contain cross-default clauses on the part of tenant. The net rent payable to Buyer for each of the Clover Store Properties shall be as set forth in
Schedule 3.3(c) ("Interim Lease Rent"), and shall be payable in advance at Closing. In addition, Seller shall pay promptly when due during the term of the Interim Lease all rent and other charges payable under the Clover Leases and the Other Clover Agreements, together with all real estate taxes, insurance, common area maintenance costs and utility charges (collectively, "Interim Lease Additional Rent"), and shall perform and comply with all obligations arising under the applicable Clover Leases, Clover Space Leases and Other Clover Agreements. During the term of the Interim Lease, Seller shall be entitled to receive (or if the same are received directly by Buyer, Seller shall receive a credit on account of) all rents and other sums payable under the Clover Space Leases.

    (d) Seller shall maintain during the term of each Interim Lease (i) comprehensive general liability insurance naming Buyer (or other landlord or sublandlord under the Interim Lease) as an additional insured and (ii) all risk property insurance for the replacement cost of the Clover Store Property covered by such Interim Lease. If during the term of an Interim Lease the Clover Store Property shall be damaged or destroyed by fire or other casualty, Seller shall assign to Buyer (or other landlord or sublandlord under the Interim Lease) its entire right, title and interest in and to any proceeds of such insurance with respect to the Clover Store Property (together with a payment to Buyer (or other landlord or sublandlord under the Interim Lease) of any deductible amounts payable under such policies), provided that Seller shall retain the proceeds of any business interruption insurance maintained by Seller and the proceeds of any insurance covering Seller's inventory, equipment, trade fixtures and other personal property not included in the Clover Store Assets. Seller shall have no obligation under the Interim Lease to restore or repair any damage to the Clover Store Property caused by fire or other insured risk. There shall be no abatement of any Interim Lease Rent or, except as expressly provided in the applicable Clover Lease, Interim Lease Additional Rent as a result of any destruction or casualty to a Clover Store Property or any part thereof during the term of the Interim Lease.

    (e) At the expiration of the term of the Interim Lease, Seller shall remove from each Clover Store Property all of Seller's inventory, equipment, trade fixtures and other personal property not included in the Clover Store Assets and leave each Clover Store Property broom clean and in the condition existing at the time of the Closing (reasonable wear and tear excepted). In the event that Seller fails to vacate and surrender possession of any of the Kohl's Properties by the termination date set forth in the Interim Lease for such Kohl's Property, Seller shall continue to perform and comply with all obligations arising under the applicable Clover Leases, Clover Space Leases and Other Clover Agreements and pay promptly when due all Interim Lease Rent and Interim Lease Additional Rent, and Seller shall continue to receive all rents and other sums payable under any applicable Clover Space Leases, for the Kohl's Properties not vacated and surrendered by the applicable termination date until the earlier to occur of
(i) January 31, 1997, or (ii) with respect to any individual Kohl's Property, the date on which either Buyer or Kohl's takes possession of such Kohl's Property to make the same ready for occupancy and use by Kohl's, provided that if Seller fails to vacate and surrender possession of any of the Kohl's Properties by January 31, 1997, or, if earlier, five business days following the date on which Seller receives written notice from Buyer or Kohl's stating that the term of the Interim Lease for a Kohl's Property has expired and demanding that Seller surrender immediate possession thereof to Buyer or Kohl's, Seller shall pay as liquidated damages on account of such failure the "150% Holdover Interim Lease Rent" for such Kohl's Property as set forth in Schedule 3.3(c) plus all Interim Lease Additional Rent for such Kohl's Property (each calculated on a per diem basis) during the first 15 days of any such holdover and the "200% Holdover Interim Lease Rent" for such Kohl's Property as set forth in Schedule 3.3(c) plus all Interim Lease Additional Rent for such Kohl's Property (each calculated on a per diem basis) for any days thereafter until the date on which Seller vacates and surrenders possession of such Kohl's Property. In the event that Seller fails to vacate and surrender possession of any Clover Store Property that is not a Kohl's Property by the expiration of the term of the Interim Lease for such Clover Store Property, Seller shall continue to perform and comply with all obligations arising under the applicable Clover Leases, Clover Space Leases and Other Clover Agreements and pay promptly when due all Interim Lease Rent and Interim Lease Additional Rent for the Clover Store Properties not vacated and surrendered, and Seller shall continue to receive all rents and other sums payable under any applicable Clover Space Leases, until the date on which Seller vacates and surrenders possession of such Clover Store Property. If as a result of Seller's failure to deliver possession of any Clover Store Property that is not a Kohl's Property by the expiration of the term of the Interim Lease for such Clover Store Property and, as a result thereof, Seller is unable to deliver possession of such Clover Store Property to a Person to whom Buyer has assigned or agreed to lease such Clover Store Property by the date required by such Person, Seller shall pay as liquidated damages on account of such failure the "150% Holdover Interim Lease Rent" for such Clover Store Property as set forth in Schedule 3.3(c) plus all Interim Lease Additional Rent for such Clover Store Property (each calculated on a per diem basis) during the first 15 days of any such holdover and the "200% Holdover Interim Lease Rent" for such Kohl's Property as set forth in Schedule 3.3(c) plus all Interim Lease Additional Rent for such Clover Store Property (each calculated on a per diem basis) for any days thereafter until the date on which Seller vacates and surrenders possession of such Clover Store Property. Notwithstanding the foregoing, neither Seller nor the Liquidator shall have any right to hold over or continue in possession of any Clover Store Property after the termination date set forth in the Interim Lease for such Clover Store Property.

    (f) At Seller's election, Seller may nominate the Person or Persons liquidating Seller's inventory and trade fixtures (the "Liquidator") as the tenant under the Interim Lease, in which event Seller shall guaranty all of the payment and performance obligations of the Liquidator under the Interim Lease. The liquidation of Seller's inventory and fixtures shall be conducted in conformity with legal requirements and in a manner that does not violate applicable provisions of the Clover Leases and the Other Clover Agreements. In amplification of the foregoing: (i) if at any Clover Store Property the terms of Clover Lease or Other Clover Agreement prohibit or would be violated by the conduct of a going-out-of-business sale, there shall be no going-out-of-business sale at such Clover Store Property, but Seller shall nevertheless enter into an Interim Lease for such Clover Store Property if required to do so under Section 3.3(b) and (ii) Seller shall obtain any consents required under the Clover Leases or Other Clover Agreements to permit Seller or Seller's Liquidator to enter into such Interim Lease. If any such required consent under (ii) in the foregoing sentence is not obtained, then there shall be no Interim Lease covering such Clover Store Property, provided that if such Clover Store Property is a Kohl's Property, Seller shall nevertheless be required to give to Buyer (or Kohl's if Kohl's is the Permitted Designee for such Kohl's Property) a credit at Closing in an amount equal to all Interim Lease Rent and Interim Lease Additional Rent that would have been payable under the Interim Lease for any such Kohl's Property required under Section 3.3(b) throughout the entire term thereof as if such Interim Lease had been executed at Closing.

    3.4 Further Assurances. (a) At or following the Closing, at the request of Buyer (but at no cost to Seller), Seller shall execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Clover Store Assets, or to better enable Buyer to complete, perform or discharge any of the Assumed Clover Liabilities assumed by Buyer at the Closing pursuant to Section 2.4 hereof.

    (b) At or following the Closing, Buyer shall cooperate with Seller (but at no cost to Buyer) in the Dissolution of Seller and, in connection therewith, shall deliver to Seller such publicly available information regarding Buyer financial condition as may reasonably be requested by Seller and the claimants in Seller's Dissolution. At the request of Seller (but at no cost to Buyer), Buyer also shall execute, acknowledge and deliver to Seller such instruments of assumption and further assurances as Seller may reasonably require to establish that Seller has provided adequate security for the payment of Seller's unmatured contractual obligations with respect to the Assumed Clover Liabilities. If and to the extent required by any court overseeing the Dissolution of Seller to satisfy such claims, Buyer shall post or cause to be posted at Buyer's cost letter of credit or other security of an amount not to exceed $2,000,000 for a period of not more than 24 months.

    4. Representations and Warranties of Seller. The Seller represents and warrants to Buyer as follows:

    4.1 Corporate Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership, operation or leasing of property or assets or the conduct of its business requires it to be so qualified, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Seller has all necessary government authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material
Adverse Effect.

    4.2 Due Authorization. Other than the requisite approval of this Agreement by the holders of Seller's common stock, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Seller and this Agreement has been duly executed by a duly authorized officer of Seller and this Agreement constitutes a valid and binding agreement of Seller, enforceable against it in accordance with its terms, except (a) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity (regardless of whether enforcement is sought in equity or law).

    4.3 Consents and Approvals; No Violation. Subject to (a) the requisite approval of this Agreement by the holders of Seller's common stock, (b) the expiration or earlier termination of all waiting periods under the HSR Act, (c) the receipt of the consents of the landlords under the Clover Leases to the extent required thereunder and (d) the receipt of the consents of the parties to the Other Clover Agreements to the extent required thereunder, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of Seller's Articles or Bylaws, (ii) violate or conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of the Clover Store Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents either have been obtained by Seller or the obtaining of which has been waived by Buyer, or (iii) violate any order, writ, injunction, decree, arbitration award, statute, rule or regulation applicable to Seller or any of the Clover Store Assets, excluding from the foregoing clauses (ii) and (iii) (x) such defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect and (y) such defaults and violations that arise from and after the Closing Date as a result any act or omission of Buyer or any change in use or cessation of use initiated by Buyer.

    4.4 Absence of Adverse Changes or Events. Since January 1, 1996, there has been no change in the Clover Store Assets or Assumed Clover Liabilities which has materially adversely affected or, in the reasonable judgment of Seller, might materially adversely affect the Clover Store Assets or Assumed Clover Liabilities.

    4.5 Clover Store Assets.

    (a) Schedule 2.1(a) is a true and complete schedule of all of the Clover Store Properties owned in fee by Seller. Schedule 2.1(b) is a true and complete schedule of all of the Clover Leased Properties and all Clover Leases, including any amendments. Schedule 2.1(c) is a true and complete schedule of all Clover Space Leases, including any amendments. Each of the Clover Leases and the Clover Space Leases is valid, binding and in full force and effect, all rents and other sums and charges payable by or to Seller thereunder are current within applicable notice and grace periods, no notice of default or termination under any Clover Lease or Clover Space Lease has been given or received by Seller and, to the knowledge of Seller, no events have occurred that would, with the passage of time or the giving of notice or both, constitute a default thereunder.

    (b) At Closing title to the Clover Store Properties shall be good and marketable and free and clear of all liens and encumbrances, except the matters referred to in Schedule 4.5(b) (collectively, "Permitted Exceptions"). Prior to the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to the extent, if any, that title to the Clover Store Properties is not in conformity with the requirements of this Agreement (each an "Identified Title Defect"). If Seller is unable to deliver at Closing title with respect to any Clover Store Property in conformity with the requirements of this Agreement, Buyer shall have the right, at Buyer's election, either (i) to take such title to the Clover Store Properties as Seller can give without adjustment of the Purchase Price (other than as expressed in Section 4.5(c)) or (ii) to terminate this Agreement as to the affected Clover Store Property only. In the latter event, the Purchase Price shall be adjusted in conformity with the allocations set forth in Schedule 26.2, all references to such Clover Store Property shall thereupon be and be deemed deleted from this

Agreement and the Closing shall occur with regard to all other Clover Store Properties as if the deleted Clover Store Property was never included as a Purchased Asset.

    (c) Seller shall, at or prior to Closing, pay off and discharge of record all liens and encumbrances, including, without limitation, all Industrial Development Bond mortgages, leases, subleases and other encumbrances, on Seller's interest in the Clover Store Properties in an ascertainable dollar amount that are not Permitted Exceptions. If Seller fails to do so, Buyer shall have the right (but not the obligation) to take subject to same with regard to any Clover Store Property with a credit against the Purchase Price in an amount required to remove and discharge same.

    (d) The Clover Store Assets are in operating condition in all material respects, subject to ordinary wear and tear.

    (e) The Seller has received no notices, oral or written, and has no reason to believe, that any government body having jurisdiction over the Clover Store Properties intends to exercise the power of eminent domain or similar power with respect to all or any part of the Clover Store Properties. The Seller has not received any notice of violation of law or ordinance with respect to the Clover Store Properties that will remain uncorrected at Closing or any notice of special assessment against the Clover Store Properties for public improvements heretofore constructed or for any special condominium assessment that will remain unpaid at Closing.

    (f) Except as disclosed in Schedule 2.1(b), 2.1(c) and 2.4(a), Seller has not given or received any written notices that would have a Material Adverse Effect on any of the Clover Leases, the Clover Space Leases or the Other Clover Agreements including, without limitation, notices of default that remain uncured, notices of termination, notices of exercise of any option to purchase or right of first refusal or any declaration of exclusive or restricted use.

    4.6 Other Clover Agreements. Schedule 2.4(a) is a true and complete schedule of all of the contracts, agreements and commitments, including any amendments, of Seller (other than the Clover Leases and the Clover Space Leases), in respect of the Clover Store Assets or the Assumed Clover Liabilities that will not be terminated by Seller at or prior to Closing. To the knowledge of Seller, all of the Other Clover Agreements set forth on Schedule 2.4(a) are valid and in full force and effect on the date hereof and Seller has not violated any material provision of, or committed or failed to perform any act, that with notice, lapse of time or both would constitute a default under the provisions of any Other Clover Agreement the termination of which would have a Material Adverse Effect.

    4.7 Litigation. Except as disclosed in Schedule 4.7, to the knowledge of Seller, (a) no claim, action, suit, arbitration, investigation or other proceeding is pending or threatened or known to be contemplated, against Seller with respect to the Clover Store Assets or Assumed Clover Liabilities before any court, governmental agency, authority or commission, arbitrator or "impartial mediator", (b) there are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against Seller with respect to the Clover Store Assets or Assumed Clover Liabilities and (c) no litigation or claims have been brought or threatened, or are known to be contemplated, respecting the transactions contemplated by this Agreement, which in each case would result in a Material Adverse Effect.

    4.8 Franchises, Licenses, Permits, etc. To the knowledge of Seller, Seller owns or possesses all franchises, licenses, permits, consents, approvals, waivers and other authorizations, governmental or otherwise, comprising the Clover Store Assets (the "Authorizations"). To the knowledge of Seller, Seller is not in default and has not received any notice of any claim of default, with respect to any such Authorization, or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will have any Material Adverse Effect upon any such Authorization, except as disclosed in Schedule 4.8.

    4.9 Employment and Severance Agreements. There are no employment, severance or termination agreements to which Seller or the Division is a party with respect to the Division which would in any way be binding upon Buyer. Seller shall be responsible for compliance with all laws and statutes requiring notification to Seller's employees before terminating same and with the provisions of any employment agreements that might have an impact upon the transactions set forth herein.

    4.10 Brokers and Finders. Except for Peter J. Solomon Company Limited, Lehman Brothers and Houlihan, Lokey, Howard & Zukin, whose fees Seller shall be solely responsible for, no financial adviser, broker, agent or finder has been retained by Seller in connection with this Agreement or any transaction contemplated hereby and, except for Peter J. Solomon Company Limited, no such financial adviser, broker, agent or finder is entitled to any fee or other compensation from Seller on account of this Agreement or any transaction contemplated hereby.

    4.11 Environmental. Schedule 4.11 contains an accurate and complete description of all environmental reports known to Seller that affect any of the Clover Store Assets, and Seller has delivered a complete copy of each such report to Buyer. Except as set forth in Schedule 4.11 or in the reports listed therein, Seller has no knowledge of the presence or release of any toxic substance or hazardous material or of any other environmental condition or contamination in or from the Clover Store Assets.

    5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

    5.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. The Buyer has all necessary government authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    5.2 Due Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Buyer and this Agreement has been duly executed by a duly authorized officer of Buyer and this Agreement constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except (a) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity (regardless of whether enforcement is sought in equity or law).

    5.3 Consents and Approvals; No Violation. Subject to (a) the expiration or earlier termination of all waiting periods under the HSR Act, (b) the receipts of the consents of the landlords under the Clover Leases to the extent required thereunder and (c) the receipt of the consents of the parties to the Other Clover Agreements to the extent required thereunder, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of Buyer's Articles of Incorporation or Bylaws, (ii) except as set forth in
Schedule 5.3, violate or conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any of their respective properties or assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents either have been obtained by Buyer or the obtaining of which has been waived by Seller, or (iii) violate any order, writ, injunction, decree, arbitration award, statute, rule or regulation applicable to Buyer, any of its subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii) such defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect.

    5.4 Brokers and Finders. No financial adviser, broker, agent or finder has been retained by Buyer in connection with this Agreement or any transaction contemplated hereby and no such financial adviser, broker, agent or finder is entitled to any fee or other compensation from Buyer on account of this Agreement or any transaction contemplated hereby.

    6. Conduct of Business of the Division Prior to Closing. The Seller covenants to Buyer that, except as may be approved in writing by Buyer, from and after the date hereof to the Closing Date:

    6.1 Business. Except as otherwise contemplated by this Agreement, the Seller will conduct and operate the business of the Division only in the ordinary course consistent with past practice. Seller will comply with all obligations required by it under the terms of the Clover Leases, the Space Leases, the Other Clover Agreements and the Permitted Exceptions, and Seller will not modify, extend, renew or terminate any of the foregoing, nor enter into any other agreement affecting any property the term of which would extend beyond the Closing or which would in any manner bind Buyer. Seller will deliver to Buyer copies of any material correspondence to or from any landlord, space tenant, adjoining owner or municipal authority promptly after sending or receiving same.

    6.2 Adverse Changes. The Seller will not take or omit to take any action which action or omission would in its reasonable judgment have a Material Adverse Effect.

    6.3 Maintenance of Properties, Permits, Franchises, Licenses, etc. The Seller will, at its own expense, maintain all of the Clover Store Assets in customary repair, order and condition, except for reasonable wear and tear and damage by fire or other insurable casualty, and maintain in full force and effect all Authorizations currently in effect.

    6.4 Encumbrances. The Seller will not mortgage, pledge or otherwise subject to any lien, security interest, encumbrance or charge of any nature, any of the Clover Store Assets or become committed to do so, or permit or suffer any of the Clover Store Assets to become subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any nature, other than liens of current taxes not yet due and payable, or become committed so to do.

    6.5 Mercerville Property. Following the expiration of the Due Diligence Period without this Agreement having been terminated by Buyer, Seller shall, at the request of Buyer, give written notice to the landlord under the Clover Lease for the Clover Store Property located in Mercerville, New Jersey, of its intention to exercise its option to purchase fee title for such property as expressed in Section 4.3(a) of such Clover Lease. Thereafter, Seller shall use diligent, good faith efforts to obtain such title, provided that Seller shall not be obligated to incur any cost in connection therewith other than payment of the $10.00 option purchase price for such Clover Store Property (all of which other costs, including, without limitation, any realty transfer or similar taxes and any costs incurred to obtain a subdivision of the "Shopping Center Tract" into the "S&C Tract" and the "Retained Tract" (each as defined in the Clover Lease for the Mercerville Clover Store Property) shall be paid by Buyer). If by the Closing Date Seller has not yet obtained the title for the Mercerville Clover Store Property, the estoppel letter for the Mercerville Clover Store Property delivered to Buyer at Closing must include a statement that Seller has validly given written notice of its intention to exercise its option to purchase the title for the Mercerville Clover Store Property and that the owner is required to convey such title to Buyer in conformity with and subject to the terms and conditions of the option to purchase as expressed in Section 4.4 of the Clover Lease.

    7. HSR Act. As promptly as practicable after the execution of this Agreement, Seller and Buyer shall each make any required filings with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act and shall comply with any and all reasonable requests for additional information as soon as possible after receipt of such requests. If an HSR Act filing for the transactions contemplated by this Agreement (or for the conveyance by Seller of any Kohl's Properties directly to Kohl's) is required, Seller shall pay one-third and Buyer shall pay two thirds of the filing fee required therefor.

    8. Consents and Estoppels.

    (a) The Seller and Buyer shall each use diligent, good faith efforts (but at no cost to either party) to obtain the all consents, authorizations and waivers of third parties that may be necessary or reasonably required to effectuate the transactions contemplated by this Agreement, including, without limitation, consents from landlords under the Clover Leases and consents of the parties to all reciprocal easement and operating or similar agreements included in the Other Clover Agreements required to permit the assignment of any Clover Lease to Buyer or Buyer's designee or the purchase of any Clover Fee Property by Buyer or Buyer's designee.

    (b) The Seller and Buyer shall each use diligent, good faith efforts (but at no cost to either party) to obtain estoppel certificates in form reasonably satisfactory to Buyer from all landlords under the Clover Leases, all tenants or subtenants under the Clover Space Leases and the parties to all reciprocal easement and operating or similar agreements included in the Other Clover Agreements.

    9. Access to Business and Records.

    (a) Between the date hereof and the Closing Date and in the absence of any breach of this Agreement by either party, Seller grants to Buyer and its agents, employees, designees, representatives and independent contractors the right, during normal business hours, to inspect and copy the books, records, properties and inventory of Seller with respect to the Clover Store Assets and Assumed Clover Liabilities, including, without limitation, copies of all deeds, title abstracts and title insurance policies, surveys, certificates of occupancy, notices of violation, including notices relating to environmental laws, variances, licenses and permits, and to consult with officers, employees, attorneys and agents of Seller for the purpose of investigating the business of the Division and determining the accuracy of the representations and warranties made herein; provided that no visit or inspection of records shall be made pursuant to and for the purposes of this Section 9 unless Buyer shall first inform the Chairman, the President or any Vice President of Seller of the proposed time and place of the proposed visit and the general purposes thereof and coordinate with him the arrangements therefor. Buyer and its designated representatives shall also have the right, upon reasonable prior notice and during normal business hours, to enter onto the Clover Store Properties for the purpose of making survey, engineering or other inspections, tests and investigations as set forth in Section 2.3.

    (b) For a period of one year after the Closing, Seller shall preserve all files and records of Seller relating to the Clover Store Assets and Assumed Clover Liabilities that were not delivered to Buyer at Closing and shall allow representatives of Buyer access to such files and records and the right to make copies and extracts therefrom during normal business hours, provided that Seller at any time may give Buyer written notice of its intention to dispose of any specified part of such files and records, in which case Buyer may notify Seller within 60 days of receipt of the notice of Buyer's desire to retain one or more of the items to be disposed of and Seller shall thereupon deliver such items to Buyer.

    (c) For a period of five years after the Closing, Buyer shall preserve all files and records relating to the Clover Store Assets and Assumed Clover Liabilities which were delivered to Buyer at Closing and shall allow representatives of Seller access to such files and records and the right to make copies and extracts therefrom during normal business hours, provided that commencing three years after the Closing Buyer may give Seller written notice of its intention to dispose of any specified part of such files and records, in which case Seller may notify Buyer within 60 days of receipt of the notice of Seller's desire to retain one or more of the items to be disposed of and Buyer shall thereupon deliver such items to Seller.

    10. Confidential Information. If Closing does not take place hereunder, Buyer shall keep confidential, and shall cause any of its representatives to keep confidential, any information (unless ascertainable from public or published information or trade sources) obtained from Seller concerning the operations and business of the Division. Buyer's undertaking expressed in this
Section 10 shall be in addition to, and not in limitation of, the terms of any other confidentiality agreement between Seller and Buyer.

    11. Conditions to Obligation of Buyer to Consummate Acquisition. The obligation of Buyer to consummate the asset purchase provided for in this Agreement shall be subject to the following conditions:

    11.1 Representations, Warranties and Covenants of Seller. The representations and warranties of Seller herein contained and the information contained in the Schedules hereto and in any closing and other documents delivered by Seller in connection with this Agreement shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time except to the extent waived hereunder or affected by the transactions contemplated herein; Seller shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Seller shall have delivered to Buyer a certificate in form and substance reasonably satisfactory to Buyer dated the Closing Date and signed by the Chairman, the President or any Vice President of Seller to all such effects.

    11.2 Pending Litigation. There shall not be any preliminary or permanent injunction or other order, decree or ruling issued by a court or governmental entity having jurisdiction nor shall there be any statute, rule, regulation or other executive order, that would prevent the consummation of the transactions contemplated by this Agreement.

    11.3 HSR Act Compliance. All applicable waiting periods under the HSR Act (including any relating to Kohl's anticipated involvement as a Permitted Designee) shall have expired or early termination thereof shall have been granted.

    11.4 Opinion of Counsel for Seller. The Buyer shall have received an opinion dated the Closing Date of Morgan, Lewis & Bockius LLP, counsel for Seller, satisfactory to Buyer and its counsel, to the effect that:

        (a) The Seller is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

        (b) All action required to have been taken by or on behalf of Seller to authorize and effect the execution and delivery of this Agreement by Seller and the carrying out by Seller of the transactions contemplated hereby has been taken; this Agreement and the Undertaking and Indemnity Agreement to be executed by Seller at Closing constitute the legal, valid and binding obligations of Seller and are enforceable against it in accordance with their respective terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity (regardless of whether enforcement is sought in equity or law).

        (c) With respect to the following:

           (i) the Articles or Bylaws of Seller,

           (ii) any applicable law, statute, rule or regulation,

           (iii) any material agreement or instrument to which Seller is a party or may be bound relating to the sale of the Clover Store Assets and the assumption of the Assumed Clover Liabilities of which such counsel has knowledge, or

           (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which Seller is a party or subject relating to the sale of the Clover Store Assets and the assumption of the Assumed Clover Liabilities of which such counsel has knowledge, subject to obtaining the Required Consents and Approvals, the execution and delivery by Seller of this Agreement and the consummation of the sale of the Clover Store Assets and the assumption of the Assumed Clover Liabilities will not (A) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, or (B) require any authorization, consent, approval, exemption, or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

    11.5 Approval of Counsel. All steps to be taken and all papers and documents to be executed, and all other legal matters in connection with the transactions contemplated by this Agreement shall be subject to the reasonable approval of counsel for Buyer.

    11.6 Closing Documents. The Buyer shall have received such certificates and other closing documentation, as counsel for Buyer, may reasonably request.

    11.7 Third Party Consents and Estoppels. The Buyer shall have received the following consents, authorizations, waivers and estoppels (collectively, "Required Consents and Estoppels"):

        (a) all consents and authorizations from landlords under the Clover Leases required for the assignment of the Clover Leases to Buyer or Buyer's designee;

        (b) all consents and authorizations from parties to all reciprocal easement and operating or similar agreements affecting the Clover Store Properties required to permit the assignment of any Clover Lease to Buyer or Buyer's designee or the purchase of any Clover Fee Property by Buyer or Buyer's designee;

        (c) all consents and waivers required to release Buyer or Buyer's designee from any obligation to operate the Clover Store Properties using the name "Clover" or "Strawbridge & Clothier" from and after the time of Closing;

        (d) all consents and waivers required to permit Buyer or Buyer's designee to cease or suspend business operations at the Clover Store Properties located at Cheltenham Avenue in Philadelphia, Pennsylvania, in Mercerville, New Jersey, and at the Shore Mall, in Pleasantville, New Jersey, provided that (i) Buyer shall agree to maintain such Clover Store Properties in good condition and appearance during any period of suspended business operations and (ii) Buyer shall agree to use diligent good faith efforts to obtain with reasonable promptness a tenant or subtenant for such Clover Store Properties;

        (e) all consents and waivers required to release the Clover Store Properties from any third party rights of first refusal, rights of recapture, options to purchase or similar rights; and

        (f) estoppel letters (confirming the relevant representations of Seller expressed in Section 4.5(a) and otherwise in form reasonably satisfactory to Buyer) from all landlords under the Clover Leases, all tenants or subtenants under the Clover Space Leases and the parties to all reciprocal easement and operating or similar agreements affecting the Clover Store Properties, provided that if Seller is not able to obtain an estoppel letter from a tenant or subtenant under a Clover Space Lease, Seller may satisfy the requirement for same by delivering to Buyer at Closing an estoppel letter for such Clover Space Lease executed by Seller.

    The Required Consents and Estoppels shall exclude: (i) except as expressly provided above, all consents or waivers required to permit any use of a Clover Store Property by Buyer or Buyer's designee from and after the time of Closing that violates or is otherwise not permitted under the Permitted Exceptions applicable to such Clover Store Property, (ii) any consent, authorization, waiver or estoppel for the Clover Store Properties located at Cottman Avenue in Philadelphia, Pennsylvania, and Westmont Plaza in Westmont, New Jersey, and
(iii) any consent, authorization or waiver for the Clover Store Property located at the Gallery in Philadelphia, Pennsylvania (it being understood that (aa) at Buyer's option, the Closing for the Clover Store Property located at the Gallery shall not take place until after Seller shall have given the landlord under the Clover Lease at the Gallery the "Tenant's Notice of Intent" referenced in
Section 13.2 of such Clover Lease and at least 90 days have elapsed following the receipt by the landlord of the "Proposed Specific Tenant Notice" referenced in Section 13.4 of such Clover Lease without the landlord having exercised its recapture right and (bb) Buyer shall receive an estoppel letter (confirming the relevant representations of Seller expressed in Section 4.5(a) and otherwise in form reasonably satisfactory to Buyer) from the landlord under the Clover Lease at the Gallery).

    11.8 Title Insurance. The Buyer shall have received policies of title insurance as to each parcel of the Clover Store Properties from a reputable title insurance company selected by Buyer licensed to do business in the state in which such Clover Store Property is located, free of all exceptions, liens and encumbrances other than the Permitted Exceptions.

    11.9 Clover Space Leases. No Clover Space Leases shall have been terminated or cancelled or the premises demised thereby surrendered other than pursuant to the terms thereof.

    All conditions expressed in this Section 11 shall be required to be satisfied or waived by Buyer (at its option) with regard to each of the Clover Store Properties. Buyer shall use its good faith, diligent efforts (but at no cost to Buyer) to take, or cause to be taken, such action as may be necessary to obtain satisfaction of all conditions expressed in this Section 11 for which Buyer is responsible and, from time to time, shall keep Seller reasonably informed of such efforts. On or before five business days prior to the Closing Date, Buyer shall advise Seller of any such conditions that, to the knowledge of Buyer, have not theretofore been satisfied or waived, which notice shall specify which and to what extent the conditions precedent have not been satisfied. All conditions known to Buyer and not specified in Buyer's notice shall be deemed satisfied or waived by Buyer, except for those conditions relating to the performance by Seller of its obligations under this Agreement. Buyer shall promptly notify Seller when any of the conditions identified by Buyer's notice as unsatisfied subsequently become satisfied or waived by Buyer.

    12. Conditions to Obligation of Seller to Consummate the Acquisition. The obligation of Seller to consummate the asset purchase provided for in this Agreement shall be subject to the following conditions:

    12.1 Representations, Warranties and Covenants of Buyer. The representations and warranties of Buyer contained herein and the information contained in any closing and other documents delivered by Buyer in connection with this Agreement shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; Buyer shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed or complied with by it at or prior to the Closing Date; and Buyer shall have delivered to Seller a certificate of Buyer in form and substance satisfactory to Seller dated the Closing Date and signed by a Vice President of Buyer to all such effects.

    12.2 Pending Litigation. There shall not be any preliminary or permanent injunction or other order, decree or ruling issued by a court or governmental entity having jurisdiction nor shall there be any statute, rule, regulation or other executive order, that would prevent the consummation of the transactions contemplated by this Agreement.

    12.3 HSR Act Compliance. All applicable waiting periods under the HSR Act (including any relating to Kohl's anticipated involvement as a Permitted Designee) shall have expired or early termination thereof shall have been granted.

    12.4 Opinion of Counsel for Buyer. The Seller shall have received an opinion dated the Closing Date of Robert P. Schulman, counsel for Buyer, satisfactory to Seller and its counsel, to the effect that:

        (a) The Buyer is a corporation validly existing and in good standing under the laws of the State of Maryland.

        (b) All action required to have been taken by or on behalf of Buyer to authorize and effect the execution and delivery of this Agreement by Buyer and the carrying out by Buyer of the transactions contemplated hereby has been taken; this Agreement and the Undertaking and Indemnity Agreement to be executed by Buyer at Closing constitute the legal, valid and binding obligations of Buyer and are enforceable against it in accordance with their respective terms, except (a) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity (regardless of whether enforcement is sought in equity or law).

        (c) With respect to the following:

           (i) the Articles of Incorporation or Bylaws of Buyer,

           (ii) any applicable law, statute, rule or regulation,

           (iii) any material agreement or instrument to which Buyer is a party or may be bound relating to the sale of the Clover Store Assets and the assumption of the Assumed Clover Liabilities of which such counsel has knowledge, or

           (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which Buyer is a party or subject relating to the sale of the Clover Store Assets and the assumption of the Assumed Clover Liabilities of which such counsel has knowledge, subject to obtaining the Required Consents and Approvals, the execution and delivery by Buyer of this Agreement and the consummation of the sale of the Clover Store Assets and the assumption of the Assumed Clover Liabilities will not (A) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, or (B) require any authorization, consent, approval, exemption, or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

    12.5 Approval of Counsel. All steps to be taken and all papers and documents to be executed, and all other legal matters in connection with the transactions contemplated by this Agreement shall be subject to the reasonable approval of Morgan, Lewis & Bockius LLP, counsel for Seller.

    12.6 Closing Documents. The Seller shall have received such certificates and other closing documentation as Morgan, Lewis & Bockius LLP, counsel for Seller, may reasonably request.

    12.7 Shareholder Approval. The transactions contemplated by this Agreement and by the May Company Agreement shall have been approved by the shareholders of Seller by the vote required by the Pennsylvania Business Corporation Law and the Seller's Articles and Bylaws.

    12.8 Closing of Sale of Department Store Division. The Seller shall have consummated the closing of the sale of Seller's Department Store Division to May Company as expressed in the May Company Agreement.

    All conditions expressed in this Section 12 shall be required to be satisfied or waived by Seller (at its option) with regard to each of the Clover Store Properties. Seller shall use its good faith, diligent efforts (but at no cost to Seller) to take, or cause to be taken, such action as may be necessary to obtain satisfaction of all conditions expressed in this Section 12 for which Seller is responsible and, from time to time, shall keep Buyer reasonably informed of such efforts. On or before five business days prior to the Closing Date, Seller shall advise Buyer of any such conditions that, to the knowledge of Seller, have not theretofore been satisfied or waived, which notice shall specify which and to what extent the conditions precedent have not been satisfied. All conditions known to Seller and not specified in Seller's notice shall be deemed satisfied or waived by Seller, except for those conditions relating to the performance by Buyer of its obligations under this Agreement. Seller shall promptly notify Buyer when any of the conditions identified by Seller's notice as unsatisfied subsequently become satisfied or waived by Seller.

    13. Termination of Representations and Warranties. The representations and warranties given by Seller or Buyer under this Agreement shall survive the Closing for a period of six months thereafter. Notwithstanding the foregoing, any representations and warranties regarding the Clover Leases, the Clover Space Leases, the Other Clover Agreements or the Permitted Exceptions that are confirmed in estoppels delivered as required hereby shall not survive Closing.

    14. Bulk Sales Laws. The parties hereby waive compliance with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

    15. Termination of Agreement.

    (a) This Agreement may be terminated and the transactions hereby may be abandoned at any time prior to the Closing:

        (i) by mutual consent of Buyer and Seller;

        (ii) by Seller, if the May Company Agreement shall have been terminated or abandoned without the Seller having consummated the closing of the sale of Seller's Department Store Division to May Company;

        (iii) by either Seller or Buyer, if a government or authority having jurisdiction shall issued an order, decree or ruling or promulgated or enacted any statute, rule or regulation or executive order, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, provided that such order, decree or ruling shall have become final and non-appealable;

        (iv) by either Seller or Buyer, if the shareholders of Seller fail to approve the transactions contemplated by this Agreement or by the May Company Agreement at the meeting of Seller's shareholders contemplated by
    Section 12.7; or

        (v) by either Seller or Buyer at any time following November 30, 1996, as to any of the Clover Store Properties for which Closing has not theretofore occurred, if, through no fault of the party seeking to terminate, Closing has not occurred with respect to all of the Clover Store Properties on or before November 30, 1996, provided that Seller shall not be able to terminate this Agreement unless at the time of such termination either (aa) Seller shall have consummated the closing of the sale of Seller's Department Store Division to May Company as expressed in the May Company Agreement or
    (bb) the May Company Agreement shall have been terminated or abandoned without the Seller having consummated the closing of the sale of Seller's Department Store Division to May Company.

    (b) In the event a party elects to terminate this Agreement pursuant to this
Section 15, written notice thereof shall forthwith be given to the other party. In such event, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated pursuant to this Section 15, neither party shall have any liability or further obligation to the other party pursuant to this Agreement, except that (i) if this Agreement is terminated by Seller as expressed in Sections 15(a)(ii) through 15(a)(v) without the Initial Closing having taken place, Seller shall reimburse Buyer in the amount of $350,000 plus Buyer's actual third party costs and expenses incurred following the execution of this Agreement in Buyer's furtherance of the transactions contemplated by this Agreement (including, as to the Kohl's Properties, any actual third party costs and expenses incurred by Kohl's and reimbursed to Kohl's by Buyer), but, in any event, not more than $1,000,000 in the aggregate (collectively, "Buyer's Cost Reimbursement"), and (ii) if this Agreement is terminated by Seller as expressed in Section 15(a)(ii) without the Initial Closing having taken place,
(aa) during the period commencing on the date of Seller's termination of this Agreement and ending on the 225th day thereafter ("Restricted Period"), Seller shall not actively solicit from third party purchasers proposals to sell all or substantially all of the Clover Store Properties (other than as an ongoing business), (bb) during the Restricted Period, Seller shall not accept an offer to sell all or substantially all of the Clover Store Properties to one or more third party purchasers unless the aggregate purchase price therefor equals or exceeds $50,000,000, (cc) during the Restricted Period, Seller shall not sell or agree to sell all or substantially all of the Clover Store Properties to one or more third party purchasers without first offering to sell such Clover Store Properties to Buyer ("Refusal Offer") for the same purchase price that Seller is willing to sell such Clover Store Properties to the third party purchasers, less a $2,000,000 credit (in which event, Buyer shall have 17 business days to accept or reject the Refusal Offer and, if Buyer rejects or fails to accept the Refusal Offer within said 17 business day period, Seller may thereafter sell the Clover Store Properties to one or more third parties for a purchase price not less than that identified in the Refusal Offer; and, if Buyer accepts the Refusal Offer, Seller will sell to Buyer, and Buyer will purchase from Seller, the Clover Store Properties identified in the Refusal Offer for the purchase price stated, less a $2,000,000 credit, in the Refusal Offer, but otherwise on the terms and conditions expressed in this Agreement, modified as necessary to (1) delete the Due Diligence Period referenced in Section 2.3, (2) reallocate the new purchase price on Schedules 2.5 and 26.2, (3) change the Closing Date to a date not earlier than 45 days nor more than 90 days after the date of Buyer's acceptance of the Refusal Offer, (4) delete the Interim Lease referenced in Section 3.3 (unless required by Seller for a period of not more than 75 days following the new Closing Date) and (5) delete from Sections 11 and 12 such conditions as are no longer applicable or necessary) and (dd) if during the Restricted Period Seller sells or agrees to sell all or substantially all of the Clover Store Properties to one or more third parties, then as and when Seller and such third party or parties consummate such sale, Seller shall pay to Buyer an amount equal to (x) one-third of the amount by which the purchase price for the Clover Store Properties received by Seller from such third party or parties exceeds $40,000,000 (but, in any event, not less than $5,000,000) minus (y) the amount of Buyer's Cost Reimbursement. Notwithstanding the foregoing, the restrictions expressed in clauses (aa) through (dd) above shall not apply if Seller agrees to sell less than substantially all of the Clover Store Properties, if Seller agrees to sell the Clover Store Properties as an ongoing business or if Seller agrees to sell the Clover Store Properties at any time following the expiration of the Restricted Period.

    16. Default. In the event of a material violation or breach by Seller or Buyer of any covenant, representation or obligation contained in this Agreement, the non-defaulting party may pursue all rights and remedies available to it at law and in equity on account of such breach, including, without limitation, an action to specifically enforce performance of the obligations of the defaulting party under this Agreement. The time for Closing and all other times referred to herein for the performance of an obligation shall be of the essence of this Agreement.

    17. Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by the Chairman, the President or any Vice President of Seller or Buyer.

    18. Amendment of Agreement. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by Buyer and Seller.

    19. Payment of Expenses. The Buyer and Seller shall each pay their own expenses, including, without limitation, the expenses of their own counsel and accountants and any broker's, finder's or similar agent's fee, incurred in connection with this Agreement and the transactions contemplated hereby. The Seller and Buyer each shall pay one-half of any realty transfer or similar taxes that may be due in connection with the sale and conveyance (whether by deed or by assignment of leasehold interest) of the Clover Store Properties to Buyer, except that Seller shall pay the entire amount of any realty transfer tax due in connection with the sale and conveyance (whether by deed or by assignment of leasehold interest) of any Clover Store Property located in New Jersey. The provisions of the foregoing sentence shall, with regard to each Clover Store Property, survive the Closing therefor, it being the understanding of the parties that should any additional realty transfer taxes be due as a result of a successful challenge of any allocation by a taxing authority, the parties shall be responsible to pay their share thereof (including any interest and penalties thereon) in accordance with the provisions of the foregoing sentence.

    20. Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its or their good faith, diligent efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

    21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but both of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

    22. Contents of Agreement, Parties in Interest, Assignment. (a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Nothing herein express or implied is intended or shall be construed to confer upon or to give any person, other than Buyer and Seller and their respective successors or assigns, any rights or remedies under or by reason of this Agreement.

    (b) Buyer may not assign this Agreement or any of Buyer's rights or obligations hereunder, except that Buyer shall have the right (exercisable by written notice to Seller not less than five business days prior to Closing) to designate either Kohl's and/or another national or regional retailer operating at not less than 40 locations and having a net worth of not less than $300,000,000 and rated not less than Baa1 by Moody's Investors Service, Inc. (each such entity, a "Permitted Designee") as the assignee of Buyer's right to acquire ownership of one or more of the Clover Store Properties, provided that
(i) at or
prior to Closing, the Permitted Designee shall have agreed in writing to assume all obligations of "Buyer" under this Agreement as they relate to the specific Clover Store Properties acquired by such Permitted Designee and the Assumed Clover Liabilities undertaken by such Permitted Designee, (ii) at Closing, the Permitted Designee shall enter into an Undertaking and Indemnity Agreement with Seller with respect to the Clover Store Properties acquired by such Permitted Designee, together with any other instruments of assumption relating to the Assumed Clover Liabilities for such Clover Store Properties that may be reasonably requested by Seller (and, as to the Kohl's Properties, Kohl's Corporation shall have agreed in writing to unconditionally guaranty the obligations of Kohl's under the Undertaking and Indemnity Agreement and other instruments of assumption executed by Kohl's if and to the extent Seller may reasonably require the same to establish in a court overseeing the Dissolution of Seller that Seller has provided adequate security for the payment of Seller's unmatured contractual obligations with respect to the Assumed Clover Liabilities undertaken by Kohl's), (iii) at Closing, the Permitted Designee shall deliver to Seller the certificates, opinions and other closing documentation referenced in paragraphs (iii) and (iv) of Section 3.2(b) as they relate to the Permitted Designee and the Clover Store Properties acquired by such Permitted Designee,
(iv) at Closing, the Permitted Designee shall enter into an Interim Lease with Seller covering each of the Clover Store Properties acquired by such Permitted Designee and (v) from and after Closing, Seller and the Permitted Designee shall have all of the same rights and obligations with regard to each other relating to the Clover Store Properties acquired by such Permitted Designee as if such Permitted Designee had been the Buyer under this Agreement regarding such Clover Store Properties. Buyer also shall have the right (exercisable by written notice to Seller not less than five business days prior to Closing) to designate a Person that is not a Permitted Designee as the assignee of Buyer's right to acquire ownership of one or more of the Clover Store Properties, provided that
(i) at or prior to Closing, such Person satisfies all of the conditions expressed in clauses (i) through (iv) of the preceding sentence, (ii) if such Person is an Affiliate of Buyer, at or prior to Closing, Buyer shall have unconditionally guaranteed the obligations of such Affiliate under the Undertaking and Indemnity Agreement and other instruments of assumption relating to the Assumed Clover Liabilities for the Clover Store Properties acquired by such Affiliate and (iii) if such Person is not an Affiliate of Buyer, at or prior to Closing, either (aa) Buyer shall deliver to Seller written evidence that Seller has been fully and unconditionally discharged and released from all Assumed Clover Liabilities arising out of or relating to the Clover Store Properties acquired by such Person or (bb) Buyer shall have unconditionally guaranteed the obligations of such Person under the Undertaking and Indemnity Agreement and other instruments of assumption relating to the Assumed Clover Liabilities for the Clover Store Properties acquired by such Person.

    (c) In the event that Buyer assigns its right to acquire ownership of one or more of the Clover Store Properties to a Permitted Designee or to a Person that is not a Permitted Designee as expressed in Section 23(b), such assignment shall not release or discharge Buyer from any covenant, obligation or agreement of Buyer under this Agreement, including, without limitation, the obligation of Buyer to consummate the purchase of all of the Clover Store Assets, except that, any other provision of this Agreement to the contrary notwithstanding, Buyer shall not be obligated to assume the Assumed Clover Liabilities or execute an undertaking and Indemnity Agreement or any other assumption agreement with respect to any Clover Store Property acquired by a Permitted Designee and for which such Permitted Designee shall have entered into an Undertaking and Indemnity Agreement with Seller with respect to such Assumed Clover Liabilities. Notwithstanding the foregoing, at Closing, Seller shall enter into an Undertaking and Indemnity Agreement and an Interim Lease with the Permitted Designee or other Person with respect to the Clover Store Properties acquired by such Permitted Designee or other Person and shall deliver to the Permitted Designee or other Person the deeds, bills of sale, assignments, certificates, opinions and other closing documentation referenced in paragraphs (i) through
(xvi) of Section 3.2(a) as they relate to the Clover Store Properties acquired by such Permitted Designee or other Person.

    23. Section Headings, Gender and "Person". The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party or whether such party is a corporate or other entity. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization or any other entity.

    24. Notices. All notices, consents, waivers or other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally, by Federal Express, UPS or similar overnight delivery, by telecopy or facsimile transmission, or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

    If to Seller:

       Strawbridge & Clothier
       801 Market Street
       Philadelphia, PA 19107
       Attention: Treasurer

       With a required copy to:

       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, PA 19103
       Attention: Donald A. Scott, Esq.

    If to Buyer:

       Kimco Realty Corporation
       3333 New Hyde Park Road
       Suite 100
       New Hyde Park, New York 11042
       Attention: David M. Samber, President

       With a required copy to:

       Bruce M. Kauderer, VP--Legal
       3333 New Hyde Park Road
       Suite 100
       New Hyde Park, New York 11042

    All such notices shall be deemed to have been given on the date delivered, telecopied or mailed in the manner provided above.

    25. Prorations. At Closing Seller and Buyer shall make all normal and customary real estate prorations, including real estate taxes, water, sewer and utility charges, rents and other charges payable by Seller under the Clover Leases, rents and other income as and when received by Seller under the Clover Space Lease and the charges payable by Seller under the Other Clover Agreements, all as of October 1, 1996, or if later, the expiration date of the Interim Leases. Any unpaid installment of brokerage commission on any Clover Space Lease shall be paid by Seller at Closing.

    26. Casualty and Condemnation.

    26.1 Casualty. No destruction or casualty to the Clover Store Assets or any part thereof prior to Closing shall affect the obligations of the parties hereunder. Notwithstanding the foregoing, Seller shall maintain prior to Closing all risk property insurance for the full replacement cost of the Clover Store Properties, and Seller at Closing shall assign to Buyer its entire right, title and interest in and to any proceeds of such insurance with respect to the Clover Store Assets (together with payment at Closing of any deductible amounts payable under such policies) and shall give Buyer a credit for any insurance proceeds it receives after the date of this Agreement and prior to Closing.

    26.2 Condemnation. In the event that any eminent domain proceedings affecting any Clover Store Property shall be threatened, contemplated, commenced or consummated prior to the Closing, notice thereof shall be given to Buyer by Seller as soon as practicable after receipt by Seller. Buyer shall have the right, at Buyer's expense, to join with Seller in a defense of such action. If the taking has a Material Adverse Effect on the value of the affected Clover Store Property, Buyer may terminate this Agreement with respect to such Clover Store Property. In such event, the Purchase Price shall be adjusted in conformity with the allocations set forth in Schedule 26.2, all references to such Clover Store Property shall thereupon be and be deemed deleted from this Agreement and the Closing shall occur with regard to all other Clover Store Properties as if the deleted Clover Store Property was never included as a Purchased Asset. Otherwise, the taking shall not affect the obligations of the parties hereunder. If this Agreement is not terminated as to the affected Clover Store Property, Seller at Closing shall assign to Buyer its entire right, title and interest in and to any award and shall give Buyer a credit for any award it receives after the date of this Agreement and prior to Closing.

    27. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

    IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed as of the day and year first above written.

                                        STRAWBRIDGE & CLOTHIER

                                        By /s/ Francis R. Strawbridge
                                           .....................................
                                           Name:  Francis R. Strawbridge, III
                                           Title: Chairman

                                        KIMCO REALTY CORPORATION

                                        By /s/ David M. Samber
                                           .....................................
                                           Name:  David M. Samber
                                           Title: President

                                                                       ANNEX D

                    [LEHMAN BROTHERS, INC. LETTERHEAD]


                                                                    June 6, 1996

Strawbridge & Clothier
801 Market Street
Philadelphia, PA 19107-3199
Attn.: Board of Directors

Members of the Board:

    We understand that the Board of Directors (the "Strawbridge Board") of Strawbridge & Clothier (the "Company" or "Strawbridge") has approved a Plan of Reorganization and Dissolution providing for the voluntary dissolution and liquidation of the Company in accordance with and pursuant to the provisions of the Pennsylvania Business Corporation Law and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Liquidation"). We further understand that the Liquidation will be effected pursuant to the asset disposition transactions contemplated by and in accordance with (a) the Asset Purchase Agreement, dated as of April 4, 1996, between The May Department Stores Company, a New York corporation ("May New York") and a wholly owned subsidiary of The May Department Stores Company, a Delaware corporation ("May"), and Strawbridge (the "May Asset Purchase Agreement") pursuant to which Strawbridge will sell and May New York will acquire certain assets associated with the Company's department stores (the "Department Stores Assets") and the proceeds from the sale of certain other assets (the "Disposition Proceeds"), and, in consideration therefor, May will issue to Strawbridge 4,200,000 shares of May Common Stock, par value $.50 per share (the "May Common Stock"), subject to adjustment, upon the transfer of the Department Stores Assets, plus an additional number of shares of May Common Stock to be determined upon the subsequent transfer of the Disposition Proceeds, and May New York will assume certain liabilities associated with the Department Stores Assets (the "Department Stores Sale"), and (b) the Asset Purchase Agreement, dated as of May 3, 1996, between Kimco Realty Corporation, a Maryland corporation ("Kimco"), and Strawbridge (the "Kimco Asset Purchase Agreement") pursuant to which Strawbridge will sell and Kimco will acquire certain assets associated with the Company's discount store operations (the "Clover Assets"), and, in consideration therefor, Kimco will pay to Strawbridge $40,000,000, subject to adjustment, and will assume certain liabilities associated with the Clover Assets (the "Real Estate Sale"). The terms and conditions of the Department Stores Sale are set forth in more detail in the May Asset Purchase Agreement, and the terms and conditions of the Real Estate Sale are set forth in more detail in the Kimco Asset Purchase Agreement. You have advised us that the final steps of the Liquidation will require that Strawbridge dispose of its remaining assets, satisfy or make provision for its remaining liabilities and unmatured claims (the "Retained Liabilities"), dissolve Strawbridge and transfer remaining shares of May Common Stock to a liquidating trust within one year of the closing date of the Department Stores Sale. Management of the Company has advised us that, after satisfying or making provision for all Retained Liabilities of the Company, its best estimate is that the Company will distribute to Strawbridge shareholders a total of 0.45 shares of May Common Stock for each share of Strawbridge common stock and its alternative estimate is that the Company will distribute to Strawbridge shareholders a total of 0.41 shares of May Common Stock for each share of Strawbridge common stock (such alternative estimate, the "Posited Exchange Ratio").

    We have been requested by the Strawbridge Board to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the Posited Exchange Ratio of shares of May Common Stock that the management of the Company has estimated will be distributed to such shareholders in the Liquidation. We have not been requested to opine as to, and our opinion does not in any manner address, (i) the Company's underlying business decision to proceed with or effect the Department Stores Sale or the Real Estate Sale or the Liquidation or (ii) the number or value of the shares of May Common Stock or the amount or value of any other consideration that actually will be distributed to the Company's shareholders in the Liquidation.

    In arriving at our opinion, we reviewed and analyzed: (1) the May Asset Purchase Agreement, the Kimco Asset Purchase Agreement, the current proposals regarding the discount store inventory and the specific terms of the Department Stores Sale and the Real Estate Sale, (2) publicly available information concerning the Company that we believe to be relevant to our inquiry, (3) financial and operating information with respect to the businesses, operations and prospects of the Company (including financial projections for the years 1996 through 1998) furnished to us by the Company, (4) the trading history of the Company's common stock from January 1, 1991 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company and its divisions with those of other companies that we deemed relevant, (6) publicly available information concerning May that we believe to be relevant to our inquiry, (7) financial and operating information with respect to the business, operations and prospects of May (including financial projections for the years 1996 through 1998) furnished to us by May, (8) the trading history of May's Common Stock from January 1, 1991 to the present and a comparison of May's Common Stock price and valuation multiples with those of other companies that we deemed relevant, (9) research analysts' reports and earnings estimates regarding the business, financial condition and future financial performance of May, (10) a comparison of the financial terms of the Department Stores Sale and the Real Estate Sale with the financial terms of certain other recent transactions that we deemed relevant, (11) an analysis prepared by management of the Company regarding the manner in which the amount of the Retained Liabilities and the Posited Exchange Ratio has been estimated, and (12) real estate appraisals previously performed by an independent third party valuing the real estate assets of the Company's discount store division. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition, credit and liquidity situation and prospects, and with the management's of May and Kimco concerning their respective businesses, operations, financial conditions and prospects. We also have had discussions with representatives of Peter J. Solomon Company, financial advisors to the Company, regarding the market testing process undertaken by such representatives on behalf of the Company to solicit indications of interest or proposals from third parties with respect to an acquisition of the Company, the department store division of the Company or the discount store division of the Company or its real estate properties and with respect to the results of such process. We also undertook such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Without limiting the generality of the foregoing, we have assumed and relied upon the accuracy of the estimates of the management of the Company as to the amount of each Retained Liability, the amount of the Posited Exchange Ratio and the timing of the distribution of the shares of May Common Stock to the Company's shareholders as described below without assuming any responsibility for independent verification or calculation thereof, and further assumed that the foregoing were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. With respect to the financial projections of the Company provided to Lehman Brothers by the management of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company would perform substantially in accordance with such projections.

With respect to the financial projections of May provided to Lehman Brothers by the management of May, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of May as to the future financial performance of May and that May will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company other than the appraisal of the real estate assets of the Company's discount store division referred to above. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's businesses or assets, and, accordingly, we have relied entirely on the results of the process conducted by representatives of Peter J. Solomon Company in this regard. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Liquidation will qualify as a "C" reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the Company and its shareholders. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    In arriving at our opinion, we have assumed at your direction that based on management's alternative estimate of the liquidation distribution, the shareholders of the Company will receive a total of 0.41 shares of May Common Stock for each share of common stock of the Company in the Liquidation, that such shares will be distributed to the Company's shareholders by the dates estimated by the management of the Company, and that the amount of such distributions will not be reduced by the claims of creditors of the Company. However, the exact number of shares of May Common Stock that will be distributed to the Company's shareholders and the specific timing of the distributions will be affected by the amount and timing of the resolution of the Retained Liabilities, and there can be no assurance that the Company's shareholders will actually receive 0.41 shares of May Common Stock for each share of common stock of the Company in the Liquidation or that the distributions of such shares will occur by such estimated dates. We express no opinion as to (i) the number of shares of May Common Stock that actually will be distributed to the Company's shareholders in the Liquidation or when such shares actually will be distributed to the Company's shareholders or (ii) whether the receipt of any lesser number of shares of May Common Stock for each share of common stock of the Company or the receipt of such shares at later dates would be fair, from a financial point of view, to the Company's shareholders. We also express no opinion as to the prices at which May Common Stock will trade at any other time prior to or following the distribution of the shares of May Common Stock to the Company's shareholders in the Liquidation.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Posited Exchange Ratio of shares of May Common Stock that the management of the Company has estimated will be distributed to the Company's shareholders in the Liquidation is fair to such shareholders.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Department Stores Sale, the Real Estate Sale and the Liquidation. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Liquidation.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                                                         ANNEX E

                  [PETER J. SOLOMON COMPANY LIMITED LETTERHEAD]

                                                                   June 7, 1996

Board of Directors
Strawbridge & Clothier
801 Market Street
Philadelphia, PA 19107

Dear Sirs and Madams:

    You have asked us to advise you with respect to the fairness to Strawbridge & Clothier (the "Company") from a financial point of view of the consideration proposed to be paid to the Company by The May Department Stores Company (the "Buyer") pursuant to the terms of the Asset Purchase Agreement, dated as of April 4, 1996 (the "Agreement"), between the Company and the Buyer.

    We understand that the Agreement provides for the acquisition (the "Acquisition") by the Buyer of designated assets of the Company and its subsidiaries (collectively, the "Department Store Assets") and the assumption (the "Assumption") by the Buyer of designated liabilities of the Company and its subsidiaries (the "Assumed Department Store Liabilities").

    We further understand that, pursuant to the Agreement, in addition to the Assumption, the Buyer will pay to the Company, as consideration in respect of the Acquisition, shares of the Buyer's common stock, par value $0.50 per share ("Buyer Common Stock"), the number of which shares (such shares, together with the Assumption, the "Consideration") will be calculated as provided in the Agreement.

    For purposes of the opinion set forth herein, we have:

         1) analyzed certain publicly available financial statements and other information of the Company and the Buyer, respectively;

         2) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

         3) reviewed certain financial projections for the Company and the Buyer prepared by the management of the Company and the Buyer, respectively;

         4) reviewed with management of the Company management's estimate of the following amounts: (a) the Closing Balance Sheet Net Working Capital Amount and the Assumed Long-Term Liabilities Amount (as such terms are defined in the Agreement); and (b) the amount of the Assumed Department Store Liabilities;

         5) reviewed with Company management its calculation of the Payless Spin-Off Equivalent Shares (as defined in the Agreement);

         6) discussed the past and current operations and financial condition and the prospects of the Company and the Buyer with senior executives of the Company and the Buyer, respectively;

         7) reviewed the reported prices and trading activity for the Buyer Common Stock;

         8) compared the financial performance of the Company and the Buyer and the prices and trading activity of the Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

         9) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        10) participated in discussions among representatives of the Company and the Buyer and their legal advisors;

        11) reviewed the Agreement; and

        12) performed such other analysis as we have deemed appropriate.

    We have assumed and relied without independent verification upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We also assumed and relied upon the accuracy of the estimates of the management of the Company as to the Closing Balance Sheet Net Working Capital Amount, the Assumed Long-Term Liabilities Amount and the amount of the Assumed Department Store Liabilities, without assuming any responsibility for independent verification or calculation thereof. With respect to such estimates and with respect to financial projections for the Company, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. With respect to financial projections for the Buyer, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Buyer. We have not made any independent valuation or appraisal of the Department Store Assets or the Assumed Department Store Liabilities or the assets or liabilities of the Buyer. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We express no opinion concerning the Option Agreement referred to in the preamble of the Agreement. We further express no opinion and make no recommendations as to how the holders of the common stock of the Company should vote at the meeting of the Company's shareholders to be held as contemplated by the Agreement.

    We have acted as financial advisor to the Board of Directors of the Company in connection with the transactions contemplated by the Agreement and will receive a fee for our services, a portion of which is contingent upon closing of the transactions pursuant to the Agreement. In the past, Peter J. Solomon Company Limited has provided financial advisory services to the Company and has received fees for the rendering of these services.

    Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the Consideration to be received by the Company from the Buyer in respect of the sale of the Department Store Assets and the Assumption pursuant to the Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

                                          PETER J. SOLOMON COMPANY LIMITED

                                          By: /s/ Henry D. Jackson
                                              ..................................
                                               Principal

                                                                         ANNEX F

                [HOULIHAN, LOKEY, HOWARD & ZUKIN, INC. LETTERHEAD]

June 7, 1996

To The Board of Directors
   Strawbridge & Clothier

Ladies & Gentlemen:

We understand that Strawbridge & Clothier (the "Company") is contemplating entering into certain asset sale agreements (the "Asset Sales") in which the inventory and store furnishings and certain real estate interests of its Clover Division ("Clover") will be sold. The Asset Sales and related transactions are referred to herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Clover. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

    1. reviewed the Company's annual reports to shareholders and Form 10-Ks for the fiscal years ended January 30, 1993, January 29, 1994, January 28, 1995 and February 3, 1996, including all financial statements contained therein, which the Company's management has identified as being the most current audited financial statements available;

    2. reviewed unaudited internal financial statements of Clover for the fiscal year ended February 3, 1996, which Company management has identified as being the most current financial statements available;

    3. reviewed the Asset Purchase Agreement between the Company and Kimco Realty Corporation, dated May 3, 1996;

    4. met or spoke with certain members of the senior management of the Company and Clover to discuss the operations, financial condition, future prospects and projected operations and performance of Clover, and met with representatives of the Company's financial advisors, accountants and counsel to discuss certain matters;

    5. visited certain facilities and business offices of the Company and Clover;

    6. reviewed forecasted financial statements prepared by the Company's management with respect to Clover for the fiscal years ending 1997 through 1999;

    7. reviewed certain publicly available financial data for certain companies that we deem comparable to Clover, and publicly available prices and premiums paid in transactions that we considered similar to the Transaction; and

    8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

    We have relied upon and assumed, without independent verification, that the forecasted income statements provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Clover and that there has been no material change in the assets, financial condition, business or prospects of Clover since the date of the most recent financial statements made available to us.

    We have not independently verified the accuracy and completeness of the information supplied to us with respect to Clover and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of Clover. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

    Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Company in connection with the Transaction is fair from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the DGCL provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

    May intends to enter into indemnification agreements with each director and certain executive officers of May. Each indemnification agreement is expected to provide, among other things, (1) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the DGCL, (2) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, May shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid, (3) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of May which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy May's indemnification obligations under the agreement, and (4) that no legal action be brought and no cause of action be asserted by or on behalf of May against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of May. In addition, May has a directors and officers liability insurance policy.

    Article Eleventh of the May Charter and Article VI of the May By-Laws provide that May shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareowners,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the May Charter contains such a provision.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT NO.                                      DESCRIPTION
- -----------   ---------------------------------------------------------------------------------
     2.1      Strawbridge & Clothier Plan of Reorganization and Liquidation (attached as Annex
              A to the Proxy Statement/Prospectus included in this Registration Statement).
     2.2      Asset Purchase Agreement, dated as of April 4, 1996, between The May Department
              Stores Company and Strawbridge & Clothier (attached as Annex B to the Proxy
              Statement/Prospectus included in this Registration Statement). The Registrant will furnish supplementally a copy of all omitted Schedules to Exhibit 2.2 upon the request of the Commission.
     2.3      Asset Purchase Agreement, dated as of May 3, 1996, between Strawbridge & Clothier and Kimco Realty Corporation (attached as Annex C to the Proxy
              Statement/Prospectus included in this Registration Statement). The Registrant will furnish supplementally a copy of all omitted Schedules to Exhibit 2.3 upon the request of the Commission.
     3.1      Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Post-Effective Amendment No. 1 to Form S-8 dated May 29,
              1996).
     3.2      By-Laws of the Registrant.
     4.1      Specimen Certificate of shares of May Common Stock.
     4.2      Rights Agreement, dated as of August 19, 1994, between May New York and the Bank of New York, as Rights Agent (the "Rights Agreement"), which includes as Exhibit
              A thereto, the Form of Rights Certificate (incorporated by reference to Exhibit 1 of the Current Report of May New York on Form 8-K dated September 2, 1994).
     4.3      Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May
              New York, the Registrant and The Bank of New York, as Rights Agent (incorporated by reference to the Post-Effective Amendment No. 1 to Form S-8 dated May 29,
              1996).
     4.4      Certificate of Designation, Rights and Preferences of the Junior Participating
              Preference Shares, par value $.50 per share.
     5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being registered.
     8.1      Opinion of Morgan, Lewis & Bockius LLP regarding certain tax consequences of the
              Strawbridge & Clothier reorganization.
    11.1      Statement re: Computation of per share earnings (incorporated by reference to the
              Annual Report of May New York on Form 10-K for the fiscal year ended February 3,
              1996).
    13.1      1995 Annual Report to shareowners, consisting of Annual Report of May New York on
              Form 10-K for the fiscal year ended February 3, 1996 (incorporated by reference to the Annual Report of May New York on Form 10-K for the fiscal year ended
              February 3, 1996).
    21.1      Subsidiaries of the Registrant (incorporated by reference to the Annual Report of
              May New York on Form 10-K for the fiscal year ended February 3, 1996).
    23.1      Consent of Lehman Brothers Inc.
    23.2      Consent of Peter J. Solomon Company Limited.
    23.3      Consent of Houlihan, Lokey, Howard & Zukin, Inc.
    23.4      Consent of Ernst & Young LLP.
    23.5      Consent of Arthur Andersen LLP.
    23.6      Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).
    24.1      Powers of Attorney.
    99.1      Proxy Card for Strawbridge & Clothier Series A Common Stock.
    99.2      Proxy Card for Strawbridge & Clothier Series B Common Stock.
    99.3      Opinion of Lehman Brothers Inc. dated April 4, 1996.

    (b) Financial Statement Schedules
       Not applicable.

    (c) Information Furnished Pursuant to Item 4(b)

       (1) Opinion of Lehman Brothers Inc. dated April 4, 1996 (filed as Exhibit
       99.3 to the Proxy/Statement Prospectus included in this Registration Statement) and Opinion of Lehman Brothers Inc. dated June 6, 1996 (attached as Annex D to the Proxy Statement/Prospectus included in this Registration Statement).

       (2) Opinion of Peter J. Solomon Company Limited (attached as Annex E to the Proxy Statement/Prospectus included in this Registration Statement).

       (3) Opinion of Houlihan, Lokey, Howard & Zukin, Inc. (attached as Annex F to the Proxy Statement/Prospectus included in this Registration Statement).

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (b) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference to the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 7, 1996.

                                          THE MAY DEPARTMENT STORES COMPANY

                                          By:         /s/ LOUIS J. GARR, JR.
                                              ..................................

                                               Name: Louis J. Garr, Jr.
                                             Title: Executive Vice President and
                                                    General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                         DATE
- -----------------------------------  -----------------------------------   ------------------

       /s/ DAVID C. FARRELL          Chairman of the Board of                    June 7, 1996
 ...................................  Directors, Chief Executive Officer
         David C. Farrell            and Director

        /s/ JEROME T. LOEB           President and Director                      June 7, 1996
 ...................................
          Jerome T. Loeb

        /s/ JOHN L. DUNHAM           Executive Vice President and Chief          June 7, 1996
 ...................................  Financial Officer
          John L. Dunham

      /s/ RICHARD L. BATTRAM         Executive Vice Chairman                     June 7, 1996
 ...................................  and Director
        Richard L. Battram

        /s/ EUGENE S. KAHN           Vice Chairman and Director                  June 7, 1996
 ...................................
          Eugene S. Kahn

 ...................................  Director                                    June 7, 1996
         Helene L. Kaplan

        /s/ EDWARD H. MEYER          Director                                    June 7, 1996
 ...................................
          Edward H. Meyer

       /s/ RUSSELL E. PALMER         Director                                    June 7, 1996
 ...................................
         Russell E. Palmer

 ...................................  Director                                    June 7, 1996
        Andrall E. Pearson

 ...................................  Director                                    June 7, 1996
        Michael R. Quinlan

      /s/ WILLIAM P. STIRITZ         Director                                    June 7, 1996
 ...................................
        William P. Stiritz

       /s/ ROBERT D. STOREY          Director                                    June 7, 1996
 ...................................
         Robert D. Storey

      /s/ ANTHONY J. TORCASIO        Director                                    June 7, 1996
 ...................................
        Anthony J. Torcasio

     /s/ MURRAY L. WEIDENBAUM        Director                                    June 7, 1996
 ...................................
       Murray L. Weidenbaum

 ...................................  Director                                    June 7, 1996
      Edward E. Whitacre, Jr.

                                  EXHIBIT INDEX


Exhibit No.                         Description                                                        Page No.
- -----------                         -----------                                                        --------
     2.1      Strawbridge & Clothier Plan of Reorganization and Liquidation (attached as Annex
              A to the Proxy Statement/Prospectus included in this Registration Statement).
     2.2      Asset Purchase Agreement, dated as of April 4, 1996, between The May Department
              Stores Company and Strawbridge & Clothier (attached as Annex B to the Proxy
              Statement/Prospectus included in this Registration Statement). The Registrant will furnish supplementally a copy of all omitted Schedules to Exhibit 2.2 upon the request of the Commission.
     2.3      Asset Purchase Agreement, dated as of May 3, 1996, between Strawbridge & Clothier and Kimco Realty Corporation (attached as Annex C to the Proxy
              Statement/Prospectus included in this Registration Statement). The Registrant will furnish supplementally a copy of all omitted Schedules to Exhibit 2.3 upon the request of the Commission.
     3.1      Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Post-Effective Amendment No. 1 to Form S-8 dated May 29,
              1996).
     3.2      By-Laws of the Registrant.
     4.1      Specimen Certificate of shares of May Common Stock.
     4.2      Rights Agreement, dated as of August 19, 1994, between May New York and the Bank of New York, as Rights Agent (the "Rights Agreement"), which includes as Exhibit
              A thereto, the Form of Rights Certificate (incorporated by reference to Exhibit 1 of the Current Report of May New York on Form 8-K dated September 2, 1994).
     4.3      Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May
              New York, the Registrant and The Bank of New York, as Rights Agent (incorporated by reference to the Post-Effective Amendment No. 1 to Form S-8 dated May 29,
              1996).
     4.4      Certificate of Designation, Rights and Preferences of the Junior Participating
              Preference Shares, par value $.50 per share.
     5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being registered.
     8.1      Opinion of Morgan, Lewis & Bockius LLP regarding certain tax consequences of the
              Strawbridge & Clothier reorganization.
    11.1      Statement re: Computation of per share earnings (incorporated by reference to the
              Annual Report of May New York on Form 10-K for the fiscal year ended February 3,
              1996).
    13.1      1995 Annual Report to shareowners, consisting of Annual Report of May New York on
              Form 10-K for the fiscal year ended February 3, 1996 (incorporated by reference to the Annual Report of May New York on Form 10-K for the fiscal year ended
              February 3, 1996).
    21.1      Subsidiaries of the Registrant (incorporated by reference to the Annual Report of
              May New York on Form 10-K for the fiscal year ended February 3, 1996).
    23.1      Consent of Lehman Brothers Inc.
    23.2      Consent of Peter J. Solomon Company Limited.
    23.3      Consent of Houlihan, Lokey, Howard & Zukin, Inc.
    23.4      Consent of Ernst & Young LLP.
    23.5      Consent of Arthur Andersen LLP.
    23.6      Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).
    24.1      Powers of Attorney.
    99.1      Proxy Card for Strawbridge & Clothier Series A Common Stock.
    99.2      Proxy Card for Strawbridge & Clothier Series B Common Stock.
    99.3      Opinion of Lehman Brothers Inc. dated April 4, 1996.